Registration No. 333-254710

As filed with the Securities and Exchange Commission on April 29, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE

AMENDMENT NO. 1

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Midland National Life Insurance Company

(Exact Name of Registrant as Specified in its Charter)

Iowa	6311	46-0164570
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

8300 Mills Civic Parkway

West Des Moines, Iowa 50266-1071

(877) 586-0240

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Copy to:

Brett L. Agnew Midland National Life Insurance Company 8300 Mills Civic Parkway West Des Moines, Iowa	Dodie Kent Eversheds Sutherland New York, New York

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Continuously on and after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Constance ®

Contingent Deferred Annuity Certificate

Issued by

Midland National Life Insurance Company

April 29, 2022

Home Office	Service Center
8300 Mills Civic Parkway	222 South First Street
West Des Moines, Iowa	Suite 600
(877) 586-0240	Louisville KY 40202
(877) 575-2742

This prospectus describes the individual contingent deferred annuity (the “Certificate”) issued by Midland National Life Insurance Company (the “Company,” “us,” “we,” “our”). Currently, the Certificate is offered to investors who have engaged a registered investment advisor (“RIA”) to provide advice on the management of their investment account (“Account”) at a Financial Institution approved by us. Certificates may be sold to individuals and eligible trusts, and also may be sold to “Qualified” (IRA, Roth IRA, and SEP IRA) Accounts. An investor who purchases the Certificate is referred to herein as a “Certificate Owner.” The prospectus describes all material rights and obligations of Certificate Owners under the Certificate.

The Certificate Owner is required to allocate assets held in the Account in investments the Company has designated as eligible and to maintain the Account assets in accordance with our investment requirements. The Company then guarantees an annual payment in the form of lifetime withdrawals (the “Coverage Amount”) each year after the person (or the younger person under joint coverage) whose life the benefit is based on (the “Covered Person”) has reached age attained age 60 (“Attained Age”). This amount is guaranteed even if the value of the Account assets drops to zero, other than through a withdrawal that exceeds the Coverage Amount (an “Excess Withdrawal”).

The Company is the issuer of the Certificates. The Company sells the Certificates for cash directly to investors through Sammons Financial Network, LLC (“Sammons”), the principal underwriter of the Certificates. Sammons in turn sells the Certificates primarily through affiliated and unaffiliated registered broker-dealers with which it has entered into a selling agreement, and makes the offering on a “best efforts” basis. Under a “best efforts” offering, Sammons is not required to sell any specific number or dollar amount of the Certificates, but will use its best efforts to sell the Certificates offered. In connection with this offering, Sammons will receive underwriting discounts and commissions of 1% of contributions. The offering is continuous with no specific end date, and there is a $50,000 minimum initial contribution.

The Certificate is a complex insurance vehicle. Investors should speak with a financial professional about the Certificate’s features, benefits, risks, and fees, and whether the Certificate is appropriate for the investor based upon his or her financial situation and objectives.

Risk Factors associated with this offering appear beginning on page 16 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus provides important information you should know before investing. Please retain this prospectus for future reference.

KEY FACTS ABOUT THIS OFFERING

•	The prospectus makes extensive use of defined terms, which are capitalized when used and are defined in the Definitions section.

•	The Certificate is not a bank deposit, is not FDIC insured, and is not insured by a bank or any government agency.

•	The Company’s obligations under the Certificate are subject to the Company’s creditworthiness and claims paying ability.

•	The Certificate has no surrender value, cash value, or death benefit.

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The Certificate does not provide tax deferral benefits, beyond those already provided under the Internal Revenue Code, for Qualified Accounts, or any tax deferral for individuals purchasing outside a Qualified Account.

•	Account assets are subject to negative performance, and the Certificate does not guarantee against a loss of principal in those assets.

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The Certificate guarantees that you may take the Coverage Amount from your Account each year after the Covered Person’s Attained Age 60. You should not purchase this Certificate if you plan to take Withdrawals before the Covered Person’s Attained Age 60 or in excess of the Coverage Amount because such Excess Withdrawals may significantly reduce or eliminate the benefits under the Certificate.

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If an Excess Withdrawal reduces the value of the Account assets to zero, the Certificate will terminate, and the Coverage Amount will no longer be guaranteed and no payments will be made. Please see “Excess Withdrawals” in Section 3—Description of the Certificate.

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The longer you wait before making the first Withdrawal after Attained Age 60 (the “Lock-In Date”), the less time you have to benefit from the guarantee under the Certificate because as time passes, your life expectancy is reduced. On the other hand, the longer you wait to trigger the Lock-In Date, the greater your Coverage Amount may be. You should carefully consider when to trigger the Lock-In Date. There is a risk that you will not trigger the Lock-In Date at the time that is most financially beneficial for you.

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If our fee for the benefit under the Certificate is not paid, the Certificate will terminate, and the Coverage Amount will no longer be guaranteed and no payments will be made. If the Account assets cease to meet our investment requirements, the Certificate will terminate, and the Coverage Amount will no longer be guaranteed and no payments will be made.

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If you change your investment allocations to a category of investments (called an “Asset Allocation Tier”) that we associate with a higher charge for the benefit after the date we issue your Certificate, we have the right to increase the fee we charge for the benefit under the Certificate (the “Subscription Fee”) (subject to a maximum) to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan. Please see “Coverage Plans” in Section 3—Description of the Certificate.

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You will begin paying the Subscription Fee as of the date we issue the Certificate to you, rather than as of the date you start making Withdrawals. Thus, you could be paying the Subscription Fee for many years before realizing the benefit of the guarantees under the Certificate (“Coverage”). If you never make Withdrawals, you will have paid the Subscription Fee without having realized the benefit of Coverage. We will not refund the Subscription Fees you have paid if you choose to never make Withdrawals. In addition, if the value of the Account assets is never reduced to zero, the Company’s payment obligations under the Certificate will not be triggered, and you will have paid the Subscription Fee without having received any benefit payments.

•	The Certificate may not be available in every state. This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made.

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There have been relatively few contracts introduced to date that offer the kind of benefit available under the Certificate. Although the Internal Revenue Service has issued private letter rulings concerning products similar to the Certificate, these rulings are not binding on the Internal Revenue Service with respect to the Certificate. Accordingly, you should consult a tax advisor before you purchase a Certificate. Please see Section 6—Tax Considerations.

DEFINITIONS

Account: The account established and maintained with a Financial Institution that is used to determine the coverage under the Certificate. The Account can only hold assets that are covered by our guarantee under the Certificate, and those assets must be maintained in the Account in accordance with the terms of the Certificate at all times.

Advisory Fee: Fees paid by the Certificate Owner to an RIA for asset management and/or investment advisory services with respect to the Covered Asset Pool. The Company is not a party to the Advisory Fee. The Advisory Fee, if any, is solely between the Certificate Owner and the RIA. However, the Company allows a Certificate Owner to have the RIA’s Advisory Fee deducted from the Covered Asset Pool. A Certificate Owner must elect whether or not to deduct the Advisory Fee from the Covered Asset Pool on or prior to the Certificate Date, and the election cannot be changed thereafter. If your RIA changes the amount of the Advisory Fee, or if you change your RIA and your new RIA charges a different Advisory Fee, you may still deduct the new Advisory Fee amount if you made this election on or prior to the Certificate Date. However, the Advisory Fee deduction may not exceed 1% of the Covered Asset Pool Value.

Annual Fee Allowance: The total fees that may be deducted from the Covered Asset Pool each Certificate Year without such deductions being considered an Excess Withdrawal. The Annual Fee Allowance includes the Subscription Fee and any incidental trading or other Financial Institution account fees deducted from the Account. Incidental trading fees include transactional based pricing fees, which are fees that are charged per transaction. However, asset based pricing fees, which are trading fees your RIA may assess that allow for unlimited trading transactions and are based on the value of the assets in the Account, are not considered incidental fees and will not be considered part of the Annual Fee Allowance. In addition, the Advisory Fee may be included in the Annual Fee Allowance if, on or prior to the Certificate Date, the Certificate Owner has elected that the Advisory Fee be deducted from the Covered Asset Pool. Because this election is used to determine your Subscription Fee, it cannot be changed thereafter. If your RIA changes the amount of the Advisory Fee, or if you change your RIA and your new RIA charges a different Advisory Fee, you may still deduct the new Advisory Fee amount if you made this election on or prior to the Certificate Date. However, the Advisory Fee deduction may not exceed 1% of the Covered Asset Pool Value.

Annuitant(s): The person(s) whose life is used to determine the amount and duration of annuity payments when the Covered Asset Pool Value drops to zero and the Company issues an immediate annuity in discharge of its obligations under the Certificate. Prior to the Covered Asset Pool Value reaching zero, the Annuitant(s) is the Covered Person(s).

Asset Allocation Tier: Asset Allocation Tier refers to the categorization of the Model Portfolio or Restricted Asset Allocation Portfolio investment allocations chosen by the Certificate Owner. Each tier represents a different balance of exposure to equity investments. The Subscription Fee is determined in part with reference to the Asset Allocation Tier elected at the Certificate Date. Each tier has investment requirements that impose limitations on exposure to certain asset class categories. Changes to investment allocations may be made freely within the requirements of the Asset Allocation Tier. However, if changes to investment allocations cause the a shift to a different Asset Allocation Tier after the Certificate Date, the Subscription Fee will be increased (subject to a maximum) or decreased to the then current Subscription Fee associated with the new Asset Allocation Tier under the existing Coverage Plan.

Attained Age: The Attained Age of a Covered Person is that person’s age as of his or her last birthday on the date being referenced. If there are joint Covered Persons under the Certificate, the Covered Person Attained Age is the age of the younger Covered Person on his or her last birthday on the Certificate Date being referenced.

Automatic Step-Up: Automatic Step-Up refers to the Certificate feature under which we automatically increase the Coverage Base to reflect increases in the Covered Asset Pool Value. An Automatic Step-Up can occur only during the time period between the Certificate Date and the date that the Covered Asset Pool Value equals or exceeds the maximum Coverage Base.

Business Day: A Business Day is any day that the New York Stock Exchange (NYSE) is open for regular trading, and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of trading). If the U.S. Securities and Exchange

Commission determines the existence of emergency conditions on any day, and consequently the NYSE does not open, then that day is not a Business Day.

Certificate: The form issued to the Certificate Owner, which provides a summary of the benefits, rights, and terms under this Certificate.

Certificate Anniversary: An anniversary of the Certificate Date that is used in calculating the Coverage Base and the Coverage Amount. It is the same date in each year as the Certificate Date. If the Certificate Anniversary does not fall on a Business Day, the values and calculations associated with such Certificate Anniversary will be made as of the next following Business Day.

Certificate Date: The date on which we issue the Certificate to the Certificate Owner.

Certificate Owner: The person (or persons) who owns the Certificate. This may include a Qualified Account or the beneficial owner of a Qualified Account.

Certificate Year: The twelve-month time period that starts on the Certificate Date, and each twelve-month period thereafter that begins on a Certificate Anniversary. A Certificate Year ends on the last Business Day prior to the next Certificate Anniversary.

Code: The Internal Revenue Code of 1986, as amended.

Company, us, we or our: Midland National Life Insurance Company, the issuer of the Certificate.

Contributions: Contributions consist of (a) the market value of assets held in the Account on the Business Day coinciding with, or immediately following, the Certificate Date and that are subject to Coverage at that time (the initial Contribution) and (b) the market value of additional investments made by a Certificate Owner into the Covered Asset Pool (called “Subsequent Contributions”) on the Business Day they are included in the Covered Asset Pool. Contributions are used to calculate the initial Coverage Base. Contribution amounts are not adjusted thereafter for investment performance of the assets, for deductions of the Annual Fee Allowance, or for subsequent partial Withdrawals other than Excess Withdrawals. Reinvested dividends and other distributions from the assets are not considered Contributions. The sum of all Contributions may not exceed $2,000,000 unless we grant permission in writing.

Coverage: Under the Certificate, we make certain guarantees as to the Coverage Amount, which apply irrespective of changes in the market value of the Covered Asset Pool. Coverage is the term used generally to describe those Company guarantees.

Coverage Amount: Prior to the Lock-In Date, it is equal to zero. On or after the Lock-In Date, it is the amount that the Certificate Owner may withdraw each Certificate Year for the lifetime of the Covered Person, without reducing the Coverage Base in future years. The initial Coverage Amount is determined on the Lock-In Date, equal to the Coverage Base multiplied by the applicable Payment Percentage. The Payment Percentage is determined differently based on the Coverage Plan you elect.

Coverage Base: An amount equal to the sum of all Contributions, adjusted for any Excess Withdrawals taken and any Automatic Step-Ups applied. Withdrawals from the Covered Asset Pool that are less than or equal to the Coverage Amount (or Required Minimum Distribution, if greater) during a Certificate Year do not change the Coverage Base. Excess Withdrawals will cause a pro rata reduction to the Coverage Base, which could be significantly more than the dollar amount withdrawn. If the Covered Asset Pool Value is greater than the Coverage Base on a Certificate Anniversary, the Coverage Base will be increased by an Automatic Step-Up to that greater amount, subject to a maximum. The maximum Coverage Base is 250% multiplied by the sum of all Contributions (after adjustment for any Excess Withdrawals taken).

Coverage Plan: Coverage Plan is the term used to refer collectively to the Core Coverage Plan, CorePlus Coverage Plan, and CorePlus X Coverage Plan. As described in this prospectus, these Coverage Plans vary with respect to their applicable Subscription Fee, the rules that apply if the Covered Asset Pool Value drops to zero, and certain other features. A Coverage Plan must be elected on or prior to the Certificate Date, and may not be changed thereafter.

Covered Asset Pool: All assets held in a Certificate Owner’s Account. Assets held in a different account owned by the Certificate Owner are not part of the Covered Asset Pool and will not be covered by our guarantee under the Certificate.

Covered Asset Pool Value: The current market value of a Certificate Owner’s Covered Asset Pool as of the close of any Business Day.

Covered Person: The person upon whose life (or lives) benefits are paid under the Certificate. The Covered Person may be (a) an unmarried individual under age 80 on the Certificate Date or (b) spouses, each of whom is under age 80 on the Certificate Date and own the Certificate jointly or (c) a married individual who owns the Certificate individually but prior to the Lock-In Date has elected to receive the Coverage Amount based on the lifetime of each spouse (which is permitted so long as the non-owner spouse is younger than age 80 on the Certificate Date). If there are two Covered Persons and the Certificate is purchased through a Qualified Account, the age difference between the spouses must not exceed 10 years.

Customer Service Center: You must send correspondence, service or transaction requests, and inquiries to 222 South First Street, Suite 600, Louisville, KY 40202 or via fax (502) 882-6040. The toll free telephone number is (877) 575-2742.

Excess Withdrawal: The amount of Withdrawal(s) from the Covered Asset Pool taken after the Covered Person’s Attained Age 60 that exceeds the Coverage Amount available for that Certificate Year (or the Required Minimum Distribution, if greater) is an Excess Withdrawal. In addition, any Withdrawal from the Covered Asset Pool taken prior to the Covered Person’s Attained Age 60 is an Excess Withdrawal. Excess Withdrawals reduce your Coverage Base on a pro rata basis, which could be significantly more than the dollar amount withdrawn.

Financial Institution: An entity who has agreed to establish and maintain an Account on behalf of the Certificate Owner (or non-natural person or Qualified Account holding the assets on the Certificate Owner’s behalf). We may designate additional approved Financial Institutions, and may, for any reason, disapprove a previously approved Financial Institution.

Inadvertent Partial Withdrawal: A partial Withdrawal from the Covered Asset Pool taken inadvertently by a Certificate Owner that we do not treat as an Excess Withdrawal under the Certificate, so long as (a) within five Business Days after the inadvertent Withdrawal, the Certificate Owner notifies us in writing of the Certificate Owner’s intent to reinvest the withdrawn proceeds in the Covered Asset Pool and (b) within five Business Days after our receipt of that written notice, the withdrawn proceeds are returned to the Covered Asset Pool.

IRA: Individual Retirement Accounts governed by Code Sections 408 (IRA) or 408A (Roth IRA).

Issue Age: The Issue Age of a Covered Person is that person’s age as of his or her last birthday on the Certificate Date. If there are joint Covered Persons under the Certificate, the Covered Person Issue Age is the age of the younger Covered Person on his or her last birthday on the Certificate Date.

Lock-In Date: The Lock-In Date is set when the first partial Withdrawal (including a Withdrawal taken to meet Required Minimum Distribution requirements) is taken from the Covered Asset Pool after the Covered Person’s Attained Age 60 or older. If the Covered Asset Pool Value drops to zero before a Withdrawal is taken, the Lock-In Date will be the date the Covered Asset Pool Value dropped to zero. If the Covered Asset Pool Value drops to zero before the Covered Person’s Attained Age 60 due to investment performance and fee deductions only (i.e., not due to Withdrawals), the Lock-In Date will be the date the Covered Asset Pool Value dropped to zero.

Model Portfolio: A methodology that structures the investments held in the Covered Asset Pool. This methodology defines which investments are held, the allocation of Covered Asset Pool Value among those investments, and how the assets are rebalanced.

Nonqualified Account: An Account held outside any tax advantaged retirement and savings arrangement as provided for under the Code.

Payment Percentage: This is a percentage used to determine the Coverage Amount. The Payment Percentage is based on the Covered Person’s Attained Age and the number of years since the Certificate Date, and is determined differently based on the Coverage Plan you elect.

Qualified Account: An Account maintained pursuant to:

(1)	A traditional IRA;

(2)	A Roth IRA; or

(3)	A SEP IRA.

Required Minimum Distribution (RMD): With respect to a Qualified Account, this is the minimum amount, calculated pursuant to Section 401(a)(9) (A) of the Code and the regulations thereunder, that must be distributed annually to a beneficial owner of a Qualified Account (other than a Roth IRA), beginning within the time period prescribed under Section 401(a)(9)(C) of the Code and the regulations thereunder. An amount withdrawn as a Required Minimum Distribution is not an Excess Withdrawal.

Restricted Asset Allocation Portfolio: A methodology created and maintained by the Company, that (a) limits the investments that can be included in a Covered Asset Pool and (b) requires periodic rebalancing of the assets in the portfolio.

Spouse: The Certificate Owner’s Spouse, as recognized under the Code and federal law.

Subscription Fee: The fee we charge the Certificate Owner for the benefits provided under the Certificate. It is a percentage of the sum of all Contributions (after adjustment for any Excess Withdrawal taken), assessed on a calendar quarterly basis. The Subscription Fee varies based on (i) the Coverage Plan, (ii) whether the Certificate Owner elects to have the Advisory Fee deducted from the Covered Asset Pool, and (iii) the Asset Allocation Tier. In your Certificate form, this fee is referred to as the “Certificate Fee.”

Subsequent Contributions: Within the first twelve months after the Certificate Date, additional Contributions may be made to the Certificate provided no partial Withdrawals have been taken. Each such Subsequent Contribution must be at least $10,000 in amount.

Ten Year Constant Maturity US Treasury Rate: The rate published daily by the United States Department of the Treasury based on the yield curve of ten year Treasury securities.

Withdrawal: Any withdrawal from, or transfer out of, the Certificate Owner’s Covered Asset Pool except for deductions of the Annual Fee Allowance or Inadvertent Partial Withdrawals (provided the process for Inadvertent Partial Withdrawals is followed). Dividends and other distributions from the assets that are not automatically reinvested in the Covered Asset Pool are considered Withdrawals.

INTRODUCTION

Who is eligible to buy a Certificate?

We offer the Certificate to individuals (i.e., non-qualified arrangements) and also to traditional IRAs, Roth IRAs, and SEP IRAs. There must be one or more “Covered Persons” designated under the Certificate. The Covered Person is the individual upon whose life benefits are paid under the Certificate. The Covered Person may be (a) an unmarried individual who is under age 80 on the Certificate Date or (b) spouses who own the Certificate jointly, each of whom is under age 80 on the Certificate Date or (c) an individual who owns the Certificate individually but prior to the Lock-In Date has elected to receive the Coverage Amount based on the lifetime of both himself/herself and a spouse (which is permitted so long as the non-owner spouse is younger than age 80 on the Certificate Date). If there are two Covered Persons and the Certificate is purchased through a Qualified Account, the age difference between the spouses must not exceed 10 years. You must be a client of an RIA and hold an Account through a Financial Institution approved by us to purchase the Certificate. All Accounts, including Qualified Accounts and Nonqualified Accounts, must be maintained by a Financial Institution approved by us at all times. Your RIA need not be affiliated with the Financial Institution that maintains your Account.

What is the process for buying a Certificate? Initial Contribution.

To purchase the Certificate, you must have an Account (which may be Qualified or Nonqualified) with at least $50,000 in assets. All of the assets of your Account must be applied to the purchase of the Certificate. The market value of the assets in your Account on the Business Day coinciding with or immediately following the Certificate Date is your initial Contribution. For example, if you already maintain a Qualified Account (i.e., traditional IRA, Roth IRA, or SEP IRA) with at least $50,000 in assets at an approved Financial Institution, you can apply the assets of that Qualified Account to the purchase of the Certificate, provided that the assets so applied meet our investment requirements and all other Certificate requirements. Similarly, an individual may apply $50,000 or more in assets held in a Nonqualified Account (i.e., under a nonqualified arrangement) to the purchase of the Certificate, provided that the assets so applied meet our investment requirements and all other Certificate requirements.

Subsequent Contributions.

Within the first twelve months after the Certificate Date, Subsequent Contributions may be made to the Account, provided that no partial Withdrawals have been taken from the Covered Asset Pool. Each Subsequent Contribution must be at least $10,000 in assets, based on the market value of the assets on the Business Day they are included in the Covered Asset Pool. Dividends and capital gains that are automatically reinvested in the Covered Asset Pool are not treated as Subsequent Contributions. Nor are transfers of assets within the Covered Asset Pool treated as Subsequent Contributions. Subsequent Contributions after the first twelve months are not permitted. The sum of all Contributions may not exceed $2,000,000 unless we grant permission in writing.

Investment Requirements.

You are required to invest assets in your Covered Asset Pool in accordance with either a Model Portfolio or a Restricted Asset Allocation Portfolio. You must make your initial asset allocation election at or prior to the Certificate Date. Your initial allocation election will determine your Asset Allocation Tier, which is a factor used to determine your Subscription Fee. Each Asset Allocation Tier has requirements that impose limitations on exposure to certain asset class categories. The requirements are designed to minimize the risk to the Company that we will be required to pay the Coverage Amount by reducing the likelihood your Covered Asset Pool Value will drop to zero. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, you must give the Company at least five Business Days advance written notice and tell us when the change is to go into effect. A Business Day is any day the New York Stock Exchange (NYSE) is open for regular trading. You may change your investment allocations within the requirements of your current Asset Allocation Tier without notice. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, We will increase (subject to a maximum) or decrease the Subscription Fee to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan.

You and your RIA are responsible for maintaining your investments in accordance with the investment requirements. You are required to provide or give us access to the information or data necessary to monitor the allocations of your Account at all times. If we determine that your Account does not conform to our investment requirements, we will send a notice of non-compliance to you and your RIA. If your Account remains non-compliant after ten Business Days from mailing of the notice, we will terminate the Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.

What happens when I add money to the Covered Asset Pool?

If cash is added to the Covered Asset Pool through any means (e.g., a deposit; receipt of a dividend), you and your RIA should re-examine your Covered Asset Pool allocations to determine if a rebalancing is needed to remain in conformity with our investment requirements. If rebalancing is required and not performed on the Business Day after the cash addition, we will send a notice of non-compliance to you and your RIA, asking you to rebalance immediately. If you fail to do so within ten Business Days from mailing of the notice, we will terminate the Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.

How does the Certificate operate?

Prior to Lock-In Date

Your Coverage Amount prior to the Lock-In Date is zero. The Lock-In Date is set on the date you take your first partial Withdrawal, including a Withdrawal made to meet Required Minimum Distribution (“RMD”) requirements from a Qualified Account, after the younger Covered Person(s) has reached Attained Age 60 as of that person’s last birthday (referred to as “Attained Age”). If you take a Withdrawal before the younger Covered Person(s) has reached Attained Age 60, it will be an Excess Withdrawal and does not trigger the Lock-In Date. If the younger Covered Person has reached Attained Age 60 and you are not ready to trigger the Lock-In Date, you should not take a Withdrawal. Apart from that pre-lock-in consideration, you are free to take whatever actions you wish with respect to your Covered Asset Pool, so long as that is consistent with the terms of your Account and the Certificate. For example, you may change your investment allocations at any time within the investment requirements under the Certificate. You may also make Subsequent Contributions as allowed under the Certificate, change your Asset Allocation Tier or change your Financial Institution to another approved Financial Institution.

Lock-In Date

The Lock-In Date is the date you take your first partial Withdrawal (including a Withdrawal made to meet Required Minimum Distribution requirements) after the younger Covered Person(s) has reached Attained Age 60. When you take the first partial Withdrawal on the Lock-In Date, your Payment Percentage is set and the initial Coverage Amount is established. As long as you do not take an Excess Withdrawal during any 12 month period (which we refer to as a “Certificate Year”) that begins on your Certificate Date or the anniversary of your Certificate Date (a “Certificate Anniversary”), the Coverage Amount will not be reduced for the remainder of the Certificate while the Covered Asset Pool Value remains above zero.

If the Covered Asset Pool Value were to drop to zero, we will calculate a final Coverage Amount based on the applicable Payment Percentage. The Payment Percentage is determined differently based on the Coverage Plan you elect. Please see “Coverage Plans” in Section 3—Description of the Certificate. If your Covered Asset Pool Value drops to zero before your first Withdrawal, we will set your Lock-In Date on the day it goes to zero. If your Covered Asset Pool Value drops to zero before the Covered Person’s Attained Age 60 due to investment performance and fee deductions only (i.e., not due to Withdrawals), we will set the Lock-In Date on the day it goes to zero. If this occurs, we will determine your Payment Percentage as if the Covered Person’s Attained Age 60 as of the Lock-In Date.

After Lock-In Date

Beginning after the Lock-In Date, each Certificate Year you can withdraw up to a specified amount of the Covered Asset Pool Value (called the “Coverage Amount”) until the Covered Person’s death. You may take such Withdrawals in the form of systematic Withdrawals or on an ad hoc basis.

Excess Withdrawals

Excess Withdrawals are the amount of Withdrawal(s) from the Covered Asset Pool that exceed the amount allowed for that Certificate Year. Any Withdrawal taken prior to the Covered Person’s Attained Age 60 is an Excess Withdrawal and does not establish the Lock-In Date. The amount of Withdrawal(s) taken after the Covered Person’s Attained Age 60 that exceeds the Coverage Amount available for that Certificate Year (or the RMD, if greater) is an Excess Withdrawal. Excess Withdrawals can reduce the Coverage Base and Coverage Amount on more than a dollar-for-dollar basis.

If you inadvertently take a partial Withdrawal from the Covered Asset Pool, you may follow a process to prevent it from being considered a Withdrawal of Coverage Amount or an Excess Withdrawal. You may follow this process even if the Withdrawal, combined with any other Withdrawals you have taken in that Certificate Year, did not cause an Excess Withdrawal. We will notify you of any Withdrawal from your Account that we consider an Excess Withdrawal. If you do not follow the procedure for Inadvertent Partial Withdrawals thereafter, it will be treated as an Excess Withdrawal. First, within five Business Days after the Withdrawal, you must notify us of your intent to reinvest the withdrawn proceeds in the Covered Asset Pool. Written notice can be sent to our Customer Service Center at 222 South First Street, Suite 600, Louisville, KY 40202 or via fax at (502) 882-6040. Second, within five Business Days after we receive your notice, the withdrawn proceeds must be returned to the Covered Asset Pool. If you follow the process, we will treat the amount as an Inadvertent Partial Withdrawal, and it will not be considered a Withdrawal of Coverage Amount or an Excess Withdrawal.

You may elect to have certain fees deducted from your Covered Asset Pool without being considered a Withdrawal of those amounts, and the total of those fees is called your Annual Fee Allowance. Deductions for the Annual Fee Allowance are not Withdrawals, and such deductions will not be counted towards an Excess Withdrawal. The Annual Fee Allowance includes the Subscription Fee and any incidental trading or other Financial Institution account fees deducted from the Account. Incidental trading fees include transactional based pricing fees, which are fees that are charged per transaction. However, asset based pricing fees, which are trading fees your RIA may assess that allow for unlimited trading transactions and are based on the value of the assets in the Account, are not considered incidental fees and will not be considered part of the Annual Fee Allowance. Your RIA may also assess other charges for asset management or investment advisory services, which are called the “Advisory Fee.” The Company is not a party to the Advisory Fee. The Advisory Fee, if any, is solely between the Certificate Owner and the RIA. However, the Advisory Fee may be included in the Annual Fee Allowance if, on or prior to the Certificate Date, the Certificate Owner has elected that the Advisory Fee be deducted from the Covered Asset Pool. Because this election is used to determine your Subscription Fee, it cannot be changed thereafter. If your RIA changes the amount of the Advisory Fee, or if you change your RIA and your new RIA charges a different Advisory Fee, you may still deduct the new Advisory Fee amount if you made this election on or prior to the Certificate Date. However, the Advisory Fee deduction may not exceed 1% of the Covered Asset Pool Value.

Please see “Excess Withdrawals” in “Section 3—Description of the Certificate.”

How do I pay for the Certificate?

The only fee you pay to the Company is the Subscription Fee—the fee the Company charges the Certificate Owner for the benefits provided under the Certificate. We will bill you directly for the quarterly portion of the annual Subscription Fee from your Covered Asset Pool as of the end of each calendar quarter.

Your RIA may also charge an Advisory Fee—fees you pay to the RIA for asset management and/or investment advisory services with respect to the Covered Asset Pool. Different RIAs may charge different Advisory Fees. You may change your RIA at any time, provided you remain the client of an RIA at all times. The Advisory Fee is wholly separate from the Subscription Fee, and the Company is not a party to the Advisory Fee. The Advisory Fee, if any, is solely between the Certificate Owner and the RIA. However, the Company allows a Certificate Owner to have the Advisory Fee deducted from the Covered Asset Pool if that option is elected on or prior to the Certificate Date.

What are other important issues to consider?

•	The payment by the Company of the Coverage Amount over the lifetime of the Covered Person is subject to our claims paying ability.

•	The Certificate has no cash surrender value. That is, you cannot commute your projected Coverage Amount to a present-value lump sum.

•	We do not offer the Certificate in all states. For more information see “APPENDIX A—STATE VARIATIONS” on page A-1.

•	We offer no assurances as to the Certificate’s tax treatment.

•	This Certificate entails certain risks. In that regard, please read prospectus Section 2—Risk Factors.

•

You will begin paying the Subscription Fee as of the date we issue the Certificate to you, rather than as of the date you start withdrawing the Coverage Amount. Thus, you could be paying the Subscription Fee for many years before realizing the benefit of the Coverage. If you never withdraw the Coverage Amount, you will have paid the Subscription Fee without having realized the benefit of Coverage. We will not refund the Subscription Fees you have paid if you choose to never withdraw the Coverage Amount. In addition, before the Covered Asset Pool Value is reduced to zero, the Coverage Amount is withdrawn from the assets in your Account. If the Covered Asset Pool Value is never reduced to zero, the Company’s payment obligations under the Certificate will not be triggered, and you will have paid the Subscription Fee without having received any benefit payments.

•

We have designed the Certificate to permit Withdrawals from your Covered Asset Pool each Certificate Year after Attained Age 60 that are less than or equal to the Coverage Amount (or RMD, if greater). You should not purchase this Certificate if you plan to take Withdrawals before Attained Age 60 or in excess of the Coverage Amount (or RMD, if greater) because such Excess Withdrawals may significantly reduce the Coverage Base and Coverage Amount.

•

The longer you wait before triggering the Lock-In Date (by making the first Withdrawal after Attained Age 60), the less time you have to benefit from the Coverage because as time passes, your life expectancy is reduced. On the other hand, the longer you wait to trigger the Lock-In Date, the greater your Payment Percentage may be and the greater the Coverage Base may be due to investment growth and Automatic Step-Ups. Automatic Step-Ups can occur before and after the Lock-In Date. You should carefully consider when to trigger the Lock-In Date. There is a risk that you will not trigger the Lock-In Date at the time that is most financially beneficial for you.

•

You are required to invest assets in your Covered Asset Pool in accordance with either a Model Portfolio or a Restricted Asset Allocation Portfolio. We will set your Subscription Fee, in part, based on your investment election. You must make your initial asset allocation election at or prior to the Certificate Date. Your initial allocation election will determine your Asset Allocation Tier, which is a factor used to determine your Subscription Fee. Each Asset Allocation Tier has investment requirements that impose limitations on exposure to certain asset class categories. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, you must give the Company at least five Business Days advance written notice and tell us when the change is to go into effect. You may change your investment allocations within the requirements of your current Asset Allocation Tier at any time without notice. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, We will increase (subject to a maximum) or decrease the Subscription Fee to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan.

•

Upon the death of the Covered Person (or the death of the surviving spouse if there were joint Covered Persons under the Certificate), the Certificate terminates, all Coverage ends, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.

•

If you choose to deduct the Advisory Fee from the Covered Asset Pool, your Subscription Fee will be higher. This is because such a deduction increases our risk that your Covered Asset Pool Value will be reduced to zero and we will have to make benefit payments in the future. The higher Subscription Fee does not offset any portion of your Advisory Fee. After the Certificate Date, you may not change your election with regard to permitting deduction of the Advisory Fee from the Covered Asset Pool. If your RIA changes the amount of the Advisory Fee, or if you change your RIA and your new RIA charges a different Advisory Fee, you may still deduct the new Advisory Fee amount if you made this election on or prior to the Certificate Date. However, the Advisory Fee deduction may not exceed 1% of the Covered Asset Pool Value.

SECTION 1—SUMMARY

Introduction

In this prospectus “we,” “our,” “us,” “Midland National,” and “Company” mean Midland National Life Insurance Company. “You” and “your” mean the Certificate Owner. We refer to the person who is covered by the Certificate as the “Covered Person” – a Covered Person is someone upon whose life benefits are paid under the Certificate.

This summary provides only an overview of the more important features of the Certificate. Please read this entire prospectus and your Certificate for more detailed information. The prospectus discloses all material features and benefits of the Certificate.

The Certificate

The Certificate is designed to protect investors who are concerned that, either because of Withdrawals over time, poor market performance, or both, their Covered Asset Pool may be depleted during their lifetime. To address that need, the Certificate in effect provides a limited form of insurance against outliving your assets. The Certificate has no cash value, surrender value or death benefit. The Certificate is intended for long-term investment purposes.

Subject to certain conditions, the Certificate provides guaranteed benefit payments over the life of one or more Covered Persons. The amount of those payments is established when a Covered Person of Attained Age 60 or older takes the first partial Withdrawal from the assets subject to our guarantee (the Covered Asset Pool). We call the date of that first partial Withdrawal the Lock-In Date. On the Lock-In Date, your Payment Percentage is set and the initial Coverage Amount is established. We guarantee that the Coverage Amount can be withdrawn each year after the Lock-In Date for the life of the Covered Person(s). Even if the value of the assets in your Account (the Covered Asset Pool Value) declines due to Withdrawals of the Coverage Amount and/or poor investment performance, you may nonetheless continue to withdraw the same Coverage Amount each Certificate Year.

Once you have locked-in that guaranteed amount, we guarantee that the amount can be withdrawn each year for the life of the Covered Person(s). If each of your partial Withdrawals does not exceed the Coverage Amount, and due to such Withdrawals and/or poor investment performance, the value of the assets in your Account (the Covered Asset Pool Value) declines, you may nonetheless continue to withdraw the same Coverage Amount each Certificate Year.

However, if due to partial Withdrawals and/or poor investment performance your Covered Asset Pool Value drops to zero, we may recalculate your Coverage Amount in a way that varies among the three Coverage Plans. Specifically, each Coverage Plan adjusts the Payment Percentage that is used to calculate your Coverage Amount differently. Payment Percentages are explained in more detail below.

If the Covered Asset Pool Value drops to zero due to investment performance and fee deductions only (i.e. not due to Withdrawals) before the Covered Person’s Attained Age 60, we will set the Lock-in Date on the day it goes to zero. We will apply the number of years that have elapsed since your Certificate Date to determine your Payment Percentage as if the Covered Person’s Attained Age 60 as of the Lock-In Date.

A Withdrawal (or cumulative Withdrawals) in a given Certificate Year that exceeds the Coverage Amount (or the RMD, if greater) is an Excess Withdrawal. As discussed below, Excess Withdrawals may significantly reduce the Coverage offered under the Certificate. Thus, to fully realize the protections under the Certificate, you should limit the amount you withdraw from the Covered Asset Pool in any given Certificate Year.

We do not guarantee that your Covered Asset Pool Value will not decline due to Withdrawals or poor investment performance, or that your Covered Asset Pool Value will remain steady or grow. Instead, the Certificate provides a guarantee that, under certain specified conditions, and regardless of the investment performance of the Covered Asset Pool and regardless of how long you live, you will be able to receive a guaranteed level of annual income for life (and the life of your Spouse, under a joint Covered Person Certificate). This income takes the form of Withdrawals made from your Covered Asset Pool, and if that is exhausted, from guaranteed benefit payments we will pay to you.

We will issue a Certificate only to those in a specified age bracket (where age means age as of the last birthday). Specifically (a) an individual must be younger than age 80 on the Certificate Date, (b) where the Covered Person is a spousal couple, each spouse must be younger than 80 on the Certificate Date, or (c) a married individual may own the Certificate individually but prior to the Lock-In Date elect to receive the Coverage Amount based on the lifetime of each spouse—this is permitted so long as the owner’s spouse is younger than 80 on the Certificate Date. If there are two Covered Persons and the Certificate is purchased through a Qualified Account, the age difference between the spouses must not exceed 10 years.

Note: There are three key dates to keep in mind relevant to the operation of the Certificate:

(1)	The Certificate Date: The date we issue the Certificate to the Certificate Owner.

(2)

Lock-In Date: The date the initial Coverage Amount is set. The Certificate Owner sets the Lock-In Date by making the first Withdrawal after the Covered Person, or youngest Covered person, if applicable, reaches Attained Age 60.

(3)	If applicable, the date on which the Covered Asset Pool Value is reduced to zero other than by an Excess Withdrawal. At that point, payments of the Coverage Amount would be made from our assets.

Investment Requirements

You are required to invest assets in your Covered Asset Pool in accordance with either a Model Portfolio or a Restricted Asset Allocation Portfolio. You must make your initial asset allocation election at or prior to the Certificate Date. Your initial allocation election will determine your Asset Allocation Tier, which is a factor used to determine your Subscription Fee. Each Asset Allocation Tier has requirements that impose limitations on exposure to certain asset class categories. These requirements are designed to minimize the risk to the Company that we will be required to pay the Coverage Amount by reducing the likelihood your Covered Asset Pool Value will drop to zero. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, you must give the Company at least five Business Days advance written notice and tell us when the change is to go into effect. You may change your investment allocations within the requirements of your current Asset Allocation Tier at any time without notice. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, we will increase (subject to a maximum) or decrease the Subscription Fee to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan at the time of the change.

Coverage Base

The Coverage Base is the amount we use to calculate your Coverage Amount, and is not available as a cash value to be withdrawn in a lump sum. The Coverage Base on the Certificate Date is equal to the initial Contribution. Thereafter, the Coverage Base is increased (a) dollar-for-dollar by Subsequent Contributions (i.e., additional Contributions to the Covered Asset Pool made within the first twelve months after the Certificate Date but before any Withdrawals have been taken) and (b) by any Automatic Step-Up that occurs on a Certificate Anniversary. An Automatic Step-Up is a Certificate feature under which we automatically increase the Coverage Base to reflect increases in the Covered Asset Pool Value due to positive investment performance. The Automatic Step-Up is described in more detail below.

Your Coverage Base is the sum of all Contributions adjusted for any Excess Withdrawals taken and any Automatic Step-Ups applied. Contribution amounts are not adjusted thereafter for investment performance of the assets, for deductions of the Annual Fee Allowance, or for subsequent partial Withdrawals other than Excess Withdrawals. Therefore, a reduction in your Covered Asset Pool Value will not, by itself, reduce your Coverage Base. Your Covered Asset Pool Value may be reduced by poor investment performance of the assets, by deductions of the Annual Fee Allowance, or by subsequent partial Withdrawals (including Excess Withdrawals). Your Coverage Base will only be reduced if you take Excess Withdrawals. This means if you never take an Excess Withdrawal, your Coverage Base will never decrease.

Excess Withdrawals reduce the Coverage Base on a pro rata basis, which could be more than a dollar-for-dollar reduction. This means that if your Coverage Base is greater than your Covered Asset Pool Value at the time of the Excess Withdrawal, the Coverage Base will be reduced by more than a dollar-for-dollar amount. Please see “Coverage Base” in Section 3—Description of the Certificate for illustrative examples.

The Coverage Base may be increased through the Automatic Step-Up feature. Automatic Step-Up refers to the Certificate feature under which we automatically increase the Coverage Base to reflect increases in the Covered Asset Pool Value. An Automatic Step-Up can occur only during the time period between the Certificate Date and the date that the Covered Asset Pool Value equals or exceeds the maximum Coverage Base. On each Certificate Anniversary during that time period, we compare the Covered Asset Pool Value to the Coverage Base. If on that Certificate Anniversary, the Covered Asset Pool Value exceeds the Coverage Base, we automatically increase the Coverage Base to equal that greater amount. The Covered Asset Pool Value will decrease as a result of deductions of the Annual Fee Allowance, including deductions of the Advisory Fee if you elected to pay the Advisory Fee from your Covered Asset Pool on or prior to the Certificate Date. Any decrease in the Covered Asset Pool Value, including as a result of Annual Fee Allowance deductions, will prevent an Automatic Step-Up if the Covered Asset Pool Value drops below the current Coverage Base and will reduce the amount of any Automatic Step-Up by the amount of the decrease in the Covered Asset Pool Value.

Maximum Coverage Base. We impose a maximum Coverage Base, which is equal to 250% multiplied by the sum of all Contributions (after adjustment for any Excess Withdrawal taken). Automatic Step-Ups can occur before and after the Lock-In Date, until the maximum Coverage Base is reached. The maximum Coverage Base applies only during the time period between the Certificate Date and the date that the Coverage Base equals or exceeds the maximum Coverage Base. Once the maximum Coverage Base is reached, we no longer check to determine whether an Automatic Step-Up should be implemented—even if the Coverage Base were to subsequently fall below the maximum Coverage Base due to an Excess Withdrawal.

Please note that dividends and other distributions from the Covered Asset Pool can be automatically reinvested in the Covered Asset Pool but will not be treated as Contributions and thus will not increase the Coverage Base. Dividends and other distributions from the assets that are not automatically reinvested in the Covered Asset Pool are considered Withdrawals, and may contribute to an Excess Withdrawal to the extent they exceed the Coverage Amount when added to other Withdrawals you have taken that Certificate Year.

Please see “Excess Withdrawals” in Section 3—Description of the Certificate.

Coverage Amount

Under the Certificate, “Coverage” refers to certain guarantees we make, which apply irrespective of changes in the market value of the Covered Asset Pool. The Coverage Amount represents the amount of that guarantee.

Prior to the Lock-In Date, the Coverage Amount is equal to zero.

Starting on the Lock-In Date, the Coverage Amount is calculated each Certificate Year. For a Certificate Owner of a Nonqualified Account, the Coverage Amount is the amount that may be withdrawn from the Covered Asset Pool each

Certificate Year for the lifetime of the Covered Person, without reducing the Coverage Base in future years. With respect to Qualified Accounts, each Certificate Year the Certificate Owner may withdraw the greater of the Coverage Amount and the RMD from the Covered Asset Pool without such Withdrawal being an Excess Withdrawal. If during any Certificate Year less than the full Coverage Amount is withdrawn, the remaining amount may not be carried over into any future Certificate Year.

Your initial Coverage Amount is determined on the Lock-In Date. Your Coverage Amount will equal your Coverage Base (i.e., the sum of all Contributions adjusted for any Excess Withdrawals taken) multiplied by the applicable Payment Percentage. The Payment Percentage is determined differently based on the Coverage Plan you elect. Please see “Coverage Plans” in Section 3—Description of the Certificate. There are three Coverage Plans available:

•	Core;

•	CorePlus; and

•	CorePlus X.

If your Covered Asset Pool Value drops to zero, the Company will calculate your final Coverage Amount based on your Coverage Base and the Payment Percentage that applies to your Coverage Plan. The Company will then issue an immediate annuity to the Certificate Owner, where the amount of the annuity payments equals the final Coverage Amount based on (i) the Coverage Base multiplied by (ii) the applicable Payment Percentage. The immediate annuity will be a life annuity with fixed payments of equal installments for the life of the Annuitant(s). If there is more than one Annuitant, payments will continue until the death of the second Annuitant. Upon issuing the immediate annuity, the Company’s payment obligations under the guarantee are fulfilled and your Certificate and all its terms (including the Subscription Fee) are terminated.

Payment Percentage

The Payment Percentage is set on the Lock-In Date and is used to calculate the Coverage Amount. The Payment Percentage is based on the Covered Person Attained Age and the number of full years since the Certificate Date. If your Covered Asset Pool Value drops to zero before the Covered Person’s Attained Age 60 due to investment performance and fee deductions only (i.e., not due to Withdrawals), we will determine your Payment Percentage as if the Covered Person’s Attained Age 60 as of the Lock-In Date.

The Payment Percentage for Certificates with Joint Covered Persons are lower. The Payment Percentages are summarized in the table below.

Certificate with Single Covered Person

Single Covered Person Attained Age at Time of First Partial Withdrawal	Time Since CDA Certificate Issue Date
	Less Than 5 Years	5 Years or More
60-64	3.50%	4.00%
65-74	4.50%	5.00%
75-79	5.00%	5.50%
80 and older	5.50%	6.00%

Certificate with Joint Covered Persons

Younger Joint Covered Person Attained Age at Time of First Partial Withdrawal	Time Since CDA Certificate Issue Date
	Less Than 5 Years	5 Years or More
60-64	3.00%	3.50%
65-74	4.00%	4.50%
75-79	4.50%	5.00%
80 and older	5.00%	5.50%

With respect to the above Payment Percentages, please note that (a) for a single life Covered Person, the Attained Age refers to the age as of the last birthday immediately prior to the first partial Withdrawal taken after Attained Age 60 and (b) for a Certificate where there are joint Covered Persons, the Attained Age refers to the age as of the last birthday of the younger Covered Person immediately prior to the first partial Withdrawal taken after younger Covered Person Attained Age 60.

Because the Payment Percentage is determined, in part, by the number of full years since the Certificate Date that a Withdrawal has not been taken, the longer you wait to set the Lock-In Date, the higher your Coverage Amount can be. On the other hand, the longer you wait to set the Lock-In Date, the less time you have to benefit from the guarantee because of decreasing life expectancy as you age.

Under the CorePlus X Coverage Plan only, the Payment Percentage established on the Lock-In Date may be positively adjusted each Certificate Year, based on the Ten Year Constant Maturity US Treasury Rate as of the last Business Day of the prior Certificate Year, as follows:

Core Plus X Coverage Plan Payment Percentage Adjustment
If the Ten Year Constant Maturity US Treasury Rate is Was:	0.00% to less than 4.00%	4.00% to less than 4.50%	4.50% to less than 5.50%	5.50% to less than 6.5%	6.5%+

For Issue Age <65, we will increase your Payment Percentage by:	0.00%	0.00%	0.50%	1.00%	1.50%

For Issue Age Issue Age 65+, we will increase your Payment Percentage by:	0.00%	0.50%	1.00%	1.50%	2.00%

The interest rate environment can have a significant effect on the differences between the Coverage Plans. When interest rates are lower, the Ten Year Constant Maturity US Treasury Rate adjustment applied under the CorePlus X Coverage Plan may be insignificant or even zero, as shown in the table above. This means that you may pay the higher Subscription Fee associated with the CorePlusX Coverage Plan without a positive adjustment to your Payment Percentage in Certificate Years where the Ten Year Constant Maturity US Treasury Rate is low. The current historically low interest rate environment has caused the Ten Year Constant Maturity US Treasury Rate to be low for an extended period of time. If these historically low interest rates persist, you could pay the higher Subscription Fee associated with the CorePlus X Coverage Plan without the benefit of a positive adjustment to your Payment Percentage.

If Your Covered Asset Pool Value Drops to Zero. The Coverage Plan you select can increase or decrease the applicable final Payment Percentage used to calculate your final Coverage Amount at the time your Covered Asset Pool Value drops to zero, if ever.

Specifically:

•	For the Core Coverage Plan, the final Payment Percentage will be the Payment Percentage established on the Lock-In Date less 1.00%.

For example, if the Payment Percentage on the Lock-In Date was 4.00%, the final Payment Percentage under the Core Coverage Plan would be 3.00% (4.00% less 1.00%).

•

For the CorePlus Coverage Plan, the final Payment Percentage will be the Payment Percentage established on the Lock-In Date without adjustment (this is the same as before the Covered Asset Pool Value drops to zero).

For example, if the Payment Percentage on the Lock-In Date was 4.00%, the final Payment Percentage under the CorePlus Coverage Plan would be 4.00%.

•

For the CorePlus X Coverage Plan, the final Payment Percentage will be the Payment Percentage established on the Lock-In Date plus any adjustment that is based on the Ten Year Constant Maturity US Treasury Rate as of the last Business Day of the prior Certificate Year (this is the same as before the Covered Asset Pool Value drops to zero).

For example, assume the Ten Year Constant Maturity US Treasury Rate as of the last Business Day of the Prior Certificate Year was 5.00% and the Covered Person Issue Age was 62. The Ten Year Constant Maturity US Treasury Rate adjustment would be 0.50%, as shown in the table above. If the Payment Percentage on the Lock-In Date was 4.00%, the final Payment Percentage under the CorePlus X Coverage Plan would be 4.50% (4.00% plus 0.50%).

If the Covered Asset Pool Value drops to zero due to partial Withdrawals and/or poor investment performance, the Company will calculate your final Coverage Amount based on your Coverage Base (i.e., the sum of all Contributions adjusted for any Excess Withdrawals taken and any Automatic Step-Ups applied) and the final Payment Percentage that applies to your Coverage Plan. The Company will then issue an immediate annuity to the Certificate Owner, where the amount used to fund the immediate annuity equals the final Coverage Amount. The immediate annuity will be a life annuity with fixed payments in equal installments for the life of the Annuitant(s). If there is more than one Annuitant, payments will continue until the death of the second Annuitant. Upon issuing the immediate annuity, the Company’s payment obligations under the guarantee are fulfilled and your Certificate and all its terms (including the Subscription Fee) are terminated. Since your Certificate is no longer in effect, we will no longer annually calculate a Coverage Amount each year.

If your Covered Asset Pool Value drops to zero due to an Excess Withdrawal, we will terminate your Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made.

The Coverage Plans offer different benefit features and are subject to different Subscription Fees. For more information about each Coverage Plan, please see Section 3—Description of the Certificate. For more information about Subscription Fees, please see “Subscription Fee” below.

Excess Withdrawal

Excess Withdrawals are the amount of Withdrawal(s) from the Covered Asset Pool that exceed the amount allowed for that Certificate Year.

Withdrawals Prior to Covered Person Attained Age 60—Any partial Withdrawal taken prior to a Covered Person reaching Attained Age 60 is an Excess Withdrawal and does not establish the Lock-In Date.

Withdrawals After Covered Person Reaches Attained Age 60 or older—an Excess Withdrawal is any portion of a Withdrawal in excess of the Coverage Amount (or the RMD, if greater) for that Certificate Year.

Dividends and other distributions from the assets that are not automatically reinvested in the Covered Asset Pool are considered Withdrawals, and may contribute to an Excess Withdrawal to the extent they exceed the Coverage Amount when added to other Withdrawals you have taken that Certificate Year.

If you inadvertently take a partial Withdrawal from the Covered Asset Pool, you may follow a process to prevent it from being considered a Withdrawal of Coverage Amount or an Excess Withdrawal. You may follow this process even if the Withdrawal, combined with any other Withdrawals you have taken in that Certificate Year, did not cause an Excess Withdrawal. We will notify you of any Withdrawal from your Account that we consider an Excess Withdrawal. If you do not follow the procedure for Inadvertent Partial Withdrawals thereafter, it will be treated as an Excess Withdrawal. First, within five Business Days after the Withdrawal, you must notify us of your intent to reinvest the withdrawn proceeds in the Covered Asset Pool. Written notice can be sent to our Customer Service Center at 222 South First Street, Suite 600, Louisville, KY 40202 or via fax at (502) 882-6040. Second, within five Business Days after we receive your notice, the withdrawn proceeds must be returned to the Covered Asset Pool. If you follow the process, we will treat the amount as an Inadvertent Partial Withdrawal, and it will not be considered a Withdrawal of Coverage Amount or an Excess Withdrawal.

In addition, deductions for the Annual Fee Allowance are not Withdrawals, and will not be counted towards an Excess Withdrawal. The Annual Fee Allowance includes the Subscription Fee and any incidental trading or other Financial Institution account fees deducted from the Account. Incidental trading fees include transactional based pricing fees, which are fees that are charged per transaction. However, asset based pricing fees, which are trading fees your RIA may assess that allow for unlimited trading transactions and are based on the value of the assets in the Account, are not considered incidental fees and will not be considered part of the Annual Fee Allowance. In addition, the Advisory Fee may be included in the Annual Fee Allowance if, on or prior to the Certificate Date, the Certificate Owner has elected that the Advisory Fee be deducted from the Covered Asset Pool. Because this election is used to determine your Subscription Fee, it cannot be changed thereafter. If your RIA changes the amount of the Advisory Fee, or if you change your RIA and your new RIA charges a different Advisory Fee, you may still deduct the new Advisory Fee amount if you made this election on or prior to the Certificate Date. However, the Advisory Fee deduction may not exceed 1% of the Covered Asset Pool Value.

We will establish procedures to verify that a deduction is part of the Annual Fee Allowance. Amounts properly deducted as part of the Annual Fee Allowance are not treated as Withdrawals and will not contribute to the Excess Withdrawal calculation. Any Withdrawal that is not properly identified by you and your RIA as part of the Annual Fee Allowance may be treated as an Excess Withdrawal.

Withdrawals that you make exceeding the Coverage Amount (including deductions in excess of the Annual Fee Allowance), in any Certificate Year have the potential to significantly decrease and even terminate the benefits provided by the Certificate. Please see “Excess Withdrawals” in Section 3—Description of the Certificate.

Subscription Fee

The Subscription Fee is the fee we charge the Certificate Owner for the benefits provided under the Certificate. The Subscription Fee is a percentage of the sum of all Contributions (after adjustment for any Excess Withdrawal taken). Contribution amounts are not adjusted thereafter for investment performance of the assets, for deductions of the Annual Fee Allowance, or for subsequent partial Withdrawals other than Excess Withdrawals. However, Excess Withdrawals reduce Contributions on a pro rata basis according the following formula:

Contributions (After Excess Withdrawal) =

Contributions (Before Excess Withdrawal) * [1 – (Excess Withdrawal Amount / Covered Asset Pool Value (Before Excess Withdrawal)]

Example:

A Certificate with total Contributions of $100,000, prior to an Excess Withdrawal, has a Covered Asset Pool Value of $150,000, Coverage Base of $175,000 and annual Coverage Amount of $8,750. The Subscription Fee percentage is 1.65%, so prior to the Excess Withdrawal, the annual Subscription Fee is $1,650 = $100,000 * 1.65%. The Certificate Owner takes a Withdrawal of $10,000 for an Excess Withdrawal of $1,250 = $10,000 - $8,750. The Covered Asset

Pool Value prior to the Excess Withdrawal is $141,250 = $150,000 - $8,750 (annual Coverage Amount). The total Contributions after the Excess Withdrawals is $99,115.04 = $100,000 * [1 – ($1,250 / $141,250)], so the annual Subscription Fee after the Excess Withdrawal is $1,635.40 = $99,115.04 * 1.65%.

The amount of the Subscription Fee is dependent on the Coverage Plan elected (i.e., Core, CorePlus, or CorePlus X), whether you have elected that the Advisory Fee be deducted from the Covered Asset Pool, and which Asset Allocation Tier you are invested in. If you choose to deduct the Advisory Fee from the Covered Asset Pool, your Subscription Fee will be higher because such a deduction increases our risk that your Covered Asset Pool Value will be reduced to zero. After the Certificate Date, you cannot change your Coverage Plan or Advisory Fee election. However, you may change your investment allocation to a different Asset Allocation Tier after the Certificate Date. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, we will increase (subject to a maximum) or decrease the Subscription Fee to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan.

To determine the Subscription Fee in dollars, you multiply the Subscription Fee percentage by the Contribution amount. The Subscription Fee percentage for each Coverage Plan is as follows:

Core Plan Subscription Fee

Advisory Fee Not Deducted from the Covered Asset Pool

Asset Allocation	Current Subscription Fee Percentage	Maximum Subscription Fee Percentage1
Tier A	1.00%	2.00%
Tier B	1.20%	2.50%
Tier C	1.40%	2.50%

Advisory Fee Is Deducted from the Covered Asset Pool

Asset Allocation	Current Subscription Fee Percentage	Maximum Subscription Fee Percentage1
Tier A	1.10%	2.00%
Tier B	1.30%	2.50%
Tier C	1.50%	3.00%

CorePlus Coverage Plan Subscription Fee

Advisory Fee Not Deducted from the Covered Asset Pool

Asset Allocation	Current Subscription Fee Percentage	Maximum Subscription Fee Percentage1
Tier A	1.30%	2.50%
Tier B	1.55%	3.00%
Tier C	1.80%	3.50%

Advisory Fee Is Deducted from the Covered Asset Pool

Asset Allocation	Current Subscription Fee Percentage	Maximum Subscription Fee Percentage1
Tier A	1.45%	2.50%
Tier B	1.70%	3.00%
Tier C	1.95%	3.50%

CorePlus X Coverage Plan Subscription Fee

Advisory Fee Not Deducted from the Covered Asset Pool

Asset Allocation	Current Subscription Fee Percentage	Maximum Subscription Fee Percentage1
Tier A	1.50%	2.50%
Tier B	1.80%	3.00%
Tier C	2.10%	3.50%

Advisory Fee Is Deducted from the Covered Asset Pool

Asset Allocation	Current Subscription Fee Percentage	Maximum Subscription Fee Percentage1
Tier A	1.65%	2.50%
Tier B	1.95%	3.50%
Tier C	2.25%	3.50%

We will bill you one quarter of the annualized Subscription Fee at the end of each calendar quarter. With respect to the first calendar quarter after the Certificate Date, we calculate the Subscription Fee using the following formula:

First quarter Subscription Fee = [(initial Contribution adjusted for Excess Withdrawals, if any) * (Subscription Fee percentage) / 4] * [(Days in Force During Calendar Quarter) / (Total Number of Days that Calendar Quarter)]

Example 1:

A Certificate Owner that elected the CorePlus Coverage Plan, no Advisory Fee from the Covered Asset Pool, and Asset Allocation Tier B is issued a Certificate on March 18 with an initial Contribution of $100,000 and a Subscription Fee percentage of 1.55%. The first calendar quarter Subscription Fee will be assessed 14 days after the Certificate Date on March 31. The total number days during this calendar quarter is 90 (31 days of January + 28 days of February + 31 days of March), so the first quarterly Subscription Fee is $60.28 = $100,000 * (1.55% / 4) * (14 / 90).

Example 2:

The Certificate Owner in Example 1 above does not make any Subsequent Contributions and does not take any Excess Withdrawals. For its second calendar quarter on June 30, the Certificate Owner will be assessed a Subscription Fee of $387.50 = $100,000 * (1.55% / 4).

We assess the Subscription Fee against the value of Subsequent Contributions made after the first quarter of the first Certificate Year using a similar approach. That is, we multiply the Subsequent Contribution amount by the Subscription Fee percentage for the quarter and then multiply that result by the ratio of (a) the number of days of the calendar quarter during which the Subsequent Contribution was invested in the Covered Asset Pool divided by (a) the total number of days in that calendar quarter.

Example 3:

The Certificate Owner in Examples 1 and 2 above during the third calendar quarter after the Certificate Date makes a Subsequent Contribution of $50,000 on July 15. The quarterly Subscription Fee for the third calendar quarter is assessed on September 30. The Subsequent Contribution was made with 78 days remaining during the calendar quarter. The total number of days during the calendar quarter is 92 (31 days of July + 31 days of August + 30 days of September). The Subscription Fee assessed for the initial Contribution will be $387.50 = $100,000 * (1.55% / 4). The Subscription Fee assessed for the Subsequent Contribution will be $164.27 = $50,000 * (1.55% / 4) * (78 / 92). The total Subscription Fee assessed on September 30 is $551.77 ($387.50 + $164.27).

The Subscription Fee will be calculated and due on the last day of each calendar quarter. If you change your Asset Allocation Tier during the quarter, the Subscription Fee will be calculated so that the change in your Subscription Fee percentage takes effect from the date the new Asset Allocation Tier takes effect. This means that the Subscription Fee percentage associated with your old Asset Allocation Tier will be applied to the days in that calendar quarter prior to the date on which the new Asset Allocation Tier took effect. The Subscription Fee percentage associated with your new Asset Allocation Tier will be applied to the days in that calendar quarter from the date the new Asset Allocation Tier takes effect.

Example 4:

The Certificate Owner in Examples 1, 2 and 3 above during the fourth calendar quarter after the Certificate Date changes from Asset Allocation Tier B to Asset Allocation Tier A on October 19. The quarterly Subscription Fee for the fourth calendar quarter is assessed on December 31. The Subscription Fee percentage will change from 1.55% to 1.30% (the then-current Subscription Fee percentage for Asset Allocation Tier A under the CorePlus Coverage Plan with no Advisory Fee) on the date of the change in the Asset Allocation Tier (October 19). The total number of days during the calendar quarter is 92 (31 days of October + 30 days of November + 31 days of December). The change was made 18 days after the calendar quarter began, so the Subscription Fee percentage associated with Asset Allocation Tier B (1.55%) will be used to calculate the Subscription Fee for the first 18 days. The Subscription Fee assessed for the total Contributions prior to the change in Asset Allocation Tier is $113.72 = $150,000 * (1.55% / 4) * (18 / 92). There were 74 days remaining in the calendar quarter when the change was made (92 – 18), so the Subscription Fee percentage associated with Asset Allocation Tier A (1.40%) will be used to calculate the Subscription Fee for the remaining 74 days. The Subscription Fee assessed for the total Contributions after the change in Asset Allocation Tier is $392.12 = $150,000 * (1.30% / 4) * (74 / 92). The total Subscription Fee assessed on December 31 is $505.84 ($113.72 + $392.12).

You may choose to pay the Subscription Fee from a separate cash account you establish or from the Covered Asset Pool. You may change this election at any time. The Subscription Fee is included as part of your Annual Fee Allowance whether you choose to deduct it from your Covered Asset Pool or a separate cash account. If you decide to pay the Subscription Fee from a separate cash account, you will not be taking full advantage of the benefit of the Annual Fee Allowance under your Certificate. If we do not receive the Subscription Fee as of the due date, we will send a late notice. The Certificate will be terminated, and the Coverage Amount will no longer be guaranteed and no payments will be made (including if the Covered Asset Pool Value were to drop to zero), if we do not receive the Subscription Fee after ten Business Days from mailing of the late notice. If you choose to have the Subscription Fee deducted from your Covered Asset Pool, the deduction of the Subscription Fee will not reduce the Coverage Base or trigger the Lock-In Date. It will not be treated as a Withdrawal and does not reduce the amount of permitted Withdrawals from the Covered Asset Pool each Certificate Year.

The Advisory Fee is wholly separate from and in addition to the Subscription Fee. The Company is not a party to the Advisory Fee. The Advisory Fee, if any, is solely between you and your RIA. Your RIA may assess the Advisory Fee at their chosen frequency. You may choose to pay the Advisory Fee from a separate cash account you establish or from the Covered Asset Pool (if you elected to permit deduction from the Covered Asset Pool on or prior to the Certificate Date). If you choose to deduct the Advisory Fee from the Covered Asset Pool, your Subscription Fee will be higher because such a deduction increases our risk that your Covered Asset Pool Value will be reduced to zero. The higher Subscription Fee does not offset any portion of your Advisory Fee. After the Certificate Date, you may not change your election with regard to permitting deduction of the Advisory Fee from the Covered Asset Pool. If your RIA changes the amount of the Advisory Fee, or if you change your RIA and your new RIA charges a different Advisory Fee, you may still deduct the new Advisory Fee amount if you made this election on or prior to the Certificate Date. However, the Advisory Fee deduction may not exceed 1% of the Covered Asset Pool Value.

If you make the election to deduct the Advisory Fee from your Covered Asset Pool, the deduction is included as part of your Annual Fee Allowance (subject to a maximum). It will not reduce the Coverage Base or trigger the Lock-In Date. It will not be treated as a Withdrawal and does not reduce the amount of permitted Withdrawals from the Covered Asset Pool each Certificate Year. Any Advisory Fees deducted from your Covered Asset Pool cannot exceed 1% of the Covered Asset Pool Value annually. If your RIA charges an Advisory Fee that is greater than the maximum allowed, you must arrange to pay the amount in excess of the maximum from a separate cash account you establish.

You are responsible for ensuring that payments you make from the Covered Asset Pool comply with the terms of the Certificate, including the Advisory Fee election you made on or prior to the Certificate Date and the maximum Advisory Fee permitted by that election. If you chose not to elect the Advisory Fee deduction and you pay the Advisory Fee from your Covered Asset Pool, your RIA must reinvest the full amount of the Advisory Fee back to the Account within ten Business Days after mailing notification of non-compliance from us. If you chose to elect the Advisory Fee deduction and you pay an Advisory Fee that exceeds the 1% maximum, your RIA must reinvest the excess Advisory Fee back to the Account within ten Business Days after mailing notification of non-compliance from us. Failure to reinvest unauthorized Advisory Fees will be treated as a Withdrawal, which could (1) trigger the Lock-In Date, (2) reduce the amount of permitted Withdrawals from the Covered Asset Pool in the Certificate Year, and (3) contribute to an Excess Withdrawal that reduces the Coverage Base on a pro rata basis.

Free Look Period

After you purchase and receive the Certificate, you are given a “Free Look Period” of 10 calendar days (or longer, if required by applicable State law). If you provide written notice of cancellation within the free look period indicating that you wish to cancel the Certificate, the Certificate will terminate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero. In addition, we will refund any Subscription Fees paid for the Certificate.

SECTION 2—RISK FACTORS

You should review and understand the following risk factors before purchasing the Certificate, in order to determine whether the Certificate is suited to your needs and goals.

You may never need to rely on the Coverage provided under the Certificate, because the Covered Asset Pool may perform sufficiently well.

The Certificate includes several restrictions, including restrictions on what investments are permitted as part of the Covered Asset Pool and on the amount of Withdrawals you may make without reducing your Coverage Base and Coverage Amount. These requirements are designed to reduce the risk that we will be required to make Coverage Amount payments to you from our assets. These restrictions also might increase the likelihood that your Covered Asset Pool will perform sufficiently well, such that there will be Covered Asset Pool Value available to fund your desired Withdrawals, and you therefore will not need to rely on the Coverage. If the value of the Account assets is never reduced to zero, the Company’s payment obligations under the Certificate will not be triggered, and you will have paid the Subscription Fee without having received any benefit payments.

The date you start taking Withdrawals from your Covered Asset Pool may impact the amounts you receive under the Certificate. The longer you wait to set the Lock-In Date, the less likely you will benefit fully from the Coverage guarantee, because of decreasing life expectancy as you age. You also will be paying for a benefit you are not using. On the other hand, the longer you wait to set the Lock-In Date, the more opportunities you will have to increase your Covered Asset Pool through the operation of the Automatic Step-Up. You should, of course, carefully consider when to set the Lock-In Date and begin making Withdrawals, but there is a risk that you will not begin making Withdrawals at the most financially opportune time.

You should also remember that Subscription Fees start accruing on the Certificate Date, even if you do not begin taking Withdrawals from your Covered Asset Pool for many years, or ever, and whether or not we make Coverage Amount payments to you from our assets. If you choose never to take Withdrawals, and/or if you never receive any payment of the Coverage Amount from our assets, you will not receive a refund of the Subscription Fees you have paid. In addition, if you choose to deduct the Advisory Fee from the Covered Asset Pool, Your Subscription Fee will be higher. The higher Subscription Fee does not offset any portion of your Advisory Fee. The Company is not a party to the Advisory Fee. The Advisory Fee, if any, is solely between the Certificate Owner and the RIA.

You may die before the Covered Asset Pool is reduced to zero.

If you (or you and your Spouse under a joint life Certificate) die before the Covered Asset Pool is reduced to zero, neither you nor your estate will ever receive any payments of the Coverage Amount from our assets. Instead, the source of any amounts you may have withdrawn will have been your own contributions (adjusted for investment performance). The Certificate does not have any cash value, surrender value, or provide a death benefit.

Furthermore, even if you begin to receive payments of the Coverage Amount from our assets, you may die before receiving an amount equal to or greater than the amount you have paid in Subscription Fees.

You may make Excess Withdrawals which will reduce, and may even terminate, the benefits available under the Certificate.

Due to the long-term nature of the Certificate guarantee, there is a risk that you may encounter a financial situation in which you need to make Withdrawals in excess of the Coverage Amount. In addition, dividends and capital gains generated by the Covered Asset Pool that are distributed to you (i.e., not automatically reinvested) are considered Withdrawals from the Covered Asset Pool, and may contribute to an Excess Withdrawal to the extent they exceed the Coverage Amount when added to other Withdrawals you have taken that Certificate Year. Excess Withdrawals will reduce your Coverage Base and Coverage Amount (by an amount that could be substantially more than the actual dollar amount of the Withdrawal), which in turn will reduce the amount of, or even eliminate, any future payments that you would otherwise receive. We will notify you of any Withdrawal from your Account that we consider an Excess Withdrawal. If you do not follow the procedure for Inadvertent Partial Withdrawals thereafter, it will be treated as an Excess Withdrawal. Please see “Excess Withdrawals” in Section 3—Description of the Certificate.

Also, please keep in mind that for any Withdrawal that you make from your Account, federal and state income taxes will apply, and if the Withdrawal is from a Qualified Account, a 10% federal tax penalty may also apply if you have not yet reached age 59 1/2.

We have a right to increase the Subscription Fee upon reallocation of your Investments.

Each Asset Allocation Tier has investment requirements that impose limitations on exposure to certain asset class categories, such as equity investments. If you change your investment allocations and remain within the requirements of your current Asset Allocation Tier, your Subscription Fee will not change. However, if you change your investment allocations to a different Asset Allocation Tier after the Certificate Date, We will increase (subject to a maximum) or decrease the Subscription Fee to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan.

You may cancel the Certificate prior to a severe market downturn.

If you cancel the Certificate, our obligation to pay the Coverage Amount to you ceases. If you were to cancel your Certificate prior to a severe market downturn, you would not receive any payments of the Coverage Amount. There, you would have foregone the benefit of our Coverage in a market scenario in which such Coverage would be of significant value to you.

Your investments may experience a higher return if you were not subject to the Certificate’s investment requirements.

Only certain investments are available under the Certificate. The permitted assets may be managed in a more conservative fashion than other investments available to you. These investment requirements are designed to minimize the risk to the Company that we will be required to pay the Coverage Amount by reducing the likelihood your Covered Asset Pool Value will drop to zero. If you were not subject to the investment constraints dictated by the Certificate, you might instead purchase other investments (such as other mutual funds) that experience higher growth or lower losses, than the permitted assets. You should consult your financial professional to assist you in determining whether the permitted assets are suited for your financial needs and risk tolerance. Of course, if you were to reallocate or transfer the investments in your Account so that you are no longer invested in the permitted assets, we terminate your Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.

Your investments may experience a higher return without the Certificate Coverage.

We charge a Subscription Fee for Coverage under the Certificate, which will reduce your assets that are invested. If you did not have to pay the Subscription Fee, those funds would be available for investment and could increase due a positive investment return. This potential growth could be greater than the benefits you receive under the Certificate Coverage.

A low interest rate environment may reduce the additional benefit features of your Coverage Plan in comparison to a less expensive Coverage Plan.

The interest rate environment can have a significant effect on the differences between the Coverage Plans. The CorePlus X Coverage Plan includes a benefit feature that provides a positive adjustment to your Payment Percentage each Certificate Year based on the Ten Year Constant Maturity US Treasury Rate. When interest rates are lower, the Ten Year Constant Maturity US Treasury Rate adjustment applied under the CorePlus X Coverage Plan may be insignificant or even zero. This means that you may pay the higher Subscription Fee associated with the CorePlus X Coverage Plan without a positive adjustment to your Payment Percentage in Certificate Years where the Ten Year Constant Maturity US Treasury Rate is low. The current historically low interest rate environment has caused the Ten Year Constant Maturity US Treasury Rate to be low for an extended period of time. If these historically low interest rates persist, you could pay the higher Subscription Fee associated with the CorePlus X Coverage Plan without the benefit of a positive adjustment to your Payment Percentage.

Your receipt of any benefits under the Certificate is subject to our financial strength and claims paying ability.

The Certificate is not a separate account product. This means that the assets supporting the Certificate are not held in a segregated account for the exclusive benefit of Certificate Owners. Rather, payments of the Coverage Amount we make when the Covered Asset Pool Value is zero come from our general account, which is not insulated from the claims of other policyholders and our creditors. Thus, your receipt of payments from us is subject to our claims paying ability. You may obtain information on our financial condition by reviewing our financial statements and other financial information, which appear later in this prospectus. For further information, refer to Section 7—Midland National Life Insurance Company.

You should be aware of the various regulatory protections that do and do not apply to the Certificate.

The offer and sale of your Certificate has been registered in accordance with the Securities Act of 1933. We are not an investment advisor and do not provide investment advice to you in connection with the Certificate or your Account. We also are not an investment company and therefore we are not registered under the Investment Company Act of 1940, as amended, and the protections provided by the Investment Company Act of 1940 are not applicable with respect to your Certificate.

You should be aware of the governing law with regard to the Certificate.

The Certificate is issued under a master contract. Therefore, the Certificate will be governed by and construed in accordance with the laws of the state it is issued in, and the obligations, rights and remedies of the Certificate Owner and/or Covered Person thereunder will be determined in accordance with such laws.

We may cancel the Certificate, and make no payments of the Coverage Amount, if assets in your Account fail to meet the investment requirements, or if you do not provide us with information necessary to monitor the investments of your Covered Asset Pool.

You are required to invest assets in your Covered Asset Pool in accordance with either a Model Portfolio or a Restricted Asset Allocation Portfolio. If ineligible investments are added to the Covered Asset Pool and/or the allocations of the Covered Asset Pool deviates from our prescribed investment requirements due to investment performance and is not rebalanced pursuant to our time requirements discussed later in this prospectus, we will send a notice of non-compliance to you and your RIA and you will have ten Business Days from mailing of the notice to bring the Covered Asset Pool into compliance. If you fail to do so, the Company will terminate the Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.

We may change the assets permissible under the Coverage, and you may have to rebalance your assets or the Certificate will be terminated.

We may change the requirements for the assets permitted in the Covered Asset Pool at any time, upon five Business Days’ notice. If we notify you of such a change, you must re-allocate assets within the Covered Asset Pool in accordance with the new requirements or your Certificate will be terminated, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero. In addition, complying with new investment requirements could entail payment of higher fees on those investments, and also may have adverse tax implications.

We may cancel the Certificate if the Subscription Fee is not paid.

If we do not receive the Subscription Fee by the due date, we will send a late notice. The Certificate will be terminated, and the Coverage Amount will no longer be guaranteed and no payments will be made (including if the Covered Asset Pool Value were to drop to zero), if we do not receive the Subscription Fee after ten Business Days from mailing of the late notice.

We may remove a Financial Institution from our list of approved Financial Institutions and you may have to move your Account to an approved Financial Institution or the Certificate may be terminated.

We may remove a Financial Institution from our list of approved Financial Institutions at any time. Please note that if we remove a Financial Institution from our list of approved Financial Institutions, you must maintain compliance with the terms of the Certificate and move your Account to an approved Financial Institution. Your Certificate will terminate, and the Coverage Amount will no longer be guaranteed and no payments will be made (including if the Covered Asset Pool Value were to drop to zero), unless you (i) move your Account to an approved Financial Institution within 90 calendar days of the date we send notice of disapproval, (ii) maintain compliance with our investment requirements and provide or give us access to the information or data necessary to monitor the allocations of your Account at all times, and (iii) comply with all other applicable terms of the Certificate.

In addition, your Certificate will terminate, and the Coverage Amount will no longer be guaranteed and no payments will be made (including if the Covered Asset Pool Value were to drop to zero), if the Financial Institution is the custodian or sponsor of your IRA, or the custodian or trustee of another Qualified Account and that custodian/sponsor/trustee discontinues its services unless (i) you replace the custodian/sponsor/trustee within 90 calendar days of discontinuance of service, (ii) maintain compliance with our investment requirements and provide or give us access to the information or data necessary to monitor the allocations of your Account at all times, and (iii) comply with all other applicable terms of the Certificate.

You have the right to move your Account to another Financial Institution from our list of approved Financial Institutions at any time, provided you maintain compliance with our investment requirements and provide or give us access to the information or data necessary to monitor the allocations of your Account at all times and comply with all other applicable terms of the Certificate. Different Financial Institutions may assess different fees and charges for their services. If you transfer your Account to another Financial Institution, you may be subject to higher fees and charges associated with maintaining your Account.

If your RIA is affiliated with your Financial Institution, a change in your Financial Institution may necessitate a change in your RIA as well. You also have the right to change your RIA at any time, provided you remain the client of an RIA at all times. Different RIAs may charge different Advisory Fees. If you change your RIA, you may be subject to higher Advisory Fees associated with their services.

Your payment of the Subscription Fee and/or the Advisory Fee from a Qualified Account may have tax consequences and affect the benefits provided under your Certificate.

There may be tax consequences if you elect to liquidate assets in your Qualified Account to pay the Subscription Fee and/or the Advisory Fee. A 10% federal tax penalty may also apply if you have not yet reached age 59 1⁄2. You should consult your tax advisor before doing so. You should consult your tax advisor, and financial advisor before purchasing a Certificate.

SECTION 3—DESCRIPTION OF THE CERTIFICATE

Introduction to the Certificate

The Certificate is available in connection with Accounts held outside any formal retirement arrangement (i.e., Nonqualified Accounts). The Certificate is also available in connection with Qualified Accounts. The Certificate is offered to individuals who own certain financial assets in an Account maintained at a Financial Institution.

The Certificate is designed to protect investors who are concerned that, either because of Withdrawals (other than Excess Withdrawals) or poor market performance, or both, their Covered Asset Pool may be depleted during their lifetime. In other words, the Certificate provides a limited form of insurance against outliving your assets.

If you comply with the conditions of the Certificate, we will provide to you a guaranteed level of annual income for life, even upon the Covered Asset Pool Value declining to zero. While your Covered Asset Pool Value is greater than zero, this income is in the form of Withdrawals of the Coverage Amount you may take each Certificate Year. If your Covered Asset Pool Value drops to zero, we will issue an immediate annuity to you that will provide lifetime fixed annuity payments of the final Coverage Amount to the Annuitant(s).

Note: There are three important dates to keep in mind relevant to the operation of the Certificate:

(1)	The Certificate Date: The date on which we issue the Certificate to the Certificate Owner. On the Certificate Date, the Coverage Base is set equal to the Certificate Owner’s Covered Asset Pool Value.

(2)	Lock-In Date: The date the initial Coverage Amount is set. The Certificate Owner sets the Lock-In Date when he/she makes the first Withdrawal after Attained Age 60.

(3)	If applicable, the date on which the Covered Asset Pool Value is reduced to zero other than by an Excess Withdrawal. At that point, payments of the Coverage Amount would be made from our assets.

Coverage Plans

You must choose from among three Coverage Plans—the Core Coverage Plan, the CorePlus Coverage Plan and the CorePlus X Coverage Plan. The Coverage Plans differ primarily with regard to (a) the amount of the Subscription Fee, and (b) the impact of the Coverage Plan on the Payment Percentage in certain scenarios. At or prior to the Certificate Date, you must choose (a) one of the three Coverage Plans, (b) whether your Advisory Fee is to be deducted from the Covered Asset Pool or instead taken from some other source, and (c) the Asset Allocation Tier in which your Covered Asset Pool will be invested.

After the Certificate Date, you can change your investment allocations, subject to our investment requirements If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, the applicable Subscription Fee will be applied to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan. After the Certificate Date, you cannot change your Coverage Plan or Advisory Fee election.

For each Coverage Plan, the Payment Percentage is set on the Lock-In Date, and is used to calculate the Coverage Amount. The Payment Percentage goes up with increased Covered Person Attained Age as of the first partial Withdrawal and with the number of full years since the Certificate Date. Payment Percentages are lower for Certificates with joint Covered Persons. The Payment Percentages for each Coverage Plan are summarized in the tables below.

With the Payment Percentages, please note that (a) for a single life Covered Person, the Attained Age refers to the age as of the last birthday immediately prior to the first partial Withdrawal taken after Attained Age 60 and (b) for a Certificate where there are joint Covered Persons, the Attained Age refers to the age as of the last birthday of the younger Covered Person immediately prior to the first partial Withdrawal taken after younger Covered Person Attained Age 60. The Payment Percentages described above apply to an individual Covered Person, and are reduced by 0.50% if there are joint Covered Persons.

Because the Payment Percentage is determined indirectly by the number of full years since the Certificate Date that the first partial Withdrawal has not been taken, the longer you wait to set the Lock-In Date, the higher your Coverage Amount can be. On the other hand, the longer you wait to set the Lock-In Date, the less time you have to benefit from the guarantee because of decreasing life expectancy as you age.

If your Covered Asset Pool Value drops to zero before the Covered Person’s Attained Age 60 due to investment performance and fee deductions only (i.e., not due to Withdrawals), we will set the Lock-In Date on the day it goes to zero. If this occurs, we will determine your Payment Percentage as if the Covered Person’s Attained Age 60 as of the Lock-In Date.

The specific details of each Coverage Plan are as follows:

Core Coverage Plan

Core Coverage Plan is subject to all the Certificate rules other than those specifically indicated.

Core Coverage Plan Payment Percentages. The applicable Core Coverage Plan Payment Percentages are summarized in the table immediately below:

Core Coverage Plan

Payment Percentages for Certificate with Single Covered Person On Lock-In Date
Single Covered Person Attained Age at Time of First Partial Withdrawal	Time Since CDA Certificate Issue Date
	Less Than 5 Years	5 Years or More
60-64	3.50%	4.00%
65-74	4.50%	5.00%
75-79	5.00%	5.50%
80 and older	5.50%	6.00%

Payment Percentages for Certificate with Joint Covered Persons On Lock-In Date
Younger Joint Covered Person Attained Age at Time of First Partial Withdrawal	Time Since CDA Certificate Issue Date
	Less Than 5 Years	5 Years or More
60-64	3.00%	3.50%
65-74	4.00%	4.50%
75-79	4.50%	5.00%
80 and older	5.00%	5.50%

It is important to note that under the Core Coverage Plan, we reduce the Payment Percentage by 1% if the Covered Asset Pool Value drops to zero.

This means that if, due to partial Withdrawals and/or poor investment performance, your Covered Asset Pool Value drops to zero, we will calculate your Coverage Amount based on the applicable Payment Percentage shown in the table above, less 1%.

Core Coverage Plan Subscription Fee. As summarized in the following table, the Subscription Fee under the Core Coverage Plan varies, depending on (a) whether the Advisory Fee is permitted to be deducted from the Covered Asset Pool, and (b) the Asset Allocation Tier. Specifically:

Core Plan Subscription Fee

Advisory Fee Not Deducted from the Covered Asset Pool
Asset Allocation	Current Subscription Fee Percentage	Maximum Subscription Fee Percentage1
Tier A	1.00%	2.00%
Tier B	1.20%	2.50%
Tier C	1.40%	2.50%

Advisory Fee Is Deducted from the Covered Asset Pool
Asset Allocation	Current Subscription Fee Percentage	Maximum Subscription Fee Percentage1
Tier A	1.10%	2.00%
Tier B	1.30%	2.50%
Tier C	1.50%	3.00%

1

Your Subscription Fee is only subject to change if you change your investment allocations to a different Asset Allocation Tier after the Certificate Date. If you do so, your Subscription Fee will be increased or decreased to the then current Subscription Fee associated with your new Asset Allocation Tier. Any increase is subject to the maximum set forth in the table. You cannot change your Coverage Plan or Advisory Fee election after the Certificate Date. If your RIA changes the amount of the Advisory Fee, or if you change your RIA and your new RIA charges a different Advisory Fee, you may still deduct the new Advisory Fee amount if you made this election on or prior to the Certificate Date. However, the Advisory Fee deduction may not exceed 1% of the Covered Asset Pool Value.

CorePlus Coverage Plan

The CorePlus Coverage Plan is subject to all the Certificate rules other than those specifically indicated.

CorePlus Coverage Plan Payment Percentages. The applicable CorePlus Coverage Plan Payment Percentages are summarized in the table immediately below:

CorePlus Coverage Plan

Payment Percentages for Certificate with Single Covered Person On Lock-In Date
Single Covered Person Attained Age at Time of First Partial Withdrawal	Time Since CDA Certificate Issue Date
	Less Than 5 Years	5 Years or More
60-64	3.50%	4.00%
65-74	4.50%	5.00%
75-79	5.00%	5.50%
80 and older	5.50%	6.00%

Payment Percentages for Certificate with Joint Covered Persons

On Lock-In Date

Younger Joint Covered Person Attained Age at Time of First Partial Withdrawal	Time Since CDA Certificate Issue Date
	Less Than 5 Years	5 Years or More
60-64	3.00%	3.50%
65-74	4.00%	4.50%
75-79	4.50%	5.00%
80 and older	5.00%	5.50%

Under the CorePlus Coverage Plan, we do NOT reduce the Payment Percentage by 1% if the Covered Asset Pool Value drops to zero. This means that if, due to partial Withdrawals and/or poor investment performance, your Covered Asset Pool Value drops to zero, we will calculate your Coverage Amount based on the applicable Payment Percentage shown in the table above, without adjustment.

CorePlus Coverage Plan Subscription Fee. As summarized in the following table, the Subscription Fee under the CorePlus Coverage Plan varies, depending on (a) whether the Advisory Fee is permitted to be deducted from the Covered Asset Pool, and (b) the Asset Allocation Tier. Specifically:

CorePlus Coverage Plan Subscription Fee

Advisory Fee Not Deducted from the Covered Asset Pool
Asset Allocation	Current Subscription Fee Percentage	Maximum Subscription Fee Percentage1
Tier A	1.30%	2.50%
Tier B	1.55%	3.00%
Tier C	1.80%	3.50%

Advisory Fee Is Deducted from the Covered Asset Pool
Asset Allocation	Current Subscription Fee Percentage	Maximum Subscription Fee Percentage1
Tier A	1.45%	2.50%
Tier B	1.70%	3.00%
Tier C	1.95%	3.50%

1

Your Subscription Fee is only subject to change if you change your investment allocations to a different Asset Allocation Tier after the Certificate Date. If you do so, your Subscription Fee will be increased or decreased to the then current Subscription Fee associated with your new Asset Allocation Tier. Any increase is subject to the maximum set forth in the table. You cannot change your Coverage Plan or Advisory Fee election after the Certificate Date. If your RIA changes the amount of the Advisory Fee, or if you change your RIA and your new RIA charges a different Advisory Fee, you may still deduct the new Advisory Fee amount if you made this election on or prior to the Certificate Date. However, the Advisory Fee deduction may not exceed 1% of the Covered Asset Pool Value.

CorePlus X Coverage Plan

The CorePlus X Coverage Plan is subject to all the Certificate rules other than those specifically indicated.

CorePlus X Coverage Plan Payment Percentages. The applicable CorePlus X Coverage Plan Payment Percentages are summarized in the table immediately below:

CorePlus X Coverage Plan

Payment Percentages for Certificate with Single Covered Person On Lock-In Date

Single Covered Person Attained Age at Time of First Partial Withdrawal	Time Since CDA Certificate Issue Date
	Less Than 5 Years	5 Years or More
60-64	3.50%	4.00%
65-74	4.50%	5.00%
75-79	5.00%	5.50%
80 and older	5.50%	6.00%

Payment Percentages for Certificate with Joint Covered Persons On Lock-In Date

Younger Joint Covered Person Attained Age at Time of First Partial Withdrawal	Time Since CDA Certificate Issue Date
	Less Than 5 Years	5 Years or More
60-64	3.00%	3.50%
65-74	4.00%	4.50%
75-79	4.50%	5.00%
80 and older	5.00%	5.50%

Importantly, under the CorePlus X Coverage Plan, the Payment Percentage, as established on the Lock-In Date based on the age of the Certificate Owner, is eligible for a positive adjustment based on the Ten Year Constant Maturity US Treasury Rate as of the last Business Day of the prior Certificate Year, as shown:

Core Plus X Coverage Plan Payment Percentage Adjustment
If the Ten Year Constant Maturity US Treasury Rate Was:	0.00% to less than 4.00%	4.00% to less than 4.50%	4.50% to less than 5.50%	5.50% to less than 6.5%	6.5%+

For Issue Age <65, we will increase your Payment Percentage by:	0.00%	0.00%	0.50%	1.00%	1.50%
For Issue Age 65+, we will increase your Payment Percentage by:	0.00%	0.50%	1.00%	1.50%	2.00%

The interest rate environment can have a significant effect on the differences between the Coverage Plans. When interest rates are lower, the Ten Year Constant Maturity US Treasury Rate adjustment applied under the CorePlus X Coverage Plan may be insignificant or even zero, as shown in the table above. This means that you may pay the higher Subscription Fee associated with the CorePlus X Coverage Plan without a positive adjustment to your Payment Percentage in Certificate Years where the Ten Year Constant Maturity US Treasury Rate is low.

Under the adjustment based on the Ten Year Constant Maturity US Treasury Rate, at the beginning of each Certificate Year, we identify the value of the Ten Year Constant Maturity US Treasury Rate as of the last Business Day of the prior Certificate Year. The Coverage Amount for each new Certificate Year is equal to the Coverage Base multiplied by the Payment Percentage established on the Lock-In Date plus any adjustment based on the Ten Year Constant Maturity US Treasury Rate as of the last Business Day of the prior Certificate Year. We apply the same adjustment to determine the Coverage Amount when the Covered Asset Pool Value drops to zero.

For example, assume the Issue Age is 64 and the Payment Percentage at the Lock-In Date is 3.5%. Assume the Ten Year Constant Maturity US Treasury Rate is 4.5% on the last Business Day of the prior Certificate Year. At this level, the Ten Year Constant Maturity US Treasury Rate adjustment is 0.5%, so the adjusted Payment Percentage is 4.0% (3.5% plus 0.5%) for that year. One year later, assume the Ten Year Constant Maturity US Treasury Rate is 3.3%. At this level, the Ten Year Constant Maturity US Treasury Rate adjustment is 0%, so the adjusted Payment Percentage is 3.5% (3.5% plus 0%) for that year. Assume that the Covered Asset Pool Value drops to zero and the Ten Year Constant Maturity US Treasury Rate is 3.3% on the last Business Day of the prior Certificate Year. Because the Covered Asset Pool Value has dropped to zero, there will be a final adjustment using the Ten Year Constant Maturity US Treasury Rate. At this level, the Ten Year Constant Maturity US Treasury Rate adjustment remains 0%, so the adjusted Payment Percentage is 3.5% (3.5% plus 0%). This is the adjusted Payment Percentage that will be used to issue the immediate annuity, which will provide the fixed lifetime annuity payments to the Annuitant(s).

CorePlus X Coverage Plan Subscription Fee. As summarized in the following table, the Subscription Fee under the CorePlus X Coverage Plan varies, depending on (a) whether the Advisory Fee is permitted to be deducted from the Covered Asset Pool, and (b) the Asset Allocation Tier. Specifically:

CorePlus X Coverage Plan Subscription Fee

Advisory Fee Not Deducted from the Covered Asset Pool

Asset Allocation	Current Subscription Fee Percentage	Maximum Subscription Fee Percentage1
Tier A	1.50%	2.50%
Tier B	1.80%	3.00%
Tier C	2.10%	3.50%

Advisory Fee Is Deducted from the Covered Asset Pool

Asset Allocation	Current Subscription Fee Percentage	Maximum Subscription Fee Percentage1
Tier A	1.65%	2.50%
Tier B	1.95%	3.50%
Tier C	2.25%	3.50%

[1]

Your Subscription Fee is only subject to change if you change your investment allocations to a different Asset Allocation Tier after the Certificate Date. If you do so, your Subscription Fee will be increased or decreased to the then current Subscription Fee associated with your new Asset Allocation Tier. Any increase is subject to the maximum set forth in the table. You cannot change your Coverage Plan or Advisory Fee election after the Certificate Date. If your RIA changes the amount of the Advisory Fee, or if you change your RIA and your new RIA charges a different Advisory Fee, you may still deduct the new Advisory Fee amount if you made this election on or prior to the Certificate Date. However, the Advisory Fee deduction may not exceed 1% of the Covered Asset Pool Value.

For all Coverage Plans, if the Covered Asset Pool drops to zero, the Company will calculate your Coverage Amount, based on Payment Percentage that applies to your Coverage Plan, and issue an immediate annuity with fixed payments in equal installments for the life of the Annuitant(s). If there is more than one Annuitant, payments will continue until the death of the second Annuitant. The immediate annuity payment amounts will be based on the final Coverage Amount under the Certificate. Upon issuing the immediate annuity, your Certificate and all its terms (including the Subscription Fee) are terminated.

Purchasing the Certificate

On the date you purchase the Certificate, all of the following must be true:

•	The Covered Asset Pool Value held in your Account must be at least $50,000 and not more than $2 million. Contributions in excess of $2 million must be pre-approved by us.

•	You must comply with the applicable Covered Asset Pool investment requirements.

•

For a sole owner of the Certificate, the owner must be younger than age 80 on the Certificate Date. Joint owners of the Certificate must be spouses as defined under federal law, and each must be younger than age 80 on the Certificate Date.

•

In the case of a single Certificate Owner where the owner and the owner’s spouse are Covered Persons, the owner’s spouse must be younger than age 80. We may require due proof of age before issuing the Certificate. If there are two Covered Persons and the Certificate is purchased through a Qualified Account, the age difference between the spouses must not exceed 10 years. This 10 year age difference restriction does not apply to Certificates purchased through Nonqualified Accounts.

To purchase the Certificate, you must complete an application form. Application forms are available through financial professionals. Your application form is subject to our approval. We may refuse to issue a Certificate at any time in our sole discretion.

If your application is accepted and the Certificate is issued, then you are given a free look period during which you may cancel the Certificate. The free look period begins upon your receipt of the Certificate and ends 10 calendar days thereafter (or such longer period that your state may require). To cancel the Certificate during the free look period, you must provide the Company with written notice within the 10 day period. If you cancel the Certificate during the free look period, we will refund any Subscription Fees paid.

Coverage Base

It is important to remember that the Coverage Base is used only in calculating your Coverage Amount. It is not a cash value of the Certificate. The Certificate has no cash value, and the Coverage Base cannot be withdrawn (although it may increase or decrease as indicated below). It also is not a guarantee of the value of any assets held within your Account.

On the Certificate Date, the Coverage Base is set equal to the Certificate Owner’s Covered Asset Pool Value.

Example 1:

Assume that you purchase the Certificate and at that time, you have $100,000 invested in the Covered Asset Pool through your Account. Your initial Coverage Base on the Certificate Date is $100,000.

Coverage Base Increases—Automatic Step-Ups

The Coverage Base will increase in two circumstances:

•

First, Subsequent Contributions increase the Coverage Base dollar-for-dollar. Qualified Account contributions are subject to limitations under the Code. Subsequent Contributions can only be made within the first twelve months after the Certificate Date, provided no partial Withdrawals have been taken.

•

Second, on each Certificate Anniversary prior to the date on which the maximum Coverage Base is reached, we will compare the Coverage Base to the Covered Asset Pool Value at the end of the previous Business Day. If the Covered Asset Pool Value is greater than the Coverage Base, then the Coverage Base will be stepped-up (i.e., increased) automatically to equal the Covered Asset Pool Value. Automatic Step-Ups can occur before and after the Lock-In Date, until the maximum Coverage Base is reached. After the maximum Coverage Base is reached, no Automatic Step-Ups will occur, even if the Coverage Base is later reduced below the maximum Coverage Base (e.g., as a result of Excess Withdrawals).

In general, the Covered Asset Pool Value increases each time you make a permitted Subsequent Contribution and decreases each time you make a Withdrawal. The Covered Asset Pool Value may also increase or decrease based on “market fluctuations,” (e.g., changes in the value of the fund shares held in the Covered Asset Pool). The Covered Asset Pool Value will decrease as a result of deductions of the Annual Fee Allowance, including deductions of the Advisory Fee if you elected to pay the Advisory Fee from your Covered Asset Pool on or prior to the Certificate Date. Any decrease in the Covered Asset Pool Value, including as a result of Annual Fee Allowance deductions, will prevent an Automatic Step-Up if the Covered Asset Pool Value drops below the current Coverage Base and will reduce the amount of any Automatic Step-Up by the amount of the decrease in the Covered Asset Pool Value.

Example 2:

Assume that your Coverage Base and Covered Asset Pool are both valued at $100,000, and that you make a Subsequent Contribution of $25,000 within the first twelve months after the Certificate Date. Upon making the Contribution, your Coverage Base and your Covered Asset Pool will each increase to $125,000.

Assume that on the next Certificate Anniversary, your Covered Asset Pool Value has decreased to $120,000, due to market declines. Your Coverage Base will remain at $125,000.

The sum of the initial Contribution and any Subsequent Contributions may not exceed the maximum total Contributions of $2 million without our prior approval. Where the Covered Person consists of spouses, the $2 million limit remains the same—it is not increased on account of the additional Covered Person. Also, if you own multiple Certificates, a single $2 million limit will apply across all of your Certificates. Regardless of the limit on Contributions noted above, we may suspend Subsequent Contributions at any time by providing written notice.

Coverage Base Decreases

Your Coverage Base is the sum of all Contributions, adjusted for any Excess Withdrawals taken and any Automatic Step-Ups applied. Contribution amounts are not adjusted thereafter for investment performance of the assets, for deductions of the Annual Fee Allowance, or for subsequent partial Withdrawals other than Excess Withdrawals. Therefore, a reduction in your Covered Asset Pool Value will not, by itself, reduce your Coverage Base. Your Covered Asset Pool Value may be reduced by poor investment performance of the assets, by deductions of the Annual Fee Allowance, or by subsequent partial Withdrawals (including Excess Withdrawals). However, only Excess Withdrawals will have the effect of reducing your Coverage Base.

Withdrawals in a Certificate Year that, in total, are less than or equal to the Coverage Amount (or RMD, if greater) do not reduce the Coverage Base. We will notify you of any Withdrawal from your Account that we consider an Excess Withdrawal. If you do not follow the procedure for Inadvertent Partial Withdrawals thereafter, it will be treated as an Excess Withdrawal. First, within five Business Days after the Withdrawal, you must notify us of your intent to reinvest the withdrawn proceeds in the Covered Asset Pool. Written notice can be sent to our Customer Service Center at 222 South First Street, Suite 600, Louisville, KY 40202 or via fax at (502) 882-6040. Second, within five Business Days after we receive your notice, the withdrawn proceeds must be returned to the Covered Asset Pool. If you follow the process, we will treat the amount as an Inadvertent Partial Withdrawal, and it will not be considered an Excess Withdrawal or reduce the Coverage Base.

Excess Withdrawals in a Certificate Year that are greater than the Coverage Amount (or RMD, if greater) will cause a pro rata reduction to the Coverage Base according to the following formula:

Coverage Base After Excess Withdrawal =

Coverage Base Before Excess Withdrawal * [1 – Excess Withdrawal Amount / Covered Asset Pool Value (Before Excess Withdrawal)]

Example 3:

Assume that your Coverage Base Value and Covered Asset Pool Value are both valued at $100,000 before making a withdrawal, and then you make a subsequent partial Excess Withdrawal of $2,000. Upon making this partial Excess Withdrawal your Coverage Base will be reduced to $98,000 = $100,000 * (1—$2,000 / $100,000). Since the Coverage Base and Covered Asset Pool value are both $100,000 prior to the partial Excess Withdrawal, the Coverage Base Value reduces by $2,000, the same dollar amount of the partial Excess Withdrawal amount.

Example 4:

Assume that your Coverage Base Value is $150,000 and Covered Asset Pool Value is valued at $100,000 before making a withdrawal, and then you make a subsequent partial Excess Withdrawal of $2,000. Upon making this partial Excess Withdrawal your Coverage Base will be reduced to $147,000 = $150,000 * (1 - $2,000 / $100,000). Since the Coverage Base is greater than the Covered Asset Pool at the time of the partial Excess Withdrawal, the Coverage Base Value is reduced by $3,000, more than the partial Excess Withdrawal amount.

Example 5:

Assume that your Coverage Base Value is $90,000 and Covered Asset Pool Value is valued at $100,000 before making a withdrawal, and then you make a subsequent partial Excess Withdrawal of $2,000. Upon making this partial Excess Withdrawal your Coverage Base will be reduced to $88,200 = $90,000 * (1 - $2,000 / $100,000). Since the Coverage Base is less than the Coverage Asset Pool value at the time of the partial Excess Withdrawal, the Coverage Base Value is reduced by $1,800, less than the partial Excess Withdrawal amount.

If an Excess Withdrawal reduces the Covered Asset Pool Value to zero, the Certificate will terminate, and the Coverage Amount will no longer be guaranteed and no payments will be made. Please see “Excess Withdrawals” in Section 3—Description of the Certificate.

If the Certificate Owner withdraws less than the Coverage Amount from the Covered Asset Pool in a Certificate Year, the unused portion cannot be carried over to the next Certificate Year.

Coverage Amount

Prior to the Lock-In Date, the Coverage Amount is equal to zero. Starting on and after the Lock-In Date, the Coverage Amount is calculated each Certificate Year. For a Certificate Owner of a Nonqualified Account, the Coverage Amount is the amount that may withdraw each Certificate Year from the Covered Asset Pool for the lifetime of the Covered Person, without reducing the Coverage Amount in future years. With respect to Qualified Accounts, each Certificate Year the Certificate Owner may withdraw the greater of the Coverage Amount or the RMD. Withdrawals of the Coverage Amount (or RMDs, if greater) are not treated as Excess Withdrawals. If during any Certificate Year less than the full Coverage Amount is withdrawn, the remaining amount may not be carried over into any future Certificate Year.

The Payment Percentage is set on the Lock-In Date and is based on the Coverage Plan you elect. The Payment Percentage, in turn, is used to determine the Coverage Amount. Specifically:

(a)	For the Core Coverage Plan and CorePlus Coverage Plan, the Coverage Amount will equal the Coverage Base multiplied by the applicable Payment Percentage; and

(b)

For the CorePlus X Coverage Plan, the Coverage Amount will equal the Coverage Base multiplied by the [Payment Percentage established on the Lock-In Date plus any adjustment based on the Ten Year Constant Maturity US Treasury Rate as of the last Business Day of the prior Certificate Year]

If due to such partial Withdrawals and/or poor investment performance your Covered Asset Pool Value drops to zero, we will calculate your final Coverage Amount in a way that varies among the three Coverage Plans. Specifically:

(a)	For the Core Coverage Plan, the final Coverage Amount will equal the Coverage Base multiplied by the [Payment Percentage established on the Lock-In Date less 1.00%]; and

(b)	For the CorePlus Coverage Plan, the final Coverage Amount will equal the Coverage Base multiplied by the Payment Percentage established on the Lock-In Date; and

(c)

For the CorePlus X Coverage Plan, the final Coverage Amount will equal the Coverage Base multiplied by the [Payment Percentage established on the Lock-In Date plus any adjustment based on the Ten Year Constant Maturity US Treasury Rate as of the last Business Day of the prior Certificate Year]

If your Covered Asset Pool Value drops to zero, the Company will terminate your Certificate and issue an immediate annuity to the Certificate Owner, where the amount of the immediate annuity payments equals the final Coverage Amount. The immediate annuity will be a life annuity with fixed payments made at any interval that we offer (e.g., monthly). Payments will be made until the death of the Annuitant(s). If there is more than one Annuitant, payments will continue until the death of the second Annuitant. Please note that the Federal income tax treatment of payments received under the immediate annuity may vary from the tax treatment accorded to Withdrawals under the Certificate. Please see TAX CONSIDERATIONS in that regard.

If your Covered Asset Pool drops to zero due to an Excess Withdrawal, we will terminate your Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made.

Calculation of the Coverage Amount ON the Lock-In Date

At the Lock-In Date, we calculate the initial Coverage Amount by multiplying the Coverage Base by the applicable Payment Percentage as of the Lock-In Date. If, for example, your Payment Percentage is 3.0%, then you may withdraw up to 3.0% of the Coverage Base every Certificate Year from your Covered Asset Pool without causing an Excess Withdrawal and reducing the benefits guaranteed to you by the Certificate. Deduction of the Annual Fee Allowance does not reduce the Coverage Base.

Example 6:

A 65 year old Certificate Owner whose Certificate was issued six years ago takes a first partial Withdrawal of $2,000 from the Covered Asset Pool. At the time of the partial Withdrawal the Coverage Base is $100,000. This Withdrawal sets the Lock-in Date and the Payment Percentage is set at 5% and has a Coverage Amount for the current Certificate Year of $5,000 (5% of $100,000), so the Certificate Owner may withdraw an additional $3,000 ($5,000 Coverage Amount - $2,000 first partial Withdrawal) during the Certificate Year under the CDA coverage. On the following Certificate Anniversary, the Covered Asset Pool Value increases to $125,000 due to positive investment performance. This is greater than the current Coverage Base, so there will be an Automatic Step-Up of the Coverage Base to $125,000. For this Certificate Year, the Coverage Amount is 5% (the Payment Percentage set on Lock-in Date) of $125,000 (the Coverage Base after the Automatic Step-Up), or $6,250.

Example 7:

A 65 year old Certificate Owner whose Certificate was issued four years ago takes a first partial Withdrawal of $2,000 from the Covered Asset Pool. At the time of the partial Withdrawal the Coverage Base is $100,000. This withdrawal sets the Lock-in Date and the Payment Percentage is set at 4.5% and has a Coverage Amount for the current Certificate Year of $4,500 (4.5% of $100,000), so the Certificate Owner may withdraw an additional $2,500 ($4,500 Coverage Amount - $2,000 first partial Withdrawal) during the Certificate Year under the CDA coverage. On the following Certificate Anniversary, the Covered Asset Pool Value drops to $75,000 due to poor investment performance. This is less than the current Coverage Base, so there will be no Automatic Step-Up of the Coverage Base. For this Certificate Year, the Coverage Base will remain $100,000 and the Coverage Amount will remain $4,500.

Example 8:

A 55 year old Certificate Owner whose Certificate was issued six years ago takes a first partial Withdrawal of $2,000 from the Covered Asset Pool. At the time of the partial Withdrawal the Coverage Base Value is $100,000. This Withdrawal does not set the Lock-in Date because the Certificate Owner is under Attained Age 60 at the time of the first partial Withdrawal, so the Payment Percentage is not set and the entire $2,000 partial Withdrawal is treated as an Excess Withdrawal. In addition, if the Certificate was issued under a Qualified Account, there may be adverse tax consequences including a 10% federal tax penalty.

Example 9:

A 79 year old Certificate Owner whose Certificate was issued one month ago takes a first partial Withdrawal of $2,000 from the Covered Asset Pool. At the time of the partial Withdrawal the Coverage Base Value is $100,000. This Withdrawal sets the Lock-in Date and the Payment Percentage is set at 5% and has a Coverage Amount for the current Certificate Year of $100,000 * 5% = $5,000, so the Certificate Owner may withdraw an additional $3,000 = $5,000 - $2,000 during the Certificate Year under the CDA coverage. In addition, the Certificate Owner will not be able to make Subsequent Contributions after the Lock-In Date.

Calculation of the Coverage Amount AFTER the Lock-In Date

After the Lock-In Date, the Coverage Amount can be increased by an Automatic Step-Up. After the Lock-In Date, even if the Lock-In Date occurs during the first 12 months after the Certificate Date, Subsequent Contributions are not allowed and will not increase the Coverage Amount.

With regard to the Automatic Step-Up, on the last Business Day of each Certificate Anniversary prior to such time that the maximum Coverage Base is reached, we compare the Covered Asset Pool Value to the Coverage Base. If on that Certificate Anniversary, the Covered Asset Pool Value exceeds the Coverage Base, we automatically increase the Coverage Base to equal that greater amount. On the last Business Day of the Certificate Anniversary, we will ensure that all transactions effected on that Business Day (e.g., deduction of the Advisory Fee or the Subscription Fee, or a partial Withdrawal) are reflected in the Covered Asset Pool Value prior to making that comparison and effectuating the Automatic Step-Up. The Covered Asset Pool Value will decrease as a result of deductions of the Annual Fee Allowance, including deductions of the Advisory Fee if you elected to pay the Advisory Fee from your Covered Asset Pool on or prior to the Certificate Date. Any decrease in the Covered Asset Pool Value, including as a result of Annual Fee Allowance deductions, will prevent an Automatic Step-Up if the Covered Asset Pool Value drops below the current Coverage Base and will reduce the amount of any Automatic Step-Up by the amount of the decrease in the Covered Asset Pool Value.

Example 10:

A 65 year old Certificate Owner whose Certificate was issued six years ago has total Contributions of $70,000 and takes a first partial Withdrawal of $2,000 from the Covered Asset Pool. At the time of the partial Withdrawal the Coverage Base is $100,000. This Withdrawal sets the Lock-in Date and the Payment Percentage is set at 5% and has a Coverage Amount for the current Certificate Year of $5,000 = 5% * $100,000, so the Certificate Owner may withdraw an additional $3,000 ($5,000 Coverage Amount - $2,000 first partial Withdrawal) during the Certificate Year under the CDA coverage.

Example 11:

Same Certificate as in Example 10 above, the next Certificate Anniversary the Covered Asset Pool Value is $125,000, which is greater than the current Coverage Base ($100,000), so there will be an Automatic Step-Up of the Coverage Base to $125,000. For this Certificate Year, the Coverage Amount is increased to 5% (the Payment Percentage set on Lock-in Date) * $125,000 (the Coverage Base after the Automatic Step-Up) = $6,250.

Example 12:

Same Certificate as in Examples 10 and 11 above, the next Certificate Anniversary the Covered Asset Pool Value is $95,000, which is less than the current Coverage Base ($125,000), so there will be no Automatic Step-Up of the Coverage Base. For this Certificate Year, the Coverage Base will remain $125,000 and the Coverage Amount will remain $6,250.

Example 13:

Same Certificate as in Examples 10, 11 and 12 above, the next Certificate Anniversary the Covered Asset Pool Value is $195,000, which is greater than the current Coverage Base ($125,000), so there will be an Automatic Step-Up of the Coverage Base. The maximum Coverage Base is $175,000 (250% of the $70,000 total Contributions). In this case, the Covered Asset Pool Value of $195,000 exceeds the maximum Coverage Base of $175,000, so the Coverage Base after the Automatic Step-Up will be $175,000. For this Certificate Year, the Coverage Amount is increased to $8,750 (5% of $175,000). Since the Certificate Coverage Base is at the maximum Coverage Base, there will be no more Automatic Step-Ups available on future Certificate Anniversary dates for this Certificate.

If after the Lock-In Date the Covered Asset Pool Value drops to zero, we re-calculate the Coverage Amount, using a Payment Percentage that is equal to the Payment Percentage that was used to determine the original Coverage Amount, less 1.00% (for the Core Coverage Plan). Under that scenario, the Company will discharge its payment obligations by issuing an immediate annuity to the Certificate Owner, where the immediate annuity payments equal the re-calculated Coverage Amount. The immediate annuity will be a life annuity, making fixed payments at one of the payment intervals that we offer (e.g., monthly). Payments will be made until the death of the Annuitant(s). If there is more than one Annuitant, payments will continue until the death of the second Annuitant. Please note that the Federal income tax treatment of payments received under the immediate annuity may vary from the tax treatment accorded to Withdrawals under the Certificate. Please see “Section 6—Tax Considerations” in that regard.

In general, Withdrawals that you make above the Coverage Amount (including deductions in excess of the Annual Fee Allowance), in any Certificate Year have the potential to significantly decrease and even terminate the benefits provided by the Certificate.

Excess Withdrawals

Excess Withdrawals are the amount of Withdrawal(s) from the Covered Asset Pool that exceed the amount allowed for that Certificate Year.

Withdrawals Prior to Covered Person Attained Age 60—Any partial Withdrawal taken prior to a Covered Person reaching Attained Age 60 is an Excess Withdrawal and does not establish the Lock-In Date.

Withdrawals taken After Covered Person Attained Age 60 or older—the following rules apply:

An Excess Withdrawal is any portion of a Withdrawal in excess of the Coverage Amount (or the RMD, if greater) for that Certificate Year. The Coverage Amount is calculated as:

•	For the Core Coverage Plan and CorePlus Coverage Plan, the Coverage Amount equals the Coverage Base, multiplied by the Payment Percentage established on the Lock-In Date.

•

For the CorePlus X Coverage Plan, the Coverage Amount equals the Coverage Base multiplied by the Payment Percentage established on the Lock-In Date plus any adjustment based on the Ten Year Constant Maturity US Treasury Rate as of the last Business Day of the prior Certificate Year.

Withdrawals establishing the Lock-In Date—to avoid an Excess Withdrawal in connection with your first Withdrawal after the Covered Person’s Attained Age 60 (which will establish your Lock-In Date), be sure that the amount of that first Withdrawal is less than or equal to the Coverage Amount that is determined when that first Withdrawal is made.

Withdrawals after the Lock-In Date—the total amount of a Withdrawal (or Withdrawals) from the Covered Asset Pool during a Certificate Year in excess of the Coverage Amount available during that Certificate Year is an Excess Withdrawal.

You may elect to have certain fees deducted from your Covered Asset Pool without being considered a Withdrawal of those amounts, and the total of those fees is called your Annual Fee Allowance. Deductions for the Annual Fee Allowance are not Withdrawals, and will not be counted towards an Excess Withdrawal. The Annual Fee Allowance includes the Subscription Fee and any incidental trading or other Financial Institution account fees deducted from the Account. Incidental trading fees include transactional based pricing fees, which are fees that are charged per transaction. However, asset based pricing fees, which are trading fees your RIA may assess that allow for unlimited trading transactions and are based on the value of the assets in the Account, are not considered incidental fees and will not be considered part of the Annual Fee Allowance. In addition, the Advisory Fee may be included in the Annual Fee Allowance if, on or prior to the Certificate Date, the Certificate Owner has elected that the Advisory Fee be deducted from the Covered Asset Pool. Because this election is used to determine your Subscription Fee, it cannot be changed thereafter. If your RIA changes the amount of the Advisory Fee, or if you change your RIA and your new RIA charges a different Advisory Fee, you may still deduct the new Advisory Fee amount if you made this election on or prior to the Certificate Date. However, the Advisory Fee deduction may not exceed 1% of the Covered Asset Pool Value.

We will establish procedures to verify that a deduction is part of the Annual Fee Allowance. Amounts properly deducted as part of the Annual Fee Allowance are not treated as Withdrawals and will not contribute to the Excess Withdrawal calculation. Any Withdrawal that is not properly identified by you and your RIA as part of the Annual Fee Allowance may be treated as an Excess Withdrawal.

If you inadvertently take a partial Withdrawal from the Covered Asset Pool, you may follow a process to prevent it from being considered a Withdrawal of Coverage Amount or an Excess Withdrawal. You may follow this process even if the Withdrawal, combined with any other Withdrawals you have taken in that Certificate Year, did not cause an Excess Withdrawal. We will notify you of any Withdrawal from your Account that we consider an Excess Withdrawal. If you do not follow the procedure for Inadvertent Partial Withdrawals thereafter, it will be treated as an Excess Withdrawal. First, within five Business Days after the Withdrawal, you must notify us of your intent to reinvest the withdrawn proceeds in the Covered Asset Pool. Written notice can be sent to our Customer Service Center at 222 South First Street, Suite 600, Louisville, KY 40202 or via fax at (502) 882-6040. Second, within five Business Days after we receive your notice, the withdrawn proceeds must be returned to the Covered Asset Pool. If you follow the process, we will treat the amount as an Inadvertent Partial Withdrawal, and it will not be considered a Withdrawal of Coverage Amount or an Excess Withdrawal.

Dividends and other distributions from the assets that are not automatically reinvested in the Covered Asset Pool are considered Withdrawals, and may contribute to an Excess Withdrawal to the extent they exceed the Coverage Amount when added to other Withdrawals you have taken that Certificate Year.

Excess Withdrawals in any Certificate Year have the potential to significantly decrease and even terminate the benefits provided by the Certificate. Excess Withdrawals cause a pro rata reduction to the Coverage Base. If the Coverage Base is greater than the Covered Asset Pool Value at the time of the Excess Withdrawal, the reduction in Coverage Base will be more than a dollar-for-dollar reduction. The Coverage Amount is calculated by applying the Payment Percentage to the Coverage Base each Certificate Year. If your Coverage Base is reduced by Excess Withdrawals, your Coverage Amount will also be reduced. Please see “Coverage Base” and “Coverage Amount” above for examples of how Excess Withdrawals can affect your Coverage Base and Coverage Amount.

Covered Asset Pool Transfers

The Certificate Owner may make transfers of assets within the Covered Asset Pool at any time subject to applicable investment requirements. Any transfer, sale or exchange of an asset in the Covered Asset Pool for and into an investment option that does not meet our investment requirements is an ineligible investment. If ineligible investments are added to the Covered Asset Pool, we will send a notice of non-compliance to you and your RIA and you will have ten Business Days from mailing to bring the Covered Asset Pool into compliance. If you fail to do so, the Company will terminate the Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.

Subscription Fee

The Subscription Fee is the fee we charge the Certificate Owner for the benefits provided under the Certificate. The Subscription Fee is a percentage of the sum of all Contributions (after adjustment for any Excess Withdrawal taken). Contribution amounts are not adjusted thereafter for investment performance, for deductions of the Annual Fee Allowance, or for subsequent partial Withdrawals other than Excess Withdrawals. However, Excess Withdrawals reduce Contributions on a pro rata basis.

As indicated above, the amount of the Subscription Fee varies, depending on which Coverage Plan you have elected, whether you have elected to have your Advisory Fees deducted from the Covered Asset Pool, and the Asset Allocation Tier you have invested in. We will bill you the quarterly portion of that annual Subscription Fee percentage as of the end of each calendar quarter. That is, on each such date, we will bill you one-fourth of the annual Subscription Fee. You may choose to pay the Subscription Fee from a separate cash account you establish or from the Covered Asset Pool. You may change this election at any time. If we do not receive the Subscription Fee as of the due date, we will send a late notice. The Certificate will be terminated, and the Coverage Amount will no longer be guaranteed and no payments will be made (including if the Covered Asset Pool Value were to drop to zero), if we do not receive the Subscription Fee after ten Business Days from mailing of the late notice.

If you change your investment allocations within the Asset Allocation Tier composition requirements of your current Asset Allocation Tier, your Subscription Fee will not change. However, if you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, We will increase (subject to a maximum) or decrease the Subscription Fee to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan at the time of the change.

The Subscription Fee will be calculated and due on the last day of each calendar quarter. If you change your Asset Allocation Tier during the quarter, the Subscription Fee will be calculated so that the change in your Subscription Fee percentage takes effect from the date the new Asset Allocation Tier takes effect. This means that the Subscription Fee percentage associated with your old Asset Allocation Tier will be applied to the days in that calendar quarter prior to the date on which the new Asset Allocation Tier took effect. The Subscription Fee percentage associated with your new Asset Allocation Tier will be applied to the days in that calendar quarter from the date the new Asset Allocation Tier takes effect.

Example:

A Certificate Owner elected the CorePlus Coverage Plan, no Advisory Fee from the Covered Asset Pool, and Asset Allocation Tier B. The Certificate Owner has total Contributions of $150,000 and a Subscription Fee percentage of 1.55%. During the fourth calendar quarter after Certificate Date, the Certificate Owner changes from Asset Allocation Tier B to Asset Allocation Tier C on October 19. The Subscription Fee for the fourth calendar quarter is assessed on December 31. The Subscription Fee percentage will change from 1.55% to 1.80% (the then-current Subscription Fee percentage for Asset Allocation Tier C under the CorePlus Coverage Plan with no Advisory Fee) on the date of the change in the Asset Allocation Tier (October 19). The total number of days during the calendar quarter is 92 (31 days of October + 30 days of November + 31 days of December). The change was made 18 days after the calendar quarter began, so the Subscription Fee percentage associated with Asset Allocation Tier B (1.55%) will be used to calculate the Subscription Fee for the first 18 days. The Subscription Fee assessed for the total Contributions prior to the change in Asset Allocation Tier is $113.72 = $150,000 * (1.55% / 4) * (18 / 92). There were 74 days remaining in the calendar quarter when the change was made (92 – 18), so the Subscription Fee percentage associated with Asset Allocation Tier C (1.80%) will be used to calculate the Subscription Fee for the remaining 74 days. The Subscription Fee assessed for the total Contributions after the change in Asset Allocation Tier is $542.93 = $150,000 * (1.80% / 4) * (74 / 92). The total Subscription Fee assessed on December 31 is $656.65 ($113.72 + $542.93).

Advisory Fee

The Advisory Fee is wholly separate from and in addition to the Subscription Fee. The Company is not a party to the Advisory Fee. The Advisory Fee, if any, is solely between you and your RIA. However, the Company allows you to have the RIA’s Advisory Fee deducted from the Covered Asset Pool if you make the election on or prior to the Certificate Date. The election to permit the deduction of the Advisory Fee from the Covered Asset Pool will increase your Subscription Fee because such a deduction increases our risk that your Covered Asset Pool Value will be reduced to zero. The higher Subscription Fee does not offset any portion of your Advisory Fee. The Advisory Fee election may not be changed after the Certificate Date. If your RIA changes the amount of the Advisory Fee, or if you change your RIA and your new RIA charges a different Advisory Fee, you may still deduct the new Advisory Fee amount if you made this election on or prior to the Certificate Date. However, the Advisory Fee deduction may not exceed 1% of the Covered Asset Pool Value.

Your RIA may assess the Advisory Fee at their chosen frequency. You may choose to pay the Advisory Fee from a separate cash account you establish or from the Covered Asset Pool. For the Advisory Fee to be paid from your Covered Asset Pool, (a) on or prior to the Certificate Date you must have elected that the Advisory Fee be deducted from the Covered Asset Pool and (b) we will allow such deduction up to a maximum of 1.0% of the Covered Asset Pool Value annually. This means that if your RIA charges an Advisory Fee that is greater than 1.0% of the Covered Asset Pool Value, you must arrange to pay the difference from a separate source. If you choose to have the Advisory Fee deducted from your Covered Asset Pool, the deduction is included as part of your Annual Fee Allowance (subject to the maximum). It will not reduce the Coverage Base or trigger the Lock-In Date. It will not be treated as a Withdrawal and does not reduce the amount of permitted Withdrawals from the Covered Asset Pool each Certificate Year.

You are responsible for ensuring that payments you make from the Covered Asset Pool comply with the terms of the Certificate, including the Advisory Fee election you made on or prior to the Certificate Date and the maximum Advisory Fee permitted by that election. If you chose not to elect the Advisory Fee deduction and you pay the Advisory Fee from your Covered Asset Pool, your RIA must reinvest the full amount of the Advisory Fee back to the Account within ten Business Days after mailing notification of non-compliance from us. If you chose to elect the Advisory Fee deduction and you pay an Advisory Fee that exceeds the 1% maximum, your RIA must reinvest the excess Advisory Fee back to the Account within ten Business Days after mailing notification of non-compliance from us. Failure to reinvest unauthorized Advisory Fees will be treated as a Withdrawal, which could (1) trigger the Lock-In Date, (2) reduce the amount of permitted Withdrawals from the Covered Asset Pool in the Certificate Year, and (3) contribute to an Excess Withdrawal that reduces the Coverage Base on a pro rata basis.

CERTIFICATE ELIGIBILITY AND OWNERSHIP

We offer the Certificate to individuals (i.e., non-qualified arrangements) and also to traditional IRAs, Roth IRAs, and SEP IRAs. In addition, there must be one or more “Covered Persons” designated under the Certificate. You must be a client of an RIA working through a Financial Institution to purchase the Certificate.

Death of a Certificate Owner or Covered Person

Prior to the Lock-In Date, if the Certificate Owner/Covered Person dies, and there was no joint Covered Person under the Certificate, then the Certificate will terminate as of the date of death and no payments of the Coverage Amount will be made. However, if the Certificate was owned by a single Owner and the surviving spouse was a joint Covered Person or the Certificate was jointly owned under the Certificate, then:

•

The Certificate may be continued by the surviving spouse. The Coverage Amount for the surviving spouse will be determined based on the Payment Percentage applicable to, the Attained Age of the Joint Covered Person, and the number of Certificate Years from the Certificate Date until the Lock-In Date. The Payment Percentage based on Joint Covered Persons will apply. The surviving spouse may withdraw the Coverage Amount until his/her death, according to the provisions of the Certificate; and

•	The surviving spouse who continues the Certificate would be eligible for any remaining Automatic Step-Up amounts, according to the same Automatic Step-Up Certificate rules.

If the Certificate Owner dies after the Lock-In Date, and there were not joint Covered Persons under the Certificate, then the Certificate will terminate as of the date of death and no payments of the Coverage Amount will be made. However, if the Certificate was owned by a single Owner and the surviving spouse was a joint Covered Person under the Certificate or the Certificate was jointly owned, then:

•

The Certificate may be continued by the surviving spouse. The Coverage Amount will be that which was in effect immediately prior to the death, and may be withdrawn by the surviving spouse until his/her death, according to the provisions of the Certificate.

When Certificate Terminates

The Certificate will terminate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero:

•	Upon our receipt of written notice requesting termination of the Certificate;

•	Upon the death of a Covered Person, unless the Certificate is continued by a surviving Covered Person as detailed above under “Death of a Certificate Owner or Covered Person”;

•	Where the Certificate applies to joint Covered Persons, upon the second to die of the Covered Persons;

•	If a Withdrawal of the entire Covered Asset Pool that causes the Covered Asset Pool Value to decline to zero is an Excess Withdrawal;

•	Upon failure to pay the Subscription Fee;

•

Upon violation of the Certificate provisions, including but not limited to (a) a violation of the investment requirements that is not corrected within the allowed time period or (b) a violation of Certificate provisions requiring the Certificate Owner to be the client of an RIA;

•

Upon the Financial Institution, the third-party administrator, or the Certificate Owner’s failure to provide or give us access to the information necessary to monitor the investment allocations of the Certificate Owner’s Account to ensure compliance;

•

If the Certificate Owner does not transfer the Account to a then approved Financial Institution within the prescribed time following removal of a Financial Institution as described under “Disapproved Financial Institution”

Divorce

The Certificate addresses a scenario in which the Certificate is owned either by one spouse or jointly by each spouse and there is a divorce. In particular, the Certificate addresses the effect of divorce on the Coverage Base and certain other aspects of the Certificate. The treatment of the Certificate in connection with a divorce depends on whether the divorce occurs before or after the Lock-In Date, as discussed below.

With respect to divorces concluded either before or after the Lock-In Date, no more than thirty calendar days after final resolution of the divorce, the Certificate Owner must notify the Company in writing as to the intended disposition of the Certificate (e.g., a re-issuance of the Certificate). If we do not receive such notice within the thirty date period, we will terminate the Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.

Divorces Prior to the Lock-In Date

If the former spouse becomes sole owner of the Covered Asset Pool, then the other spouse may ask us to reissue the Certificate to the former spouse. In that event, the former spouse becomes the sole Certificate Owner and sole Covered Person under the re-issued Certificate. However, if sole ownership of the Certificate is awarded to a former spouse who had not been a Covered Person, and no request is made to us to re-issue the Certificate, we will terminate the Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.

If in connection with a divorce the Covered Asset Pool is divided between the Certificate Owner and the former spouse, then the Certificate Owner (or both Certificate Owners, if the Certificate was owned jointly) may ask us to reissue as one or two new Certificates. Absent our receiving such a request, we will terminate the original Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.

We will re-determine the Coverage Base in connection with a Certificate re-issuance made in either of the two scenarios above. The revised Coverage Base of the re-issued Certificate will equal the Covered Asset Pool Value as of the Certificate Date of the re-issued Certificate. However, the Subscription Fee that had applied to the original Certificate will continue to apply to the re-issued Certificate.

Finally, if the Certificate is owned jointly by spouses who divorce, and one of the former spouses dies prior to the Covered Asset Value dropping to zero, then we will terminate the Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made (including if the Covered Asset Pool Value were to drop to zero), unless prior to the date of death we had re-issued the Certificate to one or both former spouses.

Divorces After the Lock-In Date

With respect to a divorce that occurs after the Lock-In Date, we will administer benefits under the Certificate as dictated by the court or other governing authority, but with one exception. Specifically, we will not pay a portion of the Coverage Amount to each former spouse (i.e. no multiple payees), and instead would terminate the Certificate if multiple payees were demanded. If the Certificate is terminated, the Coverage Amount is no longer guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.

A transfer or withdrawal of assets from the Account made in connection with a divorce settlement may constitute a Withdrawal or an Excess Withdrawal, depending on the amount and when it occurs (e.g., before or after the Lock-In Date, and before or after a re-issuance).

Disapproved Financial Institution

We may remove a Financial Institution from our list of approved Financial Institutions at any time. If we remove a Financial Institution maintaining a Certificate Owner’s Account from our list of approved Financial Institutions, we will send the Certificate Owner a notice upon disapproval of the Certificate Owner’s current Financial Institution. The Certificate Owner must maintain compliance with the terms of the Certificate and transfer the Account from the disapproved Financial Institution to an approved Financial Institution within 90 calendar days from the mailing of our notice of disapproval. Different Financial Institutions may assess different fees and charges for their services. Accordingly, if you are required to transfer from a disapproved Financial Institution to an approved Financial Institution you may be subject to higher fees and charges associated with maintaining your Account.

Your Certificate will terminate, and the Coverage Amount will no longer be guaranteed and no payments will be made (including if the Covered Asset Pool Value were to drop to zero), unless you (i) move your Account to an approved Financial Institution within 90 days of the date we send notice of disapproval, (ii) maintain compliance with our investment requirements and provide or give us access to the information or data necessary to monitor the allocations of your Account at all times, and (iii) comply with all other applicable terms of the Certificate. We will provide the Certificate Owner with written notice of the termination.

A current list of approved Financial Institutions is available at: https://retireone.com/constance/.

In addition, your Certificate will terminate, and the Coverage Amount will no longer be guaranteed and no payments will be made (including if the Covered Asset Pool Value were to drop to zero), if the Financial Institution that is the custodian or sponsor of your IRA, or the custodian or trustee of your Qualified Account and that custodian/sponsor/trustee discontinues its services unless (i) you replace the custodian/sponsor/trustee within 90 days of discontinuance of service, (ii) maintain compliance with our investment requirements and provide or give Us access to the information or data necessary to monitor the allocations of your Account at all times, and (iii) comply with all other applicable terms of the Certificate.

You have the right to move your Account to another Financial Institution from our list of approved Financial Institutions at any time, provided you maintain compliance with our investment requirements and provide or give us access to the information or data necessary to monitor the allocations of your Account at all times and comply with all other applicable terms of the Certificate. Different Financial Institutions may assess different fees and charges for their services. If you transfer your Account to another Financial Institution, you may be subject to higher fees and charges associated with maintaining your Account.

If your RIA is affiliated with your Financial Institution, a change in your Financial Institution may necessitate a change in your RIA as well. You also have the right to change your RIA at any time, provided you remain the client of an RIA at all times. Different RIAs may charge different Advisory Fees. If you change your RIA, you may be subject to higher Advisory Fees associated with their services.

SECTION 4—INVESTMENT REQUIREMENTS

Covered Asset Pool Rules

The Covered Asset Pool must be held in an Account with an approved Financial Institution. The only assets that may be held in the Account are the Covered Asset Pool that the Certificate coverage references.

Electing and Changing the Model Portfolio or Restricted Asset Allocation Portfolio.

You are required to invest assets in your Covered Asset Pool in accordance with either a Model Portfolio or a Restricted Asset Allocation Portfolio. You must make your initial asset allocation election at or prior to the Certificate Date. Your initial election of investment allocations will determine your Asset Allocation Tier. Your Asset Allocation Tier is a factor used in determining your Subscription Fee. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, you must give the Company at least five Business Days advance written notice and tell us when the change is to go into effect. You may change your investment allocations within the investment requirements of your current Asset Allocation Tier without notice. If you change your investment allocations and remain within your current Asset Allocation Tier, your Subscription Fee will not be affected. However, if you change your investment allocations to a different Asset Allocation Tier after the Certificate Date, We will increase or decrease the Subscription Fee (subject to a maximum) to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan.

Addition of cash to Covered Asset Pool.

If cash is added to the Covered Asset Pool through any means (e.g., a deposit; receipt of a dividend), we expect the allocations of the Covered Asset Pool to be re-examined the Business Day after the cash addition, to determine if a rebalancing is needed to remain in conformity with our investment requirements. If rebalancing is required but is not done within five Business Days after the cash addition, we will send a notice of non-compliance to you and your RIA, asking you to rebalance immediately. If you fail to do so within ten Business Days from mailing of the notice, we will terminate the Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.

Allocation Drift in the Covered Asset Pool

Under the Certificate, rebalancing of the Covered Asset Pool to ensure compliance with our investment requirements must occur no less frequently than every 92 calendar days. No action is required during the time period between each regularly-scheduled rebalancing if, due to investment performance, the investment allocations deviate from our requirements. However, if such a deviation due to market forces is not corrected on the next rebalancing date, the Company will notify the RIA and the Certificate Owner. No later than ten Business Days after mailing of that notice, you must perform the required rebalancing. If you fail to do so, the Company will terminate the Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.

Ineligible Investments

The Covered Asset Pool must be held in an Account with an approved Financial Institution. The only assets that may be held in the Account are the Covered Asset Pool that the Certificate coverage references.

If ineligible investments are added under the Restricted Asset Allocation Portfolio, we will notify the RIA and the Certificate Owner, with instructions to remove the ineligible investment(s) immediately. If the ineligible investments are not removed within ten Business Days after mailing of the notice, the Company will terminate the Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.

If a Financial Institution ceases to offer eligible investments, we will remove that Financial Institution from our list of approved Financial Institutions. We may remove a Financial Institution at any time. If we remove a Financial

Institution maintaining a Certificate Owner’s Account from our list of approved Financial Institutions, we will send the Certificate Owner a notice upon disapproval. The Certificate Owner must maintain compliance with the terms of the Certificate and transfer the Account from the disapproved Financial Institution to an approved Financial Institution within 90 calendar days of our notice of disapproval. Different Financial Institutions may assess different fees and charges for their services. Accordingly, if you are required to transfer from a disapproved Financial Institution to an approved Financial Institution you may be subject to higher fees and charges associated with maintaining your Account.

Your Certificate will terminate, and the Coverage Amount will no longer be guaranteed and no payments will be made (including if the Covered Asset Pool Value were to drop to zero), unless you (i) move your Account to an approved Financial Institution within 90 days of the date we send notice of disapproval, (ii) maintain compliance with our investment requirements and provide or give us access to the information or data necessary to monitor the allocations of your Account at all times, and (iii) comply with all other applicable terms of the Certificate. We will provide the Certificate Owner with written notice of the termination.

NOTE: You should consult with your financial professional and tax advisor to assist you in determining whether the Covered Asset Pool investment requirements are suited for your financial needs and risk tolerance.

Restricted Asset Allocation Portfolios

In general, under a Restricted Asset Allocation Portfolio you may select individual investments with flexibility on selecting the allocations subject to the investment requirements provided by us. You may invest the assets in your Covered Asset Pool in a Restricted Asset Allocation Portfolio by investing in one or more of the following eligible investments:

Fund	Asset Class
iShares MSCI AC World Min Vol Index	International
Ark Fintech Innovation ETF	Alternative
ARK Genomic Revolution ETF	Alternative
ARK Innovation ETF	Small/Mid Cap
ARK Autonomous Technology & Robotics ETF	Alternative
ARK Next Generation Internet ETF	Alternative
SPDR Barclays Capital 1-3 Month T	Core Fixed
Vanguard Intermediate-Term Bond Index Fund ETF	Core Fixed
Powershares SR Loan Portfl	Core Fixed
Vanguard Long-Term Bond Index Fund ETF	Core Fixed
Vanguard Total Bond Market	Core Fixed
Vanguard Total International Bond Index Fund ETF	Core Fixed
BlackRock Strategic Income Opportunities Fund	Alternative
Vanguard Short-Term Bond Index Fund ETF	Core Fixed
Dimensional Commodity Strategy Portfolio	Alternative
Dimensional Emerging Markets Sustainability Core 1 Portfolio	Alternative
Dimensional Short-Duration Real Return Portfolio	Core Fixed
Dimensional Investment Grade Portfolio	Core Fixed
Dimensional Emerging Markets Core Equity Portfolio	Alternative
Dimensional US Core Equity 1 Portfolio	Core Equity
Dimensional Emerging Markets Social Core Equity Portfolio	Alternative
Dimensional Global Real Estate Securities Portfolio	Alternative
Dimensional International Core Equity Portfolio	International
Dimensional One-Year Fixed Income Portfolio	Core Equity
Dimensional International Small Company Portfolio	International
Dimensional International Real Estate Securities Portfolio	Alternative
Dimensional US Core Equity 2 Portfolio	Core Equity
Dimensional Real Estate Securities Portfolio	Alternative
Dimensional Selectively Hedged Global Fixed Portfolio	Core Fixed

Fund	Asset Class
Dimensional US Sustainability Core 1 Portfolio	Core Equity
Dimensional International Sustainability Core 1 Portfolio	International
Dimensional US Social Core Equity 2 Portfolio	Core Equity
Dimensional US Equity ETF	Core Equity
Dimensional US Large Company Portfolio	Core Equity
Dimensional US Large Cap Value Portfolio	Core Equity
Dimensional US Vector Equity Portfolio	Small/Mid Cap
Dimensional International Value Portfolio	International
Dimensional International Vector Equity Portfolio	International
Dimensional Global Core Plus Fixed Income Portfolio	Core Fixed
Dimensional Global Equity Portfolio	International
Dimensional Global Sustainability Fixed Income Portfolio	Core Fixed
Dimensional Global Allocation 60/40 Portfolio	International
Dimensional Global Allocation 25/75 Portfolio	International
Dimensional International High Relative Profitability Portfolio	International
Dimensional International Small Cap Value Portfolio	International
Dimensional Municipal Real Return Portfolio	Core Fixed
Dimensional International Social Core Equity Portfolio	International
Dimensional Social Fixed Income Portfolio	Core Fixed
iShares MSCI KLD 400 Social ETF	Core Equity
Dimensional Targeted Credit Portfolio	Core Fixed
Dimensional Tax-Managed International Value Portfolio	International
Dimensional US High Relative Profitability Portfolio	Core Equity
iShares ESG Aware US Aggregate Bond ETF	Core Fixed
SPDR Bbg Barclays Emerging Markets Local Bond ETF	Alternative
iShares MSCI Emerging Markets ETF	Alternative
iShares MSCI EAFE Growth ETF	International
iShares J.P. Morgan USD Emerging Markets Bond ETF	International
Van Eck Market Vectors EM Local Currency Bonds	Alternative
iShares ESG Aware MSCI EAFE ETF	International
iShares ESG MSCI EM ETF	Alternative
iShares ESG MSCI USA ETF	Core Equity
Franklin Federal Limited-Term Tax-Fee Income Fund	Core Fixed
Franklin High Income Fund	Alternative
Franklin High Yield Tax-Free Income Fund	Alternative
Franklin DynaTech Fund	Core Equity
Franklin Federal Intermediate-Term Tax-Fee Income Fund	Core Fixed
Franklin Liberty Investment Grade Corporate ETF	Core Fixed
Franklin LibertyQ U.S. Equity ETF	Core Equity
Franklin International Growth Fund	International
Franklin International Growth Fund Class Adv	International
Franklin Small Cap Value Fund	Small/Mid Cap
Franklin Small Cap Growth Fund	Small/Mid Cap
Franklin Small Cap Value Fund Advisor Class	Small/Mid Cap
SPDR Gold Trust	Alternative
Brandywine Global Opportunities Bond Fund	International
Brandywine Global Opportunities Bond Fund	International
iShares U.S. Treasury Bond ETF	Core Fixed
Janus Henderson Developed World Bond Fund	International
Janus Henderson Developed World Bond Fund	International
iShares iBoxx $ High Yield Corporate Bond ETF	Alternative
iShares 7-10 Year Treasury Bond ETF	Core Fixed
iShares Core MSCI EAFE ETF	International
iShares Short-Term Corporate Bond ETF	Core Fixed
iShares U.S. Medical Devices ETF	Core Equity
iShares Core S&P Small-Cap ETF	Small/Mid Cap

Fund	Asset Class
iShares Core S&P Total US Stock Market ETF	Core Equity
iShares Core S&P 500 ETF	Core Equity
iShares Russell 1000 ETF	Core Equity
iShares Russell 1000 Value ETF	Core Equity
iShares Russell 1000 Growth ETF	Core Equity
iShares Russell 2000 ETF	Small/Mid Cap
iShares Russell 2000 Value ETF	Small/Mid Cap
iShares Russell 2000 Growth ETF	Small/Mid Cap
iShares Global Tech ETF	International
iShares U.S. Financial Services ETF	Core Equity
SPDR Bloomberg Barclays High Yield Bond ETF	Alternative
ClearBridge International Growth Fund	International
iShares iBoxx $ Investment Grade Corporate Bond ETF	Core Fixed
Martin Currie Emerging Markets Fund	Alternative
Monarch Ambassador Income ETF	Core Fixed
Monarch Blue Chips Core ETF	Core Equity
Martin Currie Emerging Markets Fund Class I	Alternative
SPDR S&P 400 Mid Cap Growth ETF	Small/Mid Cap
PIMCO Enhanced Short Mat Str	Core Fixed
Monarch ProCap ETF	International
iShares National Muni Bond ETF	Core Fixed
iShares Short Maturity Bond ETF	Core Fixed
Pimco International Bond Fund	International
Pimco Total Return Fund	Core Fixed
PGIM Global Total Return Fund	International
ClearBridge Large Cap Value Fund Class I	Core Equity
ClearBridge Large Cap Growth Fund	Core Equity
ClearBridge Large Cap Growth Fund Class I	Core Equity
Western Asset Short-Term Bond Fund Class I	Core Fixed
Schwab US Small Cap	Small/Mid Cap
Schwab U.S. Broad Market ETF	Core Equity
Schwab International Equity ETF	International
Schwab Short-Term US Treas	Core Fixed
Schwab U.S. TIPS ETF	Core Fixed
Schwab US Large Cap	Core Equity
iShares MSCI EAFE Small-Cap ETF	International
iShares 1-3 Year Treasury Bond ETF	Core Fixed
iShares 0-5 Year High Yield Corporate Bond ETF	Alternative
ClearBridge Large Cap Value Fund	Core Equity
iShares Silver Trust	Alternative
SPDR S&P 600 Small Cap Growth ETF	Small/Mid Cap
SPDR S&P 600 Small Cap Value ETF	Small/Mid Cap
SPDR Portfolio Developed World ex-US ETF	International
SPDR Portfolio Intermediate Term Corporate Bd ETF	Small/Mid Cap
SPDR Portfolio S&P 500 ETF	Core Equity
SPDR Portfolio Short Term Corporate Bond ETF	Core Fixed
SPDR Portfolio Intermediate Term Treasury ETF	Core Fixed
SPDR Portfolio Long Term Treasury ETF	Core Fixed
SPDR Portfolio S&P 500 Value ETF	Core Equity
iShares MSCI USA ESG Select ETF	Core Equity
iShares ESG Aware 1-5 Year USD Corporate Bond ETF	Core Fixed
iShares ESG Aware USD Corporate Bond ETF	Core Fixed
Schwab International Index Fund	International
Schwab S&p 500 Index Fund	Core Equity
Schwab Total Stock Market Index Fund	Core Equity
TIAA-CREF Social Choice Equity Fund Retail Class	Core Equity

Fund	Asset Class
iShares 20+ Year Treasury Bond ETF	Core Fixed
Templeton Global Bond Fund	International
iShares Edge MSCI Min Vol USA ETF	Core Equity
Vanguard Small-Cap Index Fund ETF	Small/Mid Cap
Vanguard Small-Cap Growth Index Fund ETF	Small/Mid Cap
Vanguard Small-Cap Value Index Fund ETF	Small/Mid Cap
Vanguard Total Bond Market Index Fund	Core Fixed
Vanguard FTSE Developed Markets ETF	International
Vanguard Intermediate-Term Treasury Index Fd ETF	Core Fixed
iShares Edge MSCI USA Value Factor ETF	Core Equity
Vanguard Real Estate Index Fund ETF	Alternative
Vanguard Mid-Cap Index Fund ETF	Small/Mid Cap
Vanguard Mid-Cap Value Index Fund ETF	Small/Mid Cap
Vanguard S&P 500 ETF	Core Equity
Vanguard Sht-Term Inflation-Protected Sec Idx ETF	Core Fixed
Vanguard Value Index Fund ETF	Core Equity
Vanguard Growth Index Fund ETF	Core Equity
Vanguard FTSE Emerging Markets	Alternative
Vanguard Emerging Markets Govt Bd Idx ETF	Alternative
Vanguard Total International Stock Index Fund ETF	International
Western Asset Core Bond Fund	Core Fixed
Western Asset Core Plus Bond Fund Class I	Core Fixed
Western Asset Core Plus Bond Fund	Core Fixed
Materials Select Sector SPDR Fund	Core Equity
Energy Select Sector SPDR Fund	Core Equity
Financial Select Sector SPDR Fund	Core Equity
Industrial Select Sector SPDR Fund	Core Equity
Technology Select Sector SPDR Fund	Core Equity
Consumer Staples Select Sector SPDR Fund	Core Equity
Real Estate Select Sector SPDR Fund	Core Equity
Utilities Select Sector SPDR Fund	Core Equity
Health Care Select Sector SPDR Fund	Core Equity
Consumer Discretionary Select Sector SPDR Fund	Core Equity
SPDR® EURO STOXX 50 ETF	International
iShares Currency Hedged MSCI EAFE ETF	International
iShares 3-7 Year Treasury Bond ETF	Core Fixed
iShares Core MSCI Emerging Markets ETF	Alternative
Invesco KBW Bank ETF	Core Equity
BlackRock Total Return Instl	Core Fixed
BlackRock Global Allocation Instl	International
iShares MSCI China ETF	Alternative
iShares MSCI USA Momentum Factor ETF	Core Equity
iShares MSCI USA Quality Factor ETF	Core Equity
Schwab US Large-Cap Growth ETF™	Core Equity
Schwab US Mid-Cap ETF™	Small/Mid Cap
Schwab Intermediate-Term US Trs ETF™	Core Fixed
Schwab US Large-Cap Value ETF™	Core Equity
VanEck Vectors Semiconductor ETF	Alternative
Franklin Rising Dividends Fund	Core Equity
Franklin DynaTech Fund	Core Equity
Templeton Foreign Fund	International
Franklin Liberty U.S. Core Bond ETF	Core Fixed
Franklin Liberty US Treasury Bond ETF	Core Fixed
Templeton Global Bond Fund	International
Dimensional Short-Term Extended Quality Portfolio	International
Dimensional Five-Year Global Fixed Income Portfolio	International

Fund	Asset Class
Dimensional Two-Year Global Fixed Income Portfolio	International
Dimensional Municipal Bond Portfolio	Alternative
Dimensional Short-Term Municipal Bond Portfolio	Alternative
Invesco BulletShares 2023 Corp Bond ETF	Core Fixed
Xtrackers USD High Yield Corp Bond ETF	Alternative
Invesco QQQ Trust	Core Equity
Communication Services Select Sector SPDR ETF	Core Equity
Schwab Emerging Markets Equity ETF	Alternative
Invesco BulletShares 2022 Corp Bonds ETF	Core Fixed
Inspire 100 ETF	Core Equity
Inspire Global Hope ETF	Small/Mid Cap
Inspire Corporate Bond Impact ETF	Core Fixed
Inspire Small/Mid Cap Impact ETF	Small/Mid Cap
Cambria Tail Risk ETF	Alternative
Cambria Global Tail Risk ETF	Alternative
Cambria Trinity ETF	Alternative
Cambria Global Asset Allocation ETF	International
Cambria Global Momentum ETF	International
JPMorgan Hedged Equity Fund Class I	Core Equity
Nuveen ESG Large-Cap Gro (BATS:NULG)	Core Equity
Nuveen ESG Large-Cap Val (BATS:NULV)	Core Equity
Nuveen ESG Mid-Cap Gro (BATS:NUMG)	Small/Mid Cap
Nuveen ESG Mid-Cap Val (BATS:NUMV)	Small/Mid Cap
Nuveen ESG Small-Cap (BATS:NUSC)	Small/Mid Cap
Nuveen ESG Intl DM Eq (BATS:NUDM)	International
Nuveen ESG Em Mkt Eqty (BATS:NUEM)	Alternative
Nuveen ESG US Aggr (ARCX:NUBD)	Core Fixed
Nuveen ESG Hi Yld Crp Bd (ARCX:NUHY)	Alternative
Vanguard Total Stock Market Index Fund;Admiral	Core Equity
Bridgeway Omni Small-Cap Value Fund	Small/Mid Cap
Vanguard Developed Markets Index Fund;Admiral	International
Vanguard Intermediate-Term Treasury Index Fd;Adm	Core Fixed
Vanguard Sht-Term Inflation-Protected Sec Idx;Adm	Core Fixed
DFA US Tgt Value (ARCX:DFAT)	Small/Mid Cap
iShares:Cr MSCI Intl DM (ARCX:IDEV)	International
DFA International Value (ARCX:DFIV)	International
SPDR Ptf S&P 500 Growth (ARCX:SPYG)	Core Equity
SPDR Ptf Aggregate Bond (ARCX:SPAB)	Core Fixed
Frst Tr:Val Line Div Idx (ARCX:FVD)	Core Equity
iShares:Russ Mid-Cap (ARCX:IWR)	Small/Mid Cap
iShares:MSCI MV EAFE MVF (BATS:EFAV)	International
Invesco S&P SmCp LV (ARCX:XSLV)	Small/Mid Cap
Frst Tr III:Hrzn MV Dom (ARCX:HUSV)	Core Equity
Frst Tr III:Hrzn MV DI (ARCX:HDMV)	International
Frst Tr III:Hrzn MV SMd (ARCX:HSMV)	Small/Mid Cap
Avantis Core Fxd Inc (ARCX:AVIG)	Core Fixed
Avantis Core Fixed Income Fund;Institutional	Core Fixed
Avantis Core Mun Fxd Inc (ARCX:AVMU)	Core Fixed
Avantis Core Municipal Fixed Income Fund;Instl	Core Fixed
Avantis Emg Mkts Eq (ARCX:AVEM)	Alternative
Avantis Emerging Markets Equity Fund;Instl	Alternative
Avantis Intl Equity (ARCX:AVDE)	International
Avantis International Equity Fund;Instl	International
Avantis Intl SC Val (ARCX:AVDV)	Alternative
Avantis International Small Cap Value Fund;Instl	Alternative
Avantis US Equity (ARCX:AVUS)	Core Equity

Fund	Asset Class
Avantis US Equity Fund;Instl	Core Equity
Avantis US Sm Cap Val (ARCX:AVUV)	Small/Mid Cap
Avantis US Small Cap Value Fund;Instl	Small/Mid Cap
Vanguard TSM Idx;ETF (ARCX:VTI)	Core Equity
Vanguard FTSE xUS;ETF (ARCX:VEU)	International
iShares:Cybersec & Tech (ARCX:IHAK)	Alternative
iShares:Exp Tech ETF (XNAS:XT)	Alternative
iShares:Gen Immu & HC (ARCX:IDNA)	Alternative
Vanguard MC Val;ETF (ARCX:MGV)	Core Equity
SPDR MSCI EAFE SF (ARCX:QEFA)	International
IndexIQ:Merger Arbitrage (ARCX:MNA)	Alternative
IShares:Gold Trust (ARCX:IAU)	Alternative
iShares:CMBS ETF (ARCX:CMBS)	Alternative
SPDR Ptf Aggregate Bond (ARCX:SPAB)	Core Fixed
SPDR Ptf MB Bd (ARCX:SPMB)	Alternative
iShares:Interest Rt HCB (ARCX:LQDH)	Alternative
Vanguard Balanced Index Fund;Admiral	Core Equity
Schwab Str:1000 Index (ARCX:SCHK)	Core Equity
iShares:Core MSCI TIS (XNAS:IXUS)	International
WisdomTree:Yld Enh US AB (ARCX:AGGY)	Core Fixed
Hartford Schroders International Mlt-Cp Val Fd;I	International
Lord Abbett High Yield Fund;I	Alternative
Delaware Growth Equity Fund;Institutional	Core Equity
Delaware Ivy Large Cap Growth Fund;I	Core Equity
Delaware Value Fund;Institutional	Core Equity
Delaware Ivy Core Equity Fund;I	Core Equity
Delaware Ivy Mid Cap Growth Fund;I	Small/Mid Cap
Delaware Small Cap Growth Fund;Institutional	Small/Mid Cap
Delaware Mid Cap Value;Institutional	Small/Mid Cap
Delaware Ivy Mid Cap Income Opportunities Fund;I	Small/Mid Cap
Delaware Small Cap Value Fund;Institutional	Small/Mid Cap
Delaware Ivy International Core Equity Fund;I	International
Delaware International Value Equity Fund;Inst	International
Delaware International Small Cap Fund;Inst	Alternative
Delaware Emerging Markets Fund;Institutional	Alternative
Delaware Diversified Income Fund;Institutional	Core Fixed
Delaware Corporate Bond Fund;Institutional	Core Fixed
Delaware High-Yield Opportunities Fund;Inst	Alternative
Delaware Emerging Markets Debt Corporate Fund;Inst	Alternative
Delaware Floating Rate Fund;Inst	Alternative
Delaware Global Listed Real Assets Fund;Inst	Alternative
Delaware Covered Call Strategy Fund;Institutional	Core Equity
Delaware Premium Income Fund;Institutional	Core Equity
Delaware Hedged US Equity Oppty Fd;Inst	Core Equity
American Funds Bond Fund of America;F2	Core Fixed
American Funds American High-Income Trust;F2	Alternative
American Funds American Balanced Fund;F2	Core Equity
American Funds AMCAP Fund;F2	Core Equity
American Funds Income Fund of America;F2	Core Equity
American Funds American Mutual Fund;F2	Core Equity
American Funds Strategic Bond Fund;F2	Core Fixed
American Funds New Perspective Fund;F2	International
American Funds Inflation Linked Bond Fund;F2	Core Fixed
American Funds Capital Income Builder;F2	International
American Funds Global Balanced Fund;F2	International
American Funds Growth Fund of America;F2	Core Equity

Fund	Asset Class
American Funds US Government Securities Fd;F2	Core Fixed
American Funds Investment Co of America;F2	Core Equity
American Funds Multi-Sector Income Fund;F2	Core Fixed
American Funds SMALLCAP World Fund;F2	Alternative
American Funds Capital World Gro & Inc Fd;F2	International
American Funds Washington Mutual Inv Fund;F2	Core Equity
DFA US Small Cap Value Portfolio;Institutional	Small/Mid Cap
Anfield Universal Fixed Income Fund;I	Alternative
Credit Suisse Floating Rate High Income Fund;Inst	Alternative
Federated Hermes Opportunistic High Yld Bd Fd;Svc	Alternative
Franklin Convertible Securities Fund;Advisor	Alternative
SPDR S&P 500 ETF (ARCX:SPY)	Core Equity
Vanguard S&P SC600;ETF (ARCX:VIOO)	Small/Mid Cap
Xtrackers MSCI AW xUS Hd (ARCX:DBAW)	International
iShares:0-5 IG Corp Bd (XNAS:SLQD)	Core Fixed
DFA US Core Eqty Mkt (ARCX:DFAU)	Core Equity
DFA Intl Core Eqty Mkt (ARCX:DFAI)	International
DFA Emerg Core Eqty Mkt (ARCX:DFAE)	Alternative
DFA Infl-Protected Secs (ARCX:DFIP)	Core Fixed
DFA Short-Durtn Fxd Inc (ARCX:DFSD)	Core Fixed
DFA Core Fixed Income (ARCX:DFCF)	Core Fixed
DFA US Core Equity 2 (ARCX:DFAC)	Core Equity
DFA World Ex US Cr Eq 2 (ARCX:DFAX)	International
DFA Emerging Markets Value Portfolio;Instutional	Alternative
DFA National Muni Bd (ARCX:DFNM)	Alternative
WisdomTree:US MdCp Div (ARCX:DON)	Small/Mid Cap
WisdomTree:US SmCp Div (ARCX:DES)	Small/Mid Cap
First Eagle Global Fund;I	International
Thornburg Income Builder Fund;I	International
WisdomTree:Dyn Curr HIE (BATS:DDWM)	International
Vanguard International Explorer Fund;Investor	International
Versus Capital Real Assets Fund LLC	Alternative
Calamos Global Convertible Fund;I	International
First Eagle Global Income Builder Fund;I	International
Goldman Sachs High Yield Municipal Fund;Inst	Alternative
Diamond Hill Large Cap Fund;I	Core Equity
JPMorgan Mid Cap Equity Fund;I	Small/Mid Cap
Wasatch Small Cap Value Fund;Inst	Small/Mid Cap
Diamond Hill Small-Mid Cap Fund;I	Small/Mid Cap
Matthews Asia Growth Fund;Institutional	International
Wasatch Global Opportunities Fund;Institutional	Alternative
American Funds New World Fund;F3	Alternative
Thornburg International Equity Fund;I	International
Versus Capital MultiMgr Real Estate Inc Fd LLC;I	Alternative
Eaton Vance Global Macro Absolute Return Fund;I	Alternative
Loomis Sayles Bond Fund;N	Core Fixed
Segall Bryant & Hamill Plus Bond Fd;Inst	Core Fixed
iShares:MSCI China A (BATS:CNYA)	Alternative
AAM S&P Em Mk Hi Div Val (ARCX:EEMD)	Alternative
Fidelity Advisor Mid Cap Value Fund;I	Small/Mid Cap
Fidelity Advisor Sustainable MU	Core Equity
Fidelity Advisor Government Income Fund;I	Core Fixed
Fidelity Advisor Investment Grade Bond Fund;I	Core Fixed
Fidelity Advisor Corporate Bond Fund;I	Core Fixed
Fidelity Advisor Large Cap Fund;I	Core Equity
Fidelity Advisor Diversified Stock Fund;I	Core Equity

Fund	Asset Class
Fidelity Advisor Dividend Growth Fund;I	Core Equity
Fidelity Advisor Stock Selector All Cap;I	Core Equity
Fidelity 500 Index Fund	Core Equity
Fidelity Total Market Index Fund	Core Equity
Fidelity Mid Cap Index Fund	Small/Mid Cap
Fidelity Small Cap Index Fund	Small/Mid Cap
Fidelity Extended Market Index Fund	Small/Mid Cap
Fidelity Large Cap Growth Index Fund	Small/Mid Cap
Fidelity Large Cap Value Index Fund	Core Equity
Fidelity Mid Cap Growth Index Fund	Small/Mid Cap
Fidelity Mid Cap Value Index Fund	Small/Mid Cap
Fidelity Small Cap Growth Index Fund	Small/Mid Cap
Fidelity Small Cap Value Index Fund	Small/Mid Cap
Fidelity US Sustainability Index Fund	Core Equity
Fidelity MSCI Financials (ARCX:FNCL)	Core Equity
Fidelity MSCI Real Est (ARCX:FREL)	Alternative
Fidelity MSCI Utilities (ARCX:FUTY)	Alternative
Fidelity High Dividend (ARCX:FDVV)	Core Equity
Fidelity Small-Mid MF (ARCX:FSMD)	Small/Mid Cap
Fidelity:Total Bond (ARCX:FBND)	Core Fixed
Fidelity:Corporate Bond (ARCX:FCOR)	Core Fixed
Fidelity:Inv Grade Bond (ARCX:FIGB)	Core Fixed
Fidelity Intl Multifctr (BATS:FDEV)	International
Fidelity EM Multifctr (BATS:FDEM)	Alternative
Fidelity Blue Chip G ETF (BATS:FBCG)	Core Equity
Fidelity Blue Chip V ETF (BATS:FBCV)	Core Equity

Model Portfolios

You may invest the assets in your Covered Asset Pool in one of the following Model Portfolios:

Model	Asset Allocation Tier
AARP Tier A Model Portfolio (Franklin)	A
AARP Tier B Model Portfolio (Franklin)	B
AARP Tier C Model Portfolio (Franklin)	C
BlackRock 50/50 Target Allocation ETF	A
BlackRock 60/40 Target Allocation ETF	B
BlackRock 80/20 Target Allocation ETF	C
BlackRock Global Allocation Selects Model (Moderate Growth)	A
BlackRock Global Allocation Selects Model (Growth)	B
BlackRock Global Allocation Selects Model (Aggressive Growth)	C
SEI Tactical ETF Model (Growth)	B
SEI Tactical ETF Model (Stability)	A
SEI Tactical ETF Model (Stability/Growth)	A
Dimensional Core 40/60 Wealth Index Model	A
Dimensional Core 60/40 Wealth Index Model	B
Dimensional Core 80/100 Wealth Index Model	C
Franklin Templeton Conservative Growth Model	A
Franklin Templeton Moderate Growth Model	B
Franklin Templeton Growth Model	C
Dimensional Core Plus 40/60 Wealth Model	A
Dimensional Core Plus 60/40 Wealth Model	B
Dimensional Core Plus 80/20 Wealth Model	C

Model	Asset Allocation Tier
Dimensional Market Plus ETF 40/60 Wealth Models	A
Dimensional Market Plus ETF 60/40 Wealth Models	B
Dimensional Market Plus ETF 80/20 Wealth Models	C
Dimensional Core 40/60 Wealth Models	A
Dimensional Core 60/40 Wealth Models	B
Dimensional Core 80/20 Wealth Models	C
Dimensional Tax-Sensitive 40/60 Wealth Model	A
Dimensional Tax-Sensitive 60/40 Wealth Model	B
Dimensional Tax-Sensitive 80/20 Wealth Model	C
Dimensional Sustainability 40/60 Wealth Model	A
Dimensional Sustainability 60/40 Wealth Model	B
Dimensional Sustainability 80/20 Wealth Model	C
Dimensional Social 40/60 Wealth Model	A
Dimensional Social 60/40 Wealth Model	B
Dimensional Social 80/20 Wealth Model	C
Horizon Real Spend 3	A
Horizon Real Spend 4	B
Horizon Real Spend 5	B
Horizon Real Spend 6	C
Horizon Real Spend 7	C
Nuveen Conservative growth	A
Nuveen Moderate conservative growth	A
Nuveen Moderate growth	B
Nuveen Aggessive growth	C
WealthCare Conservative (30e/70f) - Pure Gamma Domestic Core - Tax Deferred	A
WealthCare Balanced (50e/50f) - Pure Gamma Domestic Core - Tax Deferred	A
WealthCare Moderate Growth(65e/35f) - Pure Gamma Domestic Core - Tax Deferred	B
WealthCare Growth (80e/20f) - Pure Gamma Domestic Core - Tax Deferred	C
WealthCare Conservative (30e/70f) - Pure Gamma Domestic Core - Not Tax Deferred	A
WealthCare Balanced (50e/50f) - Pure Gamma Domestic Core - Not Tax Deferred	A
WealthCare Moderate Growth(65e/35f) - Pure Gamma Domestic Core - Not Tax Deferred	B
WealthCare Growth (80e/20f) - Pure Gamma Domestic Core - Not Tax Deferred	C
WealthCare Conservative (30e/70f) - Resilient Domestic Core - Tax Deferred	A
WealthCare Balanced (50e/50f) - Resilient Domestic Core - Tax Deferred	A
WealthCare Moderate Growth(65e/35f) - Resilient Domestic Core - Tax Deferred	B
WealthCare Growth (80e/20f) - Resilient Domestic Core - Tax Deferred	C
WealthCare Conservative (30e/70f) - Resilient Domestic Core - Not Tax Deferred	A
WealthCare Balanced (50e/50f) - Resilient Domestic Core - Not Tax Deferred	A

Model	Asset Allocation Tier
WealthCare Moderate Growth(65e/35f) - Resilient Domestic Core - Not Tax Deferred	B
WealthCare Growth (80e/20f) - Resilient Domestic Core - Not Tax Deferred	C
Delaware Funds Premier Strategic Core Moderately Aggressive -MF-G	C
Delaware Funds Premier Strategic Core Moderate - MF - GWI	B
Delaware Funds Premier Strategic Core w/Alts Mod Aggressive -MF-G	C
Delaware Funds Premier Strategic Core w/Alts Moderate - MF - GWI	B
American Funds Conservative Growth and Income F-2	A
American Funds Growth and Income F-2	C
American Funds Moderate Growth and Income F-2	B
American Funds Retirement Income - Enhanced F-2	B
American Funds Retirement Income - Moderate F-2	A
Dynamic Wealth Advisors DFA Mid-Size Mkt Cap 60% Model	B
Dynamic Wealth Advisors DFA Mid-Size Mkt Cap 70% Model	C
Dynamic Wealth Advisors ETF Mid-Size Mkt Cap 60% Model	B
Dynamic Wealth Advisors ETF Mid-Size Mkt Cap 70% Model	C
Dynamic Wealth Advisors ETF Mid-Size Mkt Cap 80% Model	C
Inspire Tier A Model	A
Inspire Tier B Model	B
Inspire Tier C Model	C

From time to time we may add or delete available eligible investments and Model Portfolios. The current list of eligible investments and Model Portfolios is available at https://retireone.com/constance/, or from your financial professional. If we delete an eligible investment or a Model Portfolio, we will file an amendment to this registration statement with the Securities and Exchange Commission. We will notify you of such a change. You must re-allocate assets within the Covered Asset Pool in accordance with the new investment requirements or your Certificate will be terminated, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero. In addition, complying with new investment requirements could entail payment of higher fees on those investments, and also may have adverse tax implications.

Asset Allocation Tiers

The Model Portfolio or Restricted Asset Allocation Portfolio investment allocations you choose are categorized into Tiers. Each Asset Allocation Tier represents a different balance of exposure to equity investments. Each Asset Allocation Tier has investment requirements that impose limitations on exposure to certain asset class categories. These requirements are designed to minimize the risk to the Company that we will be required to pay the Coverage Amount by reducing the likelihood your Covered Asset Pool Value will drop to zero. If you change your investment allocations within the investment requirements of your current Asset Allocation Tier, your Subscription Fee will not change. However, if you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, We will increase (subject to a maximum) or decrease the Subscription Fee to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan.

You may allocate your funds to a Model Portfolio or a Restricted Asset Allocation Portfolio.

In general, under a Restricted Asset Allocation Portfolio you may select individual investments with flexibility on selecting the allocations subject to the investment requirements provided by us. The investment requirements for a Restricted Asset Allocation Portfolio are as shown:

	Tier A Minimum Exposure	Maximum Exposure
Total Equity Funds		45%
Core Equity Funds		45%
International Funds		15%
Small/Mid Cap Funds		5%
Alternative Funds		0%
Total Fixed Funds	55%

	Tier B Minimum Exposure	Maximum Exposure
Total Equity Funds		60%
Core Equity Funds		60%
International Funds		20%
Small/Mid Cap Funds		10%
Alternative Funds		5%
Total Fixed Funds	40%

	Tier C Minimum Exposure	Maximum Exposure
Total Equity Funds		75%
Core Equity Funds		75%
International Funds		25%
Small/Mid Cap Funds		15%
Alternative Funds		10%
Total Fixed Funds	25%

As used in the table:

•	Core Equity Funds invest substantially in United States large-cap equity investments.

•	Fixed Funds invest substantially in fixed income securities such as bonds, mortgages, and money market investments. This category includes cash held within the Account.

•	International Funds invest substantially outside of the United States.

•	Small/Mid Cap Funds invest substantially in United States small to mid-cap stocks.

•

Alternative Funds are securities that do not fall into another asset class category, such as REITs, emerging markets, and commodities, as well as funds that we have determined have significant volatility.

A current list of the eligible investments for allocation is available at https://retireone.com/constance/, or from your financial professional. You should consult with your financial professional and tax advisor to assist you in determining which eligible investments to allocate and which Asset Allocation Tier is suited to your financial needs and risk tolerance.

SECTION 5—DISTRIBUTION OF THE CERTIFICATES

The Certificate is distributed by Sammons Financial Network, LLC (“Distributor”). The Distributor serves as principal underwriter of the Certificate. The offering of the Certificate is intended to be continuous.

The Distributor is a limited liability company under the laws of the State of Delaware with Sammons Securities, Inc. as managing member. The distributor is an affiliate of Midland National. The Distributor’s principal business address is 8300 Mills Civic Parkway, West Des Moines, IA 50266. The Distributor is registered with the SEC as a broker-dealer and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Distributor also acts as distributor for Midland National’s variable annuity products.

Midland National pays compensation to the Distributor based on sales of the Certificate of up to 0.25% of the amount invested. The Distributor, in turn, may pay up to that full amount to affiliated and/or unaffiliated selling broker-dealers and other financial intermediaries with whom it has selling or other agreements. The Distributor may pay additional compensation in recognition of certain expenses that may be incurred by them or on their behalf. The Distributor may also pay certain broker-dealers or other financial intermediaries’ compensation for enhanced marketing opportunities and other services (commonly referred to as “marketing allowances”). Services for which such marketing allowance payments are made may include, but are not limited to, the preferred placement of Midland National, its affiliates services and products, including but not limited to placing the Certificate on a company and/or selling broker-dealer product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or other support services, including some that may benefit the Certificate Owners. Marketing allowance payments may be based on the amount of assets or purchase payments attributable to Certificates sold through a selling broker- dealer or such payments may be a fixed amount. The Distributor may also make fixed marketing allowance payments to selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product, including training and education. These payments may serve as an incentive for selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of selling broker-dealers to promote the sale of Midland National and its affiliates’ products and services, the Distributor may increase the sales compensation paid to the selling broker-dealer for a period of time (commonly referred to as “compensation enhancements”). Marketing allowances and compensation enhancements are made out of the Distributor’s assets. Not all selling broker-dealers receive marketing allowance payments or compensation enhancements.

In addition, the Distributor may offer sales incentive programs to financial professionals who meet specified total production levels for the sale of both affiliated and unaffiliated products which provide cash and non-cash compensation such as expense-paid trips, expense-paid educational seminars and merchandise.

The amount and structure of the foregoing compensation arrangements create potential conflicts of interest for the recipient insofar as they create financial incentives that may influence the recipient selling broker-dealer or financial professional to present this Certificate over other investment alternatives. Selling broker-dealers are expected to disclose and eliminate or mitigate such conflicts in accordance with applicable regulatory requirements.

Although Midland National takes all of its costs into account in establishing the level of fees and expenses in its products, any compensation paid by Midland National to the Distributor will not result in any separate charge under the Certificate. All payments made will be in compliance with all applicable FINRA rules and other laws and regulations.

SECTION 6—TAX CONSIDERATIONS

The following is a general discussion based on our interpretation of current Federal income tax law. This discussion does not cover every situation and does not address all possible circumstances. The discussion of tax treatment of the Certificate is applicable if and when a separate annuity contract has been issued. A separate annuity contract will be issued only if and when your Covered Asset Pool Value drops to zero and an immediate annuity is issued in discharge of the Company’s obligations. Prior to that time, we believe that the tax treatment of transactions involving the assets of your Account including redemptions, dispositions, and distributions with respect to such assets, should generally be the same as such treatment would be in the absence of a Certificate. In other words, prior to the issuance of an immediate annuity, the assets in your Account are not eligible for tax deferral because they are not held in an annuity contract. In general, this discussion does not address the tax treatment of transactions involving the investments in your Account. Further, no attempt is made to consider any applicable state tax or other tax laws, or to address any federal estate, or state and local estate, inheritance and other tax consequences, of the Certificate. Tax consequences will depend on your individual circumstances, and may include a 10% federal tax penalty if you have not yet reached age 59 1⁄2.

The Certificate is a new and innovative type of contract. While the IRS has issued favorable private letter rulings (“PLRs”) concerning products similar to the Certificate issued by other insurance companies, these rulings are not binding on the IRS with respect to the Certificate and a purchaser of the Certificate cannot rely on the conclusions the IRS reached in those PLRs. Due to factual differences between the Certificate and the products involved in these PLRs, and their non-precedential nature, the analysis and rulings in the PLRs may not reflect the IRS’s position with respect to the tax treatment of the Certificate, now or in the future. In addition, the PLRs do not address how products similar to the Certificate that are issued in connection with qualified retirement arrangements, such as a 401(k) plan or IRA, are treated for tax purposes. We can give no assurances that the IRS will agree with our interpretations regarding the proper tax treatment of a Certificate or the effect (if any) of the purchase of a Certificate on the tax treatment of any transactions in your Account, or that a court will agree with our interpretations if the IRS challenges them. A 10% federal tax penalty may also apply if you have not yet reached age 59 1⁄2. Please consult your own qualified tax advisor regarding the potential tax consequences of the Certificate in your particular circumstances.

Different tax rules apply to Qualified Accounts and Nonqualified Accounts, and the tax rules applicable to Qualified Accounts vary according to the type of Qualified Account and the terms and conditions of the Qualified Account. Purchasers who intend to use the Certificate in connection with a Qualified Account should seek competent advice.

We may occasionally enter into settlements with owners and beneficiaries to resolve issues relating to the Certificate. Such settlements may be reported on the applicable tax form (e.g., Form 1099) provided to the taxpayer and the taxing authorities.

Nonqualified Accounts

Separate Treatment of a Certificate and an Account; Treatment of a Certificate as an Annuity Contract

Consistent with PLRs that have been issued by the IRS with respect to similar products offered by other insurance companies, we intend to treat a Certificate as an annuity contract that is separate and apart from the assets in your Account for federal income tax purposes. As noted above, however, these rulings are not binding on the IRS with respect to the Certificate. Due to factual differences between the Certificate and the products involved in these PLRs, and their non-precedential nature, the analysis and rulings in the PLRs may not reflect the IRS’s position with respect to the tax treatment of the Certificate, now or in the future. Thus, while We believe that the factual differences between the Certificate and the products involved in the PLRs should be immaterial and that the reasoning underlying the PLRs supports treating a Certificate as an annuity for federal income tax purposes, it is possible that a Certificate could be treated as some other type of financial instrument or derivative for such purposes, with different tax consequences than if it were treated as an annuity. If you are the holder or beneficiary of a Certificate, in view of the limited guidance you should consult your own tax advisor regarding the proper tax treatment of a Certificate.

In order to be treated as an annuity contract for federal tax purposes, a Certificate needs to contain certain provisions prescribing distributions that must be made when an owner of the Certificate dies. We believe that by its terms a Certificate satisfies these requirements. In all events, we will administer a Certificate to comply with these federal tax requirements.

As a general rule, a Certificate also needs to be owned by a natural person to be treated as an annuity contract for federal income tax purposes. Under the relevant rules, however, a Certificate that is owned by a trust or other entity holding the Certificate as an agent for a natural person is treated as owned by a natural person for federal income tax purposes. If someone other than a natural person will be the owner of a Certificate, such as a trust, a tax advisor should be consulted before the Certificate is purchased to determine whether the Certificate will be treated as owned by a natural person.

It is possible that at certain advanced ages, a Certificate might no longer be treated as an annuity contract if the Covered Asset Pool Value has not dropped to zero before that age. You should consult with a tax advisor about the possible tax consequences in such circumstances.

Treatment of Benefit Payments under a Certificate

Assuming that a Certificate is treated as an annuity contract for tax purposes, payments under the immediate annuity the Company issues in discharge of its obligations if and when the Covered Asset Pool Value drops to zero should be treated in part as taxable ordinary income and in part as non-taxable recovery of the aggregate total Subscription Fees you have previously paid under your Certificate (your “investment in the Certificate”) until you recover all of your investment in the Certificate. The amount that is not taxable prior to recovering all of your investment in the Certificate should be based upon the ratio of your investment in the Certificate to the expected value of the annuity payments to be made under the immediate annuity the Company issues in discharge of its obligations if and when the Covered Asset Pool Value drops to zero. After you recover all of your investment in the Certificate, annuity benefit payments will be taxable in full as ordinary income. You should consult a tax advisor as to the tax treatment of benefit payments under the Certificate.

In addition, we will withhold and send to the U.S. Government a part of the taxable portion of each payment made under a Certificate unless you elect out of withholding. In certain circumstances, we may be required to withhold tax.

Your Account

In view of the conclusions reached in those PLRs, We believe that the tax treatment of transactions involving the assets in your Account including redemptions, dispositions, and distributions with respect to such assets, should generally be the same as such treatment would be in the absence of a Certificate. (The tax treatment of such transactions is beyond the scope of this prospectus, and you should consult a tax advisor for further information about the tax treatment of assets in your Account.) Thus, in general, We believe that (1) distributions and dividends on investments in your Account will not be treated as payments under your Certificate, but rather as distributions with respect to such investments; (2) amounts received on redemption or disposition of your assets in your Account will be treated as amounts realized on a sale or exchange of such assets rather than as distributions under your Certificate; and (3) the purchase of a Certificate should not result in either (a) loss of the benefit of preferential income tax rates applicable to dividends paid on assets in your Account otherwise constituting “qualified dividend income” (if applicable under the tax law in effect at the time of distribution) or (b) under the so-called “straddle” rules, suspension of the holding period for purposes of determining eligibility for long-term capital gains treatment of any gains, or potential deferral of losses, when assets in your Account are sold or exchanged. Different taxation rules may apply to Qualified Accounts.

The IRS could disagree with our conclusions as to the tax treatment of transactions involving the assets in your Account. If the Internal Revenue Service were to successfully take a different position on these issues, it could have a material adverse effect on the tax consequences of your acquisition, holding and disposition of assets in your Account. The tax consequences could also change due to changes in the tax laws. Given the new and innovative character of a

Certificate, you should consult your own tax advisor as to the tax consequences, if any, of a Certificate under the “qualified dividend income” (if applicable under the tax law in effect at the time of distribution) and “straddle” rules, as well as other relevant tax provisions, both at the time of initial purchase and in subsequent years.

Payment of the Subscription Fee

Payment of the Subscription Fee with proceeds from the sale of investment assets held in your Account or from the cash account may have tax consequences. A 10% federal tax penalty may also apply if you have not yet reached age 59 1⁄2. You should consult a tax advisor for further information.

Transfers, Assignments, or Designation of Payees

To the extent allowed by state law, we reserve the right to refuse our consent to any assignment at any time on a nondiscriminatory basis if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation. You may request to assign or transfer your rights under the Certificate by sending us a signed and dated request. We will not be bound by an assignment until we acknowledge it.

Any transfer of ownership (which is an absolute assignment) or assignment of a Certificate, the designation of a payee who is not also the owner, and certain other transactions may result in certain income tax consequences to the owner that are beyond the scope of this discussion. A 10% federal tax penalty may also apply if you have not yet reached age 59 1⁄2. An owner contemplating any such transaction should consult a competent tax adviser with respect to the potential tax effects of such a transaction.

Qualified Accounts

The Certificate may be used with traditional Individual Retirement Accounts, Roth IRA Accounts, and SEP IRA Accounts (collectively “Qualified Accounts”). The Certificate is not available as an Individual Retirement Annuity or Roth IRA Annuity. A Certificate may be purchased in connection with a Covered Asset Pool held under any of these arrangements. If permitted by the terms of the Qualified Account, the Certificate may be held as an asset of the Qualified Account or may be held directly by the Covered Person who is the beneficial owner of the Qualified Account.

The tax results for a Certificate may vary according to the terms and conditions of the Qualified Account. No attempt is made here to provide more than general information about the use of the Certificate with any Qualified Account. Beneficial owners under any Qualified Account, as well as beneficiaries, are cautioned that the rights of any person to any benefits under any Qualified Account are subject to the terms and conditions of that Qualified Account or limited by applicable law, regardless of the terms and conditions of the Certificate.

We may discontinue offering the Certificates to new Owners that plan to use the Certificate with a Qualified Account. The Certificate is generally available only with respect to the Qualified Account for which the Certificate is purchased.

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We are not responsible for determining whether the Certificate complies with the terms and conditions of, or applicable law governing, any Qualified Account. You are responsible for making that determination. Similarly, we are not responsible for administering any applicable tax or other legal requirements applicable to the Qualified Account. You or a service provider, as applicable, for the Qualified Account are responsible for determining that distributions, beneficiary designations, investment requirements, charges and other transactions under the Certificate are consistent with the terms and conditions of the Qualified Account and applicable law.

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Traditional IRAs and qualified plans are subject to lifetime Required Minimum Distribution rules. Withdrawals from your Covered Asset Pool taken to meet Required Minimum Distribution requirements after the Lock-In Date may be made available as an Additional Coverage Amount and, if so, do not cause an Excess Withdrawal. (See “Additional Coverage Amount.”)

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The Subscription Fee may be paid from assets in your Qualified Account if permitted under the terms of the Qualified Account. You should consult your tax advisor regarding the tax consequences of paying the Subscription Fee from your Qualified Account. A 10% federal tax penalty may also apply if you have not yet reached age 59 1⁄2. If your Qualified Account is the only source to pay the Subscription Fee and is insufficient to pay the Subscription Fee or is not permitted under the terms of the Qualified Account to pay the Subscription Fee, the Certificate will terminate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.

If you choose to have your Qualified Account own the Certificate, the actuarial present value of the Certificate (calculated in accordance with Treasury Regulation 1.401(a)(9)-6) may need to be included in the value of the Qualified Account for the purposes of calculating the Required Minimum Distribution amount for the Qualified Account. If the actuarial present value of the Certificate is included in the calculation, your Required Minimum Distribution may be higher than it would be if the Certificate is held outside the Qualified Account.

As noted above, there is no guidance from the Internal Revenue Service on the effects on a Qualified Account of the purchase of a contingent deferred annuity contract such as the Certificate. The following discussion identifies certain issues relating to the Certificate that a plan fiduciary or purchaser should consider before purchasing a Certificate to be held in a Qualified Account or in connection with a Qualified Account. This discussion is not intended to be exhaustive. Purchasers should consult a tax and/or legal advisor before purchasing the Certificate because the purchase of the Certificate could affect the qualification of the Qualified Account.

Numerous income tax rules govern Qualified Accounts, including rules with respect to: maximum contributions, required distributions, penalty taxes on early or insufficient distributions and income tax withholding on distributions. The following is a general description of Qualified Accounts and of the use of the Certificate in connection with those Accounts.

Qualified Accounts

Sections 408(a) and 408A of the Code permit eligible individuals to contribute to an individual retirement program known as an “IRA” or “Roth IRA,” respectively. Section 408(k) of the Code allows employers to establish Simplified Employee Pension (“SEP”) IRAs.

These plans are subject to limitations on the amount that may be contributed, the persons who may be eligible to participate and on the time when distributions must commence. In addition, distributions from these plans may be transferred on a tax-deferred basis into another of these plans.

Tax on Certain Distributions Relating to Qualified Accounts

In the case of distributions to you from your traditional IRA (see discussion of Roth IRA below), it is possible that part of or all of the distribution may be taxable. In addition, Section 72(t) of the Code imposes a 10% penalty tax on the taxable portion of any distribution from IRAs or qualified plans subject to certain exceptions set forth in the Code. To the extent amounts are not includable in gross income because they have been properly rolled over to another IRA or to another eligible qualified plan, no tax penalty will be imposed. The tax penalty also will not apply to: (a) distributions made on or after the date on which you reach age 59 1/2; (b) distributions following your death or disability (for this purpose disability is as defined in Section 72(m)(7) of the Code); (c) distributions that are part of substantially equal periodic payments made not less frequently than annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; and (d) certain other distributions specified in the Code.

Generally, distributions from a traditional IRA and SEP IRA must commence no later than April 1 of the calendar year following the year in which you attain age 72 (or 70 1/2 if you attain age 70 1/2 before January 1, 2020). Required distributions must be made at least annually over a period not exceeding your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary. Distribution requirements also apply to Traditional

IRAs, Roth IRAs and SEP IRAs upon the death of the account owner and to qualified plans upon the death of the participant. If the Required Minimum Distributions are not made, a 50% excise tax is imposed as to the amount not distributed.

Roth IRAs, as described in Code section 408A, permit certain eligible individuals to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of a traditional IRA to a Roth IRA is generally subject to tax and other special tax rules apply. You may wish to consult a tax advisor before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA.

Distributions may be subject to withholding on the taxable part of the distribution unless you elect out of withholding.

Seek Tax Advice

The above description of federal income tax consequences of the different types of arrangements which may be covered by a Certificate offered by this prospectus is only a brief summary meant to alert you to the issues and is not intended as tax advice. Anything less than full compliance with the applicable rules, all of which are subject to change, may have adverse tax consequences, including a possible 10% federal tax penalty if you are less than 59 1⁄2. Any person considering the purchase of a Certificate in connection with an arrangement described above should first consult a qualified tax advisor with regard to the suitability of the Certificate for such arrangement.

Other Tax Matters

Relationships Not Denominated as Marriage

For federal tax purposes, the Internal Revenue Service has ruled that the term “spouse” does not include an individual who has entered into a registered domestic partnership, civil union, or other similar relationship that is not denominated as a valid marriage entered into under the laws of that jurisdiction. The Company intends to administer the Certificate consistent with this ruling until further guidance is provided. Persons who do not meet the definition of “spouse” under federal tax law may have adverse tax consequences. Please consult a tax adviser for more information on this subject.

CARES Act Relief in 2020

On March 27, 2020, Congress passed the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). Among other provisions, the CARES Act includes temporary relief from certain tax rules applicable to qualified retirement accounts and plans. Required Minimum Distributions. The CARES Act allowed participants and beneficiaries in certain qualified plans and qualified retirement accounts, including Traditional IRAs, SEP IRAs and Roth IRAs, to suspend taking Required Minimum Distributions in 2020, including any initial Required Minimum Distributions for 2019 that would have been due by April 1, 2020.

Additionally, the year 2020 did not count in measuring the five-year post-death distribution period requirement. Any distributions made in 2020 that, but for the CARES Act, would have been a Required Minimum Distribution were instead eligible for rollover and were not subject to the 20% mandatory withholding.

Retirement Plan Distribution Relief. Under the CARES Act, an “eligible participant” was permitted to withdraw up to a total of $100,000 from qualified retirement accounts and certain qualified plans that adopted the provision in 2020, without being subject to the 10% additional tax on early distributions. The Federal income tax on these distributions can be spread ratably over three years and the distributions may be re-contributed during the three-year period following the distribution.

For these purposes, eligible participants are participants who:

•	have been diagnosed with COVID-19,

•	have spouses or dependents diagnosed with COVID-19, or

•	have experienced adverse financial consequences stemming from COVID-19 as a result of

•	being quarantined, furloughed or laid off,

•	having reduced work hours,

•	being unable to work due to lack of child care,

•	the closing or reduction of hours of a business owned or operated by the participant, or other factors determined by the Treasury Department.

Medicare Tax

Distributions from nonqualified annuity contracts will be considered “investment income” for purposes of complying with the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or the entire taxable portion of distributions (e.g., earnings) from a Certificate to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately). We are required to report distributions made from nonqualified annuity policies as being potentially subject to this tax. While distributions from Qualified Accounts are not subject to the tax, such distributions may be includable in income for purposes of determining whether certain Medicare Tax thresholds have been met. Please consult a tax advisor for more information.

Annuity Purchases by Residents of Puerto Rico

The Internal Revenue Service has ruled that income received by residents of Puerto Rico under life insurance or annuity contracts issued by a Puerto Rico branch of a United States life insurance company is U.S.-source income that is generally subject to U.S. federal income tax.

Annuity Purchases by Nonresident Aliens and Foreign Corporations

The discussion above provides general information (but not tax advice) regarding U.S. federal income tax consequences to annuity purchasers that are

U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Prospective purchasers who are not U.S. citizens or residents are advised to consult with a qualified tax advisor regarding U.S., state, and foreign taxation with respect to a Certificate purchase.

Foreign Account Tax Compliance Act (“FATCA”)

If the payee of a benefit payment from the Certificate is a foreign financial institution (“FFI”) or a non-financial foreign entity (“NFFE”) within the meaning of the Code, as amended by the Foreign Account Tax Compliance Act (“FATCA”), the distribution could be subject to U.S. federal withholding tax on the taxable amount of the distribution at a 30% rate irrespective of the status of any beneficial owner of the Certificate or benefit payment. The rules relating to FATCA are complex, and a tax advisor should be consulted if an FFI or NFFE is or may be designated as a payee with respect to the Certificate.

Conversion Offer

We may offer owners of Fixed Contingent Annuity Certificates issued by TALIC (“Existing Certificates”) the option to convert their Existing Certificates for the Certificate described in this prospectus (“New Certificate”). We believe that this conversion should be considered tax-free under section 1035 of the Code. Section 1035 of the Code provides that no gain or loss shall be recognized on the exchange of one annuity contract for another annuity contract provided that certain requirements are met. As described above, we believe that the Certificates should be treated as annuity contacts under the Code. Thus, we believe any exchange of an Existing Certificate for a New Certificate should qualify as a tax-free exchange under section 1035 of the Code as long as the New Certificate is held by the same Certificate Owner(s) and covers the same Covered Person(s). However, the Internal Revenue Service could take the position that the conversion of the Certificates is a taxable event. Please consult with your tax advisor regarding the tax consequences of a conversion transaction prior to electing to participate in such an offering.

Possible Tax Law Changes

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Certificate could change by legislation or otherwise. Consult a tax advisor with respect to legislative developments and their effect on the Certificate. We have the right to modify the Certificate in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any Certificate and do not intend the above discussion as tax advice.

SECTION 7—MIDLAND NATIONAL LIFE INSURANCE COMPANY

INFORMATION ABOUT MIDLAND NATIONAL

Generally

We are Midland National Life Insurance Company, a stock life insurance company. We were organized in 1906, in South Dakota, as a mutual life insurance company at that time named “The Dakota Mutual Life Insurance Company.” We were reincorporated as a stock life insurance company, in 1909. Our name “Midland” was adopted in 1925. We were re-domesticated to Iowa in 1999. We are licensed to do business in 49 states, the District of Columbia, Puerto Rico, the Virgin Islands, Guam and the Mariana Islands.

Midland National is a subsidiary of Sammons Financial Group, which is a wholly-owned subsidiary of Sammons Enterprises, Inc., Dallas, Texas. Sammons Enterprises has controlling or substantial stock interests in a large number of other companies engaged in the areas of insurance, corporate services, and industrial distribution.

Midland National relies on the exemption from filing reports under the Securities Exchange Act of 1934 provided by Rule 12h-7.

Midland National’s Business

Midland National Life Insurance Company and Subsidiaries (“Midland National” or the “Company”) is a wholly owned subsidiary of Sammons Financial Group, Inc. (“SFG”). Midland National has three wholly owned subsidiaries. MNL Reinsurance Company (“MNL Re”), Solberg Reinsurance Company (“Solberg Re”) and Canal Reinsurance Company (“Canal Re”) are captive reinsurance companies domiciled in Iowa. Midland National offers individual life and annuity products in 49 states and the District of Columbia. The Company is affiliated through common ownership with North American Company for Life and Health Insurance (“North American”) and Sammons Institutional Group, Inc. (“SIG”).

We develop innovative products and services in order to provide our distribution partners with a comprehensive suite of insurance products and services. We rely on feedback from customers, employees, registered representatives and agents, supplemented with a variety of industry information and customer databases, to develop new products to meet the demands of an evolving market. As a result, we are typically expanding product offerings in the rapidly growing indexed annuity and life space with emphasis on multiple indexes and crediting methods as well as innovative lifetime withdrawal features. Our suite of products is balanced across the customer spectrum. We believe our products are conservatively designed to achieve appropriate levels of index-based interest crediting through market cycles. Our complementary suite of product lines is designed to allow us to meet profit targets and growth objectives.

We distribute our products through multiple channels including independent agents, broker-dealers, benefit consultants and third-party marketers. In particular, we intend to continue to leverage the independent distribution channel, which has proven to be an effective model and focus on building relationships with a core group of distribution partners that result in persistency of production.

We strive to maintain profitability of our business over varying interest rate environments by monitoring and managing a close asset and liability duration match. We employ an asset liability management program which includes quarterly projections of asset and liability cash flows over a wide range of interest rate scenarios reflecting dynamic contract holder behavior.

Our operating framework includes a focus on operational efficiency, which we believe should allow us to continue to offer competitively priced products and earn attractive returns.

Competition

The markets for insurance products and retirement solutions are highly competitive. We compete for customers and agents with a large number of other insurers as well as noninsurance financial services companies, such as banks, broker-dealers and investment managers, some of which may have greater financial resources and brand recognition than we do. We believe that competition is affected by various factors, including but not limited to, perceived financial strength and claims-paying ability, ratings, investment performance, size and strength of the agency force, distribution capabilities, commission structure, range of product lines and product quality, price and features, customer service and general reputation.

The level of competition among providers of life insurance, annuities and other retirement solutions products may increase as a result of the continuing consolidation of the financial services industry. Mergers and consolidations could increase, as companies seek to improve their competitive position through increased market share, economies of scale and diversification of products and services.

Financial strength ratings

An insurance company’s claims paying ability and financial strength ratings are an important factor in establishing its competitive position relative to other insurance companies. Ratings are important in maintaining public confidence in us and our ability to market our products. Rating organizations annually review the financial performance and condition of insurers, including Midland National. The current financial strength/claims paying ability ratings for Midland National are set forth in the chart below.

Midland National’s Ratings

Rating Agency	Rating	Outlook
S&P	A+ (Strong)	Stable
A.M. Best	A+ (Superior)	Stable
Fitch	A+	Stable

The ratings are meaningful to current and prospective contract holders and we believe give Midland National a competitive advantage in the Company’s target markets over competitors with lower ratings.

Risk Factors Related to Midland National and Its Business

The operating results of life and annuity insurance companies as reported under statutory accounting principles have historically been subject to significant fluctuations. The financial position and operating results of Midland National are subject to certain risk factors discussed more fully below. You should consider and read carefully all of the risks and uncertainties described below, as well as the other information contained in this prospectus, including our financial statements included elsewhere in this prospectus. This prospectus also contains forward-looking statements and estimates that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Information.”

The course of the novel coronavirus (COVID-19) pandemic, and responses to it, have been and may continue to be uncertain and difficult to predict, and could materially and adversely affect the Company’s business, results of operations, and financial condition.

Major public health issues, including the novel coronavirus COVID-19 pandemic (the “COVID-19 pandemic”), have caused and may continue to cause a large number of illnesses and deaths. Government authorities and other persons exercising governmental, political, or related authority or influence and other organizations may not effectively respond to the spread and severity of the COVID-19 pandemic, and their actions and the resulting impacts are unpredictable. The ultimate spread, duration, and severity of the COVID-19 pandemic, and of government authorities’ actions to address it, are uncertain, and may persist. Adverse conditions may worsen over time. Actions to respond to the COVID-19 pandemic have reduced and altered economic activity and financial markets. New information about the severity and duration of the COVID-19 pandemic or other public health issues, and government authorities, business, and societal reactions to that information, may increase the severity or duration of the COVID-19 pandemic and its effects. The approval of vaccines being developed in connection with the COVID-19 pandemic, their effectiveness and availability and the distribution and administering of such vaccines remains uncertain, and lower-than-expected effectiveness, inefficient or ineffective distribution and reluctance to take the vaccine may similarly increase the severity or duration of the COVID-19 pandemic and its effects.

The COVID-19 pandemic, and its effect on financial markets, could continue to adversely impact the Company’s investment portfolio. Market volatility may slow or prevent the Company from reacting to market events as effectively as it otherwise could. When the Company sells its investment holdings, it may not receive the prices it seeks, and may sell at a price lower than its carrying value, due to market volatility or other disruptions. Borrowers may delay or fail to pay principal and interest when due, tenants and residents may delay or fail to pay rent according to the terms of their lease and government authorities may delay or place a moratorium on foreclosures, evictions or otherwise impair enforcement actions, affecting the value of the Company’s real estate investments, mortgage-backed securities, and other investments, and the cash flows they produce.

A continued slowdown in U.S. or global economic conditions brought on by the COVID-19 pandemic could adversely affect the values and cash flows of assets in the Company’s investment portfolio, especially if prolonged. Certain asset classes in the Company’s investment portfolio related to commercial real estate or companies in industries that could be most severely impacted by the economic disruption, including, but not limited to, oil and gas, gaming and lodging, retail and airlines, or tied to certain commodities, could suffer significant declines in valuation.

Government authorities’ actions, including activity by the U.S. Federal Reserve and other central banks, in response to the COVID-19 pandemic could cause a sustained low or negative interest rate environment and mean that benefits and expenses are higher than expected, which could adversely affect the Company’s business and financial results.

The COVID-19 pandemic could increase claims under many of the Company’s policies and contracts. The impact of the COVID-19 pandemic on claims in each quarter may be greater than in prior quarters. In addition, an increased number of policyholders and contract holders may have lower income or assets, and may have difficulty paying premiums and fees. Government authorities may require (or suggest) “no lapse” in policy coverage for uncertain or prolonged periods of time, regardless of whether the Company receives premiums or is able to assess fees against policyholder or contract holder account balances. Legal and regulatory responses to the COVID-19 pandemic and related public health issues may also include the extension of insurance coverage beyond the Company’s policy or contract language, and/or changes to insurance policy or annuity contract conditions such as premium grace periods, suspension of cancellations, and extensions of proof of loss deadlines. These changes may cause additional expenses to adjust or override automated notification systems. Government authorities may also purport to change policy coverage, including retroactively, exposing the Company to risks and costs it was unable to foresee or underwrite. The Company may also voluntarily (or in response to requirements, guidance, or pressure) adopt customer accommodations, such as waiving exclusions, forgoing rate increases or implementing lower rate increases than the Company would in the ordinary course of its business, relaxation of claim documentation requirements, premium credit or accommodations for customers experiencing economic or other distress as a result of the COVID-19 pandemic. Policyholders or contract holders seeking sources of liquidity due to COVID-19 pandemic-related economic uncertainty and increased unemployment may withdraw, surrender or take policy loans at greater rates than the Company expected.

As a result of the COVID-19 pandemic, the Company’s cost of reinsurance on future reinsurance agreements could increase, or it may find reinsurance less available.

Policyholders and contract holders may change their behavior in unexpected ways. For example, they may surrender policies or contracts, take withdrawals and policy loans, change their premium payment practices, exercise product options, or take other actions as a result of the COVID-19 pandemic and government authorities’ efforts to respond to it. If policyholder and contract holder lapse and surrender rates significantly exceed the Company’s expectations, it could have a material adverse effect on the Company’s business, financial condition, results of operation, liquidity and cash flows.

The Company has incurred, and may continue to incur, increased administrative and systems expenses as a result of the COVID-19 pandemic and government authorities’ efforts to respond to it. These conditions may affect the Company’s employees, agents, brokers and distribution partners, as well as the workforces of the Company’s vendors, service providers and counterparties. The Company may have difficulties conducting its business, including in selling its products, such as those traditionally sold in person. The Company may face increased workplace safety costs and risks, lose access to critical employees, and face increased employment-related claims and employee relations challenges, each of which may increase when the Company’s employees begin to return to its workplaces. Any of the third parties to whom the Company outsources certain critical business activities may fail to perform as a result of the COVID-19 pandemic or claim that it cannot perform due to a force majeure.

The Company’s risk management, contingency, and business continuity plans may not adequately protect its operations. Continued and prolonged remote work arrangements and other unusual business conditions and circumstances as a result of the COVID-19 pandemic could strain the Company’s business continuity plans, introduce operational risk, increase its cybersecurity risks, and impair its ability to manage its business. Such disruptions to the Company’s business operations can interfere with its issuance or processing of transactions, may interfere with its ability to receive, pickup and process mail and messages, impact its ability to calculate values, or cause other operational or system issues. In addition, the frequency and sophistication of attempts at unauthorized access to the Company’s technology systems and fraud may increase, and COVID-19 pandemic conditions may impair its cybersecurity efforts and risk management. The Company’s efforts to prevent money-laundering or other fraud, whether due to limited abilities to “know its customers,” strains on its programs to avoid and deter foreign corrupt practices, or otherwise, may increase its compliance costs and risk of violations. Furthermore, these disruptions may persist even if the Company’s employees or the employees of intermediaries or other affiliate or third-party service providers are able to work remotely.

The COVID-19 pandemic could affect the Company’s internal controls over financial reporting. The Company has developed, and may continue to develop, new and less-seasoned processes, procedures, and controls to respond to changes in its business environment, including an increase in employees and contractors working remotely from home. If any employees who are key to the Company’s controls become ill from the COVID-19 pandemic and are unable to work, this may affect the Company’s ability to operate its internal controls.

Any uncertainty as a result of any of these events, including, but not limited to, investment portfolio impact, mortality or morbidity rate changes, an increase in expenses, or policyholder or contract holder behavior changes, may require the Company to change its estimates, assumptions, models or reserves. Government authorities may not accurately report population and impact data, such as death rates, infections, morbidity, hospitalization, or illness that the Company uses in its estimates, assumptions, models or reserves.

Any of the direct or indirect effects of the COVID-19 pandemic may cause litigation or regulatory, investor, media, or public inquiries. The Company’s costs to manage and effectively respond to these matters, and to address them in settlement or other ways, may increase.

Any of the events described above have adversely affected, may continue to adversely affect, or may yet adversely affect the economy, financial markets, the Company’s business, its results of operations, or its financial condition. These events could also cause, contribute to, or exacerbate the other risks and uncertainties described herein.

We face risks related to recent increases in incidents of social, civil and political unrest, which could disrupt our operations.

Our business, including our investments, could be adversely affected by recent increases in incidents of social, civil and political unrest taking place in the U.S. and elsewhere. There can be no assurance as to when such civil unrest will end or that it will not escalate in the future. Any continuation or future escalation in such civil unrest, or a failure to restore public and social order by the governmental authorities in affected markets, could adversely affect the security and stability of the localities in which we operate, which could disrupt our operations, or the security and stability of the obligors on our investments. Any such impacts could increase the default rate, or negatively affect the carrying value, of such investments, which could have a material adverse effect on our business, financial condition and results of operations.

If difficult conditions in the global capital markets and the economy generally persist, they may materially adversely affect our business and results of operations.

Our business and results of operations are materially affected by conditions in the global capital markets and the economy generally. Stressed conditions, volatility and disruptions in financial asset classes or various markets, including global capital markets, can have an adverse effect on us, in part because we have a large investment portfolio and our insurance liabilities are sensitive to changing market factors. Global market factors, including interest rates, credit spreads, equity prices, equity market volatility, economic uncertainty, real estate markets, consumer spending, business investment, government spending, the volatility and strength of the capital markets, deflation, inflation, counterparty risks, changes in laws or regulations (including laws relating to the financial markets generally or the taxation or regulation of the insurance industry), trade barriers, commodity prices, currency exchange rates and controls and national and international political circumstances (including governmental instability, wars, terrorist acts or security operations) can all affect our financial condition, as well as the volume, profitability and results of our business operations, either directly or by virtue of their impact on the business and economic environment generally and on general levels of economic activity, employment and customer behavior specifically. Disruptions in one market or asset class can also spread to other markets or asset classes. Upheavals in the financial markets can also affect our financial condition (including our liquidity and capital levels) as a result of mismatched impacts on the value of our assets and our liabilities.

At times, throughout the past several years, volatile conditions have characterized financial markets. Significant market volatility, and government actions taken in response thereto, may exacerbate some of the risks we face.

To the extent these uncertain financial market conditions persist, our revenues and net investment income are exposed to these risks and may be adversely affected as a result. Similarly, sustained periods of low interest rates could cause our profit margins to erode. Also, in the event of extreme prolonged market events, such as a global credit crisis, we could incur significant capital and/or operating losses. Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility.

We are also exposed to risks associated with the potential financial instability of our customers, whether individual or institutional, many of whom may be adversely affected by the volatile conditions in the capital markets. Due to the macro-economic challenges currently affecting the economy of the U.S. and other parts of the world, customers may experience serious cash flow problems and other financial difficulties. As a result, they may modify, delay, or cancel plans to purchase our products, or may make changes in the mix of products purchased that are unfavorable to us. Any inability of current and/or potential customers to pay for our products may adversely affect our earnings and cash flow.

In addition, we are susceptible to risks associated with the potential financial instability of the vendors on which we rely to provide services or to whom we delegate certain functions. The same conditions that may affect our customers also could adversely affect our vendors, causing them to significantly and quickly increase their prices or reduce their output. Our business depends on our ability to perform, in an efficient and uninterrupted fashion, our necessary business functions, and any interruption in the services provided by third parties could also adversely affect our cash flow, profitability, and financial condition.

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, our access to capital and our cost of capital.

The capital and credit markets may be subject to periods of extreme volatility and disruption, which could cause our liquidity and credit capacity to be limited.

We need liquidity to pay our operating expenses, maintain our securities lending activities and replace maturing liabilities. Without sufficient liquidity, we could be forced to curtail our operations, and our business and financial results may suffer.

In the event market or other conditions have an adverse impact on our capital and liquidity and our current resources do not satisfy our needs, we may have to seek additional financing. The availability of additional financing will depend on a variety of factors, such as the then current market conditions, regulatory considerations, availability of credit to us and the financial services industry generally, our credit ratings and credit capacity, and the perception of our customers and lenders regarding our long- or short-term financial prospects if we incur large operating or investment losses or if the level of our business activity decreases due to a market downturn. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us. Our internal sources of liquidity may prove to be insufficient and, in such case, we may not be able to successfully obtain additional financing on favorable terms, or at all.

Our liquidity requirements may change if, among other things, we are required to return significant amounts of cash collateral on short notice under our securities lending requirements.

Disruptions, uncertainty or volatility in the capital and credit markets may also limit our access to capital needed to operate our business, most significantly in our insurance company subsidiaries. Such market conditions may limit our ability to replace, in a timely manner, maturing liabilities; satisfy regulatory capital requirements; and access the capital necessary to grow our business. As a result, we may be forced to delay raising capital, issue different types of securities than we would have otherwise, less effectively deploy such capital, issue shorter tenor securities than we prefer, or bear an unattractive cost of capital, which could decrease our profitability and significantly reduce our financial flexibility. Our results of operations, financial condition, cash flows and statutory capital position could be materially adversely affected by disruptions in the financial markets.

We are exposed to significant financial and capital markets risks that may adversely affect our results of operations, financial condition and liquidity, and may cause our net investment income to vary from period to period.

We are exposed to significant financial and capital markets risks, including changes in interest rates, credit spreads, equity prices, real estate markets, market volatility, global economic performance in general, the performance of specific obligors, including governments, included in our investment portfolio and other factors outside our control.

Interest rate risk. Some of our products, principally life insurance and fixed annuities, expose us to the risk that changes in interest rates will reduce our investment margin or “spread,” or the difference between the amounts that we are obligated to pay under the contracts in our general account and the rate of return we earn on general account investments intended to support obligations under such contracts. Our spread is a key component of our net income.

During periods when interest rates are low, we may be forced to reinvest proceeds from investments that have matured or have been prepaid or sold at lower yields, which will reduce our investment margin. Moreover, during periods when interest rates are low, borrowers may prepay or redeem fixed income securities and mortgage loans in our investment portfolio with greater frequency in order to borrow at lower market rates, thereby exacerbating this risk. Although lowering interest crediting rates can help offset decreases in spreads on some products, our ability to lower these rates could be limited by competition or contractually guaranteed minimum rates and may not match the timing or magnitude of changes in asset yields. As a result, our spread could decrease or potentially become negative.

A decline in market interest rates could also reduce our return on investments that do not support particular policy obligations. During periods of sustained lower interest rates, policy liabilities may not be sufficient to meet future policy obligations and may need to be strengthened. Accordingly, declining and sustained lower interest rates may materially affect our results of operations, financial position and cash flows and significantly reduce our profitability.

Increases in market interest rates could also negatively affect our profitability. In periods of rapidly increasing interest rates, we may not be able to replace, in a timely manner, the investments in our general account with higher yielding investments needed to fund the higher crediting rates necessary to keep interest sensitive products competitive. We, therefore, may have to accept a lower spread and, thus, lower profitability or face a decline in sales and greater loss of existing contracts and related assets. In addition, policy loans, surrenders and withdrawals may tend to increase as contract holders seek investments with higher perceived returns as interest rates rise. This process may result in cash outflows requiring that we sell investments at a time when the prices of those investments are adversely affected by the increase in market interest rates, which may result in realized investment losses. An increase in market interest rates could also have a material adverse effect on the value of our investment portfolio, for example, by decreasing the estimated fair values of the fixed income securities that comprise a substantial portion of our investment portfolio.

We are also affected by the monetary policies of the Federal Reserve Board. In March 2020, in response to the COVID-19 pandemic, the Board of Governors of the Federal Reserve Board lowered the target range for the benchmark federal funds rate to almost zero. Further changes to the interest rate in response to economic conditions could generate volatility in debt and equity markets, including increases in interest rates and associated declining values on fixed income investments. As the Federal Reserve Board moves towards normalizing monetary policy and moving short-term interest rates higher from their lower levels, the central bank may adversely affect prospects for continued economic recovery with little room for incremental monetary accommodation. The actions of the Federal Reserve Board may have an impact on the pricing levels of risk-bearing investments, and may adversely impact the level of product sales.

Although we take measures to manage the economic risks of investing in a changing interest rate environment, we may not be able to mitigate the interest rate risk of our fixed income investments relative to our liabilities.

Credit Spreads. Our exposure to credit spreads primarily relates to market price volatility and cash flow variability associated with changes in such spreads. Market volatility can make it difficult to value certain of our securities if trading becomes less frequent. In such case, valuations may include assumptions or estimates that may have significant period-to-period changes, which could have a material adverse effect on our results of operations or financial condition. If there is a resumption of significant volatility in the markets, it could cause changes in credit spreads and defaults and a lack of pricing transparency which, individually or in tandem, could have a material adverse effect on our results of operations, financial condition, liquidity or cash flows.

Equity Risk. Our primary exposure to equity risk relates to the potential for lower earnings associated with certain of our businesses where fee income is earned based upon the estimated fair value of the assets under administration. Downturns and volatility in securities markets can have an adverse effect on the revenues and investment returns from our investment products and services.

In addition, we invest a portion of our investments in leveraged buy-out funds, hedge funds and other private equity funds. The amount and timing of net investment income from such funds tends to be uneven as a result of the performance of the underlying investments. The timing of distributions from such funds, which depends on particular events relating to the underlying investments, as well as the funds’ schedules for making distributions and their needs for cash, can be difficult to predict. Significant volatility could adversely impact returns and net investment income on these alternative investment classes. In addition, the estimated fair value of such investments may be impacted by downturns or volatility in securities markets.

Real Estate Risk. Our primary exposure to real estate risk relates to residential mortgage-backed securities (“RMBS”), commercial mortgage-backed securities (“CMBS”) and residential and commercial mortgage loans. Our exposure to these risks stems from various factors, including real estate supply and demand and interest rate fluctuations. General economic conditions and the recovery rate in the real estate sectors will continue to influence the performance of these investments. These factors, which are beyond our control, could have a material adverse effect on our results of operations, financial condition, liquidity or cash flows.

Credit Risk. There is a risk that issuers of our investments may default or that other parties may not be able to pay amounts due to us and our subsidiaries. We manage our investments to limit credit risk by diversifying our portfolio among various security types and industry sectors. In addition, we take into account default risk in our product pricing. Although we believe that we carefully manage these risks, there can be no guarantee that credit risk will be managed successfully in all situations. Any failure to successfully manage credit risk could have a material adverse effect on our results of operations, financial condition, liquidity or cash flows.

Our participation in securities lending programs and a repurchase program subjects us to potential liquidity and other risks.

We participate in a repurchase program, which is considered part of a securities lending program, whereby we sell fixed income securities to third-party repurchase counterparties, primarily major brokerage firms and commercial banks, with a concurrent agreement to repurchase those same securities at a determined future date. Our policy requires that, at all times during the term of the repurchase agreements, cash or other types of collateral provided are sufficient to allow the counterparty to fund substantially all of the cost of purchasing replacement assets. The cash proceeds received under the repurchase program are typically invested in fixed income securities and cannot be returned prior to the scheduled repurchase date; however, market conditions on the repurchase date may limit our ability to enter into new agreements. The repurchase of securities or our inability to enter into new repurchase agreements would require us to return the cash collateral proceeds associated with such transactions on the repurchase or maturity date.

For repurchase transactions, in some cases, the maturity of the securities held as invested collateral (i.e., securities that we have purchased with cash collateral received) may exceed the term of the related securities under repurchase agreements and the estimated fair value may fall below the amount of cash received as collateral and invested. If we are required to return significant amounts of cash collateral on short notice and we are forced to sell securities to meet the return obligation, we may have difficulty selling such collateral that is invested in securities in a timely manner, be forced to sell securities in a volatile or illiquid market for less than we otherwise would have been able to realize under normal market conditions, or both. In addition, under adverse capital market and economic conditions, liquidity may broadly deteriorate, which would further restrict our ability to sell securities. If we decrease the amount of our securities lending and repurchase activities over time, the amount of net investment income generated by these activities will also likely decline.

Also, Iowa law limits the amount of securities lending (which encompasses our repurchase program) to 10% of the relevant insurance company’s legal reserve (the net present value of all outstanding policies and contracts involving life contingencies). As of December 31, 2021, Midland National’s securities lending was 9.1% of its legal reserves. If this limitation was reduced to a lower percentage, our investment income would be reduced and we might be forced to liquidate investment assets to address ongoing cash requirements. However, we are not currently aware of any pending legislation or initiatives to amend the relevant statute.

We may have difficulty selling certain holdings in our investment portfolio in a timely manner and realizing full value given their illiquid nature.

There may be a limited market for certain investments we hold in our investment portfolio, making them relatively illiquid. These include privately-placed fixed maturity securities, mortgage loans, policy loans, leveraged leases, equity real estate, such as real estate joint ventures and funds, and other limited partnership interests. In recent years, even some of our very high quality investments experienced reduced liquidity during periods of market volatility or disruption. If we were forced to sell certain of our investments during periods of market volatility or disruption, market prices may be lower than our carrying value in such investments. In the event of a forced sale, accounting guidance requires the recognition of a loss for securities in an unrealized loss position and may require the impairment of other securities based on our ability to hold those securities, which would negatively impact our financial condition. This could result in realized losses which could have a material adverse effect on our net income and financial position.

The determination of the amount of allowances and impairments taken on our investments is highly subjective and could materially impact our business, financial condition and results of operations.

The determination of the amount of allowances and impairments vary by investment type and is based on our periodic case-by-case evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. Such evaluations and assessments can change significantly from period to period, especially in times of high market volatility. There can be no assurance that management has accurately assessed the level of impairments taken and allowances reflected in the financial statements. Furthermore, additional impairments may need to be taken or allowances provided for in the future. Historical trends may not be indicative of future impairments or allowances.

Defaults on commercial mortgage loans and volatility in performance may adversely affect our business, financial condition and results of operations.

Commercial mortgage loans face heightened delinquency and default risk due to economic conditions which have had a negative impact on the performance of the underlying collateral, resulting in declining values and an adverse impact on the obligors of such instruments. An increase in the default rate of our commercial mortgage loan investments could have an adverse effect on our business, financial condition and results of operations.

In addition, the carrying value of commercial mortgage loans is negatively impacted by such factors. The carrying value of commercial mortgage loans is stated at outstanding principal less any loan loss allowances recognized. Considerations in determining allowances include, but are not limited to, the following: (i) declining debt service coverage ratios and increasing loan to value ratios; (ii) bankruptcy filings of major tenants or affiliates of the borrower on the property; (iii) catastrophic events at the property; and (iv) other subjective events or factors, including whether the terms of the debt will be restructured. There can be no assurance that management’s assessment of loan loss allowances on commercial mortgage loans will not change in future periods, which could lead to investment losses.

Our Investment Managers select investments that could be substantially below return expectations, below the returns of our competitors investments, or result in losses. While GPIM manages the majority of our portfolio, we use several external managers to select individual investments pursuant to broad authority within their stated guidelines, and we do not approve each investment decision made by these managers.

The majority of our portfolio is managed externally, by an affiliated company, Guggenheim Partners Investment Management, LLC (“GPIM”). Our investment portfolio adheres to investment guidelines and policies and risk limits, however our advisor is allowed considerable discretion within the context of an Enterprise Risk Management (“ERM”) overlay as well as other compliance measures authorized by our Investment Committee, of which our investment manager is not a member. The discretion afforded to GPIM may result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Our historical investment performance should not be considered as indicative of future results of our investment portfolio.

Exposure to limited partnerships investments could adversely affect our investment portfolio.

We owned $1,676 million and $1,072 million of investments in limited partnerships at December 31, 2021 and December 31, 2020, respectively. As of December 31, 2021 and December 31, 2020, we had future funding commitments relating to limited partnerships of $751 million and $832 million, respectively. These investments consist primarily of domestic and international venture capital, mezzanine debt funds, hedge funds and other miscellaneous equity investments. These investments may produce investment income which fluctuates from period to period and is less predictable and more variable than may be the case with more conventional asset classes. In addition, many of these assets have limitations on redemptions and trading, which may cause them to be substantially less liquid than more conventional asset classes, such as publicly traded fixed income securities and equities.

If we do not appropriately structure our hedges in relation to our anticipated liabilities, our ability to conduct our businesses could be adversely affected.

We actively seek to hedge our securities market exposure, including exposure through the writing of indexed annuity products and indexed universal life products. Our ability to measure and manage risk and to implement our investment strategy and hedging arrangements is crucial to our success. If we do not properly structure such hedges to meet our expected liabilities, we could be forced to liquidate investments in order to pay any difference between the amount paid under the hedges and the amounts due for such liabilities, which could have an adverse impact on our financial condition or results of operations.

The success of our investment strategy and hedging arrangements will also be affected by general economic conditions. These conditions may cause volatile interest rates and securities markets, which in turn could increase the cost of hedging. Volatility or illiquidity in the markets could significantly and negatively affect our ability to appropriately execute our hedging strategies.

A downgrade or a potential downgrade in Midland National’s financial strength ratings could harm our competitive position.

Rating agencies regularly review the financial performance and condition of insurers, including Midland National. The current financial strength/claims paying ability ratings for Midland National as assigned by S&P, A.M. Best and Fitch were A+ (Strong), A+ (Superior) and A+, respectively. These ratings indicate a rating agency’s view of our ability to meet the obligations applicable to our in-force insurance contracts.

The rating agencies assign ratings based upon consideration of several qualitative and quantitative factors, including the rated company’s operating performance and investment results, products, risk profile, and capital resources. The rating agencies may also consider factors that may be outside of the rated company’s control, including changes in general economic conditions or their sentiment towards a particular industry. A downgrade in the ratings of Midland National could have an adverse effect on our business, financial condition and results of operations. In addition, a downgrade in the ratings of Midland National could adversely affect, among other things, (a) its ability to sell certain of its products, (b) the rate of contract surrenders and withdrawals and (c) the return on the insurance and annuity products it issues and, ultimately, the results of its operations. In addition, there can be no assurance that a rating will be maintained for any given period of time or that a rating will not be lowered or withdrawn in its entirety.

We cannot predict what actions rating agencies may take in the future that could adversely affect our business. As with other companies in the financial services industry, our ratings could be downgraded at any time and without any notice by any rating agency, and any such downgrade could adversely affect our business, financial condition and results of operations.

We may not be able to mitigate the reserve strain associated with Regulation 830 and NAIC Actuarial Guideline 38, potentially resulting in a negative impact on our capital position or in a need to increase prices and/or reduce sales of term or universal life products.

The NAIC Model Regulation entitled “Valuation of Life Insurance Policies,” commonly known as “Regulation 830” or “Model #830,” requires insurers to establish additional statutory reserves for certain term life insurance policies with long-term premium guarantees and for certain universal life policies with secondary guarantees. In addition, NAIC Actuarial Guideline 38 (“AG38”) clarifies the application of Model #830 with respect to certain universal life insurance policies with secondary guarantees. Many of our term insurance products and an increasing number of our universal life insurance products are affected by Model #830 and AG38, respectively. The application of both Model #830 and AG38 involves numerous interpretations. At times, there may be differences of opinion between management and state insurance departments regarding the application of these and other actuarial standards. Such differences of opinion may lead to a state insurance regulator requiring greater reserves to support insurance liabilities than management estimated.

Model # 830 and AG38 require Midland National to establish statutory reserves for applicable term and universal life products at a level that exceeds what the company’s actuarial assumptions for the applicable business would otherwise require. We have implemented, and may implement in the future, reinsurance and capital management actions to mitigate the capital impact of Model #830 and AG38, including the use of letters of credit and the implementation of other transactions that provide acceptable collateral to support the reinsurance of the liabilities to wholly owned reinsurance captives or to third-party reinsurers. These arrangements are subject to review by state insurance regulators.

As of January 1, 2015, our insurance company subsidiaries became subject to a new actuarial guideline, NAIC Actuarial Guideline 48 (“AG48”), that affects the types of assets insurance companies can use in captive reinsurance companies to back the reserves they hold for term and universal life products. Specifically, AG48 prescribes an actuarial method to determine the portion of the assets held to support reserves for certain term and universal life policies that must be “primary securities,” which are defined as cash and securities rated by the Securities Valuation Office of the NAIC (subject to some limited exceptions) or, in limited cases, certain other assets. AG48 provides that reserves in excess of those calculated with the prescribed actuarial method may be supported or financed with a broader range of assets, referred to as “other securities.” AG48 applies to certain term and universal life insurance policies written from and after January 1, 2015, or written prior to January 1, 2015, but not included in a captive reinsurer financing arrangement as of December 31, 2014. The NAIC adopted a revised Credit for Reinsurance Model Law in January 2016 and the Term and Universal Life Insurance Reserve Financing Model Regulation in December 2016 to replace AG48. Effective July 1, 2017, Iowa substantially adopted the revised Credit for Reinsurance Model Law. Effective January 10, 2018, Iowa substantially adopted the Term and Universal Life Insurance Reserve Financing Model Regulation, replacing AG48 for Iowa ceding insurers.

We cannot provide assurance that there will not be regulatory challenges to the reinsurance and capital management actions we have taken to date, or those we may take in the future, or that acceptable collateral obtained through such transactions will continue to be available or available on a cost-effective basis. The result of those potential challenges, as well as the inability to obtain acceptable collateral, could require us to increase statutory reserves, incur higher operating and/or tax costs or reduce sales.

Certain of the reserve financing facilities we have put in place will mature prior to the run off of the liabilities they support. As a result, we cannot provide assurance that we will be able to continue to implement actions either to mitigate the impact of Model #830, AG38 and AG48 on future sales of term and universal life insurance products or maintain collateral support related to our captives or existing third-party reinsurance arrangements to which one of our captive reinsurance subsidiaries is a party. If we are unable to continue to implement those actions or maintain existing collateral support, we may be required to increase statutory reserves or incur higher operating costs than we currently anticipate. Because term and universal life insurance are particularly price-sensitive products, any increase in premiums charged on these products to compensate us for the increased statutory reserve requirements or higher costs of reinsurance may result in a significant loss of volume and materially and adversely affect our life insurance business.

Changes in regulations relating to reserves, such as implementation of principle-based reserving, could adversely impact our results of operations.

There have been recent regulatory changes to life insurance reserve calculations. On January 1, 2017, the principle-based approach to life insurance company reserves became effective, with a three-year phase-in period, for all new life insurance products issued on or after such date, excluding pre-need products. Principle-based reserving went into effect on January 1, 2020 for new life insurance products. Principle-based reserving does not apply to policies in force prior to January 1, 2017. The NAIC designed principle-based reserving to tailor reserves to specific products, and it applies to all of the life insurance products currently issued by our life insurance company subsidiaries other than pre-need. As compared to the prescriptive reserving approach applicable to life products written prior to January 1, 2017, principle-based reserving gives greater credence to the insurer’s past experience, anticipated future experience and current economic conditions. Accordingly, and in contrast to the prescriptive approach, certain assumptions regarding economic conditions, mortality and policyholder behavior will no longer be required to remain constant and may be updated. As a result, principle-based reserving may cause fluctuations to the amount of reserves held by our life insurance company subsidiaries. We applied principle-based reserving to a small block of term polices in 2019, and we have applied principle-based reserving to all new individual life business issued January 1, 2020 and later. Principle-based reserving will not affect reserves held by our life insurance company subsidiaries for policies in-force prior to January 1, 2017. We cannot predict whether or in what form additional reforms will be enacted and, if so, whether the enacted reforms will positively or negatively affect the reported financial position or operations of our insurance company subsidiaries.

A significant portion of our institutional funding is obtained from a Federal Home Loan Bank, which subjects us to liquidity risks associated with sourcing a large concentration of our funding from one counterparty.

A significant portion of our institutional funding is obtained from the FHLB, which primarily serves as a source of funding to complement our securities lending program. As of December 31, 2021 and December 31, 2020, we had $3.1 billion of FHLB borrowings outstanding. Should the FHLB choose to change its definition of eligible collateral, or if the market value of the pledged collateral decreases in value due to changes in interest rates or credit ratings, we may be required to post additional amounts of collateral in the form of cash or other eligible collateral. Additionally, we may be required to find other sources to replace this funding if we lose access to the FHLB funding. This could occur if our creditworthiness falls below either of the FHLB’s requirements or if legislative or other political actions cause changes to the FHLB’s mandate or to the eligibility of life insurance companies to be members of the FHLB system.

Our products and services are complex and are frequently sold through intermediaries, and a failure to properly perform services or the misrepresentation of our products or services could have an adverse effect on our revenues and income.

Many of our products and services are complex and are frequently sold through intermediaries. In particular, our insurance businesses are reliant on intermediaries to describe and explain our products to their potential customers, and although we take precautions to avoid this result, such intermediaries may be deemed to have acted on our behalf. The intentional or unintentional misrepresentation of our products and services in advertising materials or other external communications, or inappropriate activities by our personnel or an intermediary, could result in liability for us and have an adverse effect on our reputation and business prospects, as well as lead to potential regulatory actions or litigation.

The insurance business is a heavily regulated industry and changes in state and federal regulation may affect our profitability.

We are subject to regulation under applicable insurance statutes, including insurance holding company statutes, in the various states in which Midland National transacts business. Midland National is domiciled in Iowa and is licensed to transact its insurance business in, and is subject to regulation and supervision by, insurance regulators in all U.S. states and territories, except New York and American Samoa. The ability of Midland National to continue to conduct its business is dependent upon the maintenance of its licenses in these various jurisdictions.

State insurance laws regulate most aspects of Midland National’s insurance business. Insurance regulatory authorities in the United States have broad administrative powers with respect to, among other things:

•	licensing companies and agents to transact business;

•	calculating the value of assets to determine compliance with statutory requirements;

•	mandating certain insurance benefits;

•	regulating certain premium rates;

•	reviewing and approving policy forms;

•	regulating unfair trade and claims practices, including through the imposition of restrictions on marketing and sales practices, distribution arrangements and payment of inducements;

•	establishing and revising statutory capital and reserve requirements and solvency standards;

•	fixing maximum interest rates on insurance policy loans and minimum rates for guaranteed crediting rates on life insurance policies and annuity contracts;

•	approving future rate increases;

•	approving changes in control of insurance companies;

•	restricting the payment of dividends and other transactions between affiliates; and

•	regulating the types, amounts and valuation of investments.

These laws and regulations affecting the insurance industry are complex and subject to change. Moreover, they are administered and enforced by a number of different regulatory authorities, including state insurance regulators, state securities administrators, the SEC, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the U.S. Department of Labor (the “DOL”), the U.S. Department of Justice, and state attorneys general, each of which exercises a degree of interpretive latitude. In some cases, these laws and regulations are designed to protect or benefit the interests of a specific constituency rather than a range of constituencies. For example, state insurance laws and regulations are generally intended to protect or benefit contract holders rather than shareholders or holders of other securities of insurance companies or their holding companies. These laws and regulations may in some respects limit our insurance company subsidiaries’ ability to grow and improve the profitability of their businesses.

State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, can be made for the benefit of the consumer, or for other reasons, at the expense of the insurer, and thus could have an adverse effect on the financial condition and results of operations of our insurance company subsidiaries. Midland National cannot guarantee that the impact of any NAIC recommendations or proposed or future legislation or rule-making in the U.S. or elsewhere will not have an adverse effect on the results of operations or financial condition of our insurance company subsidiaries.

As increased scrutiny has been placed upon the insurance regulatory framework, a number of state legislatures have considered or enacted legislative proposals that alter, and in many cases increase, state authority to regulate insurance companies and holding company systems. In December 2010, the NAIC adopted amendments to the Insurance Holding Company System Regulatory Act and Model Regulation (the “Amended Holding Company Model Act”). The Amended Holding Company Model Act introduced the concept of “enterprise risk” within an insurance holding company system. The Amended Holding Company Model Act imposes more extensive informational requirements on parents and other affiliates of licensed insurers with the purpose of protecting the licensed companies from enterprise risk, including requiring an annual enterprise risk report by the ultimate controlling person identifying the material risks within the insurance holding company system that could pose enterprise risk to the licensed companies. In September 2012, the NAIC adopted the Risk Management and Own Risk and Solvency Assessment (“ORSA”) Model Act, which requires insurers to maintain a framework for identifying, assessing, monitoring, managing and reporting on the “material and relevant risks” associated with the insurer’s (or insurance group’s) current business plans. Under the ORSA Model Act, certain insurers must undertake an internal risk management review no less often than annually (but also at any time when there are significant changes to the risk profile of the insurer or its insurance group) in accordance with the ORSA Guidance Manual adopted by the NAIC, and prepare a summary report (“ORSA Report”) assessing the adequacy of the insurer’s risk management and capital in light of its current and future business plans. The ORSA Report is filed with a company’s lead state regulator and will be available to other domiciliary regulators within the holding company system. In November 2014, the NAIC adopted the Corporate Governance Annual Disclosure Model Act and Model Regulation (together, the “Corporate Governance Model Act”), which require an insurer to provide an annual disclosure regarding its corporate governance practices to its domestic regulator and lead state regulator. As adopted by the NAIC, the requirements of the Corporate Governance Model Act were effective January 1, 2016, with the first annual disclosure due by June 1, 2016. In December 2014, the NAIC promulgated additional amendments to the Amended Holding Company Model Act (the “Revised Amended Holding Company Model Act”) for consideration by the various states that address the authority of an insurance commissioner to act as the group-wide supervisor for an internationally active insurance group or to acknowledge the authority of another regulatory official, from another jurisdiction, to so act.

Each of the Amended Holding Company Model Act, the ORSA Model Act, the Corporate Governance Model Act and the Revised Amended Holding Company Model Act must be adopted by the individual states for the new requirements to apply to U.S. domestic insurers, and specifically in Iowa for the changes to apply to our insurance company subsidiaries. Iowa has substantially adopted the Amended Holding Company Model Act, the ORSA Model Act, the Corporate Governance Model Act and the Revised Amended Holding Company Model Act.

In February 2020, the NAIC adopted changes to the Suitability in Annuity Transactions Model Regulation (the “SAT Model Regulation”). The changes to the SAT Model Regulation must be adopted by the individual states for the new requirements to apply to U.S. domestic insurers. Iowa has substantially adopted the changes to the SAT Model Regulation. The changes to the SAT Model Regulation enhance consumer protections related to annuity sales and require a producer to act in a customer’s best interest when making a recommendation to buy an annuity. To meet this standard a producer must not place his or her own financial interest ahead of the consumer’s and the producer must also satisfy four key obligations of care, disclosure, conflict of interest, and documentation.

Although the federal government currently does not directly regulate the insurance business, federal legislation and administrative policies in several areas, including pension regulation, financial services regulation, securities regulation and federal taxation, can significantly and adversely affect the insurance business.

In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) was enacted and signed into law. The Dodd-Frank Act made extensive changes to the laws regulating the financial services industry and required various federal agencies to adopt a broad range of new rules and regulations. Changes in general political, economic or market conditions, including as a result of the most recent U.S. presidential and congressional elections, could affect the scope, timing and final implementation of the Dodd-Frank Act. We cannot predict if or when future legislation or administrative guidance will be enacted or issued or what impact any changing regulation may have on our business, our customers or the insurance and financial services industries.

Among other things, the Dodd-Frank Act imposed a comprehensive new regulatory regime on the over-the-counter (“OTC”) derivatives marketplace. Title VII of the Dodd-Frank Act (“Title VII”) subjected “swap dealers”, “major swap participants”, “security-based swap dealers” and “major security-based swap participants” (each as defined in the legislation and further clarified by the rulemaking) to registration and substantial supervision and regulation, including capital standards, margin requirements, business conduct standards, recordkeeping and reporting requirements. Title VII also requires central clearing for certain derivatives transactions that the U.S. Commodities Futures Trading Commission (“CFTC”) determines must be cleared and are accepted for clearing by a “derivatives clearing organization” (subject to certain exceptions) and that certain transactions subject to the mandatory clearing requirement be executed on a regulated exchange or swap execution facility. Title VII also provided the CFTC with authority to impose position limits across markets, including the swap market. The ongoing implementation and finalization of the Title VII requirements and its related regulations may adversely affect our ability to hedge risks associated with our business, including our fixed index annuity business, by increasing the costs of, imposing regulatory restrictions on, or reducing liquidity for derivatives transactions that we use to hedge such risks. Further, centralized clearing of derivatives transactions exposes us to concentrated risk of default by a clearinghouse with respect to our cleared derivative transactions.

The Dodd-Frank Act also established the Financial Stability Oversight Council (the “FSOC”) and authorized the FSOC to designate non-bank financial companies as systemically important financial institutions (“SIFIs”), thereby subjecting them to enhanced prudential standards and supervision by the Board of Governors of the Federal Reserve System (“Federal Reserve”). The prudential standards for non-bank SIFIs include enhanced RBC requirements, leverage limits, liquidity requirements, single counterparty exposure limits, governance requirements for risk management, stress test requirements, special debt-to-equity limits for certain companies, early remediation procedures, and recovery and resolution planning. MNL is above the initial quantitative threshold for treatment as a non-bank SIFI (total consolidated assets of $50 billion, including the assets of its subsidiaries). If the FSOC were to designate SFG as a non-bank SIFI, SFG would become subject to certain of these enhanced prudential standards. There are currently no such non-bank financial companies designated by FSOC as “systemically significant.”

On April 21, 2017, the President of the U.S. issued an executive memorandum to the Secretary of the U.S. Department of the Treasury (the “Treasury Department”), directing the Secretary of the Treasury Department to conduct a review of, and report to the President regarding, FSOC processes and imposing a temporary moratorium on non-emergency SIFI determinations and designations pending completion of such review and receipt of such report. The requested report, which the Treasury Department published on November 17, 2017, recommends significant changes to the FSOC processes for making SIFI determinations and designations. The Economic Growth, Regulatory Relief, and Consumer Protection Act, which became effective May 24, 2018, made limited changes to Title I of the Dodd-Frank Act but did not make many of the changes recommended in the Treasury Department report. In December 2019, the FSOC released final interpretive guidance regarding a revised process for designating non-bank SIFIs that incorporates an activities-based approach to risk assessment. Pursuant to such guidance, the FSOC will pursue entity-specific determinations only if a potential risk or threat cannot be addressed through the activities-based approach. In addition, it is possible that, as a result of the most recent U.S. presidential election, the FSOC may take a more active approach in the coming years with respect to the designation of non-bank SIFIs. As a result, there is considerable uncertainty as to the future of determination of non-bank SIFIs, and whether the Company could be designated a SIFI.

The Dodd-Frank Act also established a Federal Insurance Office (the “FIO”) within the Treasury Department. The Dodd-Frank Act authorizes the FIO to assist the Secretary of the Treasury Department in negotiating covered agreements. A covered agreement is an agreement between the U.S. and one or more foreign governments, authorities or regulatory entities, regarding prudential measures with respect to insurance or reinsurance. The FIO is further charged with determining, in accordance with the procedures and standards established under the Dodd-Frank Act, whether state laws are preempted by a covered agreement.

Pursuant to this authority, in September 2017, the U.S. and the EU signed a covered agreement to address, among other things, reinsurance collateral and insurance group supervision requirements (the “EU Covered Agreement”), and the U.S. released the Policy Statement, providing the U.S.’ interpretation of certain provisions in the EU Covered Agreement. The Policy Statement provides that the U.S. expects that the group capital calculation developed by the NAIC will satisfy the EU Covered Agreement’s group capital assessment requirement. See “Regulation—Capital Requirements.” In addition, on December 18, 2018, a Bilateral Agreement between the U.S. and U.K. on Prudential Measures Regarding Insurance and Reinsurance, or the “UK Covered Agreement,” was signed in anticipation of the United Kingdom’s exit from the EU.

U.S. state regulators have until September 22, 2022 to adopt reinsurance reforms removing reinsurance collateral requirements for EU and UK reinsurers that meet the prescribed minimum conditions set forth in the applicable EU Covered Agreement or UK Covered Agreement or state laws imposing such reinsurance collateral requirements may be subject to federal preemption. The NAIC has adopted revisions to the Credit for Reinsurance Model Law and Model Regulation that would, if adopted into law by state legislatures, implement the reinsurance collateral provisions of the EU Covered Agreement and UK Covered Agreement. Iowa has substantially adopted such amendments to the Credit for Reinsurance Model Law and Regulation. We cannot predict with any certainty what the impact of implementation of the EU Covered Agreement or the UK Covered Agreement will be on our business and whether the interpretation of the provisions of the EU Covered Agreement and the UK Covered Agreement will change.

The Company is required to comply with SAP. SAP and various components of SAP (such as actuarial reserving methodologies) are subject to review by the NAIC and its task forces and committees, as well as state insurance departments, in an effort to address emerging issues and otherwise improve or alter financial reporting. Various proposals are currently pending before committees and task forces of the NAIC, some of which, if adopted, would negatively affect our reported financial position or operations. See “Regulation—NAIC—Recent Statutory Accounting Principles Working Group Proposals.”

Compliance with applicable laws and regulations is time consuming and personnel-intensive, and changes in these laws and regulations may materially increase the Company’s direct and indirect compliance efforts and other expenses of doing business.

The regulatory framework at the state and federal level applicable to our insurance company subsidiaries’ products is evolving, particularly as a result of the most recent U.S. presidential and congressional elections. The changing regulatory framework could affect the design of such products and our insurance company subsidiaries’ ability to sell certain products. Any changes in these laws and regulations could materially and adversely affect Midland National’s business, financial condition or results of operations. In addition, there is risk that any particular regulator’s or enforcement authority’s interpretation of a legal issue may change over time to Midland National’s detriment, or that changes in the overall legal environment may, even absent any particular regulator’s or enforcement authority’s interpretation of a legal issue changing, cause Midland National to change its views regarding the actions it needs to take from a legal risk management perspective, thus necessitating changes to its practices that may, in some cases, limit its ability to grow and improve the profitability of its business.

We face risks relating to litigation, including the costs of such litigation, management distraction and the potential for damage awards, which may adversely impact our business.

We are occasionally involved in litigation, both as a defendant and as a plaintiff. In addition, state regulatory bodies, such as state insurance departments, the SEC, FINRA, the DOL and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning our compliance with, among other things, insurance laws, securities laws, ERISA, and laws governing the activities of broker-dealers. Such regulatory examinations and investigations may result in fines, recommendations for corrective action or other regulatory actions. Companies in the life insurance and annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. Plaintiffs in class action and other lawsuits against Midland National may seek very large or indeterminate amounts, including compensatory, liquidated, punitive and/or treble damages, which may remain unknown for substantial periods of time. Civil jury verdicts have been returned against insurers and other financial services companies involving sales, underwriting practices, product design, product disclosure, administration, denial or delay of benefits, charging excessive or impermissible fees, recommending unsuitable products to customers, breaching fiduciary or other duties to customers, refund or claims practices, alleged agent misconduct, failure to properly supervise representatives, relationships with agents or other persons with whom the insurer does business, payment of sales or other contingent commissions and other matters. Such lawsuits can result in substantial judgments that are disproportionate to actual damages, including material amounts of punitive or non-economic compensatory damages. In some states, juries, judges and arbitrators have substantial discretion in awarding punitive, or non-economic, compensatory damages, which creates the potential for unpredictable material adverse judgments or awards in any given lawsuit or arbitration. Arbitration awards are subject to very limited appellate review. In addition, in some class action and other lawsuits, financial services companies have made material settlement payments. In any event, responding to any such inquiries, examinations, investigations and lawsuits, regardless of the ultimate outcome of the proceeding, is time-consuming and expensive and can divert the time and effort of our management from its business. Moreover, even if we ultimately prevail in any such litigation, regulatory action or investigation, we could suffer significant harm to our reputation, which could have a material adverse effect on our business, financial condition and results of operations, including our ability to attract new customers, retain current customers and recruit and retain employees and agents.

Our business may be negatively affected by adverse publicity or increased governmental and regulatory actions with respect to us, other well-known companies or the financial services industry in general.

Governmental scrutiny with respect to matters relating to compensation and other business practices in the financial services industry has increased dramatically in the past several years and has resulted in more aggressive and intense regulatory supervision and the application and enforcement of more stringent standards. The 2008 financial crisis and the current political and public sentiment regarding financial institutions has resulted in a significant amount of adverse press coverage, as well as adverse statements or charges by regulators and elected officials. Press coverage and other public statements that assert some form of wrongdoing, regardless of the factual basis for the assertions being made, could result in some type of inquiry or investigation by regulators, legislators and/or law enforcement officials or in lawsuits. Responding to these inquiries, investigations and lawsuits, regardless of the ultimate outcome of the proceeding, is time-consuming and expensive and can divert the time and effort of our senior management from its business. Adverse publicity, governmental scrutiny, pending or future investigations by regulators or law enforcement agencies and/or legal proceedings involving us can also have a negative impact on our reputation and on the morale and performance of employees, and on business retention and new sales, which could adversely affect our businesses and results of operations.

Changes in U.S. federal and state securities laws and regulations may affect our operations and our profitability.

U.S. federal and state securities laws, and FINRA rules apply to sales of our variable annuity products (which are considered to be both insurance products and securities) as well as to sales of third-party investment products. As a result, some of our subsidiaries and the products they offer are subject to regulation under these federal and state securities laws. Our insurance subsidiaries’ separate accounts are registered as investment companies under the Investment Company Act of 1940. Some variable annuity contracts issued by our insurance company subsidiaries also are registered under the Securities Act of 1933. One of our other subsidiaries is registered as a broker-dealer under the Securities Exchange Act of 1934 with the SEC and is a member of, and subject to, regulation by FINRA, and is also registered as a broker-dealer in various states, as applicable. Securities laws and regulations are primarily intended to ensure the integrity of the financial markets and to protect the securities markets and investment advisory and brokerage clients. Broker-dealers are subject to laws and regulations governing all aspects of the securities business including, but not limited to, sales and trading practices. These laws and regulations generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply with those laws and regulations. A number of changes have recently been proposed to the laws and regulations that govern the conduct of our variable insurance products and retirement business and our distributors that could have a material adverse effect on our results of operations and financial condition. Changes to these laws or regulations that restrict the conduct of our business could have an adverse effect on our results of operations and financial condition.

Changes in federal income taxation laws, including any reduction in individual income tax rates, may affect sales of our products and profitability.

The annuity and life insurance products that we market generally provide the contract holder with certain federal income tax advantages. For example, federal income taxation on any increases in non-qualified Insurance Contract values (i.e. the “inside build-up”) is deferred until it is received by the contract holder. With other savings investments, such as certificates of deposit and taxable bonds, the increase in value is generally taxed each year as it is realized. Additionally, life insurance death benefits are generally exempt from income tax.

From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantages described above for annuities and life insurance. If legislation were enacted to eliminate all or a portion of the tax deferral for annuities, such a change would have an adverse effect on our ability to sell non-qualified annuities. Non-qualified annuities are annuities that are not sold to a qualified retirement vehicle.

Also, legislation has been proposed in recent years that could eliminate the “dividends received deduction” with respect to investment earnings on assets in insurance company separate accounts. The elimination or restriction of this deduction by legislative or regulatory action would adversely impact our results of operations.

Distributions from non-qualified annuity policies are considered “investment income” for purposes of the Medicare tax on investment income contained in the Health Care and Education Reconciliation Act of 2010. As a result, in certain circumstances a 3.8% tax may be applied to some or all of the taxable portion of distributions from non-qualified annuities to individuals whose income exceeds certain threshold amounts. This tax may have an adverse effect on our ability to sell non-qualified annuities to individuals whose income exceeds these threshold amounts.

The amount of Midland National’s statutory capital it must hold can vary significantly from time to time and is sensitive to a number of factors outside of our control, including securities market and credit market conditions.

Insurance regulators and the NAIC prescribe accounting standards and statutory capital and reserve requirements for SFG’s insurance company subsidiaries. The NAIC has established regulations that provide minimum capitalization requirements based on RBC formulas for life, health and property and casualty companies. The RBC formula for life companies establishes capital requirements relating to insurance, business, asset and interest rate risks, including equity, interest rate and expense recovery risks associated with variable life, annuities and group annuities that contain death benefits or certain living benefits.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including the amount of statutory income or losses, the amount of additional capital Midland National must hold to support business growth, changes in securities market levels, the value of certain fixed maturity and equity securities in Midland National’s investment portfolio, changes in interest rates, as well as changes to the NAIC RBC formulas. Increases in the amount of required statutory reserves reduce the statutory capital used in calculating Midland National’s RBC ratios.

In addition, there have been recent regulatory changes made by, and continue to be projects underway with various working groups of the NAIC that may impact the classification and capital charges of our investments held by our insurance company subsidiaries. Such changes could lead to a lower RBC ratio for our insurance company subsidiaries. A material decrease in our insurance company subsidiaries’ RBC ratios could adversely affect our business. See “Regulation—NAIC—Recent VOS Task Force Actions and Proposals.”

Reinsurance may not be available, affordable or adequate to protect us against losses.

As part of our overall risk management strategy, we purchase reinsurance for certain risks underwritten by our various business segments. While reinsurance agreements generally bind the reinsurer for the life of the business reinsured at generally fixed pricing, market conditions beyond our control determine the availability and cost of the reinsurance protection for new business. In certain circumstances, the price of reinsurance for business already reinsured may also increase. Any decrease in the amount of reinsurance will increase our risk of loss and any increase in the cost of reinsurance will, absent a decrease in the amount of reinsurance, reduce our earnings. Accordingly, we may be forced to incur additional expenses for reinsurance or may not be able to obtain sufficient reinsurance on acceptable terms, which could adversely affect our ability to write future business or result in the assumption of more risk with respect to those policies we issue. If the counterparties to our reinsurance or indemnification arrangements or to the derivatives we use to hedge our business risks default or fail to perform, we may be exposed to risks we had sought to mitigate, which could materially adversely affect our financial condition and results of operations.

We use reinsurance, indemnification and derivatives to mitigate our risks in various circumstances. In general, reinsurance does not relieve us of our direct liability to our contract holders, even when the reinsurer is liable to us. Accordingly, we bear credit risk with respect to our reinsurers and indemnitors. A reinsurer’s or indemnitor’s insolvency, inability or unwillingness to make payments under the terms of reinsurance agreements or indemnity agreements with us could have a material adverse effect on our financial condition and results of operations, including our liquidity.

Differences between actual claims experience and underwriting and reserving assumptions may adversely affect our financial results.

Our earnings significantly depend upon the extent to which our actual claims experience is consistent with the assumptions we use in setting prices for our products and establishing liabilities for future policy benefits and claims. Such amounts are established based on estimates by actuaries of how much we will need to pay for future benefits and claims. To the extent that actual claims experience is less favorable than the underlying assumptions we used in establishing such liabilities, we could be required to increase our liabilities.

Due to the nature of the underlying risks and the high degree of uncertainty associated with the determination of liabilities for future policy benefits and claims, we cannot determine precisely the amounts which we will ultimately pay to settle our liabilities. Such amounts may vary from the estimated amounts, particularly when those payments may not occur until well into the future (including deviations resulting from errors in the calculation of estimated amounts).

We evaluate our liabilities periodically based on accounting requirements, which change from time to time, the assumptions used to establish the liabilities, as well as our actual experience. If the liabilities originally established for future benefit payments prove inadequate, we must increase them. Such increases would affect earnings negatively in the period in which the increase is made and have a material adverse effect on our business, results of operations and financial condition.

Our risk management policies and procedures, including hedging programs, may prove inadequate for the risks we face, which could negatively affect our business or result in losses.

We have developed risk management policies and procedures and expect to continue to do so in the future. Nonetheless, our policies and procedures to identify, monitor and manage risks may not be fully effective, particularly during extremely turbulent times. Many of our methods of managing risk and exposures are based upon observed historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than historical measures indicate. Other risk management methods depend on the evaluation of information regarding markets, customers, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us. This information may not always be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record and verify large numbers of transactions and events. These policies and procedures may not be fully effective.

We employ various strategies, including hedging and reinsurance, with the objective of mitigating risks inherent in our business and operations. These risks include current or future changes in the fair value of our assets and liabilities, current or future changes in cash flows, the effect of interest rates, securities markets and credit spread changes, the occurrence of credit defaults, currency fluctuations and changes in mortality and longevity. We seek to control these risks by, among other things, entering into reinsurance contracts and derivative instruments, such as swaps, options, futures and forward contracts. Developing an effective strategy for dealing with these risks is complex, and no strategy can completely insulate us from such risks. Our hedging strategies also rely on assumptions and projections regarding our assets, liabilities, general market factors and the creditworthiness of our counterparties that may prove to be incorrect or prove to be inadequate. Accordingly, our hedging activities may not have the desired beneficial impact on our results of operations or financial condition. Hedging strategies involve transaction costs and other costs, and if we terminate a hedging arrangement, we may also be required to pay additional costs, such as transaction fees or breakage costs. We may incur losses on transactions after taking into account our hedging strategies. Further, the nature, timing, design or execution of our hedging transactions could actually increase our risks and losses. Our hedging strategies and the derivatives that we use, or may use in the future, may not adequately mitigate or offset the hedged risk and our hedging transactions may result in losses.

We face competition from companies that have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to retain existing customers, attract new customers and maintain our profitability and financial strength.

We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, higher ratings by rating agencies, broader and more diversified product lines and more widespread agency relationships. Our annuity products compete with index, fixed rate and variable annuities sold by other insurance companies and also with mutual fund products, traditional bank investments and other retirement funding alternatives offered by asset managers, banks and broker-dealers. Our insurance products compete with those of other insurance companies, financial intermediaries and other institutions based on a number of factors, including premium rates, policy terms and conditions, service provided to distribution channels and contract holders, ratings by rating agencies, reputation and commission structures.

Our ability to compete depends in part on returns and other benefits we make available to our contract holders through our life insurance and annuity products. We will not be able to accumulate and retain assets under management for our products if our investment results underperform the market or the competition, since such underperformance likely would result in asset withdrawals and reduced sales.

The level of competition among providers of life insurance, annuities and other retirement solutions products may increase as a result of the continuing consolidation of the financial services industry. Mergers and consolidations could increase, as companies seek to improve their competitive position through increased market share, economies of scale and diversification of products and services.

We compete for distribution sources for our products. We believe that our success in competing for distributors depends on our financial strength, the services we provide to and the relationships we develop with these distributors, as well as offering competitive commission structures. Our distributors are generally free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors’ needs, we may not be able to establish and maintain satisfactory relationships with distributors of our life insurance and annuity products. Our ability to compete in the past has also depended in part on our ability to develop innovative new products and bring them to market more quickly than our competitors. In order for us to compete in the future, we will need to continue to bring innovative products to market in a timely fashion. Otherwise, our revenues and profitability could suffer.

If we are unable to attract and retain national marketing organizations and independent agents, sales of our products may be reduced.

We distribute our life insurance and annuity products through a variable cost distribution network. We must attract and retain such marketers and agents to sell our products. Insurance companies compete vigorously for productive agents. We compete with other life insurance companies for marketers and agents primarily on the basis of our financial position, support services, compensation and product features. Such marketers and agents may promote products offered by other life insurance companies that may offer a larger variety of products than we do. Our competitiveness for such marketers and agents also depends upon the long-term relationships we develop with them. There can be no assurance that such relationships will continue in the future. If we are unable to attract and retain sufficient marketers and agents to sell our products, our ability to compete and our revenues would suffer.

Potential use of new distribution channels and use of direct to consumer distribution channels involves risks.

In 2020, we established Heyday as an online education platform that focuses on creating lifetime income through annuities. Heyday directly markets to consumers through social media and other digital methods. As a consumer becomes interested in an annuity purchase, the consumer has options on how they would like to interact with Heyday agents, including digitally, by telephone or in-person. There can be no assurance that this strategy will be successfully implemented. The inherent costs involved to launch products through a new distribution channel and the ongoing administration thereof may cause a financial burden that could outweigh the financial benefits we expect to receive. If we pursue such new distribution channel, we may have to incur significant expense to build out our administration and compliance systems and other related corporate functionality relating to such channel, and it may take time to generate sufficient business to make any such investment profitable. Accordingly, no assurances can be made that our products will be provided through this new channel, or that such utilization of new distribution channel will be successful.

The success of such new distribution channel would be largely reliant on the related technology. Developing and maintaining such a technology platform is expensive and complex and its continuous development, maintenance and operation would be costly. It may also expose us to additional risks in the event of material performance problems or defects, including heightened cyber security risks.

Additionally, the digital distribution channel is a developing market. Regulators continue to review and update the manner in which these types of distribution platforms operate and we may face administrative and compliance issues related to our use of online direct to consumer distribution channels, through Heyday or otherwise. Any of these eventualities could materially and negatively affect our reputation or our results of operations and financial condition.

Offering products through a digital direct distribution model may expose us to additional legal and regulatory risks. Plaintiffs’ lawyers are particularly active in the life insurance industry in bringing class actions and individual suits alleging, among other things, issues relating to sales or underwriting practices, claims payments and procedures, product design, disclosure, administration, investments, denial or delay of benefits and breaches of fiduciary or other duties to policyholders. Plaintiffs in class actions and other lawsuits against us may seek very large and/or indeterminate amounts, including punitive and treble damages. Even if we ultimately prevail in the litigation, regulatory action or investigation, our ability to attract new policyholders and recruit and retain employees could be materially and adversely impacted.

Our profitability may decline if mortality rates or persistency rates or other assumptions differ significantly from pricing expectations.

We set prices for many of our insurance and annuity products based upon expected claims and payment patterns, using assumptions for mortality, persistency (how long a contract stays in force) and interest rates. In addition to the potential effect of natural or man-made disasters and catastrophic occurrences and pandemics, significant changes in mortality could emerge gradually over time, due to changes in the natural environment, the health habits of the insured population, effectiveness of treatment for disease or disability, or other factors. In addition, we could fail to accurately anticipate changes in other pricing assumptions, including changes in interest and inflation rates. Significant negative deviations in actual experience from our pricing assumptions could have a material adverse effect on the profitability of our products. Our earnings are significantly influenced by the claims paid under our insurance contracts and will vary from period to period depending upon the amount of claims incurred. There is only limited predictability of claims experience within any given month or year. Our future experience may not match our pricing assumptions or our past results. As a result, our business, financial condition and results of operations could be materially adversely affected.

Guarantees within certain of our products may decrease our earnings, increase the volatility of our results, result in higher risk costs and expose us to increased counterparty risk.

Certain of our life and annuity products include guaranteed benefits, including guaranteed minimum death benefits, guaranteed minimum withdrawal benefits, guaranteed minimum accumulation benefits, and guaranteed minimum income benefits. These guarantees are designed to protect contract holders against significant downturns in securities markets and interest rates. Any such periods of significant and sustained downturns in securities markets, increased equity volatility, or reduced interest rates could result in an increase in the valuation of our liabilities associated with those products. An increase in these liabilities would result in a decrease in our net income.

We use hedging and risk management strategies to mitigate the liability exposure and the volatility of net income associated with these liabilities. These strategies involve the use of reinsurance and derivatives, which may not be completely effective. For example, in the event that reinsurers or derivative counterparties are unable or unwilling to pay, we remain liable for the guaranteed benefits.

In addition, hedging instruments may not effectively offset the costs of guarantees or may otherwise be insufficient in relation to our obligations. Furthermore, we are subject to the risk that changes in contract holder behavior or mortality, combined with adverse market events, produce economic losses not addressed by the risk management techniques employed. These, individually or collectively, may have a material adverse effect on our results of operations, including net income, financial condition or liquidity.

The loss of key employees could disrupt our operations.

Our success depends in part on the continued service of key executives and our ability to attract and retain additional executives and employees. The loss of key employees, or our inability to recruit and retain additional qualified personnel, could cause disruption in our business and prevent us from fully implementing our business strategies, which could materially and adversely affect our business, growth and profitability. We also rely upon the knowledge and experience of employees involved in functions that require technical expertise in order to provide for sound operational controls for our overall enterprise, including the accurate and timely preparation of required regulatory filings and financial statements and operation of internal controls. A loss of such employees could adversely impact our ability to execute key operational functions and could adversely affect our operational controls.

Any failure to protect the confidentiality of client information could adversely affect our reputation and have a material adverse effect on our business, financial condition and results of operations and other aspects of our business.

Pursuant to U.S. federal and state laws, and laws of other jurisdictions in which we operate, various government agencies have established rules protecting the privacy and security of personal information, including personally identifiable policyholder information. In addition, most U.S. states and a number of jurisdictions outside the U.S., have enacted laws, which vary significantly from jurisdiction to jurisdiction, to safeguard the privacy and security of personal information, including personally identifiable policyholder information. Further, the Gramm-Leach-Bliley Act of 1999, imposes privacy and data security requirements on financial institutions, including obligations to protect and safeguard consumers’ nonpublic personal information and records, and limits the ability to share and reuse such information with third parties. Many regulators have indicated an intention to take more aggressive enforcement actions regarding cybersecurity and data privacy matters, and private litigation resulting from such matters is increasing and resulting in progressively larger judgments and settlements.

Many of our employees have access to, and routinely process, personal information of clients through a variety of media, including IT systems. We rely on various internal processes and controls to protect the confidentiality of client information that is accessible to, or in the possession of, our company and our employees. It is possible that an employee could, intentionally or unintentionally, disclose or misappropriate confidential client information, including personally identifiable policyholder information, or our data could be the subject of a cybersecurity attack. If we fail to maintain adequate internal controls or if our employees fail to comply with our policies and procedures, misappropriation or intentional or unintentional inappropriate disclosure or misuse of client information, including personally identifiable policyholder information, could occur. Such internal control inadequacies or non-compliance could materially damage our reputation or lead to civil or criminal penalties, which, in turn, could have a material adverse effect on our business, financial condition and results of operations. Further, our third-party service providers, including third parties to whom we outsource certain of our functions, are also subject to the risks outlined above, any one of which could result in damage to our reputation, our incurring substantial costs or other negative consequences to us. If we or any of our third-party service providers fail to protect the confidentiality of client information, it could have a material adverse effect on our business, financial condition and results of operations.

In addition, we analyze customer data to better manage our business. There has been increased scrutiny, including from regulators, regarding the use of “big data,” such as using it to set product pricing. Our ability to use data to gain insights into and manage our business may be limited in the future by regulatory scrutiny. We cannot predict what, if any, actions may be taken with regard to “big data,” but any inquiries into such use by regulators or other governmental authorities could cause reputational harm and any limitations could have a material impact on our business, financial condition and results of operations.

Controls and business continuity plans surrounding our IT could fail or security could be compromised, which could damage our business and adversely affect our financial condition and results of operations.

Our business is highly dependent upon the effective operation of our IT. We rely on IT throughout our business for a variety of functions, including processing claims and applications, providing information to contract holders and distributors, performing actuarial analyses and maintaining financial records. We have also begun to offer term life insurance products, and may in the future offer other of our products, through digital distribution platforms. Despite the implementation of security and back-up measures, our IT may be vulnerable to physical or electronic intrusions, computer viruses or other attacks, programming errors and similar disruptive problems. The failure of controls and/or business continuity plans surrounding our IT for any reason could cause significant interruptions to our operations, which could result in a material adverse effect on our business, financial condition or results of operations. We plan to continue to make significant investments in IT to support the growth of our business.

We retain confidential information within our IT, and we rely on sophisticated commercial technologies to maintain the security of those systems. Anyone who is able to circumvent our security measures and penetrate our IT could access, view, misappropriate, alter, or delete any information in the systems, including personally identifiable contract holder information and proprietary business information. Federal regulatory requirements and all fifty states require entities to provide notification to affected state residents and, in certain instances, state and federal regulators in the event of certain security breaches affecting personal information or information systems that contain personal information or confidential information. See “Regulation—Privacy and Cybersecurity Regulation” in this Offering Memorandum. Any compromise of the security of our computer systems or those of our third-party business partners and service providers, that results in unauthorized access to our data could expose us to a disruption and challenges relating to our daily operations, as well as to data loss, litigation, damages, fines and penalties, significant increases in compliance costs and reputational damage, any of which could have an adverse effect on our business, financial condition and results of operations and other expenses.

We may not be successful in implementing our business strategy of developing new products and services.

As part of our business strategy, we plan to develop innovative products and services in order to provide our distribution partners with a comprehensive suite of life and annuity products and services. Due to the inherent uncertainties, such new and expanded strategic initiatives expose us to a number of risks and challenges, including the following:

new and expanded business activities may require unanticipated capital expenditures and involve additional compliance requirements;

new and expanded business activities may result in less growth or profit from what we currently anticipate, and there can be no assurance that such business activities will become profitable at the level we desire or at all;

we may fail to identify and enter into new business opportunities in a timely fashion, putting us at a disadvantage vis-à-vis competitors; and

we may need to hire or retrain personnel who are able to supervise and conduct the relevant business activities.

We may also seek, evaluate or engage in potential acquisitions, mergers, joint ventures, strategic alliances or other similar opportunities. The prospects of these initiatives are uncertain, and there can be no assurance that we will be able to successfully implement or grow new ventures, and these ventures may prove more difficult or costly than what we originally anticipated. In addition, we regularly review the profitability and growth potential of our existing and new business. As a result of such review, we may decide to exit from or to reduce the resources that we allocate to new ventures in the future. There is a risk that these ventures may not achieve profitability or operational efficiencies to the extent originally anticipated, and we may fail to recover investments or expenditures that we have already made. Any of the foregoing may have a material adverse effect on our business, results of operations, financial condition and cash flows.

The financial services industry faces great uncertainty from a regulatory perspective.

On April 6, 2016, the DOL issued an amendment to the DOL regulations defining the term “fiduciary” that significantly expanded the circumstances under which certain insurance companies may become fiduciaries of employee benefit plans and individual retirement accounts (“IRAs”). The rule became applicable on June 9, 2017 with a phased implementation period ending on July 1, 2019. However, on March 15, 2018, the Fifth Circuit Court of Appeals vacated the amendment to the DOL regulations. In June 2020, the DOL proposed a “best interest” prohibited transaction exemption (“PTE”) for investment advice fiduciaries under ERISA. The proposal restored the five-part test for determining fiduciary status that was in effect prior to the 2016 DOL fiduciary rule. If fiduciary status is triggered, the PTE provides an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code for conflict of interest transactions if the impartial conduct standards and disclosure obligations set forth in the PTE are satisfied. The DOL released the final version of the PTE as PTE 2020-02 in December 2020, and the PTE became effective on February 16, 2021. The final version of the PTE confirmed that advice to roll over assets from a qualified plan or an IRA may constitute investment advice under the five-part test for determining fiduciary status.

In addition, the financial services industry has seen additional instances of regulations being implemented at both the state and federal levels, which will and may continue to impact the way retirement advice is provided and products are manufactured, distributed and sold. For example, the NAIC adopted changes to the SAT Model Regulation. See “Regulation—Annuity Suitability.” The SEC created an entirely new set of rules revising, and in some cases, interpreting standard of care rules for securities transactions. See “Regulation—SEC’s Regulation Best Interest.” Individual states have adopted individual state fiduciary rules, including proposals in Nevada, New Jersey, Massachusetts, and others.

Regulatory uniformity may not be possible as a result of individual state actions, even as the SEC and NAIC have attempted to provide a roadmap for a new broadly uniform standard. This regulatory uncertainty will continue into as additional state proposals are introduced and deliberated.

Catastrophic event risks such as terrorist attacks, floods, severe storms or hurricanes, computer cyber-terrorism, or a pandemic disease like the novel coronavirus known as COVID-19, could have a material and adverse effect on our business in several respects by:

•	causing long-term interruptions in our service and the services provided by our significant vendors;

•	creating economic uncertainty, and reducing or halting economic activity;

•	disrupting the financial markets and adversely affecting the value, volatility, and liquidity of securities and other instruments;

•	increasing mortality or mortality risks that could adversely affect our claims experience, the actuarial assumptions that underlie our insurance products, and the costs of reinsurance.

The extent to which these types of catastrophic events, including the recent COVID-19 pandemic, may impact our business, results of operations, financial condition, liquidity, or prospects will depend on future developments that are highly uncertain and cannot be predicted.

Directors, Executive Officers and Corporate Governance

Set out below are the names and ages, as of July 30, 2021, of the directors and executive officers of Midland National and a description of the business experience of each of the respective individuals.

Name	Age	Position
Esfandyar E. Dinshaw	62	President, Chairman of the Board & Chief Executive Officer
William L. Lowe	58	President – Sammons Institutional Group and Director
Ronovan G. Ottenbacher	66	President – Sammons Corporate Markets
Jerry Blair	56	President – Sammons Life Insurance Group
Teri L. Ross	56	President – Shared Services
Robert R. TeKolste	54	President – SIAG and Director
David C. Attaway	49	Senior Vice President, Chief Financial Officer & Treasurer
Darron K. Ash	57	Director
Willard Bunn, III	78	Director
James Roderick Clark	71	Director
Thomas Corcoran	73	Director
George A. Fisk	73	Director
William D. Heinz	74	Director
Heather Kreager	63	Director
Michael M. Masterson	74	Director

Executive Officers and Directors

Esfandyar Dinshaw currently serves as Chief Executive Officer and Chairman of the Board of the Company. Mr. Dinshaw also is President of Sammons Enterprises, Inc., and Chief Executive Officer, Chairman, and President of Sammons Financial Group, Inc. He also serves as Chairman of the Board for North American Company for Life and Health Insurance, Sammons Financial Group, Inc., Canal Reinsurance, Midland National Life Reinsurance and Solberg Reinsurance. Mr. Dinshaw has more than 37 years of experience in the insurance industry with four different companies. Mr. Dinshaw has Bachelor of Science degrees from both the University of Karachi and Drake University. He currently serves on the Board of the American Council of Life Insurers and is a past Chairman of the Board for LL Global (parent organization of LIMRA & LOMA), both insurance industry-related organizations.

William Lowe is President – Sammons Institutional Group at the Company, a group that specializes in developing and distributing individual retirement products through broker/dealers. He has served in that role since May 2011 when he joined the Company with more than 29 years of financial services experience. He has served in a variety of leadership and executive roles in product distribution and business line management and has a history of success in the distribution of 401(k) plans, variable annuities, fixed annuities, life insurance, mutual fund products and managed accounts. He is a General Securities Principal, Investment Advisory Representative, Chartered Life Underwriter, Chartered Financial Consultant, and Fellow of the Life Management Institute. Bill has completed the General Management Program at the European Centre for Executive Development at INSEAD in Fontainebleau, France. He is currently on the boards of the Insured Retirement Institute in Washington, D.C., Freedom for Youth and the Principal Charity Classic in Des Moines, Iowa.

Ronovan Ottenbacher is President – Sammons Corporate Markets at the Company. Mr. Ottenbacher has more than 30 years in the financial services industry. He is a Chartered Life Underwriter, Fellow, Life Management Institute, and a Chartered Financial Consultant. He joined the Company in 2003, after serving as vice president at Clarica Life Insurance Company. Prior to his position at Clarica, Mr. Ottenbacher spent more than ten years with John Deere Insurance and AgCountry Financial Services in marketing and sales. He holds a Bachelor of Science degree in business from Northern State University, a Juris Doctor degree from Drake University and graduate degrees in law and a Master of Business Administration from Sangamore State University.

Jerry Blair, ChFC, LLIF, is President – Sammons Life Group providing strategic direction for the individual life business of Sammons Financial Group. Mr. Blair is ultimately responsible for individual life insurance results for Midland National Life Insurance Company and North American Company for Life and Health in the personal producing general agent, IMO, MGA, NMO and registered representative channels. His nearly 35 years of experience in the insurance industry have provided a diverse background including personal sales, agent and registered representative recruiting, marketing and distribution management. Mr. Blair previously served as Chief Distribution and Sales Officer for Sammons Financial Group’s Life division. Prior to that, he served as the Chief Distribution Officer for Midland National Life. Mr. Blair joined Sammons Financial Group in 2005 as the Vice President of Life Sales for Midland National.

Teri Ross is President – Shared Services at the Company. As president of this division, Ms. Ross is responsible for the operations of the agency, new business, underwriting, policy administration, and claims departments. She also oversees the information technology functions for the Company. Shared Services is the largest division at the Company, with over 950 employees who provide service to more than 1.6 million in-force life and annuity policies. She has over 30 years of experience in the financial services industry. Ms. Ross is a member of the LOMA Operations Leaders Roundtable Committee, and she has received numerous designations including Fellow, Life Management Institute (FLMI); LIMRA Leadership Institute Fellow (LLIF); Associate, Annuity Products and Administration (AAPA); and Associate, Customer Service (ACS). She previously served on the board for Big Brothers Big Sisters of Central Iowa. Ms. Ross is a graduate of the University of Northern Iowa where she received a B.A. in management.

Robert TeKolste, CLU, LLIF, is President, Sammons Independent Annuity Group at the Company. With more than 25 years of experience in the insurance industry, he has a diverse background including sales, marketing, and operations management, and has served in sales and marketing management roles for industry-leading insurance companies. He previously served as president of the Company’s Shared Services division, and was responsible for the agency, new business, underwriting, policy administration, claims, and information technology business functions. Mr. TeKolste has a Bachelor of Science degree from Drake University in Des Moines, Iowa.

David Attaway is Vice President, Chief Financial Officer & Treasurer of the Company. Prior to joining Midland National Life Insurance Company in 2018, Mr. Attaway was the Chief Financial Officer at a large life insurance and annuity carrier from October 2013 to May 2018. Mr. Attaway has a Bachelor of Science degree in accounting from Clemson University in Clemson, South Carolina. He is a licensed Certified Public Accountant and.is a member of both the American Institute of CPA’s and the Iowa Association of CPA’s.

Darron Ash currently serves on the board of directors for Midland National Life Insurance Company, North American Company for Life and Health Insurance and Sammons Financial Group, Inc. Mr. Ash is the Senior Vice President and Executive Committee member for Sammons Enterprises, Inc., and has been with Sammons since 2006. Mr. Ash joined Sammons with 17 years of experience in the public accounting, private equity, consumer products manufacturing, and professional services industries. Mr. Ash has a B.B.A degree in science from Texas A&M University and a Master of Business Administration in finance from the University of Texas.

Willard Bunn, III is an Independent Director of Midland National Life Insurance Company, North American Company for Life and Health Insurance, and Sammons Financial Group, Inc. Mr. Bunn currently is the Managing Director of Colonnade Advisors. He has served as chairman, chief executive, and/or director of several commercial banks in the course of his 50-year career. Mr. Bunn’s long career in the banking industry began at Chemical Bank in New York before he returned to Springfield, Illinois in 1978 to serve as Executive Vice President, and eventually Chairman and Chief Executive Officer of Marine Corporation, a multibank holding company with $1.2 billion of assets. Following Marine’s merger with Banc One, he was appointed Chairman and Chief Executive Officer of Banc One Illinois Corporation, a position which he held until 1994. Mr. Bunn went on to serve in various management positions with two investment banking firms. He served as a Director of Baytree Bank of Lake Forest, Illinois from its founding in 2000 and as Chairman of the Bank from April 2010 to August 2012. He served on the Board of Directors of CIB Marine Bancshares, Inc. until April 2020, a bank holding company based in Waukesha, Wisconsin. In addition, he served as Chairman of the Board for the Poetry Foundation until June 2020, a literary organization and publisher of Poetry magazine. Mr. Bunn is currently a Trustee Emeritus at Lawrenceville School. He serves as an advisory director of Chicago-based Campus2Career Transition Services, and a member of the valuation committee of The Banc Funds Company. Mr. Bunn holds a BA from Princeton University and an MBA from the University of Virginia. In addition, he holds the Series 79 securities license.

James Roderick Clark is an Independent Director serving on the board of directors for Sammons Enterprises, Inc., Midland National Life Insurance Company, North American Company for Life and Health Insurance, and Sammons Financial Group, Inc. Mr. Clark retired in 2009, after 35 years in the oilfield services business. Prior to retirement, he was President and Chief Operating Officer of Baker Hughes Incorporated, and was responsible for 30,000 employees operating in more than 90 countries. Before Baker Hughes, Mr. Clark was President of Sperry-Sun, a Halliburton company, from 1996 to 1999. He served on the Board of Directors of Ensco plc from 2008 to 2019 when Ensco merged with Rowan Companies plc, forming Valaris plc. Mr. Clark retired from the Board of Directors of Valaris in December 2019. He has served on the Board of Trustees of the Dallas Theological Seminary since 2006. Mr. Clark has a Bachelor of Arts degree from the University of Texas and a Master of Business Administration from the University of Texas.

Thomas Corcoran is an Independent Director serving on the board of directors of Midland National Life Insurance Company, North American Company for Life and Health Insurance, and Sammons Financial Group, Inc., and also as Chairman of Sammons Enterprises, Inc. He was a founder of FelCor Lodging Trust in 1991, a publicly-traded real estate investment trust focused exclusively on hotels. He served as Chief Executive Officer of FelCor from its founding until beginning his tenure as non-executive Chairman of its Board in 2006. Mr. Corcoran served as Chairman of FelCor until its merger with RLJ Lodging Trust in 2017. In addition to his role with Sammons, he is the Chairman and CEO of

TCOR Hotel Partners, LLC. TCOR owns four hotels in Dallas, Texas, Tampa and Jacksonville, Florida and Baltimore, Maryland and seeks to acquire additional premium select service hotels. Mr. Corcoran’s other board appointments include the American Hotel & Lodging Association (AH&LA) and Dallas County Community College District Foundation. He is Past Chairman of AH&LA and Past Chairman of the IHG Owners Association. Mr. Corcoran has a Bachelor of Arts degree from Washburn University and a Juris Doctor degree from Washburn University Law School.

George A. Fisk is an Independent Director serving on the board of directors for Sammons Enterprises, Inc., Midland National Life Insurance Company, North American Company for Life and Health Insurance, and Sammons Financial Group, Inc. Mr. Fisk joined the Board of Directors of Prosperity Bankshares on November 1, 2019 in connection with the Legacy Texas Financial Group. Inc. merger. Mr. Fisk served on the Board as Vice Chairman of both Legacy Texas and Legacy Texas Bank since January 2015, following completion of the merger of Viewpoint Financial Group, Inc. with Legacy Texas Group, Inc., where Mr. Fisk served as Chief Executive Officer and Vice Chairman since 2004. Between 2001 and 2004, Mr. Fisk served as shareholder of Fisk & Robinson, P.C., which merged with McGladrey LLP in 2001. He has worked in the financial services sector for more than 40 years. He currently serves as a board member of the Independent Bankers Financial Corporation. Mr. Fisk is a member of the Chief Executives Round Table, a former director of the Federal Reserve Bank of Dallas and the Freeman Company, and a former advisory board member of the College of Business of the University of North Texas and the Texas Tech University Graduate School of Banking. Mr. Fisk holds a B.A in government from Texas Tech University and an M.B.A. in banking and finance from the University of North Texas. Mr. Fisk is a Certified Public Accountant.

William Heinz is a director of Midland National Life Insurance Company and North American Company for Life and Health Insurance. He currently is a partner at the law firm Jenner & Block LLP in Chicago. He previously served on the Board of Directors of Partners Financial Group, a bank holding company, for approximately 10 years, from the time of its founding through its subsequent acquisition. He currently serves as counsel to the board of trustees of a Big Ten university, and has served as counsel on Sarbanes Oxley issues to the Audit Committees of publicly traded companies. Mr. Heinz is a Fellow of the American College of Trial Lawyers. He has served as the past State Chair for Upstate Illinois for the American College of Trial Lawyers, and has served in a variety of leadership roles at the Illinois State Bar Association, the Chicago Bar Association and the Association of Professional Responsibility Mr. Heinz has a Bachelor of Science degree from Millikin University and a Juris Doctor degree from the University of Illinois.

Heather Kreager is a director of Midland National Life Insurance Company, North American Company for Life and Health Insurance, Sammons Financial Group, Inc., Canal Reinsurance, Midland National Life Reinsurance, Solberg Reinsurance, Sammons Institutional Group, Inc., and Sammons Securities, Inc. Ms. Kreager is the Chief Executive Officer of Sammons Enterprises, Inc. and a member of its Board of Directors, chairing the company’s Executive Committee. She also serves as Chairman of Compatriot Capital, a Sammons Enterprises’ real estate subsidiary. She joined the Sammons organization in 1985, and served as General Counsel for Sammons Enterprises, Inc. and Sammons Communications Inc. as well as President of Sammons Enterprises, Inc. prior to her appointment as Chief Executive Officer (CEO) of Sammons Enterprises in 2014. She has served on the Executive Committee and Board since 2008. In addition to her role as CEO of Sammons Enterprises, Inc., Heather is CEO for Sammons Equity Alliance, Inc., the holding company for Sammons’ real estate and investment businesses. Ms. Kreager received her Bachelor of Arts degree from Vanderbilt University. She received her Juris Doctorate degree from Southern Methodist University School of Law and received her MBA from the University of Dallas.

Michael Masterson is a director of Midland National Life Insurance Company and North American Company for Life and Health Insurance. Mr. Masterson was the Company’s past Chairman and CEO prior to his retirement in 2011. Mr. Masterson earned a Bachelor of Arts degree from the University of Minnesota and is a graduate of the University of Minnesota Executive Program, the Harvard Executive Program in Competitive Strategies, and the LIMRA Leadership Institute. He has also earned his CLU, ChFC, and LLIF designations and has been a member of various industry boards, including the LIMRA International Board, the National Endowment for Financial Education and the American Council of Life Insurers (ACLI) Board.

Executive Compensation

This section is a review, summary and overview of our executive compensation program.

Compensation Philosophy and Strategy

The focus when designing Midland National’s Executive Compensation program is on recruitment, retention and to reward talented individuals and we do so by providing fair and competitive total compensation. This is accomplished through structured compensation to avoid excessive risk taking and/or behaviors, but which encourages entrepreneurship and promotes exceptional performance. Our compensation programs are also designed to promote ethical long-term thinking consistent with our objective of creating ever increasing enterprise economic value through solid financial performance. We provide incentives to enhance shareholder value, drive value creation, increase profits and promote the best returns on capital invested. We recognize individuals who make significant contributions to Midland National’s performance.

Total compensation is based on a holistic approach and may include any or all of the following: annual base salary, annual bonus or incentive compensation, long-term bonus or other long-term compensation, deferred compensation, retirement plans such as ESOP, supplemental executive retirement plans and welfare benefits such as life, health and disability insurance.

Compensation will be market driven as determined by periodic independent surveys. We will regularly survey the marketplace to determine how our total compensation compares with similar positions, as well as comparison with peer companies where possible. The mix of compensation elements may vary due to specific market conditions for specialized jobs.

As an ESOP owned enterprise, it may not be possible to be competitive with the stock equity programs of peer publicly held companies or total compensation plans of private equity firms. Executive compensation must be consistent with the principles of employer ownership and long term value creation. While Executives have higher levels of responsibility and accountability, Midland National’s results reflect the efforts of all employees.

Performance-based compensation will be discretionary and not strictly formulaic. Discretion includes consideration of circumstances (positive or negative) beyond the control of the Executive that affect performance. In making decisions on compensation for Executives, both the Executive Committee and Independent Committee (Compensation Committee) will be guided by the fundamental principles of fairness. Both Committees have the discretion to make compensation decisions that reflect the individual contributions of an Executive to perpetuate Midland National’s existence by creating ever increasing enterprise economic value for the benefit of current and future generations of its employees in order to achieve equity, both internally and in the relevant marketplace.

Since the Executive Committee’s principal focus and duties concern perpetuating Midland National’s existence by creating ever increasing enterprise economic value for the benefit of current and future generations of its employees, it is desirable that the design of compensation programs for members support this focus.

Variable compensation elements for members should emphasize a focus on both the overall performance of Midland National, plus the performance of the Controlled Investments over which any member has lead management oversight responsibility. The overall performance of Midland National will generally be determined by the change in value year to year.

The Executive Committee will have oversight responsibility for the compensation of Midland National Senior Executives. As a general rule, this “covered group” will include the senior most leaders of any business unit, and their direct reports. There may be exceptions warranted where more are included in the covered group, however it will be rare to have fewer covered by this oversight. All recommendations for compensation changes, promotions, bonuses and awards will be reviewed on a “one over one” basis. For example, compensation changes requested for a subordinate will require the approval of at least one level above the requestor. The direct superior will have responsibility for making the compensation recommendation for a subordinate. Executive Committee approval will be required for any changes impacting the people and positions they oversee. With the exception of Executive Committee compensation, all recommendations will be reviewed and approved by the next higher level of management.

Annual rewards/incentives for team results should keenly focus leaders on a balance of both short and long term financial results. Individual Leadership Development Plans (LDP’s) and Discretionary Bonus Objectives (DBO’s) will also be reflected in the annual rewards/incentives.

Through this strategy, not only will we be able to attract and retain the top talent needed to achieve our growth and financial performance objectives, we will also incentivize our top talent to achieve the best possible results.

Compensation Principles:

Determination of annual and long-term incentive awards is discretionary and will not use indexes or mechanical formulas. When a percentage of base pay is used to calculate a variable compensation award, the base compensation on the last day of the performance period should be used to determine the amount of variable award.

Role of the Executive Committee and Board of Directors

The Board of Directors consists of the Executive Committee members and the Independent Directors. The Executive Committee will have oversight responsibility for the compensation of Midland National Senior Executives. As a general rule, this “covered group” will include the senior most leaders of any business unit, and their direct reports.

Role of the Compensation Committee of the Board of Directors of Midland National

The Independent Directors serve as the Compensation Committee. The Compensation Committee is responsible for reviewing and approving the Compensation Philosophy and Programs as recommended by the Executive Committee. The Compensation Committee is also responsible for creating the compensation incentive programs and plans for the Executive Committee. The Compensation Committee reviews and approves the compensation recommendations for the Executive Committee direct reports. The Compensation Committee is responsible for determining and approving the compensation awards (base, bonus, L-TIP) for the Executive Committee and Key Officers.

Role of Human Resources

The Human Resources Department is responsible for the administrative and support tasks related to compensation review and administration, as assigned by the Executive Committee and Compensation Committee. The Human Resources’ role includes preparing the compensation materials for the review of the Executive Committee and Compensation Committee, evaluating outside data and comparing to our organization, researching and understanding compensation plans in the market and assisting with the design of Company compensation programs and plans, and assisting the Compensation Consultant with relevant information and data.

Role of Compensation Consultant

When needed, the Company has retained Compensation consultants to assist and provide services including serving as an advisor to senior management on various issues relating to executive compensation practices. They also provide relevant market data and analysis and assist us in evaluating the competitiveness of the total compensation program.

Elements of the Total Rewards for our Executive Officers Compensation

•	Base Salary

•	Annual Executive Incentive Plan

•	Employee Stock Ownership Plan (ESOP) (for some)

•	Supplemental ESOP Plan (for some)

•	Long-Term Incentive Plan (for some)

•	Deferred Compensation Plan (for some)

•	Executive Perquisites (Club memberships, cars, etc.)

Base Salary

Our base compensation is designed to be competitive with our industry peers for each position. We do not seek to be the highest or the lowest, but strive to maintain a balanced mid-range approach, recognizing the value of all other forms of compensation. Base compensation may vary between individuals in like positions based on comparative job performance and experience. Additionally, we will attempt to promote exceptional performance through forms of variable pay which are intended to recognize and reward both individual and collective performance.

Compensation for Senior Executives is market driven as determined by periodic independent surveys (typically conducted every two to three years) for comparable responsibilities. Time in position, performance and experience will be used to determine positioning in the range.

Base salary is considered to be the least effective compensation tool for driving desired business results.

Annual Executive Incentive Plan (Bonus)

Focus is on variable “at risk” compensation. There are two components, operational performance and accomplishment of Discretionary Bonus Objectives (DBO’s).

We place a significant emphasis on operational performance such as annual financial results, with the balance of focus on personal accomplishments and DBO’s. Awards are not linear and not formulaic. Fairness and equity should be the benchmark rather than mechanical formulas. Awards should be based on what the individual has accomplished. A participant should not be rewarded for results that were due primarily to positive external factors, nor should a participant be significantly penalized for economic conditions that were uncontrollable and unavoidable.

Awards are based on a look back over the previous year’s results.

•	Were the business initiatives identified in the prior year implemented in a timely and competent manner?

•	Were there any unforeseen obstacles encountered and how well were these managed?

•	Were overall business results achieved in a collaborative and sustainable manner?

•	What was the degree of stretch in the business plan targets?

Changes to the design and format of this plan are made periodically as market conditions warrant and may occur during a plan year.

ESOP

Currently, the value of the ESOP as a retirement plan far exceeds that of most other retirement plans in existence. It is a long term plan that focuses employees on their contribution to value creation. For the Senior Executives participating in this plan, the portion of the ESOP that exceeds typical retirement plans is considered to be a form of long term compensation. This important component of compensation must be taken into consideration when determining the total rewards associated with a position.

ESOP Supplemental Executive Retirement Plan (SERP)

ESOP SERP A

IRS regulations limit qualified retirement plan contributions for highly compensated employees. This plan provides a “make whole” for qualified retirement benefits lost due to treasury limitations. There is an ESOP SERP A Plan and an ESOP SERP B Plan. Previous participation in the ESOP SERP A plan has been limited to the top leaders in each Business Unit. The ESOP award for each participant will be determined and any “lost benefit” not received from the ESOP due to maximum allocation limitations is calculated for each participant and placed in a phantom share account. The account can only be accessed after separation from service. If an individual is a participant in the ESOP SERP A they should also be a candidate for entry into the Deferred Compensation plan.

Contributions grow in value on the same basis as the qualified plan contributions. Timing and form of payment must be elected in advance. Changes to the design and format of this plan are made periodically as market conditions warrant.

ESOP SERP B

For the ESOP SERP B there is a review each year of potential new participants. The ESOP SERP B plan is not a phantom share account as is the ESOP SERP A plan but is instead a cash account. The cash account will be credited with an annual interest at the Executive Committee’s discretion. There is also a specific vesting requirement for the ESOP SERP B plan. The account can only be accessed after separation from service and upon attainment of 55 years of age and 10 years of service.

Long-Term Incentive Plan (LTIP)

Focus is on achievement of critical long-term financial goals, with particular emphasis on the creation of shareholder value. When reviewing business unit value we will look at value growth realized at the annual valuation, as well as dividends from the Business Units and cash invested in the Business Units. Not formulaic, to the extent possible performance and awards should be determined based on individual business unit results.

Participation typically includes the top operational leader in the business unit (President or CEO of a business unit) as well as designated participants considered to be high potentials in the business unit.

Currently, LTIP bonus targets are a percentage of a participant’s base salary. The LTIP bonus target percentage varies by participant. Performance is measured over a three-year period and awards vest over the three-year period following the end of the performance period. 50% of the award vests in the year following the performance period and 25% vesting occurs in each of the following two years.

Changes to the design and format of this plan are made periodically in order to respond to changes in the operating environment.

Deferred Compensation Plan

This plan provides a limited number of executives an opportunity to defer any form of cash compensation (base salary, annual Incentive or L-TIP).

This core purpose of Deferred Compensation is to increase focus on value creation. Therefore, it is desirable to link the interest credit or growth factor of these deferrals to the value created at SFG. This can be accomplished in a variety of ways such as stock price growth, Return on Investment (ROI), etc. Limitations on upside potential and downside risk are provided in the current plan.

Taxes are deferred until actual receipt of funds. Timing and form of payments must be elected in advance. Currently, both a lump sum and annual installment option are available. Changes to the design and format of this plan are made periodically as market conditions warrant.

Executive Perquisites

Automobile allowances and club memberships are provided where competitive market conditions warrant.

Other Compensation and Benefits

In addition to the compensation and benefits noted, we also offer our employees, including our Named Executive Officers (defined below), a benefits package that includes group health, dental and vision coverage, group life insurance, short and long-term disability coverage and various deferred compensation and retirement benefits.

The programs are reviewed annually to ensure that the benefits offered are beneficial to our employees, cost-effective and are competitive within our industry.

Tax-Qualified Retirement Plans

The following tax-qualified retirement plans are offered to eligible employees, including our Named Executive Officers.

Sammons Enterprises, Inc. 401(k) Plan

Sammons Enterprises, Inc. sponsors the 401(k) Plan, a tax-qualified plan for its eligible employees, including the Named Executive Officers. Eligible employees may contribute to the 401(k) Plan on a before tax or after tax Roth 401(k) basis (or any combination of the foregoing), up to a percentage of annual eligible compensation as defined in the plan. Before-tax and Roth 401(k) contributions are subject to contribution limits ($19,500 in 2021) and compensation limits ($290,000 in 2021) imposed by the Internal Revenue Code of 1986, as amended (the “Code”). There is no company match.

Sammons Enterprises, Inc. Employee Stock Ownership Plan (“ESOP”). The ESOP is a plan designed to allow employees of a Sammons Enterprises, Inc. (“Sammons”) company that has adopted the ESOP, to accumulate a retirement benefit based on the value of Sammons Stock while an individual is actively employed by a Sammons company. The ESOP enables employees to acquire a retirement benefit based on the value of Sammons Stock without cost to the employee. Employees can use this benefit to increase their income in their retirement years.

Summary Compensation Table

The following table is a summary of information regarding the total compensation paid to our Named Executive Officers for the periods indicated.

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock awards ($) (e)	Option awards ($) (f)	Non-equity incentive plan compensation ($) (g)	Change in pension value and nonqualified deferred compensation earnings ($) (h)	All other compensation ($) (i)	Total ($) (j)
Esfandyar E. Dinshaw	2021	946,691	1,907,919				1,581,046	77,942	4,513,598
Chairman & CEO	2020	919,117	2,860,490				2,320,650	86,578	6,186,835
	2019	873,160	856,440				2,304,820	89,051	4,123,471

Robert R. TeKolste	2021	598,559	907,370				686,120	117,032	2,309,081
President-Sammons Institutional	2020	576,439	1,174,607				697,326	60,387	2,508,759
Annuity Group	2019	559,650	1,071,368				627,255	66,609	2,324,882

William L. Lowe	2021	593,201	1,173,220				916,116	87,475	2,770,012
President-Sammons Institutional	2020	571,279	1,357,130				219,492	60,296	2,208,197
Group	2019	552,923	1,190,358				0	70,184	1,813,465

Steven C. Palmitier	2021	685,404	871,160				809,344	129,981	2,495,889
President & Chief Operating Officer	2020	665,441	967,761				1,131,991	57,476	2,822,669
	2019	646,488	950,513				1,093,939	64,464	2,755,404

David C. Attaway	2021	336,632	176,773				0	52,465	565,870
Vice President, Chief Financial	2020	311,250	117,786				0	59,331	488,367
Officer & Treasurer	2019	293,334	133,757				0	16,694	443,785

Security Ownership of Certain Beneficial Owners and Management

SEI indirectly owns 100% of the voting securities of Midland National. SEI’s principal executive offices are located at 5949 Sherry Lane Dallas, Texas 75225. SEI is 100% owned by its Employee Stock Ownership Trust (ESOT).

Transactions with Related Persons Promoters and Certain Control Persons (amounts in $1,000’s)

The Company pays fees to SEI under management contracts that cover certain investment, accounting, employee benefit and management services. The Company was charged $36,321, $31,765 and $34,493 in 2021, 2020 and 2019, respectively, related to these contracts.

In 2013, the Company issued guaranteed investment contracts (“GICs”) to SEI for $102,000. In 2016, the Company issued additional GICs of $100,000. During 2020, the contracts were surrendered. In 2021, the Company reissued GIC’s to SEI for $200,000. These contracts totaling $200,000 and $0 in 2022 and 2020, respectively, are included in liabilities for deposit type funds in the statements of admitted assets, liabilities and capital and surplus. Interest incurred on these contracts was $1,386, $3,114 and $4,932 in 2021, 2020 and 2019, respectively.

The Company pays investment management fees to an affiliate, Guggenheim Partners Investment Management Inc. (“GPIM”). SEI holds an indirect interest in Guggenheim. During 2021, 2020 and 2019, the Company incurred fees of $53,321, $47,585 and $44,239, respectively, for these investment management services. The fees are calculated based on the average fair value of invested assets under management multiplied by a contractual rate.

Guggenheim Commercial Real Estate Finance, LLC, (an indirect subsidiary of Guggenheim) provides commercial mortgage loan origination and servicing services for the Company. The Company incurred expense of $7,651, $7,776 and $8,109 in 2021, 2020 and 2019, respectively, for these commercial mortgage services. The fee is calculated monthly based on the outstanding principal balance of the commercial mortgage loans and real estate owned multiplied by a contractual rate.

SEI has a noncontrolling interest in KDC Holdings, LLC (“KDC”), a real estate development and investment company focusing on office build-to-suite facilities. KDC Des Moines Development One, LLC, (“KDCDM”) a subsidiary of KDC, provided services to the Company associated with the construction of a new home office building in West Des Moines, Iowa. During 2021 and 2020, the Company paid KDCDM $0 and $2,909, respectively, for these services, and capitalized those costs as building and improvements reported as a component of real estate in the statements of admitted assets, liabilities and capital and surplus.

In December 2020, the Company originated a commercial mortgage loan for Pathfinder Ranches, LLC, which is an indirect subsidiary of SEI. The reported value was $25,000 at December 31, 2021 and December 31, 2020, and is reported in mortgage loans in the statements of admitted assets, liabilities and capital and surplus. The loan was issued at 4.35% and matures in 2027. Interest earned on this loan was $1,088 in 2021.

At December 31, 2021, the Company holds an investment security issued by GPIM. The security is reported in invested assets in the statements of admitted assets, liabilities, and capital and surplus at December 31, 2021 (3.50% interest, $51,816 par, $51,778 reported value, due 2023). At December 31, 2020, the security was reported in invested assets in the statements of admitted assets, liabilities, and capital and surplus (3.50% interest, $52,413 par, $52,355 reported value, due 2023).

The Company holds $348,173 and $566,036 of investments in debt securities issued by affiliates which are reported in bonds in the statement of admitted assets, liabilities, and capital and surplus at December 31, 2021 and December 31, 2020, respectively. The Company also holds $1,078,429 and $605,653 of limited partnership interests in affiliates which are reported in other invested assets in the statement of admitted assets, liabilities, and capital and surplus at December 31, 2021 and 2020, respectively.

The Company provided certain investment, accounting, policy administration and management services to North American. The Company received reimbursements of $147,536, $128,942 and $132,296 in 2021, 2020 and 2019, respectively, for the costs incurred to render such services.

The Company provides certain insurance and noninsurance services to MNL Re. The Company received reimbursements of $100 in each of 2021, 2020 and 2019 for the costs incurred to render such services.

The Company provides certain insurance and noninsurance services to Solberg Re. The Company received reimbursements of $100 in each of 2021, 2020 and 2019 for the costs incurred to render such services.

The Company provides certain insurance and noninsurance services to Canal Re. The Company received reimbursements of $100, $125 and $0 in 2021, 2020 and 2019, respectively.

The Company provided certain investment, accounting, payroll administration and management series to SIG for which it was reimbursed $6,305, $6,333 and $5,527 in 2021, 2020 and 2019, respectively, for costs incurred to render such services.

The Company provides certain investment, accounting, payroll administration and management services to SFN for which it was reimbursed $24,945, $19,750 and $22,304 in 2021, 2020 and 2019, respectively, for costs incurred to render such services.

The Company provides certain accounting, payroll administration and management services to Beacon. The Company received reimbursements of $270 in 2021 and $0 in 2020 and 2019, for the costs incurred to render such services.

The Company provides certain insurance and noninsurance services to SFG Bermuda. The Company received reimbursements of $500 in 2021 and $0 in 2020 and 2019, for the costs incurred to render such services.

The Company issued surplus notes payable to SFG. The borrowings were $1,037,000 as of December 31, 2021 and 2020. The Company paid interest to SFG in the amount of $65,213 in 2021 and $54,350 in 2020 and 2019.

The Company is party to a coinsurance agreement with North American. In this indemnity agreement, the Company assumes 80% of all policies issued by North American on or after January 1, 2014 of specific annuity plans. The Company recognized $775, $12,929 and $43,733 at December 31, 2021, 2020 and 2019, respectively, of premium under this agreement in the statement of operations. The Company retrocedes 100% of this business to a third party reinsurer through a modified coinsurance agreement.

The Company has a coinsurance agreement with MNL Re, an affiliated limited purpose subsidiary life insurance company. The agreement has subsequently been amended to extend the term and increase the life insurance policies covered under the agreement. The Company ceded a defined block of permanent life insurance products to MNL Re. The Company recognized reserve credits of $1,318,921 and $1,067,683 under this agreement on December 31, 2021 and 2020, respectively, which are reflected as a component of liabilities for future policy benefits. The Company recognized $712,205 and $626,778 at December 31, 2021 and 2020, respectively, of funds held under coinsurance under this agreement in the statements of admitted assets, liabilities and capital and surplus. The reserve credit was supported by a contingent note guarantee (“LLC Note”) with a balance of $606,715 and $440,905 for 2021 and 2020, respectively. The LLC Note held by MNL Re, which functions in a manner similar to a standby letter of credit and which Midland National is a beneficiary, is an admitted asset under Iowa prescribed practice and the surplus generated by this prescribed practice has been retained in the carrying value of MNL Re.

The Company has a coinsurance agreement with Solberg Re, an affiliated limited purpose subsidiary life insurance company. The agreement has subsequently been amended to extend the term and increase the life insurance policies covered under the agreement. The Company ceded a defined block of term life insurance to Solberg Re. The Company received experience refunds related to this agreement of $10,241, $18,170 and $12,015 during the years ended December 31, 2021, 2020 and 2019, respectively. The Company recognized reserve credits of $536,961, and $540,543 under this agreement on December 31, 2021 and 2020, respectively, which are reflected as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus. The Company recognized $198,999 and $191,472 at December 31, 2021 and 2020, respectively, of funds held under coinsurance under this agreement which is reported as funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus. The reserve credit was supported by an LLC Note with a balance of $337,962 and $349,070 for 2021 and 2020, respectively. The LLC Note held by Solberg Re, which functions in a manner similar to a standby letter of credit and which Midland National is a beneficiary, is an admitted asset under Iowa prescribed practice and the surplus generated by this prescribed practice has been retained in the carrying value of Solberg Re.

On September 30, 2019, the Company entered into a coinsurance agreement with Canal Re, an affiliated limited purpose subsidiary life insurance company. The Company ceded a defined block of term life insurance products to Canal Re. The Company received experience refunds related to this agreement of $25,549 and $44,467 during the years ended December 31, 2021 and 2020, respectively. The Company recognized reserve credits of $347,654 and $294,576 under this agreement on December 31, 2021 and 2020, respectively, which are reflected as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus. The Company recognized $146,400 and $113,471 at December 31, 2021 and 2020 of funds held under coinsurance under this agreement which is reported as funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus. The reserve credit was supported by an LLC Note with a balance of $201,253 and $181,105 for 2021 and 2020, respectively. The LLC Note held by Canal Re, which functions in a manner similar to a standby letter of credit and which Midland National is a beneficiary, is an admitted asset under Iowa prescribed practice and the surplus generated by this prescribed practice has been retained in the carrying value of Canal Re.

On October 31, 2021, the Company entered into a funds withheld coinsurance agreement with SFG Bermuda, an affiliated company domiciled in Bermuda, under which the Company ceded 100% of certain fixed index annuity policies issued prior to October 1, 2021. The Company also cedes 80% of all fixed index annuity policies issued on or after October 1, 2021. The Company ceded premiums of $3,410,246 during 2021 which includes the initial ceding premium on the inforce business ceded. The Company recognized $3,365,728 at December 31, 2021 of funds withheld under coinsurance under this agreement as a component of funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus. A reserve credit of $3,356,579 associated with this agreement is reported as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2021. The treaty also involved the coinsurance of interest maintenance reserves generated by the assets in the funds withheld portfolio. An interest maintenance reserve credit associated with this treaty of $490,480 is reported as a component of interest maintenance reserves in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2021.

EXPERTS

The financial statements of Midland National Life Insurance Company as of December 31, 2021 and December 31, 2020 for each of the three years in the period ended December 31, 2021 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

FINANCIAL INFORMATION

As an insurance company, we are required by state insurance regulation to hold a specified amount of reserves in order to meet the contractual obligations to our contract holders. Our reserves may be held in our general account, or with respect to certain products in our separate accounts. We monitor our reserves so that we hold sufficient amounts to cover actual or expected contract and claims payments. It is important to note, however, that there is no guarantee that we will always be able to meet our claims-paying obligations, and that there are risks to purchasing any insurance product or contract.

State insurance regulators also require insurance companies to maintain a minimum amount of capital, which acts as a cushion in the event that the insurer suffers a financial impairment, based on the inherent risks in the insurer’s operations. These risks include those associated with losses that we may incur as the result of defaults on the payment of interest or principal on our general account and separate accounts’ assets, as well as the loss in market value of those investments. We may also experience liquidity risk if our general account assets cannot be readily converted into cash to meet obligations to our contract holders or to provide collateral necessary to finance our business operations.

We strive to maintain a solid risk-adjusted capitalization for our current business strategy and related investment risks. Our capital position is supported by our operations and our fixed-income investment portfolio. In addition, we are subject to state insurance regulations based on the risk-based capital (“RBC”) requirements of the National Association of Insurance Commissioners (“NAIC”) and report our RBC based on a formula calculated by applying factors to various asset, premium and statutory reserve items, as well as taking into account our risk characteristics. We currently target a RBC ratio (company action level) of 400%.

Selected Financial Data

	Year Ended December 31,
	2021	2020	2019	2018	2017
(dollars in thousands)
Statement of Operations Data:
Premium considerations:
Life	$2,903,919	$862,658	$834,451	$1,154,707	$1,422,912
Annuity	1,173,790	5,587,095	2,421,597	2,526,365	2,620,471

Total premium considerations	4,077,709	6,449,753	3,256,048	3,681,072	4,043,383
Net investment income and other revenues	1,525,509	1,982,908	2,262,883	2,350,711	3,096,197

Total revenues	5,603,218	8,432,661	5,518,931	6,031,783	7,139,580

Total benefits and expenses	4,495,024	7,961,534	5,042,205	5,522,022	6,438,281

Net gain from operations before federal income taxes and before realized capital gains or (losses)	1,108,194	471,127	476,726	509,761	701,299
Net income	$956,597	$152,626	$371,200	$401,605	$545,794

	As of December 31,
	2021	2020	2019	2018	2017
(dollars in thousands)
Balance Sheet Data:
Cash and invested assets	$65,411,142	$59,094,762	$53,060,013	$51,705,164	$50,942,825
Total admitted assets	74,338,746	67,262,504	60,416,251	57,914,703	56,495,203
Aggregate reserves for life and annuity contracts	43,928,249	43,223,475	38,935,399	37,541,225	35,492,546
Other liabilities	25,162,055	19,833,970	17,628,421	16,802,270	17,588,595
Total liabilities	69,090,304	63,057,445	56,563,820	54,343,495	53,081,141
Total capital and surplus	5,248,442	4,205,059	3,852,431	3,571,208	3,414,062

Management’s Discussion and Analysis of Financial Conditions and Results of Operation

The following discussion provides an assessment of the statutory basis financial position and results of operations of Midland National. Statutory accounting practices (“SAP”) financial information is prepared and presented in accordance with accounting practices prescribed or permitted by the NAIC and the Iowa Insurance Division. Certain differences exist between SAP and GAAP. See Note 1 of Midland National’s statutory basis audited financial statements, which are included elsewhere in this document, for a detail discussion of these differences.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains forward-looking statements which can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to risks and uncertainty. Future events and outcomes may differ materially from those made or suggested by the forward-looking statements contained in this prospectus. We do not assume any responsibility for actual future results that differ from expectations reflected in forward-looking statements. For more information about the risks and uncertainties that may cause actual results to differ materially from forward-looking statements, please see “Risk Factors” in Section 7—Midland National Life Insurance Company.

Overview

Midland National is a life insurance company domiciled in the state of Iowa. The Company offers a variety of financial and retirement products through multiple distribution channels. Its insurance products include life insurance, including bank and credit union-owned life insurance, and fixed and variable annuities.

Our primary sources of earnings are (i) the spread that we earn on our investments (i.e., net investment income less cost of money, which includes interest credited to contract holder accounts and costs of hedging) and (ii) mortality gains (i.e., premiums and other revenues offset by life death benefits and increases in reserves), offset by general and administrative expenses.

Analysis of Results of Operations—Years Ended December 31, 2021 and 2020

The following table presents the statutory results of operations for the periods indicated:

	Years Ended December 31,		% Change
	2021	2020
	(dollars in thousands)
Revenues:
Life premium	$2,903,919	$862,658	237%
Annuity considerations	1,173,790	5,587,095	-79%
Net investment income	3,450,756	2,320,212	49%
Other income	(1,925,247)	(337,304)	471%

Total Revenues	5,603,218	8,432,661	-34%

Benefits and Expenses:
Policyholder benefits	3,260,079	2,969,121	10%
Change in policyholder reserves	704,775	4,300,648	-84%
Operating costs and other items	786,727	694,142	13%
Transfers to interest maintenance reserve ceded	(513,281)	—	N/A
Net transfers to (from) separate accounts	256,724	(2,377)	-10900%

Total Benefits and Expenses	4,495,024	7,961,534	-44%

	Years Ended December 31,		% Change
	2021	2020
	(dollars in thousands)
Operating results before Federal income taxes and realized capital gains (losses)	1,108,194	471,127	135%
Federal income taxes	122,814	125,687	-2%

Operating results before realized gains (losses)	985,380	345,440	185%
Realized gains (losses) net of federal income taxes	(28,783)	(192,814)	-85%

Net income	$956,597	$152,626	527%

Operating results before Federal income taxes and realized capital gains (losses) increased 135% for the twelve months ended December 31, 2021 compared to the twelve-month period ended December 31, 2020. This increase is primarily attributable to increased earnings generated from the growth in inforce life and annuity business in 2021. On October 1, 2021 the Company entered into a funds withheld coinsurance agreement with SFG Bermuda, an affiliated company domiciled in Bermuda. Under this indemnity agreement, the Company ceded 100% of certain fixed index annuity policies issued prior to October 1, 2021. The Company also cedes 80% of fixed index annuity policies issued on or after October 1, 2021. The Company recognized reserve credits of $3,357 million under this agreement as of December 31, 2021. The premium ceded in 2021 was $3,410 million.

Net income increased 527% in 2021 compared to 2020. This increase was driven by lower levels of realized investment losses incurred in 2021 compared to 2020. The realized losses in 2021 were more typical of expected levels. The larger losses reported in 2020 are primarily attributable to other than temporary impairments recognized on several oil and gas exploration and production securities, asset backed securities in the air craft sector that were impacted by the Covid-19 pandemic and impairments on certain commercial mortgage loans.

Revenues

Total revenues decreased 34% in the twelve months ended December 31, 2021 compared to the twelve months ended December 31, 2020. Following is a discussion of the primary contributors to this increase.

Life insurance premiums increased 237%. This increase was primarily due to increase of $1,374 million in sales of bank owned life insurance as well as the initial ceded premium on the New Re transaction in 2020 that did not reoccur in 2021. Annuity considerations in 2021 were 79% lower than 2020. This decrease was primarily due to the $3,410 million premium ceded to SFG Bermuda in 2021 and due to lower sales of Multi-Year Guarantee fixed annuities (MYG).

Net investment income increased 49% in the 2021 period compared to 2020. The following table provides a summary of the components of net investment income:

	Years Ended December 31,		% Change
	2021	2020
	(dollars in thousands)
Net Investment Income:
Bonds	$2,313,227	$2,058,710	12%
Preferred stocks	79,100	25,166	214%
Common stocks	13,208	11,850	11%
Mortgage loans	188,120	204,361	-8%
Real estate	10,074	2,607	286%
Policy loans	21,190	22,860	-7%
Cash and short-term investments	2,397	5,046	-52%
Derivative instruments	764,920	100,840	659%

	Years Ended December 31,		% Change
	2021	2020
	(dollars in thousands)
Other invested assets	289,754	127,347	128%
Other investment income	2,318	1,152	101%

Total gross investment income	3,684,308	2,559,939	44%
Less: investment expenses	233,552	239,727	-3%

Net investment income	$3,450,756	$2,320,212	49%

The increase in 2021 is primarily attributable to an increase in income from derivative instruments. Derivative instruments primarily consist of derivatives purchased to economically hedge our exposure to fixed indexed annuity and universal life insurance policyholder obligations. Midland National recognizes index options and futures payouts as investment income. This income is also impacted by a corresponding increase in policyholder reserves. Index option and futures payouts increased in 2021 compared to 2020 due to the relative increase in annual returns on equity market indices during 2021 compared to 2020. Excluding derivative instruments, net investment income increased 21% in 2021 compared to 2020. The increase in net investment income, excluding derivative instruments, is attributable to increased earnings from higher levels of invested assets, and increased earned yields on other invested assets.

The decrease in other income is attributable to a larger reserve adjustment on reinsurance ceded in 2021 (negative $1,577 million) compared to 2020 (negative $524 million). The reserve adjustments on reinsurance ceded relate to significant surrender activity on a block of annuities reinsured through a modified coinsurance agreement with an unaffiliated party and the decrease in other income related to this item is offset by a corresponding increase in net policy outflows ceded on the block reinsured. These decreases were partially offset by an increase in earnings from MNL’s company owned life insurance (income of $175.8 million in 2021 compared to $90.1 million in 2020).

Benefits and Expenses

Policyholder benefits increased 10% in 2021 compared to 2020. This was primarily attributable to an increase in life and annuity surrender, withdrawal and death benefits incurred. Surrender and withdrawal benefits are offset by a corresponding decrease in policyholder reserves. The life death benefits result in an impact to operating earnings by the amount of benefit paid above the amount of policyholder reserve released, net of reinsurance.

Change in policyholder reserves decreased 84% in 2021 compared to 2020. The reduction in MYG sales in 2021 resulted in a smaller increase in reserves. The $2,942 million of reinsurance premium ceded to SFG Bermuda generated a reduction of reserve. These items were offset by higher bank owned life and corporate owned life insurance sales in 2021 which increased the reserve.

Operating costs and other items increased 13% in 2021 compared to 2020. This is primarily due to increases in salaries and other costs associated with growth related initiatives of the Company.

Within the funds withheld coinsurance treaty with an affiliate, SFG Bermuda, the Company recognized realized gains ceded of $649 million, which was reported as a component of negative other income in revenue. The Company also recognized transfers to interest maintenance reserve (“IMR”) ceded of $513 million associated with the coinsurance of any IMR generated from net realized gains generated on the assets in the funds withheld portfolio. The remaining unamortized ceded IMR balance of $490 million associated with this treaty is reported as a component of interest maintenance reserve in the statement of admitted assets, liabilities and capital and surplus as of December 31, 2021

Net transfers to (from) separate accounts were $256.7 million in 2021 compared to ($2.3) million in 2020, due to an increase in variable annuity premium in 2021. Transfers to (from) separate accounts consist of the net transfer of premiums and benefits related to our variable life, variable annuity and bank owned life insurance. This transfer has no impact on the Company’s operations as the transferred premiums and benefits are reported elsewhere in the statement of operations. The net transfer increased in 2021 due to the additional variable annuity premiums received.

Federal Income Taxes

The effective Federal income tax rate applicable to operations in 2021 was 11% compared to 27% in 2020. The decrease in the effective tax rate is primarily attributable to the impact of the tax credit bonds held and tax exempt income.

Realized Gains (Losses) Net of Federal Income Taxes

Realized losses in 2021 were $28.8 million compared to losses of $192.8 million in 2020. For statutory reporting purposes, realized gains (losses) reported on the statement of operations are net of gains and losses transferred to the Interest Maintenance Reserve (“IMR”). Amounts transferred to IMR, which is a liability reported in the statement of financial position, are gains and losses resulting from changes in interest rates and are amortized into operations over the estimated remaining lives of the securities sold. Gains and losses reported in the statement of operations are credit and non-interest related. The losses reported in 2021 were primarily due to other than temporary impairments taken during 2021 that were driven by the COVID 19 pandemic and the associated economic ramifications that were more impactful to certain sectors such as aircraft. The losses reported in 2020 are primarily related to intent to sell designations on securities with oil and gas exposure that were uniquely impacted by the COVID-19 pandemic and the impact it had on energy prices, recognition of impairment losses on specific asset-backed securities in the aircraft and CLO sectors and certain commercial mortgage loans uniquely impacted by the COVID-19 pandemic.

Analysis of Results of Operations—Years Ended December 31, 2020 and 2019

Selected Financial Data

	Year Ended December 31,
	2020	2019	2018	2017	2016
(dollars in thousands)
Statement of Operations Data:
Premium considerations:
Life	$862,658	$834,451	$1,154,707	$1,422,912	$1,203,090
Annuity	5,587,095	2,421,597	2,526,365	2,620,471	3,751,312

Total premium considerations	6,449,753	3,256,048	3,681,072	4,043,383	4,954,402
Net investment income and other revenues	1,982,908	2,262,883	2,350,711	3,096,197	3,677,128

Total revenues	8,432,661	5,518,931	6,031,783	7,139,580	8,631,530

Total benefits and expenses	7,961,534	5,042,205	5,522,022	6,438,281	7,912,080

Net gain from operations before federal income taxes and before realized capital gains or (losses)	471,127	476,726	509,761	701,299	719,450
Net income	$152,626	$371,200	$401,605	$545,794	$546,417

	As of December 31,
	2020	2019	2018	2017	2016
(dollars in thousands)
Balance Sheet Data:
Cash and invested assets	$59,094,762	$53,060,013	$51,705,164	$50,942,825	$46,055,443
Total admitted assets	67,262,504	60,416,251	57,914,703	56,495,203	51,098,306
Aggregate reserves for life and annuity contracts	43,223,475	38,935,399	37,541,225	35,492,546	32,010,416
Other liabilities	19,833,970	17,628,421	16,802,270	17,588,595	15,988,766
Total liabilities	63,057,445	56,563,820	54,343,495	53,081,141	47,999,182
Total capital and surplus	4,205,059	3,852,431	3,571,208	3,414,062	3,099,124

Management’s Discussion and Analysis of Financial Conditions and Results of Operation

The following discussion provides an assessment of the statutory basis financial position and results of operations of Midland National. Statutory accounting practices (“SAP”) financial information is prepared and presented in accordance with accounting practices prescribed or permitted by the NAIC and the Iowa Insurance Division. Certain differences exist between SAP and GAAP. See Note 1 of Midland National’s statutory basis audited financial statements, which are included elsewhere in this document, for a detail discussion of these differences.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains forward-looking statements which can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to risks and uncertainty. Future events and outcomes may differ materially from those made or suggested by the forward-looking statements contained in this prospectus. We do not assume any responsibility for actual future results that differ from expectations reflected in forward-looking statements. For more information about the risks and uncertainties that may cause actual results to differ materially from forward-looking statements, please see “Risk Factors” in Section 7—Midland National Life Insurance Company.

Overview

Midland National is a life insurance company domiciled in the state of Iowa. The Company offers a variety of financial and retirement products through multiple distribution channels. Its insurance products include life insurance, including bank and credit union-owned life insurance, and fixed and variable annuities.

Our primary sources of earnings are (i) the spread that we earn on our investments (i.e., net investment income less cost of money, which includes interest credited to contract holder accounts and costs of hedging) and (ii) mortality gains (i.e., premiums and other revenues offset by life death benefits and increases in reserves), offset by general and administrative expenses.

Analysis of Results of Operations—Years Ended December 31, 2020 and 2019

The following table presents the statutory results of operations for the periods indicated:

	Years Ended December 31,		% Change
	2020	2019
	(dollars in thousands)
Revenues:
Life premium	$862,658	$834,451	3%
Annuity considerations	5,587,095	2,421,597	131%
Net investment income	2,320,212	2,353,707	-1%
Other income	(337,304)	(90,824)	271%

Total Revenues	8,432,661	5,518,931	53%

Benefits and Expenses:
Policyholder benefits	2,969,121	2,981,481	0%
Change in policyholder reserves	4,300,648	1,394,173	208%
Operating costs and other items	694,142	596,035	16%
Net transfers to (from) separate accounts	(2,377)	70,516	-103%

Total Benefits and Expenses	7,961,534	5,042,205	58%

	Years Ended December 31,		% Change
	2020	2019
	(dollars in thousands)
Operating results before Federal income taxes and realized capital gains (losses)	471,127	476,726	-1%
Federal income taxes	125,687	70,237	79%

Operating results before realized gains (losses)	345,440	406,489	-15%
Realized gains (losses) net of Federal income taxes	(192,814)	(35,289)	446%

Net income	$152,626	$371,200	-59%

Operating results before Federal income taxes and realized capital gains (losses) decreased by 1% for the twelve months ended December 31, 2020 compared to the twelve-month period ended December 31, 2019. This decrease is primarily attributable to increases in certain statutory excess reserves established during the 2020 period due to declines in interest rates offset, in part, by increased earnings generated from the growth in inforce life and annuity business in 2020.

Net income decreased 59% in 2020 compared to 2019. This decrease was largely driven by higher realized losses incurred in 2020 compared to 2019. The realized losses in 2020 were primarily related to intent to sell designations on securities with oil and gas exposure that were uniquely impacted by the COVID-19 pandemic and the impact it had on energy prices, recognition of impairment losses on specific asset-backed securities in the aircraft and CLO sectors and certain commercial mortgage loans uniquely impacted by the COVID-19 pandemic. The losses reported in 2019 are primarily attributable to other than temporary impairments recognized on several oil and gas exploration and production securities, and impairments on certain private bank loan securities.

Revenues

Total revenues increased 53% in the twelve months ended December 31, 2020 compared to the twelve months ended December 31, 2019. Following is a discussion of the primary contributors to this increase.

Life insurance premiums increased 3%. Direct premium was up 34% primarily due to increases in sales of bank owned life and credit union owned life insurance. This was offset by an increase in ceded premium, primarily due to a large initial ceded premium on the reinsurance of an inforce life block in 2020. Annuity considerations in 2020 were 2.3 times higher than 2019. This increase was primarily due to sales of Multi-Year Guarantee fixed annuities (MYG). The higher production is directly related to the increase in policyholder reserves as well.

Net investment income decreased 1% in the 2020 period compared to 2019. The following table provides a summary of the components of net investment income:

	Years Ended December 31,		% Change
	2020	2019
	(dollars in thousands)
Net Investment Income:
Bonds	$2,058,710	$2,080,762	-1%
Preferred stocks	25,166	13,650	84%
Common stocks	11,850	7,813	52%
Mortgage loans	204,361	215,349	-5%
Real estate	2,607	1,992	31%
Policy loans	22,860	22,797	0%
Cash and short-term investments	5,046	15,115	-67%
Derivative instruments	100,840	170,565	-41%

	Years Ended December 31,		% Change
	2020	2019
	(dollars in thousands)
Other invested assets	127,347	118,396	8%
Other investment income	1,152	2,105	-45%

Total gross investment income	2,559,939	2,648,544	-3%
Less: investment expenses	239,727	294,837	-19%

Net investment income	$2,320,212	$2,353,707	-1%

The decrease in 2020 is primarily attributable to a decrease in income from derivative instruments. Derivative instruments primarily consist of derivatives purchased to economically hedge our exposure to fixed indexed annuity and universal life insurance policyholder obligations. Midland National recognizes index options and futures payouts as investment income. This income is offset by a corresponding increase in policyholder reserves. Index option and futures payouts decreased in 2020 compared to 2019 due to the relative decrease in annual returns on equity market indices during 2020 compared to 2019. Excluding derivative instruments, net investment income increased 2% in 2020 compared to 2019. The increase in net investment income, excluding derivative instruments, is attributable to increased earnings from higher levels of invested assets, partially offset by decreased earned yields as general market interest rates decreased during 2020. In addition, the impact from the Company’s additional allocation of assets to its company owned life insurance in mid-2019 decreased income from its bond portfolio and increased other income.

The decrease in other income is attributable to a larger reserve adjustment on reinsurance ceded in 2020 (negative $524 million) compared to 2019 (negative $103 million). The reserve adjustments on reinsurance ceded relate to a large modified coinsurance agreement with an unaffiliated party and the decrease in other income related to this item is offset by a corresponding increase in net policy outflows ceded on the block reinsured. These decreases were partially offset by an increase in earnings from MNL’s company owned life insurance (income of $90.1 million in 2020 compared to $28.2 million in 2019) and increased reinsurance experience refund (income of $62.6 million in 2020 compared to $12.1 million in 2019).

Benefits and Expenses

Policyholder benefits remained flat in 2020 compared to 2019. This was primarily attributable to an increase in life and annuity death benefits offset by a reduction in life and annuity surrender benefits. Surrender and withdrawal benefits are offset by a corresponding decrease in policyholder reserves. The life death benefits result in an impact to operating earnings by the amount of benefit paid above the amount of policyholder reserve released, net of reinsurance.

Change in policyholder reserves increased 208% in 2020 compared to 2019. This increase was largely driven by an increase in reserves due to a significant increase in MYG annuity sales offset somewhat by ceded reserves associated with the execution of a new life reinsurance agreement with an unaffiliated third party.

Operating costs and other items increased 16% in 2020 compared to 2019. This is primarily due to an increase in commissions on the increased sales.

Net transfers to (from) separate accounts were ($2.4) million in 2020 compared to $70.5 million in 2019, due to a decline in variable annuity premium in 2020. Transfers to (from) separate accounts consist of the net transfer of premiums and benefits related to our variable life, variable annuity and bank owned life insurance. This transfer has no impact on the Company’s operations as the transferred premiums and benefits are reported elsewhere in the statement of operations. The net transfer decreased in 2020 due to the reductions in variable annuity premiums received.

Federal Income Taxes

The effective Federal income tax rate applicable to operations in 2020 was 27% compared to 15% in 2019. The increase in the effective tax rate is primarily attributable to taxes reported in 2020 associated with a financial reinsurance transaction in which the company ceded a block of life insurance business.

Realized Gains (Losses) Net of Federal Income Taxes

Realized losses in 2020 were $192.8 million compared to losses of $35.3 million in 2019. For statutory reporting purposes, realized gains (losses) reported on the statement of operations are net of gains and losses transferred to the Interest Maintenance Reserve (“IMR”). Amounts transferred to IMR, which is a liability reported in the statement of financial position, are gains and losses resulting from changes in interest rates and are amortized into operations over the estimated remaining lives of the securities sold. Gains and losses reported in the statement of operations are credit and non-interest related. The losses reported in 2020 were primarily related to intent to sell designations on securities with oil and gas exposure that were uniquely impacted by the COVID-19 pandemic and the impact it had on energy prices, recognition of impairment losses on specific asset-backed securities in the aircraft and CLO sectors and certain commercial mortgage loans uniquely impacted by the COVID-19 pandemic. The losses reported in 2019 are primarily attributable to other than temporary impairments recognized on several oil and gas exploration and production securities, and impairments on certain private bank loan securities.

Liquidity and Capital Resources

Liquidity

Cash inflows consist primarily of premiums and deposits on insurance and annuity products, investment income and proceeds from sales or maturities of investments. Cash outflows consist primarily of benefits to policyholders and beneficiaries, payments for policy and contract surrenders, dividends to Sammons Financial Group, payments for investments acquired, operating expenses and taxes.

Midland National structures its investment portfolio to provide liquidity for timely payment of policy benefits, operational expenses and other obligations such as dividends. Midland National’s cash and short-term invested assets were $2,054 million and $1,448 million at December 31, 2021 and December 31, 2020, respectively.

Net cash provided by operating activities was $1,219 million and $4,521 million for the years ended December 31, 2021 and December 31, 2020, respectively. Net cash flow from operating activities primarily consists of net investment income and premium receipts from insurance contracts less benefit payments, operating expenses and income taxes. The decrease in cash provided by operating activities in 2021 is primarily due to the payment of a $2,939 million reinsurance premium related to the reinsurance of an inforce block of indexed annuity business to an affiliate, SFG Bermuda, during 2021. The decrease was also attributable to a decline in sales of multi-year guarantee fixed annuities, and an increase in benefit payments due to the aging of the Company’s inforce blocks of business, partially offset by a $612 million initial ceding commission on the SFG Bermuda reinsurance transaction.

Cash flow (used by) or from financing activities was $4,075 million and $1,624 million for the years ended December 31, 2021 and 2020, respectively. The increase of cash in 2021 was primarily due to an increase in the funds withheld balance attributed to the execution of the SFG Bermuda treaty. The increase of cash in 2020 was primarily related to net change in repurchase agreements and FHLB advances of $1,067 million, increases in funds held under coinsurance of $321 million and increases in remittances of $353 million.

Midland National is a member of the FHLB of Des Moines. The FHLB membership provides the Company a borrowing facility with access to low cost funding. As members of the FHLB, Midland National is required to purchase and hold the FHLB common stock. In addition, Midland National is required to purchase activity common stock equal to 5.0% of outstanding borrowings. As of December 31, 2021, Midland National owned a total of $133 million of membership and activity common stock of the FHLB.

The Company utilizes the FHLB borrowing ability as a source of funding to complement its security lending program. The Company had total outstanding borrowings from the FHLB of $3,073 million at December 31, 2021 and December 31, 2020. These borrowings are fully secured by assets pledged as collateral to the FHLB. The total borrowing capacity available to the Company is dependent on the type and amount of assets eligible to be pledged as collateral. The Company believes it has sufficient assets available to be pledged as collateral to meet any unexpected liquidity need in the foreseeable future.

The Company utilizes a security lending program (primarily repurchase agreements) to enhance investment income. This program could be used as a source of short-term funds if the need arose. As of December 31, 2021 and December 31, 2020, the Company had outstanding repurchase agreements of $4,509 million and $4,180 million, respectively. The repurchase agreements involve the sale of securities and an agreement to repurchase the same securities at a later date at an agreed- upon price. Our policy requires that, at all times during the term of the repurchase agreements, cash or other types of collateral provided is sufficient to allow the counterparty to fund substantially all of the cost of purchasing replacement assets. The cash proceeds received under these repurchase agreements are typically invested in fixed income securities. The Company accounts for these transactions as secured borrowings, where the amount borrowed is tied to the fair value of the underlying collateral securities. The collateral for these agreements is reported in bonds in the balance sheet of the Company. Iowa, the state of domicile for the Company, limits the amount of securities lending to 10% of policyholder legal reserves. As of December 31, 2021, Midland National’s securities lending was 9% of policyholder legal reserves.

At December 31, 2021 Midland National had outstanding capital commitments to limited partnerships of $751.4 million.

Insurance Policyholder Liabilities

Liquidity needs vary by product. Factors that affect each product’s need for liquidity include interest rate levels, contract size, competitive products, termination or surrender charges, market value adjustments, federal income taxes, benefit levels and level of underwriting risk. To help assure that obligations will be met when they fall due, the Company uses asset/liability cash flow management techniques that take into consideration current and total investment return requirements, asset and liability durations, risk tolerance, and cash flow requirements. The Company closely monitors the general account to assess asset/liability matching and to modify investment strategies and rebalance investment portfolio durations as necessary. The fair values for liabilities under all insurance contracts are taken into consideration in the overall management of interest rate risk.

The Company’s product features enhance its liquidity position. Virtually all individual deferred annuity products and universal life products contain surrender charges for varying durations, reducing the risk that customers will seek withdrawals during the period surrender charges are in place. Surrender charges allow the Company to better plan the maturities of its invested assets by reducing the risk that future cash outflows will exceed anticipated levels. Also, 68% of the Company’s in-force annuity products (measured by reserves) at December 31, 2021 had a market value adjustment (“MVA”) that protects the Company when surrenders occur as a result of changes in market interest rates.

The following table provides a summary of statutory annuity reserves by withdrawal characteristics:(1)

	December 31, 2021
(dollars in millions)	Annuity Reserve Amount	Percent of Total
Subject to discretionary withdrawal:
With fair value adjustment	$24,650	63%
At fair value	2,497	6%
At book value less surrender charge of 5% or more	144	1%

Total with adjustment or fair value	27,291	70%
At book value without adjustment	11,219	29%

	December 31, 2021
(dollars in millions)	Annuity Reserve Amount	Percent of Total
Not subject to discretionary withdrawal	710	1%

Total	39,220	100%
Reinsurance ceded	6,491

Total net of reinsurance	$32,729

(1)

Annuity contract reserves and deposit fund liabilities are monetary amounts that an insurer must have available to provide for future obligations with respect to annuities and deposit funds. These are liabilities on the balance sheets of financial statements prepared in conformity with statutory accounting practices. These amounts are at least equal to the value to be withdrawn by policyholders.

As indicated in the table above, 1% of policyholder funds at December 31, 2021 were not subject to discretionary withdrawal and another 70% were subject to adjustments and charges that are designed to protect the Company from early withdrawals in the event that they occur. We believe that this structure provides the Company with a relatively stable block of deposit liabilities which helps reduce the risk of unexpected cash withdrawals and the adverse financial effects cash withdrawals could cause.

Certain of our life and annuity products include guaranteed benefits, including guaranteed minimum death benefits, guaranteed minimum withdrawal benefits, guaranteed minimum accumulation benefits, and guaranteed minimum income benefits. These guarantees are designed to protect contract holders against significant downturns in securities markets and interest rates. Any such periods of significant and sustained downturns in securities markets, increased equity volatility, or reduced interest rates could result in an increase in the valuation of our liabilities associated with those products. An increase in these liabilities would result in a decrease in our net income.

Although cash flow testing includes many different scenarios, cash flow requirements are inherently unpredictable, as they are affected by external factors, such as changes in interest rates.

There can be no assurance that future experience regarding benefits and surrenders will be similar to historic experience because withdrawal and surrender levels are influenced by factors such as the interest rate environment and the Company’s claims-paying and financial strength ratings.

Capital Resources

As of December 31, 2021 and 2020, Midland National’s total adjusted capital (“TAC”), as defined by the NAIC, was $5,939 million and $4,712 million, respectively. The TAC is used to calculate the Company’s risk based capital (“RBC”) at the end of each reporting period. As of December 31, 2021 and 2020, Midland National’s company action level RBC was 448% and 402%, respectively. Midland National’s TAC is well in excess of all RBC standards as of both indicated reporting dates. In addition, Midland National monitors its capital levels as determined by each of its rating agencies (AM Best, Standard & Poor’s and Fitch). As of December 31, 2021 and 2020 Midland National’s capital exceeds the amount necessary to maintain its current ratings.

The following table summarizes the components of MNL’s TAC:

	December 31,
(dollars in thousands)	2021	2020
Capital and surplus	$5,248,442	$4,205,059
Asset valuation reserve	689,593	506,759
Subsidiaries’ asset valuation reserve	692	636

Total Adjusted Capital	$5,938,727	$4,712,454

The Company is wholly owned by SFG and its ability to pay dividends is limited by the laws of the state of Iowa, its state of domicile. Without prior approval of the commissioner of the Iowa Insurance Division, MNL is limited to pay ordinary dividends to SFG of $985.4 million in 2022. MNL paid dividends to SFG of $299.7 million in 2021, $205.1 million in 2020 and $222.3 million in 2019.

Midland National has three wholly owned limited purpose captive subsidiaries domiciled in the state of Iowa. The purpose of these captive subsidiaries is to provide statutory relief for redundant statutory required reserves on certain life insurance policies. The statutory relief is in the form of admissibility of qualifying regulatory defined other security assets. The following describes the arrangements applicable to each wholly owned limited purpose captive subsidiary.

Solberg Reinsurance Company (“Solberg Re”), a wholly owned limited purpose subsidiary domiciled in the state of Iowa, secured a contingent note guarantee from an unrelated third party insurance company. The contingent note guarantee supports redundant statutory required reserves on certain term life insurance policies assumed from Midland National and North American Company for Life and Health Insurance (“North American”), an affiliate of Midland National. The contingent note guarantee has a term of 18 years and has a maximum issuance amount of $726 million. The contingent note guarantee can be drawn upon when actual policy benefits applicable to the specific life insurance term policies exceed specified thresholds. Solberg Re does not anticipate drawing funds against the contingent note guarantee. The amount of the contingent note guarantee is reported as an admitted asset by Solberg Re.

MNL Reinsurance Company (“MNL Re”), another wholly owned limited purpose subsidiary domiciled in the state of Iowa, secured a contingent note guarantee by an unrelated third party for specific risks on certain permanent life insurance policies assumed by MNL Re from Midland National and North American. The contingent note guarantee has a term of 18 years and an aggregate maximum amount of $1,432 million. The contingent note can be drawn upon when actual policy benefits applicable to the specific permanent life insurance policies exceed certain thresholds. MNL Re does not anticipate drawing funds against the contingent note. The amount of the contingent note guarantee is reported as an admitted asset by MNL Re.

Canal Reinsurance Company (“Canal Re”), a wholly owned limited purpose subsidiary domiciled in the state of Iowa, was launched on September 30, 2019 at which time it secured a contingent note guarantee from an unrelated third party insurance company. The contingent note guarantee supports redundant statutory required reserves on certain term life insurance policies assumed from Midland National and North American. The contingent note guarantee has a term of 18 years and has a maximum issuance amount of $411 million. The contingent note guarantee can be drawn upon when actual policy benefits applicable to the specific life insurance term policies exceed specified thresholds. Canal Re does not anticipate drawing funds against the contingent note guarantee. The amount of the contingent note guarantee is reported as an admitted asset by Canal Re.

On December 31, 2020, the Company entered into a coinsurance agreement with a third party reinsurer. The Company has ceded a defined block of permanent life insurance products to the third party reinsurer. The Company recognized funds held under coinsurance under this agreement as a component of funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus. A reserve credit associated with this agreement is reported as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2021 and 2020.

On October 31, 2021, the Company entered into a funds withheld coinsurance agreement with SFG Bermuda, an affiliated company domiciled in Bermuda, under which the Company ceded 100% of certain fixed index annuity policies issued prior to October 1, 2021. The Company also cedes 80% of all fixed index annuity policies issued on or after October 1, 2021. The Company ceded premiums during 2021 which includes the initial ceding premium on the inforce business ceded. The Company recognized funds held under coinsurance under this agreement as a component of funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2021.

Midland National’s parent, SFG, has issued senior notes in 2013, 2017 and 2021. The proceeds from these notes issued in 2013 and 2017 were used to purchase surplus notes from SFG’s insurance subsidiaries to support business growth.

Midland National received $142 million in 2013 and $295 million in 2017 as capital contributions from these senior note offerings to support its business growth. The proceeds from the notes issued in 2021 were used to support continued business growth. SFG has the ability to issue additional debt in order to support future business growth of Midland National and other insurance subsidiaries. SEI also has access a bank line of credit and other sources of capital that can be contributed to SFG and its insurance subsidiaries to support business growth.

Investments

Midland National had total cash and invested assets of $65,411 million and $59,095 million at December 31, 2021 and 2020, respectively, as illustrated below:

	December 31, 2021		December 31, 2020
(dollars in thousands)	Admitted Value	% of Total Admitted Value	Admitted Value	% of Total Admitted Value
Cash and invested assets
Bonds	$52,703,583	80.6%	$47,814,526	80.7%
Stocks
Preferred	1,920,572	2.9%	1,409,297	2.4%
Common-subsidiaries	269,866	0.4%	279,528	0.5%
Common-other	601,668	0.9%	433,602	0.7%
Mortgage loans	3,663,334	5.6%	4,403,274	7.5%
Real estate	100,145	0.2%	100,995	0.2%
Policy loans	416,799	0.6%	404,383	0.7%
Cash, cash equivalents and short-term investments	2,029,737	3.1%	1,448,036	2.5%
Receivable for securities	54,083	0.1%	3,720	0.0%
Derivative securities	519,979	0.8%	459,488	0.8%
Other invested assets	3,131,376	4.8%	2,337,913	4.0%

Total cash and invested assets	$65,411,142	100.0%	$59,094,762	100.0%

All investments held by the Company are monitored for conformity with the qualitative and quantitative limits prescribed by the Iowa insurance laws and regulations. In addition, the Company’s Board of Directors periodically reviews the investment portfolio, including its credit quality and performance. The Company’s investment strategy is to maintain a predominantly investment-grade, fixed maturity portfolio to provide adequate liquidity for projected insurance and reinsurance obligations, and to generate income while prudently managing the portfolio’s risk.

Bonds

The following table summarizes the admitted values and estimated fair values of the Company’s bond portfolio for the years ended December 31, 2021 and 2020:

	At December 31, 2021			At December 31, 2020
			% of Total			% of Total
	Estimated Fair	Admitted	Admitted	Estimated Fair	Admitted	Admitted
(dollars in thousands)	Value	Value	Value	Value	Value	Value
Bonds
U.S. government	$3,666,675	$3,485,470	6.6%	$3,294,399	$2,857,238	5.9%
All other government	$1,317,580	$1,319,534	2.5%	$378,280	$356,028	0.7%
U.S. special revenue & special assessment obligations, non-guaranteed	$14,138,145	$12,747,547	24.2%	$14,871,124	$12,770,970	26.4%
Industrial and miscellaneous	$34,977,952	$33,219,007	63.0%	$32,682,209	$29,979,008	63.2%
Bank Loans	$1,553,170	$1,532,074	2.9%	$1,245,769	$1,232,890	2.5%
Parent, subsidiaries and affliates	$415,372	$399,951	0.8%	$618,850	$618,392	1.3%

Total bonds	$56,068,894	$52,703,583	100.0%	$53,090,631	$47,814,526	100.0%

Preferred stock	$1,941,730	$1,920,572	100.0%	$1,504,704	$1,409,297	100.0%

Common stock
Parent, subsidiaries and affliates	$269,866	$269,866	31.0%	$279,528	$279,528	39.2%
Other	601,668	601,668	69.0%	433,602	433,602	60.8%

Total common stock	$871,534	$871,534	100.0%	$713,130	$713,130	100.0%

The Company’s rating designations are based on ratings from nationally recognized rating organizations, primarily those assigned by S&P, Moody’s Investor Service, Inc. (“Moody’s”) and Fitch. The Company’s bond portfolio consisted of 92.0% and 93.5% of investment grade securities at December 31, 2021 and 2020, respectively. The NAIC Securities Valuation Office (“SVO”) is responsible for the day-to-day credit quality assessment and valuation of securities owned by state-regulated insurance companies. Comparisons between the NAIC ratings and rating agency designations are published by the NAIC. The NAIC assigns securities quality ratings and uniform valuations, which are used by insurers when preparing their annual statements to their state insurance regulators. The NAIC ratings are similar to the rating agency designations of the Nationally Recognized Statistical Rating Organizations (“NRSRO”) for marketable bonds. NAIC ratings 1 and 2 include bonds generally considered investment grade (rated Baa3 or higher by Moody’s, or BBB- or higher by S&P and Fitch), by such ratings organizations. NAIC ratings 3 through 6 include bonds generally considered below investment grade (rated Ba1 or lower by Moody’s, or rated BB+ or lower by S&P and Fitch). Typically, if a security has been rated by an NRSRO, the SVO utilizes that rating and assigns an NAIC designation based on the following system:

NAIC Rating	NRSRO Equivalent
1	Aaa/Aa/A
2	Baa
3	Ba
4	B
5	Caa and Lower
6	In or near default

The following table summarizes Midland National’s bond portfolio by NAIC ratings:

	At December 31, 2021		At December 31, 2020
NAIC Rating (dollars in thousands)	Admitted Value	% of Total	Admitted Value	% of Total
1	$31,480,717	59.7%	$31,486,837	65.9%
2	17,033,032	32.3%	13,170,210	27.5%
3	2,343,375	4.4%	1,564,079	3.3%
4	1,608,286	3.1%	1,323,549	2.8%
5	194,186	0.4%	251,811	0.5%
6	43,987	0.1%	18,040	0.0%

Total Bonds	$52,703,583	100.0%	$47,814,526	100.0%

The admitted value of investments in bonds, by contractual maturity, are summarized below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties:

	At December 31, 2021		At December 31, 2020
(dollars in thousands)	Admitted Values	% of Total	Admitted Values	% of Total
Contractual maturity
Due in one year or less	$415,341	0.8%	$727,317	1.5%
Due after one year through five years	4,694,504	8.9%	4,804,693	10.0%
Due after five years through ten years	8,628,922	16.4%	6,321,205	13.2%
Due after ten years	26,470,606	50.2%	17,664,409	37.0%
Securities not due at a single maturity date (primarily mortgage-backed securities)	12,494,210	23.7%	18,296,902	38.3%

Total Bonds	$52,703,583	100.0%	$47,814,526	100.0%

Important factors in the selection of investments include diversification, credit quality, liquidity, yield and call protection. The relative importance of these factors is determined by market conditions and underlying product or portfolio characteristics. The largest asset class in which bonds were invested was Industrial and Miscellaneous, which constituted 63.0% and 63.2% of bonds at December 31, 2021 and 2020, respectively.

The following tables summarize the Company’s sector allocation, admitted values, estimated fair values and ratings distribution for Industrial and Miscellaneous bonds at December 31, 2021 and 2020:

(In thousands)
	At December 31, 2021			At December 31, 2020
	Estimated Fair Value	Admitted Value	% of total	Estimated Fair Value	Admitted Value	% of total
Industrial & Miscellanous
Insurance	$3,283,294	$3,101,856	9.5%	$2,740,834	$2,447,193	8.2%
Military Housing	3,521,588	3,066,281	9.2%	3,482,090	2,966,823	9.9%
Banking	2,949,926	2,695,286	8.1%	3,031,792	2,633,502	8.8%
Transportation	2,580,528	2,560,206	7.7%	3,214,333	3,189,192	10.6%
CLO	2,476,778	2,467,544	7.4%	2,973,461	2,992,733	10.0%
Energy	2,389,636	2,254,598	6.8%	1,904,907	1,689,109	5.6%
Consumer Non Cyclical	1,959,280	1,860,209	5.6%	1,372,387	1,187,632	4.0%
Communications	1,376,247	1,322,214	4.0%	882,382	763,192	2.5%
Consumer Cyclical	1,336,256	1,259,133	3.8%	1,174,442	1,092,933	3.6%
Technology	1,166,640	1,112,884	3.4%	788,445	683,326	2.3%
Basic	1,146,432	1,107,366	3.3%	845,333	748,082	2.5%

(In thousands)
	At December 31, 2021			At December 31, 2020
	Estimated Fair Value	Admitted Value	% of total	Estimated Fair Value	Admitted Value	% of total
Brokerage/Asset Managers/Exchanges	1,140,652	1,093,176	3.3%	1,015,144	930,146	3.1%
Whole Business	1,079,947	1,045,656	3.1%	896,729	839,597	2.8%
Financial	1,056,667	1,041,403	3.1%	1,077,172	1,041,630	3.5%
Capital Goods	651,148	616,037	1.9%	572,811	496,366	1.7%
Other Industrials	577,226	563,321	1.7%	324,834	299,058	1.0%
Agency	543,735	511,906	1.5%	943,617	857,921	2.9%
Other Financials	513,474	496,311	1.5%	396,261	369,015	1.2%
Sovereign	482,575	472,750	1.4%	252,125	223,605	0.7%
CDO	467,490	465,644	1.4%	249,918	249,343	0.8%
CTL	480,574	460,804	1.4%	477,830	454,509	1.5%
CRE-CLO	443,794	439,528	1.3%	415,701	415,519	1.4%
Electric	462,282	436,076	1.3%	304,363	256,497	0.9%
Other ABS	371,071	371,690	1.1%	178,310	175,138	0.6%
Finance Company	383,447	370,301	1.1%	247,178	224,011	0.7%
Triple Net Lease	340,710	336,524	1.0%	331,019	323,517	1.1%
REIT	305,302	289,694	0.9%	252,052	226,929	0.8%
Traditional-Conduit	270,698	264,106	0.8%	675,783	665,047	2.2%
Cell Tower	249,190	240,261	0.7%	333,448	311,405	1.0%
Other	172,565	152,570	0.5%	188,330	160,911	0.5%
Alt-A	154,137	142,142	0.4%	267,713	249,515	0.8%
Credit Card	118,664	118,000	0.4%	118,708	118,000	0.4%
Traditional-Single Borrower	118,892	114,317	0.3%	120,380	113,902	0.4%
Prime	117,604	109,914	0.3%	229,419	212,283	0.7%
Diversified Payment Rights	75,672	73,012	0.2%	92,396	86,704	0.3%
Subprime	69,293	60,074	0.2%	99,886	89,608	0.3%
Power	50,740	45,740	0.1%	51,617	47,921	0.2%
Re-Remic	42,078	33,355	0.1%	44,800	35,903	0.1%
Automotive	22,027	21,635	0.1%	46,057	45,330	0.2%
Non-Traditional	25,342	21,113	0.1%	29,611	28,045	0.1%
Servicing Advance	3,545	3,573	0.0%	3,596	3,573	0.0%
Consumer Unsecured	806	797	0.0%	34,995	34,343	0.1%
Net Lease	—	—	0.0%	—	—	0.0%

Total Industrial & Miscellanous	$34,977,952	$33,219,007	100.0%	$32,682,209	$29,979,008	100.0%

	At December 31, 2021			At December 31, 2020
NAIC Designation	Estimated Fair Value	Admitted Value	% of total	Estimated Fair Value	Admitted Value	% of total
1	$15,186,861	$14,351,105	43.2%	$16,665,119	$15,457,238	51.5%
2	16,952,795	16,138,032	48.5%	13,964,082	12,624,046	42.1%
3	2,148,649	2,052,333	6.2%	1,471,424	1,338,653	4.5%
4	631,011	622,149	1.9%	503,199	474,083	1.6%
5	20,109	18,641	0.1%	69,605	76,413	0.3%
6	38,527	36,747	0.1%	8,780	8,575	0.0%

Total Industrial & Miscellaneous	$34,977,952	$33,219,007	100.0%	$32,682,209	$29,979,008	100.0%

The following table summarizes the Company’s sector allocation, admitted values, estimated fair values and ratings distribution for Bank Loans at December 31, 2021 and 2020:

(In thousands)
	At December 31, 2021			At December 31, 2020
	Estimated Fair Value	Admitted Value	% of total	Estimated Fair Value	Admitted Value	% of total
Bank Loans
Technology	$291,556	$283,546	18.5%	$283,507	$282,201	22.9%
Consumer Non Cyclical	262,403	261,231	17.1%	231,520	226,283	18.4%
Consumer Cyclical	248,281	250,484	16.3%	146,588	151,419	12.3%
Transportation	154,223	152,242	9.9%	122,177	118,519	9.6%
Communications	135,307	131,570	8.6%	86,842	85,635	6.9%
Capital Goods	120,229	120,782	7.9%	81,592	80,081	6.5%
Brokerage/Asset Managers/Exchanges	97,701	96,690	6.3%	69,835	68,866	5.6%
Energy	74,017	73,246	4.8%	66,340	64,720	5.2%
Electric	66,723	65,738	4.3%	49,642	47,838	3.9%
Other Industrials	48,898	47,433	3.1%	40,546	39,713	3.2%
Finance Company	33,460	33,208	2.2%	30,823	31,191	2.5%
Basic	14,178	9,703	0.6%	29,399	29,205	2.4%
Other Financials	3,287	3,294	0.2%	4,566	4,608	0.4%
REIT	2,907	2,907	0.2%	2,392	2,611	0.2%
Insurance	—	—	0.0%	—	—	0.0%

Total Banks Loans	$1,553,170	$1,532,074	100.0%	$1,245,769	$1,232,890	100.0%

	At December 31, 2021			At December 31, 2020
NAIC Designation	Estimated Fair Value	Admitted Value	% of total	Estimated Fair Value	Admitted Value	% of total
1	$16,560	$16,495	1.1%	$—	$—	0.0%
2	239,993	234,495	15.3%	189,552	186,723	15.1%
3	153,988	153,508	10.0%	74,137	73,368	6.0%
4	984,782	972,246	63.4%	799,119	787,935	63.9%
5	145,103	148,091	9.7%	170,513	175,399	14.2%
6	12,744	7,239	0.5%	12,448	9,465	0.8%

Total Bank Loans	$1,553,170	$1,532,074	100.0%	$1,245,769	$1,232,890	100.0%

The following tables summarize the security type, admitted values, estimated fair values and ratings distribution for the Company’s investments in Parents, Subsidiaries and Affiliates at December 31, 2021 and 2020:

(In thousands)
	At December 31, 2021			At December 31, 2020
	Estimated Fair Value	Admitted Value	% of total	Estimated Fair Value	Admitted Value	% of total
Issuer Obligations/Affiliates	$7,147	$3,717	0.9%	$32,599	$28,612	4.6%
Structured Securities/Affiliates	356,340	344,456	86.2%	533,762	537,425	86.9%
Bank Loans/Affiliates	51,885	51,778	12.9%	52,489	52,355	8.5%

Total Parent, Subsidiaries and Affliliates	$415,372	$399,951	100.0%	$618,850	$618,392	100.0%

	At December 31, 2021			At December 31, 2020
NAIC Designation	Estimated Fair Value	Admitted Value	% of total	Estimated Fair Value	Admitted Value	% of total
1	$318,386	$307,877	76.9%	$362,161	$358,142	57.9%
2	11,668	11,427	2.9%	104,760	105,459	17.1%
3	52,895	52,788	13.2%	98,003	94,135	15.2%
4	389	405	0.1%	53,926	60,656	9.8%
5	32,034	27,454	6.9%	—	—	0.0%
6	—	—	0.0%	—	—	0.0%

Total Parent, Subsidiaries and Affliliates	$415,372	$399,951	100.0%	$618,850	$618,392	100.0%

Mortgage Loans

The following tables outline the Company’s mortgage loans by property type:

(in thousands)
Property Type	At December 31, 2021		At December 31, 2020
	Admitted Value	% of total	Admitted Value	% of total
Office	$1,414,498	38.6%	$1,733,208	39.3%
Retail	751,517	20.5%	941,150	21.3%
Hotel	537,453	14.7%	610,441	13.9%
Multi-family	419,901	11.5%	523,106	11.9%
Industrial	324,901	8.9%	259,261	5.9%
Other	179,145	4.9%	272,365	6.2%
Medical	37,893	1.0%	59,936	1.4%
Residential	—	0.0%	10,000	0.2%
Less: Allowance	(1,974)	-0.1%	(6,193)	-0.1%

	$3,663,334	100%	$4,403,274	100%

The following tables outline the Company’s mortgage loans by geographic location:

(in thousands)
Geographic Location	At December 31, 2021		At December 31, 2020
	Admitted Value	% of total	Admitted Value	% of total
South Atlantic	$1,150,440	31.3%	$1,298,280	29.5%
Pacific	1,109,602	30.3%	1,318,536	30.0%
Middle Atlantic	459,839	12.6%	705,709	16.0%
Mountain	376,391	10.3%	309,142	7.0%
New England	216,389	5.9%	225,913	5.1%
East North Central	143,258	3.9%	271,257	6.2%
West South Central	108,184	3.0%	151,767	3.4%
West North Central	58,205	1.6%	70,802	1.6%
East South Central	43,000	1.2%	58,061	1.3%
Less: Allowance	(1,974)	-0.1%	(6,193)	-0.1%

	$3,663,334	100%	$4,403,274	100%

The following table summarizes the Company’s mortgage loans by year of origination, current carrying value, average loan-to-value (“LTV”) at date of origination and range of interest rates.

(in thousands)
Year of Origination	Original Amount	Interest Rate Range	Range of LTV at Origination	Admitted Value as of December 31, 2021	% of Total
2017 and Prior	$2,413,093	3.55%-7.50%	42%-76%	$2,186,980	59.8%
2018	419,900	2.50%-7.00%	52%-73%	453,880	12.4%
2019	526,733	3.55%-8.00%	48%-68%	513,450	14.0%
2020	168,191	2.65%-4.85%	44%-75%	184,090	5.0%
2021	326,588	3.00%-4.25%	51%-75%	326,908	8.9%
Less: Allowance				(1,974)	-0.1%

	$3,854,505			$3,663,334	100.0%

Other Invested Assets

Other invested assets are comprised of limited partnerships, limited liability companies, residual equity interests, collateral loans, surplus notes and reverse mortgages. The following table summarizes the admitted value and unfunded commitments for the categories of other invested assets reported in the Company’s balance sheet.

	At December 31, 2021		At December 31, 2020
(dollars in thousands)	Admitted Value	Unfunded commitments	Admitted Value	Unfunded commitments
Investments that have underlying characteristics of:
Mortgage loans	$229,341	$82,871	$169,986	$141,549
Fixed income instruments-Unafilliated	35,592	80,014	44,249	606,701
Fixed income instruments-Afilliated	326,392	—	302,943	—
Common stocks-Unaffiliated	685,866	620,270	364,692	526,561
Common stocks-Affiliated	531,687	26,411	198,545	41,837
Real estate	33,149	1,133	99,575	24,531
Surplus notes	910,580	—	822,580	—
Collateral loans-Unaffiliated	134,479	112,437	151,919	138,232
Collateral loans-Affiliated	220,351	190,830	104,166	100,622
Miscellaneous other	23,939	—	79,258	25,229

Total other invested assets	$3,131,376	$1,113,966	$2,337,913	$1,605,262

Derivatives

Derivatives consist of options, futures, interest rate floors, interest rate swaps and foreign currency forwards. Midland National uses derivative instruments to manage its fixed indexed and policy obligations, interest guarantees and interest rate and credit risks applicable to its investments.

Derivatives are financial instruments whose values are derived from interest rates, financial indices, or other prices of securities. Under Iowa insurance statutes, Midland National may use derivatives to hedge market values or cash flows of assets or liabilities; to replicate cash market instruments; and for limited income generating activities. Midland National is generally prohibited from using derivatives for speculative purposes.

The following table presents the estimated fair value and admitted value for assets and reported value for liabilities of derivatives:

	At December 31, 2021		At December 31, 2020
(dollars in thousands)	Admitted Value	Estimated Fair Value	Admitted Value	Estimated Fair Value
Derivative instruments:
Assets:
Call options	$451,286	$1,470,505	$411,350	$1,555,260
Futures	63,187	63,187	40,466	40,466
Interest rate floors	3,695	3,695	7,670	7,670
Interest rate swaps	1,293	1,293	—	—
Foreign exchange forwards	518	518	2	2

Total derivative instruments assets	$519,979	$1,539,198	$459,488	$1,603,398

	Reported Value	Estimated Fair Value	Reported Value	Estimated Fair Value
Liabilities:
Written options	$156,199	$691,562	$174,648	$847,281
Foreign exchange forwards	2,239	2,239	1,754	1,754

Total derivative instruments liabilities	$158,438	$693,801	$176,402	$849,035

Off Balance Sheet Arrangements

None.

Critical Accounting Estimates

The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. The most significant areas that require the use of management’s estimates relate to the determination of the fair values of financial assets and liabilities, derivatives and derivative instruments, impairments of securities, income taxes and liabilities for future policy benefits. Note 1 of the 2021 Midland National Audited Statutory Financial Statements provides a summary of significant accounting policies.

Qualitative and Quantitative Disclosures about Market Risk

Midland National is primarily exposed to market risk through its investment activities and management of its policyholder insurance account balances. The investment portfolio is managed with the objective of generating returns that meet pricing spread targets and fulfill future policyholder obligations.

Interest rate, liquidity and credit risk related to our investment portfolio are our primary market risk exposures. In addition, we are exposed to interest rate risk and risks associated with hedging our indexed life and annuity policyholder obligations. Midland National’s financial position and earnings are subject to various market risks including changes in interest rates, changes in the yield curve, changes in risk-free and risk-adjusted spreads and movements in equity indices levels. These market risks impact the fair values of our bonds and, to a lesser extent, our other invested assets, the levels of interest credited to our policyholder account balances and the participation and cap rates available on our fixed indexed annuity and life insurance products. Many of our annuity and life insurance products feature surrender charges, market value adjustments and other features to encourage policyholder persistency.

There may be a limited market for certain investments we hold in our investment portfolio. These investments, which may be illiquid under certain circumstances, include privately-placed bonds, mortgage loans, policy loans, real estate and other limited partnerships. Under certain market conditions, some of our very high quality bonds can experience reduced liquidity such as during periods of market volatility or disruption. Under these circumstances market prices may be lower than our carrying value and we could be forced to sell these investments at a loss.

The credit risk in our investment portfolio is related to the risk of default by the issuers of fixed income invested assets and mortgages held in our portfolio. Our product pricing incorporates a certain level of defaults within our portfolio. Historically, the actual level of defaults has not exceeded the assumed level built into our product pricing. Our investment manager applies vigorous credit analysis prior to the purchase of a security and during the holding period in order to minimize the negative impact from security defaults.

Midland National manages these markets risks by utilizing a comprehensive asset/liability management process involving the monitoring of asset and liability interest rate sensitivities for our various products. This process includes cash flow testing under various interest rate scenarios, including severe stress tests. The monitoring includes an analysis of rebalancing the assets and liabilities under the various scenarios with respect to interest rate movements, risk profiles and cash flow characteristics. Midland National has established internal guidelines for matching the duration of our assets and liabilities. The duration of our assets and liabilities measures the present value of asset or liability cash flows and is used to measure the sensitivity to changes in interest rates. Maintaining a close relationship between the duration of our assets and liabilities reduces the risk of an adverse impact to our financial condition or operations as a result of changing interest rates.

Midland National sells life and annuity products that provide for a guarantee base return and a higher return tied to several major equity market indices. In order to mitigate this market risk, Midland National purchases over-the-counter index options and futures contracts that compensate us for any appreciation over the strike price and offsets the corresponding increase in the policyholder obligation. Midland National purchases index call options on applicable indices and enters futures contract during the year to fund the annual index credits on our fixed indexed life and annuity policies. The risk associated with these purchases is the fluctuation of costs from period to period. We manage this risk by adjusting caps and participation rates on the applicable indexed products within contractual limitations. By managing the caps and participation rates we can limit the cost of the options and futures to be within product pricing assumptions subject to contractual limitations. For the past three years, index credits to policyholders were $1,110 in 2021, $520 million in 2020 and $444 million in 2019. Proceeds from option payouts and futures contracts were $1,150 in 2021, $529 million in 2020 and $456 million in 2019. The difference between proceeds received and index credits is the result of over-hedging that occurs as a result of policyholder behavior.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Audited Financial Statements

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

FINANCIAL STATEMENTS—STATUTORY BASIS

FOR THE YEARS ENDED DECEMBER 31, 2021, 2020 and 2019

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

DECEMBER 31, 2021, 2020 and 2019

Report of Independent Auditors

To the Board of Directors and Management of Midland National Life Insurance Company

Opinions

We have audited the accompanying statutory basis financial statements of Midland National Life Insurance Company (the “Company”), which comprise the statements of admitted assets, liabilities and capital and surplus - statutory basis as of December 31, 2021 and 2020, and the related statements of operations - statutory basis and changes in capital and surplus - statutory basis, and of cash flows - statutory basis for each of the three years in the period ended December 31, 2021, including the related notes (collectively referred to as the “financial statements”).

Unmodified Opinion on Statutory Basis of Accounting

In our opinion, the accompanying financial statements present fairly, in all material respects, the admitted assets, liabilities and capital and surplus - statutory basis of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021, in accordance with the accounting practices prescribed or permitted by the Iowa Insurance Division described in Note 1.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section of our report, the accompanying financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2021 and 2020, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2021.

Basis for Opinions

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 1 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the Iowa Insurance Division, which is a basis of accounting other than accounting principles generally accepted in the United States of America. The effects on the financial statements of the variances between the statutory basis of accounting described in Note 1 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

PricewaterhouseCoopers LLP, Hub Tower, 699 Walnut Street, Des Moines, Iowa 50309

T: (515) 246 3800, www.pwc.com/us

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the Iowa Insurance Division. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

April 21, 2022

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND CAPITAL AND SURPLUS—STATUTORY BASIS

AS OF DECEMBER 31, 2021 and 2020

(Dollars in Thousands, except par value)

	2021	2020
ADMITTED ASSETS
Bonds	$52,703,583	$47,814,526
Stocks
Preferred	1,920,572	1,409,297
Common—subsidiaries	269,866	279,528
Common—other	601,668	433,602
Mortgage loans	3,663,334	4,403,274
Real estate	100,145	100,995
Policy loans	416,799	404,383
Cash, cash equivalents and short-term investments	2,029,737	1,448,036
Receivable for securities	54,083	3,720
Derivative instruments	519,979	459,488
Other invested assets	3,131,376	2,337,913

Total cash and invested assets	65,411,142	59,094,762
Policy premiums due, deferred or uncollected	164,822	158,947
Accrued investment income	520,054	461,240
Current federal income tax receivable	—	74,525
Net deferred tax asset	339,238	303,318
Company owned life insurance	1,300,481	1,124,804
Other admitted assets	72,250	265,303
Separate account assets	6,530,759	5,779,605

Total admitted assets	$74,338,746	$67,262,504

LIABILITIES AND CAPITAL AND SURPLUS
Liabilities for future policy benefits	$43,928,249	$43,223,475
Liabilities for deposit-type contracts	585,759	344,604
Policy and contract claims	241,007	246,619
Other policyholder funds	3,121	2,958

Total policyholder liabilities	44,758,136	43,817,656
Amounts payable for reinsurance	48,214	62,382
Interest maintenance reserve	85,174	60,632
Asset valuation reserve	689,593	506,759
Repurchase agreements, FHLB advances and collateral on derivatives	7,932,459	7,548,006
Payable for securities	209,610	110,817
Funds held under coinsurance	7,909,077	4,545,324
Derivative instruments	158,438	176,402
Accrued expenses and other liabilities	1,002,353	688,153
Current federal income tax payable	56,525	—
Separate account liabilities	6,240,725	5,541,314

Total liabilities	69,090,304	63,057,445
Capital and surplus
Common stock—$1 par value; 2,549,439 shares authorized, issued, and outstanding	2,549	2,549
Surplus notes	1,037,000	1,037,000
Additional paid-in capital	793,927	793,927
Unassigned surplus	3,414,966	2,371,583

Total capital and surplus	5,248,442	4,205,059

Total liabilities and capital and surplus	$74,338,746	$67,262,504

The accompanying notes are an integral part of these statutory basis financial statements.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

STATEMENTS OF OPERATIONS—STATUTORY BASIS

FOR THE YEARS ENDED DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands

	2021	2020	2019
REVENUES
Life insurance and annuity premiums and other considerations	$4,091,787	$6,462,830	$3,266,328
Net investment income	3,450,756	2,320,212	2,353,707
Commissions and expense allowances on reinsurance ceded	243,438	96,559	76,949
Amortization of interest maintenance reserve	23,476	22,463	28,652
Reserve adjustments on reinsurance ceded	(1,576,570)	(523,700)	(102,717)
Investment income ceded - funds withheld reinsurance	(967,336)	(187,482)	(225,489)
Other income	337,667	241,779	121,501

Total revenues	5,603,218	8,432,661	5,518,931

BENEFITS AND EXPENSES
Life and annuity policy benefits	3,260,079	2,969,121	2,981,481
Increase in liabilities for future life and annuity policy benefits	704,775	4,300,648	1,394,173
Commissions	434,736	393,037	335,074
General expenses	275,720	252,016	220,706
Insurance taxes, licenses and fees	76,271	49,089	40,255
Transfers to interest maintenance reserve ceded	(513,281)	—	—
Net transfers to (from) separate accounts	256,724	(2,377)	70,516

Total benefits and expenses	4,495,024	7,961,534	5,042,205

Net gain from operations before federal income taxes and net realized capital losses	1,108,194	471,127	476,726
Federal income tax expense	122,814	125,687	70,237

Net gain from operations before net realized capital losses	985,380	345,440	406,489

Net realized capital losses	(28,783)	(192,814)	(35,289)

Net income	$956,597	$152,626	$371,200

The accompanying notes are an integral part of these statutory basis financial statements.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS—STATUTORY BASIS

FOR THE YEARS ENDED DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

	Common Stock	Surplus Notes	Additional Paid-In Capital	Unassigned Surplus	Total Capital and Surplus
Balances at December 31, 2018	$2,549	$837,000	$618,927	$2,112,732	$3,571,208
Net income	—	—	—	371,200	371,200
Change in net unrealized capital gains (losses)	—	—	—	101,239	101,239
Change in net deferred income tax	—	—	—	39,873	39,873
Change in nonadmitted assets	—	—	—	(1,163)	(1,163)
Change in asset valuation reserve	—	—	—	(49,507)	(49,507)
Change in surplus as a result of reinsurance	—	—	—	66,800	66,800
Dividends to stockholder	—	—	—	(222,306)	(222,306)
OPEB SSAP92 adjustment	—	—	—	(2,919)	(2,919)
Correction of errors from prior periods	—	—	—	(21,994)	(21,994)

Balances at December 31, 2019	2,549	837,000	618,927	2,393,955	3,852,431
Net income	—	—	—	152,626	152,626
Change in net unrealized capital gains (losses)	—	—	—	(114,070)	(114,070)
Change in net deferred income tax	—	—	—	116,682	116,682
Change in nonadmitted assets	—	—	—	(84,726)	(84,726)
Change in liability for reinsurance in unauthorized and certified companies	—	—	—	(221)	(221)
Change in reserve on account of change in valuation basis	—	—	—	12,573	12,573
Change in asset valuation reserve	—	—	—	(10,351)	(10,351)
Surplus (contributed to) withdrawn from Separate Accounts during period	—	—	—	41,000	41,000
Other changes in surplus in Separate Accounts statement	—	—	—	(41,000)	(41,000)
Change in surplus notes	—	200,000	—	—	200,000
Additional paid in surplus	—	—	175,000	—	175,000
Change in surplus as a result of reinsurance	—	—	—	113,521	113,521
Dividends to stockholder	—	—	—	(205,109)	(205,109)
OPEB SSAP92 adjustment	—	—	—	(3,297)	(3,297)

Balances at December 31, 2020	2,549	1,037,000	793,927	2,371,583	4,205,059
Net income	—	—	—	956,597	956,597
Change in net unrealized capital gains (losses)	—	—	—	(39,962)	(39,962)
Change in net deferred income tax	—	—	—	54,769	54,769
Change in nonadmitted assets	—	—	—	26,861	26,861
Change in liability for reinsurance in unauthorized and certified companies	—	—	—	(25)	(25)
Change in asset valuation reserve	—	—	—	(182,835)	(182,835)
Change in surplus as a result of reinsurance	—	—	—	464,272	464,272
Dividends to stockholder	—	—	—	(299,652)	(299,652)
OPEB SSAP92 adjustment	—	—	—	2,708	2,708
Change in accounting principle	—	—	—	60,650	60,650

Balances at December 31, 2021	$2,549	$1,037,000	$793,927	$3,414,966	$5,248,442

The accompanying notes are an integral part of these statutory basis financial statements.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

STATEMENTS OF CASH FLOW—STATUTORY BASIS

FOR THE YEARS ENDED DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

	2021	2020	2019
OPERATING ACTIVITIES
Life insurance and annuity premiums and other considerations	$4,088,513	$6,461,161	$3,264,196
Net investment income	3,243,915	2,136,137	2,236,611
Other income	875,971	278,494	207,103
Benefits paid	(4,850,647)	(3,391,507)	(3,082,581)
Net transfers (to) from separate account	(257,988)	1,447	(72,759)
Insurance expenses paid	(1,708,220)	(873,997)	(836,727)
Federal income taxes paid	(172,760)	(91,074)	(26,315)

Net cash provided by operating activities	1,218,784	4,520,661	1,689,528

INVESTING ACTIVITIES
Proceeds from investments sold, matured or repaid
Bonds	13,845,623	9,537,035	7,027,473
Preferred and common stocks	235,378	117,761	90,107
Mortgage loans	1,115,348	312,026	647,329
Real estate	—	63	9,078
Other invested assets	705,944	261,725	149,623
Miscellaneous proceeds	99,393	14,373	5,475
Cost of investments acquired
Bonds	(18,064,480)	(13,581,973)	(7,934,329)
Preferred and common stocks	(862,211)	(804,395)	(222,779)
Mortgage loans	(358,167)	(239,315)	(662,356)
Real estate	(1,717)	(62,948)	(20,461)
Other invested assets	(1,303,835)	(599,269)	(369,157)
Miscellaneous applications	(110,536)	(136,699)	(22,385)
Net change in policy loans	(12,695)	(9,424)	(20,206)

Net cash used in investing activities	(4,711,955)	(5,191,040)	(1,322,588)

FINANCING ACTIVITIES
Surplus notes	—	200,000	—
Company owned life insurance	—	834	(521,516)
Capital and paid in surplus	175,000	—	—
Net change in collateral liability	55,077	(6,987)	253,511
Net change in repurchase agreements and FHLB advances	329,376	1,066,824	(22,332)
Net withdrawals on deposit-type contract	226,724	(219,853)	(17,199)
Dividends paid to stockholder	(299,652)	(205,109)	(222,306)
Net change in funds held under coinsurance	3,363,753	321,184	(100,073)
Net change in remittances and items not allocated	295,258	352,580	11,107
Other cash provided (used)	(70,664)	114,532	72,931

Net cash provided (used) by financing activity and other sources	4,074,872	1,624,006	(545,877)

RECONCILIATION OF CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS
Net change in cash, cash equivalents and short-term investments	581,701	953,627	(178,937)
Cash, cash equivalents and short-term investments:
Beginning of year	1,448,036	494,409	673,346

End of year	$2,029,737	$1,448,036	$494,409

SUPPLEMENTAL CASH FLOW
Non-cash transactions:
Accrued capital contribution from parent	$—	$175,000	$—
Capitalized Interest	50,111	75,078	64,135

The accompanying notes are an integral part of these statutory basis financial statements.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

Organization

Midland National Life Insurance Company (“Midland National” or the “Company”) is a stock life insurance company domiciled in the state of Iowa. The Company operates predominantly in the individual life and annuity business of the life insurance industry and is licensed to operate in 49 states, the District of Columbia, and several U.S. territories. The Company is a wholly owned subsidiary of Sammons Financial Group, Inc. (“SFG”), which is a wholly owned subsidiary of Sammons Enterprises, Inc. (“SEI”). MNL Reinsurance Company (“MNL Re”), Solberg Reinsurance Company (“Solberg Re”) and Canal Reinsurance Company (“Canal Re”), subsidiaries of Midland National, are captive reinsurance companies domiciled in Iowa. The Company is affiliated through common ownership with North American Company for Life and Health Insurance (“North American”), Sammons Securities, Inc. (“Sammons Securities”), Sammons Institutional Group, Inc. (“SIG”), SFG Tenura, LLC (“Tenura”), Heyday Insurance Agency, LLC (“Heyday”), Beacon Capital Management, Inc. (“Beacon”), SFG Bermuda, LTD (“SFG Bermuda”), and Property Disposition, Inc. (“PDI”).

Basis of presentation

The Company is domiciled in Iowa and prepares its statutory basis financial statements in accordance with accounting practices prescribed or permitted by the Iowa Insurance Division. Prescribed statutory accounting practices (“SAP”) include state laws, regulations and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners (“NAIC”), including the NAIC Annual Statement Instructions, and the NAIC Accounting Practices and Procedures Manual (“NAIC SAP”). The NAIC SAP was promulgated within a set of approved and published Statements of Statutory Accounting Principles (“SSAP”). Permitted practices encompass all accounting practices not so prescribed. The Company’s capital and surplus was adequate for regulatory purposes prior to the effect of the prescribed practices described below and would not have been subject to a risk-based capital triggering event. The Company’s financial statements reflect the following prescribed practices in 2021, 2020 and 2019:

a.

Iowa Bulletin 07-06—In 2006 the Commissioner of Insurance of the State of Iowa issued Bulletin 07-06 that allows a prescribed practice for Iowa domiciled companies. This prescribed practice instructs insurance companies to use other than market value for assets held in separate accounts where general account guarantees are present on such separate accounts. Based on this prescribed practice the Company adopted Bulletin 07-06 in 2006 and presents the assets on its Bank-Owned Life Insurance (“BOLI”) Separate Account at book value. The impact of applying this prescribed practice had no impact on 2021 statutory net income; however, Capital and Surplus as of December 31, 2021 is decreased by $232,837 as a result of this prescribed practice. The impact of applying this prescribed practice had no impact on 2020 statutory net income; however, Capital and Surplus as of December 31, 2020 is decreased by $312,374 as a result of this prescribed practice. The impact of applying this prescribed practice had no impact on 2019 statutory net income; however, Capital and Surplus as of December 31, 2019 is decreased by $191,482 as a result of this prescribed practice.

b.

Iowa Administrative Code 191—Chapter 97, “Accounting for Certain Derivative Instruments Used to Hedge the Growth in Interest Credited for Indexed Insurance Products and Accounting for the Indexed Insurance Products Reserve” (“IAC 191-97”). This prescribed practice allows insurance companies domiciled in Iowa to account for eligible derivative assets at amortized cost, if the insurance company can demonstrate it meets the criteria for an economic hedge. Eligible derivative assets include call or put options that are purchased to hedge the growth in interest credited to an indexed product as a direct result of changes in the related external

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

index or indices, or call or put options that are written to offset all or a portion of a purchased call or put option. Other derivative instruments such as index futures, swaps and swaptions that may be used to hedge the growth in interest credited to the policy as a direct result of changes in the related indices would still be accounted for at fair value since an amortized cost for those instruments does not exist. IAC 191-97 also prescribes that insurance companies determine indexed annuity reserve calculations based on the Guideline 35 Reserve assuming the fair value of the call option(s) associated with the current index term is zero, regardless of the observable market for such option(s). At the conclusion of the index term, credited interest is reflected in the reserve as realized, based on actual index performance. This prescribed accounting practice must be applied to both the indexed reserves and the call/put options used to hedge indexed insurance products. The impact of applying this prescribed practice increased the Company’s statutory net income for the year ended December 31, 2021 by $16,763 and the cumulative effect on Capital and Surplus at December 31, 2021 was a decrease of $235,146. The impact of applying this prescribed practice decreased the Company’s statutory net income for the year ended December 31, 2020 by $35,751 and the cumulative effect on Capital and Surplus at December 31, 2020 was a decrease of $251,909. The impact of applying this prescribed practice decreased the Company’s statutory net income for the year ended December 31, 2019 by $278,340 and the cumulative effect on Capital and Surplus at December 31, 2019 was an decrease of $216,158.

Under either the NAIC basis or the IAC 191-97, the Company elects to establish a voluntary reserve to offset the timing mismatch between the derivative instruments and the hedged liabilities, if that mismatch results in an increase in surplus. Under the IAC 191-97, a timing mismatch occurs related to the emergence of earnings. The impact of equity markets is reflected in investment income from futures during the policyholder’s contract years, but is not reflected in the reserve until the policy anniversary, at which time the index credit is applied to the account value. The voluntary reserve established as of December 31, 2021 is $117,560 which offsets the portion of investment income on futures that has been determined to represent earnings that will be used to fund index credits that have not yet been applied to policy account balances. This eliminates the timing mismatch of the assets and liabilities calculated in accordance with IAC 191-97. Under the NAIC basis, a voluntary reserve of $352,707 would have been established as of December 31, 2021 to eliminate the timing mismatch of the assets and liabilities. The impact of applying this prescribed practice, net of the effect of the difference between the above mentioned voluntary reserve and the voluntary reserve that would have been established without the prescribed practice resulted in no impact to the Company’s statutory net income for the year ended December 31, 2021 and there was no cumulative impact to the Company’s Capital and Surplus at December 31, 2021. The voluntary reserve established as of December 31, 2020 was $126,888 which offsets the portion of investment income on futures that has been determined to represent earnings that will be used to fund index credits that have not yet been applied to policy account balances. This eliminates the timing mismatch of the assets and liabilities calculated in accordance with IAC 191-97. Under the NAIC basis, a voluntary reserve of $378,798 would have been established as of December 31, 2020 to eliminate the timing mismatch of the assets and liabilities. The impact of applying this prescribed practice, net of the effect of the difference between the above mentioned voluntary reserve and the voluntary reserve that would have been established without the prescribed practice resulted in no impact to the Company’s statutory net income for the year ended December 31, 2020 and there was no cumulative impact to the Company’s Capital and Surplus at December 31, 2020. The voluntary reserve established as of December 31, 2019 is $102,324 which offsets the portion of investment income on futures that has been determined to represent earnings that will be used to fund index credits that have not yet been applied to policy account balances. This eliminates the timing mismatch of the assets and liabilities calculated in accordance with IAC 191-97. Under the NAIC basis, a voluntary reserve of $318,482 would have been established as of December 31, 2019 to eliminate the timing mismatch of the assets and liabilities.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

The impact of applying this prescribed practice, net of the effect of the difference between the above mentioned voluntary reserve and the voluntary reserve that would have been established without the prescribed practice resulted in a decrease to the Company’s statutory net income of $62,182 for the year ended December 31, 2019 and there was no cumulative impact to the Company’s Capital and Surplus at December 31, 2019.

c.

Iowa Administrative Code 191—Chapter 43, “Annuity Mortality Tables For Use in Determining Reserve Liabilities For Annuities” (“IAC 191-43”) allows a prescribed practice for Iowa domiciled companies. This prescribed practice allows insurance companies domiciled in Iowa to use the Annuity 2000 Mortality Table for determining the minimum standard of valuation for annuities issued during 2015. SSAP 51 requires the 2012 Individual Annuity Reserving (“IAR”) Mortality Table for determining the minimum standard of valuation for annuities issued on or after January 1, 2015. The impact of applying this prescribed practice decreased the Company’s statutory net income for the year ended December 31, 2021 by $38,342 and the cumulative effect on Capital and Surplus at December 31, 2021 was an increase of $18,929. The impact of applying this prescribed practice increased the Company’s statutory net income for the year ended December 31, 2020 by $3,295 and the cumulative effect on Capital and Surplus at December 31, 2020 was an increase of $57,271. The impact of applying this prescribed practice increased the Company’s statutory net income for the year ended December 31, 2019 by $1,641 and the cumulative effect on Capital and Surplus at December 31, 2019 was an increase of $53,976.

The following table compares the Company’s statutory income and capital and surplus according to the NAIC practices to those prescribed by the State of Iowa:

	For the years ended December 31,
	2021	2020	2019
Net Income:
(1) Midland National state basis	$956,597	$152,626	$371,200
(2) State prescribed practice that increase(decrease) NAIC SAP:
(a) Economic hedge of call option derivative assets (IAC 191-97)	16,763	(35,751)	(278,340)
(b) Deferral of 2012 annuity mortality table (IAC 191-43)	(38,342)	3,295	1,641

(3) NAIC SAP (1-2=3)	$978,176	$185,082	$647,899

Surplus:
(4) Midland National state basis	$5,248,442	$4,205,059	$3,852,431
(5) State prescribed practices that increase(decrease) NAIC SAP:
(a) Book value of BOLI separate account assets (Bulletin 07-06)	(232,837)	(312,374)	(191,482)
(b) Economic hedge of call option derivative assets (IAC 191-97)	(235,146)	(251,909)	(216,158)
(c) Deferral of 2012 annuity mortality table (IAC 191-43)	18,929	57,271	53,976

(6) NAIC SAP (4-5=6)	$5,697,496	$4,712,071	$4,206,095

The Company has coinsurance agreements with MNL Re, Solberg Re and Canal Re, which are affiliated limited purpose subsidiary life insurance companies. The Company recognizes reserve credits under these agreements. The reserve credits at MNL Re, Solberg Re and Canal Re, are supported by contingent note guarantees (“LLC Notes”). The LLC Notes held by MNL Re, Solberg Re and Canal Re, function in a manner similar to a standby letter of credit and which the Company is a beneficiary, are admitted assets under Iowa prescribed practice and the surplus generated by the prescribed practice has been retained in the carrying value of MNL Re, Solberg Re and Canal Re. Under NAIC Accounting principles, the LLC Notes would be non-admitted assets.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

The impact of the Company’s limited purpose subsidiary life insurance companies applying this prescribed practice has no impact the Company’s statutory net income but the cumulative effect on the Company’s Capital and Surplus was an increase of $2,306,047, $1,969,923, and $1,899,476 as of December 31, 2021, 2020, and 2019, respectively.

If the Company’s subsidiaries had not utilized this prescribed practice, the result would not have triggered a regulatory event at the Company.

The Company’s investment in MNL Re, Solberg Re and Canal Re at December 31, 2021 was $92,474, $69,189 and $108,203, respectively. If the Company’s subsidiaries had not used this prescribed practice, the Company’s investment in MNL Re, Solberg Re and Canal Re at December 31, 2021, respectively, would have been negative $1,245,746, negative $515,717 and negative $274,718.

The Company reports investment income ceded on funds withheld coinsurance as part of revenue in the Statements of Operations. Under SAP, investment income ceded on funds withheld coinsurance should be reported as an expense. The difference in presentation does not impact the Company’s statutory net income nor the Company’s Capital and Surplus. The Iowa Insurance Division does not object to the Company’s presentation of investment income ceded on funds withheld coinsurance.

SAP differs in some respects from accounting principles generally accepted in the United States (“GAAP”). The more significant of these differences are as follows:

•	Acquisition costs of acquiring new business are charged to current operations as incurred rather than deferred and amortized over the life of the policies;

•

Policy reserves on traditional life products are based on statutory mortality and interest rates which may differ from reserves based on expected mortality, interest and withdrawals which include a provision for possible unfavorable deviation from such assumptions. In addition, SAP requires additional reserves according to actuarial guidelines that are not required for GAAP;

•

Policy reserves on universal life and investment products are based on discounting methodologies utilizing statutory interest rates rather than interest rates used to calculate full account values. In addition, SAP requires additional reserves according to actuarial guidelines that are not required by GAAP;

•

Changes in deferred tax assets (“DTAs”) are recorded directly to surplus as opposed to being an item of income tax benefit or expenses for GAAP. Admittance testing may result in a charge to surplus for non-admitted portions of DTAs;

•

An Interest Maintenance Reserve (“IMR”) liability, prescribed by the NAIC, reflects the net accumulated unamortized realized capital gains and losses, net of tax, attributable to changes in market interest rates. Such gains and losses are deferred into the reserve when incurred, rather than recognized as gains or losses in the statement of operations, then amortized back into operations over the expected remaining period to maturity of the investment that was sold. When cumulative capital losses exceed capital gains, a negative IMR liability occurs which is not admitted and is charged directly to unassigned surplus. There were no disallowed IMR liabilities recorded at 2021 and 2020;

•

An Asset Valuation Reserve (“AVR”) liability has been recorded in accordance with the formula prescribed by the NAIC which represents a provision for future impairments of bonds, equity securities, mortgage loans, real estate and other invested assets including temporary declines in the estimated realizable value of such investments. Changes in the AVR reserve are charged directly to unassigned surplus;

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

•

Under SAP, certain assets designated as “non-admitted assets” are excluded from the statements of admitted assets, liabilities and capital and surplus and are charged directly to statutory unassigned surplus as follows:

	2021	2020	Changes in 2021
Policy loans	$1,567	$1,289	$278
Other invested assets	372	891	(519)
Agents’ balances	14,189	13,939	250
Amounts recoverable from reinsurers	6,623	7,392	(769)
Net deferred tax asset	134,105	152,426	(18,321)
Electronic data processing equipment	24,087	32,143	(8,056)
Furniture and Equipment	422	571	(149)
Other assets	31,741	31,316	425

Total nonadmitted assets	$213,106	$239,967	$(26,861)

Under GAAP, such assets would be recorded at their net realizable or book value;

•

For universal life and investment products, revenues consist of premiums received rather than policy charges for the cost of insurance, policy administration charges, amortization of policy initiation fees and surrender charges assessed; benefits consist of amounts incurred rather than the excess of the benefits incurred over the policy account value released;

•

Available-for-sale and trading bonds rated by the NAIC as five or higher are reported at amortized cost rather than fair value. Available-for-sale and trading bonds rated by the NAIC as six are reported at the lower of cost or fair value with changes in fair value reported as a change in surplus. Under GAAP reporting, available-for-sale and trading bonds are reported at fair value with changes in fair value presented as a component of other comprehensive income for available-for-sale securities and as a component of net income for trading securities;

•

Redeemable preferred stocks rated three or higher are reported at amortized cost. Redeemable preferred stocks rated by the NAIC as four or lower are reported at the lower of amortized cost or fair value with changes in fair value reported as a change in surplus. Under GAAP, redeemable preferred stocks are reported at fair value with changes in fair value presented as a component of other comprehensive income. Perpetual preferred stocks are carried at fair value not to exceed the current effective call price, regardless of NAIC designations. Unrealized gains and losses are recognized in surplus. Under GAAP, perpetual preferred stocks are reported at fair value with change in fair value presented as a component of earnings;

•

Common stocks, other than common stocks of affiliates, are reported at fair value with changes in fair value reported as a change in surplus. Under GAAP, common stocks, other than common stocks of affiliates, are reported at fair value with changes in fair value presented as a component of net income;

•	Common stock of subsidiaries is recorded based on the underlying audited statutory equity of the respective entity’s financial statements. GAAP requires consolidation of subsidiaries;

•	The assets and liabilities for reinsurance transactions are generally recorded on a net basis versus a gross basis for GAAP;

•

In accordance with IAC 191-97, option derivative instruments that hedge the growth in interest credited to the hedged policy as a direct result of changes in the related indices are carried on the statutory statements of

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

admitted assets, liabilities and capital and surplus at amortized cost and any amortization or proceeds from terminated or expired options is reported in income. Other derivative instruments, such as index futures that are used to hedge the growth in interest credited to the hedged policy as a direct result of changes in the related indices, are carried at fair value since an amortized cost for these instruments does not exist and the change in fair values is reported as income. Other derivative instruments not qualifying for hedge accounting are carried at fair value with changes in the fair value being recorded directly to unassigned surplus. Derivative instruments not qualifying for hedge accounting are carried on the GAAP balance sheet at fair value, with changes in fair value recognized through income. Under GAAP, indexed life and annuity liabilities and funds withheld coinsurance treaties include embedded derivatives and the change in fair value of the embedded derivative is recognized through income;

•

Under SAP, the statements of cash flow reconcile to changes in cash, cash equivalents and short-term investments with original maturities of one year or less. Under GAAP, the statements of cash flow reconcile to changes in cash;

•

Recognition of the changes in equity from limited partnership investments is recorded directly to surplus under SAP reporting purposes; whereas for GAAP reporting, the equity method reports the change in the equity value through earnings as a component of net investment income;

•

The Company, in accordance with GAAP, performs an analysis related to variable interest entities (“VIE”) on all entities with which it has a financial interest to determine if financial results require consolidation as a primary beneficiary of the VIE. SAP reporting requirements do not require such an analysis;

•	Surplus notes issued by the Company are included in capital and surplus under SAP whereas GAAP reporting includes surplus notes in debt.

•

Under SAP, when total consideration received on securities called before their maturity is greater than the par value of that security, the excess of consideration received over par value is reported as net investment income, while the excess of par value over book value is report as realized capital gains. Under GAAP reporting there is no such requirement to bifurcate total consideration between net investment income and realized capital gains/(losses). As such, the Company recognizes the excess of total consideration received over book value as part of realized capital gains/(losses) for GAAP reporting purposes.

Other significant accounting policies are as follows:

Use of estimates

The preparation of the financial statements in conformity with SAP requires management to make estimates and assumptions that affect the reported amounts of admitted assets and liabilities and disclosure of contingent assets and liabilities at the dates of the statements of admitted assets, liabilities and capital and surplus, and reported amounts of revenues and benefits and expenses during the reporting periods. Actual results could differ significantly from those estimates.

The most significant areas that require the use of management’s estimates relate to the determination of the fair values of financial assets and liabilities, derivatives and derivative instruments, impairments of securities, income taxes, and liabilities for future policy benefits.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

Fair value of financial assets, financial liabilities and financial instruments

Fair value estimates are significantly affected by the assumptions used, including discount rates and estimates of future cash flows. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could cause these estimates to vary materially. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in some cases, could not be realized in the immediate settlement of the instruments. Certain financial liabilities (including non-investment type insurance contracts) and all nonfinancial instruments are excluded from the disclosure requirements. Accordingly, the aggregate fair value amounts presented in Note 2 may not represent the underlying value to the Company.

The Company uses the following methods and assumptions in estimating the fair value of its financial instruments:

Investment securities

Fair value for bonds and preferred stocks is obtained primarily from independent pricing sources, broker quotes and fair value/cash flow models. Fair value is based on quoted market prices, where available. For bonds and preferred stocks not actively traded, fair value is estimated using values obtained from independent pricing services or broker quotes. When values are not available from pricing services or broker quotes, such as private placements including corporate securities, asset-backed securities, commercial mortgage-backed securities and residential mortgage-backed securities, fair value may be estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality, and maturity of the investments. The fair value of unaffiliated common stocks is based on quoted market prices, where available, and for those common stocks not actively traded, fair values are obtained from independent pricing services or internal fair value/cash flow models.

Mortgage loans

Fair value for mortgage loans is estimated using a duration-adjusted pricing methodology that reflects changes in market interest rates and the specific interest-rate sensitivity of each mortgage. Price changes derived from the monthly duration-adjustments are applied to the mortgage portfolio. Each modeled mortgage is assigned a spread corresponding to its risk profile. These spreads are adjusted for current market conditions. The discount rates used include internally generated illiquidity and default factors.

Cash, cash equivalents and short-term investments

Cash consists of deposits held by various commercial and custodial banks. Cash equivalents consists of short-term highly liquid investments, which are readily convertible to cash. Short-term investments primarily consist of fixed income securities acquired with less than one year to maturity. The Company has deposits with certain financial institutions which exceed federally insured limits. The Company has reviewed the creditworthiness of these financial institutions and believes there is minimal risk of material loss. Fair value approximates amortized cost due to the nature and short-term duration of cash, cash equivalents and short-term investments.

Derivative instruments

Fair value for options is based on internal financial models or counterparty quoted prices. Variation margin accounts, consisting of cash balances applicable to open futures contracts, held by counterparties are reported at

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

the cash balances, which is equal to fair value. Fair value for interest rate swaps, interest rate floors and foreign currency forwards is based on exchange prices, broker quoted prices or fair values provided by the counterparties.

Other invested assets

Other invested assets consist of limited partnerships, limited liability companies, residual equity interests, collateral loans, surplus notes and reverse mortgages. The carrying amounts for other invested assets other than collateral loans, surplus notes, residual equity interests and reverse mortgages, which are carried at amortized cost, represent the Company’s share of each entity’s underlying equity reported to the Company. There is a limited market for these other invested assets and the fair value is determined based on inputs received from the entities. Fair value of residual equity interests, surplus notes and collateral loans are obtained using the same techniques as investment securities. Fair value for reverse mortgages are obtained using the same techniques as mortgage loans.

Company owned life insurance

The Company is the owner and beneficiary of life insurance policies reported at their cash surrender values pursuant to SSAP No. 21R in the statements of admitted assets, liabilities and capital and surplus. The underlying investment characteristics of the investment vehicle are categorized as follows at December 31:

	2021	2020
Bonds	$349,423	$446,516
Mutual funds	39,758	32,566
Cash and short-term investments	192,252	236,418
Other invested assets	719,048	409,304

Total company owned life insurance	$1,300,481	$1,124,804

Investment-type insurance contracts

Fair value for the Company’s liabilities under investment-type insurance contracts is estimated using two methods. For those contracts without a defined maturity, the fair value is estimated as the amount payable on demand (cash surrender value). For those contracts with known maturities, fair value is estimated using discounted cash flow calculations using interest rates currently being offered for similar contracts with maturities consistent with the contracts being valued. The reported value of the Company’s investment-type insurance contracts includes the fair value of indexed life and annuity embedded derivatives which are calculated using discounted cash flow valuation techniques based on current interest rates adjusted to reflect credit risk and additional risk margins.

Repurchase agreements, FHLB advances and collateral on derivative instruments

The fair value of the Company’s repurchase agreements is tied to the fair value of the underlying collateral securities. The fair value of FHLB advances is estimated using a discounted cash flow calculation with the current interest rate and maturity of the contract. The fair value of collateral on derivative instruments approximates the carrying value due to the short-term nature of the investment. These investments primarily consist of cash and fixed income securities.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

Investments and Investment Income

Bonds

Bonds not backed by other loans, loan-backed bonds, collateralized mortgage obligations (“CMOs”) and other structured securities are carried at amortized cost using the interest method, except for those bonds with an NAIC designation of six or those securities which have an other-than-temporary impairment, which are reported at the lower of amortized cost or fair value.

For CMOs and mortgage-backed securities, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments. When actual prepayments differ from anticipated prepayments, the effective yield is recalculated prospectively to reflect actual payments to date and anticipated future payments for loan backed securities under SSAP 43R. When actual prepayments differ from anticipated prepayments for highly rated CMO’s and mortgage-backed securities, the effective yield is recalculated retrospectively to reflect actual payments to date and anticipated future payments under SSAP 26R. This adjustment is included in net investment income. Included in this category are approximately $60,118 and $95,792 of mortgage-backed securities that are all or partially collateralized by sub-prime mortgages at December 31, 2021 and 2020, respectively. A sub-prime mortgage is defined as a mortgage with one or more of the following attributes: weak credit score, high debt-to-income ratio, high loan-to-value ratio or undocumented income. At December 31, 2021 and 2020, 98% of the Company’s securities with sub-prime exposure are rated as investment grade.

Stocks

Perpetual preferred stocks are carried at fair value, not to exceed the current stated call price. Redeemable preferred stocks are stated at cost except for those with an NAIC designation of four or lower which are stated at the lower of cost or fair value. Dividend income is recognized when dividends are declared.

Investments in common stocks are stated at fair value, which is based on NAIC Securities Valuation Office (“SVO”) prices. For common stocks without SVO prices, fair value is estimated using independent pricing services or internally developed pricing models.

Investment in common stocks of the affiliated insurance subsidiaries are valued at audited statutory capital and surplus. The audited statutory capital and surplus of MNL Re, Solberg Re and Canal Re reflects the utilization of prescribed practices allowed by the State of Iowa for reinsurance transactions entered into by MNL Re, Solberg Re and Canal Re with the Company and North American. Refer to Note 8 for further discussion of the reinsurance transactions and prescribed practices for MNL Re, Solberg Re and Canal Re. Undistributed earnings or losses of the subsidiary and unrealized appreciation or depreciation on common stocks are reflected as unrealized capital gains and losses directly in unassigned surplus.

Mortgage loans

Mortgage loans consist principally of commercial mortgage loans and are carried at the adjusted unpaid balances. The Company’s lending policies allow for primarily first-lien mortgages that generally do not exceed 77% of the fair market value of the property allowing for sufficient excess collateral to absorb losses should the Company be required to foreclose and take possession of the collateral. The mortgage portfolio invests primarily in larger metropolitan areas across the U.S. and is diversified by type of property. Property and casualty insurance is

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

required on all properties covered by mortgage loans at least equal to the excess of the loan over the maximum loan which would be permitted by law on the land without the buildings. Interest income on non-performing loans is generally recognized on a cash basis.

Policy loans

Policy loans are carried at the unpaid principal balance to the extent it does not exceed the cash surrender value. Amounts in excess of cash surrender value are non-admitted.

Cash, cash equivalents and short-term investments

Cash and cash equivalents are stated at cost and short-term investments acquired with less than one year to maturity are stated at amortized cost.

Other invested assets

Other invested assets are comprised of limited partnerships, limited liability companies, residual equity interests, collateral loans, surplus notes and reverse mortgages. Limited partnerships and limited liability companies are valued in accordance with SSAP No. 48, Joint Ventures, Partnerships, and Limited Liability Companies and SSAP No. 97, Investments in Subsidiary, Controlled, and Affiliated Entities, a Replacement of SSAP No. 88 that allow the Company to carry these interests based on the underlying tax or GAAP audited equity of the investee. Residual equity interest, surplus notes and collateral loans are carried at amortized cost under SSAP No. 43R, SSAP No. 41R and SSAP No. 21R, respectively. The reverse mortgages are first liens on the related residential properties located primarily in California and Florida. These reverse mortgages are valued in accordance with SSAP No. 39, Reverse Mortgages that allow the Company to carry these securities at remaining principal balances. Income on reverse mortgages is recognized using effective yield based on the contractual interest rate and anticipated repayment of the mortgage.

Other-than-temporary impairment losses

The Company reviews its investments to determine if declines in fair value are other-than-temporary. If the fair value of a fixed income security is less than its amortized cost basis or an equity security is less than its original cost basis at the balance sheet date, the Company must assess whether the impairment is other-than-temporary.

The Company evaluates factors in its assessment of whether a decline in value is other-than-temporary. Some of the factors evaluated include the issuer’s ability to pay the amounts due according to the contractual terms of the investment, the length of time and magnitude by which the fair value is less than amortized cost, adverse conditions specifically related to the security, changes to the rating of the security by a rating agency, changes in the quality of underlying credit enhancements and changes in the fair value of the security subsequent to the balance sheet date.

When an other-than-temporary impairment (“OTTI”) has occurred, the amount of the impairment charged against earnings depends on whether the Company intends to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis. If the Company intends to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis, the entire impairment is recognized as a charge against earnings. If the Company does not intend to sell the security and it is not more likely than not it will be required to sell the security before recovery of its amortized cost basis, the impairment is bifurcated into an interest related loss and a non-interest related loss for loan-backed and structured

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

securities. The non-interest related loss is measured as the difference between the present value of cash flows expected to be collected from the loan-backed security and the loan-backed security’s amortized cost. The amount of the non-interest related loss is recognized as a charge against earnings. The difference between the fair value of the impaired loan- backed security and the present value of cash flows expected to be collected is the interest related impairment. For stocks, non loan-backed and other than structured securities the impairment is not bifurcated and is charged against earnings.

The Company uses a single best estimate of cash flows approach and uses the effective yield prior to the date of impairment to calculate the present value of cash flows. The Company’s assumptions for residential mortgage-backed securities, commercial mortgage-backed securities, other asset-backed securities and collateralized debt obligations include collateral pledged, scheduled interest payments, default levels, delinquency rates and the level of nonperforming assets for the remainder of the investments’ expected term. The Company’s assumptions for corporate and other fixed maturity securities include scheduled interest payments and an estimated recovery value, generally based on a percentage return of the current market value.

After an other-than-temporary write-down, the new cost basis is the prior amortized cost less the non-interest related loss. The adjusted cost basis is generally not adjusted for subsequent recoveries in fair value. However, if the Company can reasonably estimate future cash flows after a write-down and the expected cash flows indicate some or all of the non-interest related loss will be recovered, the discount or reduced premium recorded is amortized over the remaining life of the security. Amortization in this instance is computed using the prospective method and is determined based on the current estimate of the amount and timing of future cash flows.

For common and preferred stocks, OTTI has occurred when the Company determines that it does not have the ability or intent to hold the security until a recovery of the original cost or the Company determines that the security will not recover to original cost within a reasonable amount of time. The Company determines what constitutes a reasonable amount of time on a security by security basis by considering all available evidence including the length of time and magnitude by which the fair value of the security is less than original cost.

Investment income

Investment income is recorded when earned and includes interest and dividends received and accrued, amortization of purchased premium and accretion of discounts on securities, certain proceeds from derivatives and equity earnings from limited partnerships. Investment expenses are reported as a reduction in investment income.

Net realized investment gains (losses)

Realized capital gains and losses are determined on the basis of specific identification of the investments and are reported net of related federal income taxes and IMR.

Net unrealized investment gains (losses)

Unrealized capital gains and losses on bonds, preferred stocks, common stocks, derivatives that do not qualify for hedge accounting and other invested assets are reported as a component of surplus net of related income taxes.

See Note 3 for further discussion of the Company’s investments and investment income.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

Derivatives and derivative instruments

Derivative instruments consist of options, futures, interest rate floors, interest rate swaps, and foreign currency forwards. Futures are reported at the cash balances held in counterparty variation margin accounts, which equals fair value. Options, interest rate floors, interest rate swaps and foreign currency forwards are reported at fair value, with the exception of call and put options which are carried in accordance with IAC191-97 as discussed in the prescribed practice footnote.

The Company primarily uses derivative instruments to manage its fixed indexed and policy obligation interest guarantees and interest rate risks applicable to its investments. To mitigate these risks, the Company enters into interest rate swaps, interest rate floors, futures contracts and equity indexed call and put options. To qualify for hedge accounting, the Company is required to formally document the hedging relationship at the inception of each derivative transaction. This documentation includes the specific derivative instrument, risk management objective, hedging strategy, identification of the hedged item, specific risk being hedged and how effectiveness will be assessed. To be considered an effective hedge, the derivative must be highly effective in offsetting the variability of the cash flows or the changes in fair value of the hedged item. Effectiveness is evaluated on a retrospective and prospective basis. The Company has no derivatives that are accounted for under hedge accounting. The Company also uses foreign currency forwards to protect itself against currency fluctuations on financial instruments denominated in foreign currencies.

The agreements between the Company and its derivatives counterparties require the posting of collateral when the fair value of the derivative instruments exceeds the cost of the instruments. Collateral posted by counterparties is reported in the statements of admitted assets, liabilities, and capital and surplus as a component of cash, cash equivalents, and short-term investments with a corresponding liability reported as a component of repurchase agreements, FHLB advances and collateral on derivative instruments. Collateral posted by the Company is reported in the statements of admitted assets, liabilities, and capital and surplus as a component of other invested assets.

See Note 4 for further discussion of the Company’s derivatives and derivative instruments.

Accrued investment income

Accrued investment income consists of amounts due on invested assets. It excludes amounts the Company does not expect to receive or is 90 days past due.

Future policy benefits and policy and contract claims

Life, annuity, and accident and health benefit reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that are intended to provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash values or the amounts required by the Iowa Insurance Division.

The liability for future policy benefits provides amounts adequate to discharge estimated future obligations on policies in force. Reserves for life policies issued through 2019 are computed principally by the Net Level Reserve Method and the Commissioners’ Reserve Valuation Method using interest rates ranging from 2.5% to 6.0% and mortality assumptions (primarily Commissioners’ Standard Ordinary mortality tables 1941, 1958, 1980, 2001, 2017) as prescribed by regulatory authorities. Starting in 2020, reserves for life policy issues are calculated as the greatest of the stochastic, deterministic and net premium reserve as defined in VM-20. The stochastic and

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

deterministic reserves are principles based reserves using prudent estimate assumptions for interest, mortality and other assumptions. The net premium reserve is calculated using rates of interest from 3.00% to 4.50% and 2017 Commissioners Standard Ordinary mortality.

The NAIC adopted revisions to Actuarial Guideline XXXVIII (“AG38”), effective December 31, 2012. AG38 8D applies to policies issued July 1, 2005 to December 31, 2012 containing secondary guarantees with multiple sets of charges. AG38 8D requires that for this business a company needs to calculate the reserve as it had as of December 31, 2011 (“2011 method”), as well as calculate the deterministic reserve as prescribed under the Valuation Manual (“VM method”) adopted by the NAIC on August 17, 2012, with prescribed changes to have projected asset yields and discount rates, and hold the greater of the two. The Company has calculated its gross and net of reinsurance reserves under both methods described above and holds the greater of the two reserves calculated on both a gross and net basis. The impact of performing the VM method calculations resulted in a gross reserve of $713,111 and a net reserve of $313,352 over what would have been calculated if only using the 2011 method as of December 31, 2021. The impact of performing the VM method calculations resulted in a gross reserve of $575,587 and a net reserve of $331,650 over what would have been calculated if only using the 2011 method as of December 31, 2020.

Reserves for deferred annuities are computed on the basis of interest rates ranging from 2.50% to 8.75% and the reserves for immediate annuities range from 1.00% to 11.25%.

The liability for policy and contract claims includes provisions for reported claims and estimates for claims incurred but not reported, based on the terms of the related policies and contracts and on prior experience. Claim liabilities are based on estimates and are subject to future changes in claim severity and frequency. Estimates are periodically reviewed and adjustments to such liabilities are reflected in current operations.

Reinsurance

For annuity coinsurance and life insurance mortality reinsurance arrangements, reinsurance premiums, claims and claim adjustment expenses are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. The Company remains contingently liable for the liabilities ceded in the event the reinsurers are unable to meet their obligations under the reinsurance agreements. To limit the possibility of such losses, the Company evaluates the financial condition of its reinsurers and monitors its concentration of credit risk. The Company generally reinsures with companies rated “A” or better by A.M. Best. The Company monitors these ratings on an on-going basis as a reinsurer may be downgraded after an agreement has been entered.

Premiums and related costs

Premiums are recognized as revenue over the premium-paying period. Annuity considerations are recognized as revenue when received. Commissions and other costs applicable to the acquisition of policies are charged to operations as incurred.

Repurchase agreements

As part of its investment strategy, the Company enters into repurchase agreements to increase the Company’s investment return. The Company accounts for these transactions as secured borrowings, where the amount borrowed is tied to the fair value of the underlying collateral securities. Repurchase agreements involve a sale of securities and an agreement to repurchase the same securities at a later date at an agreed-upon price. These agreements are a bilateral trade agreement.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

A majority of the Company’s repurchase agreement arrangements are for contractual terms of greater than one year. As a result, the par value and fair value of the securities sold under agreement to repurchase can change during the term of the repurchase agreement due to amortization, pay downs and changes in fair values. In situations where the underlying collateral subject to repurchase has a fair value greater or less than the contractual requirements under the repurchase agreement, the Company or counterparties are required to post additional collateral. Generally, the amount advanced by the counterparty cannot be less than 95% of the fair value of the underlying collateral sold under the agreement to repurchase.

Income taxes

Under SSAP No. 101, income taxes incurred are charged or credited to net income based upon amounts estimated to be payable or recoverable for the current year. The Company recognizes deferred income tax assets and liabilities for the expected future tax effects attributable to temporary differences between financial statement and tax return bases of assets and liabilities, based on enacted rates and other provisions of the tax laws. All changes in deferred tax assets and liabilities are reported directly in surplus, including the effect of a change in tax laws or rates in the period in which such change is enacted. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that all or some portion of the deferred tax assets will not be realized. Adjusted deferred income tax assets, after valuation allowance, are further subjected to an admissibility test. Admitted adjusted deferred tax assets are limited to (1) the amount of federal income taxes paid in prior year that can be recovered through loss carrybacks for existing temporary differences that reverse during a timeframe corresponding with IRS tax loss carryback provisions, which currently allow only capital loss carrybacks, plus (2) the lesser of the remaining gross deferred income taxes expected to be realized within three years of the balance sheet date or 15% of adjusted capital and surplus, plus (3) the amount of remaining gross deferred income tax assets that can be offset against existing deferred income tax liabilities. The remaining deferred income tax assets in excess of the above are non-admitted. The Company files a consolidated federal income tax return with its subsidiaries, MNL Re, Solberg Re and Canal Re.

If applicable, the Company’s liability for income taxes would include a liability for uncertain tax positions, interest and penalties which relate to tax years still subject to review by the IRS or other taxing jurisdictions.

See Note 13 for the Company’s SSAP No. 101 calculation.

Variable life and annuity products

A portion of the separate accounts held by the Company are funds on which investment income and gains or losses accrue directly to certain policyholders. The assets of these accounts are legally separated and are not subject to the claims that may arise out of any other business of the Company. The Company reports these separate account assets at fair value; the underlying investment risks are assumed by the policyholders. The fair value of the variable separate accounts assets are based on market quoted net asset values of the underlying mutual funds. The Company records the related liabilities at amounts equal to the fair value of the underlying assets. The Company reflects these assets and liabilities in the separate account assets and liabilities lines in the statements of admitted assets, liabilities and capital and surplus. The Company records the fees earned for administrative and contract holder services performed for the separate accounts in other income of the statements of operations.

Bank owned life insurance products

Another portion of the separate accounts held by the Company relates to individual bank owned life insurance policies that are non-indexed with fixed guarantees. These amounts are subject to limited discretionary withdrawal

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

at book value without a market value adjustment. The assets in this separate account are carried at book value in accordance with the prescribed practice promulgated by the State of Iowa. The Company assumes the underlying risk for the performance of the assets in this separate account. The Company reflects these assets and liabilities in the separate account assets and liabilities lines in the statements of admitted assets, liabilities and capital and surplus.

Accounting changes

Beginning January 1, 2021, perpetual preferred stocks are now carried at fair value, not to exceed the current stated call price, in accordance with SSAP No. 32R. The impact of adopting this accounting change increased preferred stocks by $76,772 and increased surplus by $60,650 net of tax impact at January 1, 2021 which has been reflected in the statements of changes in capital and surplus. This accounting change did not require retroactive application to prior periods.

Revision to 2020 statutory financial statements

During 2021, the Company discovered an error in the classification of certain investments in its 2020 statutory financial statements. In 2020, certain preferred stocks were incorrectly classified as bonds, resulting in an overstatement of $637,761 in bonds and a corresponding understatement of preferred stocks on the statements of admitted assets, liabilities and capital and surplus. These preferred stocks were also reported as bonds instead of preferred stocks in the supplemental schedules in 2020. The Company has decided to voluntarily revise its 2020 statutory financial statements to correct this error. In addition, the 2020 statement of cash flow has also been updated. Cost of preferred and common stocks acquired has been increased by $34,141 and the cost of bonds acquired has been reduced by the same amount. Proceeds from preferred and common stocks has been increased by $484 and proceeds from bonds has been decreased by the same amount.

Reconciliation to the statutory annual statement

The Company’s statement of admitted assets, liabilities and capital and surplus as well as its statement of cash flow included in its statutory financial statements does not agree to the amounts reported in the Company’s 2021 statutory annual statement. The Company made a reclassification between cash, receivable for securities and payable for securities that was related to an issue with cash between reported on a trade date basis instead of a settlement date basis in one of its hedging programs. This also had an impact on the statement of cash flow.

The following reconciles the aforementioned items between the 2021 statutory financial statements and the 2021 statutory annual statement:

	As Filed in		As Presented
	Annual		in Statutory
	Statement	Adjustments	Financials
STATEMENT OF ASSETS, LIABILITIES AND CAPITAL AND SURPLUS

ADMITTED ASSETS

Cash, cash equivalents and short-term investments	$2,053,850	$(24,113)	$2,029,737
Receivable for securities	4,864	49,219	54,083

Total admitted assets	$74,313,640	$25,106	$74,338,746

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

	As Filed in		As Presented
	Annual		in Statutory
	Statement	Adjustments	Financials
LIABILITIES AND CAPITAL AND SURPLUS
Payable for securities	$184,504	$25,106	$209,610

Total liabilities	69,065,198	25,106	69,090,304

Total liabilities and capital and surplus	$74,313,640	$25,106	$74,338,746

STATEMENT OF CASH FLOW

INVESTING ACTIVITIES

Proceeds from investments sold, matured or repaid Miscellaneous proceeds	$74,287	$25,106	$99,393

Cost of investments acquired
Miscellaneous applications	(61,317)	(49,219)	(110,536)

Net cash used in investing activities	(4,687,842)	(24,113)	(4,711,955)

RECONCILIATION OF CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS
Net change in cash, cash equivalents and short- term investments	605,814	(24,113)	581,701

Cash, cash equivalents and short-term investments End of year	$2,053,850	$(24,113)	$2,029,737

2.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value and estimated fair value of the Company’s financial instruments are as follows:

	December 31, 2021
Type of Financial Instrument	Estimated Fair Value	Carrying Value	(Level 1)	(Level 2)	(Level 3)	Not Practicable (Carrying Value)
Financial assets:
Bonds	$56,068,894	$52,703,583	$—	$50,307,608	$5,761,286	$—
Preferred stocks	1,941,730	1,920,572	—	1,941,667	63	—
Common stocks	601,668	601,668	462,642	132,912	6,114	—
Mortgage loans	3,698,314	3,663,334	—	3,698,314	—	—
Policy loans	416,799	416,799	—	416,799	—	—
Cash, cash equivalents and short-term investments	2,029,804	2,029,737	1,218,011	811,793	—	—
Derivative instruments	1,539,198	519,979	63,187	1,476,011	—	—
Other invested assets	1,619,702	1,455,268	—	965,207	654,495	22,606
Separate accounts	6,825,498	6,530,759	3,383,808	3,255,359	186,331	—

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

	December 31, 2021
Type of Financial Instrument	Estimated Fair Value	Carrying Value	(Level 1)	(Level 2)	(Level 3)	Not Practicable (Carrying Value)

Financial liabilities:
Liabilities for deposit-type contracts	$592,365	$585,759	$—	$—	$592,365	$—
Repurchase agreements, FHLB advances and collateral on derivative instruments	7,929,391	7,932,459	350,759	7,578,632	—	—
Derivative instruments	693,801	158,438	—	693,801	—	—

	December 31, 2020
Type of Financial Instrument	Estimated Fair Value	Carrying Value	(Level 1)	(Level 2)	(Level 3)	Not Practicable (Carrying Value)
Financial assets:
Bonds	$53,090,631	$47,814,526	$—	$47,749,681	$5,340,950	$—
Preferred stocks	1,504,704	1,409,297	—	1,504,239	465	—
Common stocks	433,602	433,602	287,409	135,273	10,920	—
Mortgage loans	4,540,386	4,403,274	—	4,540,386	—	—
Policy loans	404,383	404,383	—	404,383	—	—
Cash, cash equivalents and short-term investments	1,448,042	1,448,036	923,238	524,804	—	—
Derivative instruments	1,603,398	459,488	40,466	1,562,932	—	—
Other invested assets	1,420,580	1,266,969	—	906,090	514,490	28,079
Separate accounts	6,174,350	5,779,605	2,839,353	3,127,820	207,177	—

Financial liabilities:
Liabilities for deposit-type contracts	$353,341	$344,604	$—	$—	$353,341	$—
Repurchase agreements, FHLB advances and collateral on derivative instruments	7,614,421	7,548,006	295,682	7,318,739	—	—
Derivative instruments	849,035	176,402	—	849,035	—	—

Included in various investment related line items in the statements of admitted assets, liabilities and capital and surplus are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or for certain bonds and preferred stocks when carried at the lower of cost or fair value.

Fair value measurements

Fair value is based on an exit price, which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value guidance

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

also establishes a hierarchical disclosure framework which prioritizes and ranks the level of market price observability used in measuring financial instruments at fair value. Market price observability is affected by a number of factors, including the type of instrument and the characteristics specific to the instrument. Financial instruments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

The Company determines the fair value of its investments, in the absence of observable market prices, using the valuation methodologies described below applied on a consistent basis. For some investments, market activity may be minimal or nonexistent and management’s determination of fair value is then based on the best information available in the circumstances and may incorporate management’s own assumptions, which involves a significant degree of judgment.

Investments for which market prices are not observable are generally private investments, securities valued using non-binding broker quotes, or securities with very little trading activity. Fair values of private investments are determined by reference to public market or private transactions or valuations for comparable companies or assets in the relevant asset class when such amounts are available. If these are not available, a discounted cash flow analysis using interest spreads adjusted for the maturity/average life differences may be used. Spread adjustments are intended to reflect an illiquidity premium and take into account a variety of factors including but not limited to senior unsecured versus secured, par amount outstanding, number of holders, maturity, average life, composition of lending group, debt rating, credit default spreads, default rates and credit spreads applicable to the security sector. These valuation methodologies involve a significant degree of judgment.

Financial instruments measured and reported at fair value are classified and disclosed in one of the following categories:

Level 1—Quoted prices are available in active markets that the Company has the ability to access for identical financial instruments as of the reporting date. The types of financial instruments included in Level 1 are listed equities, mutual funds, money market funds, non-interest bearing cash, exchange traded futures and separate account assets. As required by the fair value measurements guidance, the Company does not adjust the quoted price for these financial instruments, even in situations where it holds a large position and a sale could reasonably impact the quoted price.

Level 2—Fair values are based on quoted prices for similar assets or liabilities in active and inactive markets. Inactive markets involve few transactions for similar assets or liabilities and the prices are not current or price quotations vary substantially over time or among market makers, which would include some broker quotes. Level 2 inputs also include corroborated market data such as interest rate spreads, yield curves, volatilities, prepayment speeds, credit risks and default rates. Financial instruments that are generally included in this category include corporate bonds, asset-backed securities, CMOs, short-term investments, less liquid and restricted equity securities and over-the-counter derivatives.

Level 3—Pricing inputs are unobservable for the financial instrument and include situations where there is little, if any, market activity for the financial instrument. These inputs may reflect the Company’s estimates of the assumptions that market participants would use in valuing the financial instruments. Financial instruments that are included in this category generally include private corporate securities and collateralized debt obligations.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, a financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

value measurement in its entirety requires judgment and considers factors specific to the financial instrument. From time to time there may be movements between levels as inputs become more or less observable, which may depend on several factors including the activity of the market for the specific security, the activity of the market for similar securities, the level of risk spreads and the source of the information from which the Company obtains the information.

The Company relies on third party pricing services and independent broker quotes to value bonds and equity securities. The third party pricing services use discounted cash flow models or the market approach to value the securities when the securities are not traded on an exchange. The following characteristics are considered in the valuation process: benchmark yields, reported trades, issuer spreads, bids, offers, benchmark and comparable securities, estimated cash flows and prepayment speeds.

The Company performs both quantitative and qualitative analysis of the prices. The review includes initial and ongoing review of the third party pricing methodologies, back testing of recent trades, and review of pricing trends and statistics.

The following tables summarize the valuation of the Company’s financial instruments carried at fair value as presented in the statements of admitted assets, liabilities and capital and surplus, by the fair value hierarchy levels defined in the fair value measurements guidance. Methods and assumptions used to determine the fair values are described in Note 1.

	December 31, 2021
				Net Asset
	Level 1	Level 2	Level 3	Value	Total
Financial assets (carried at fair value):
Bonds—industrial & miscellaneous	$—	$18,943	$—	$—	$18,943
Preferred stocks	—	1,291,747	—	—	1,291,747
Common stocks—other	462,642	132,912	6,114	—	601,668
Derivative instruments—interest rate floors and swaps	—	4,988	—	—	4,988
Derivative instruments—foreign exchange forwards	—	518	—	—	518
Derivative instruments—futures	63,187	—	—	—	63,187
Separate account assets (a)	3,318,004	—	—	—	3,318,004

Financial liabilities (carried at fair value):
Derivative instruments—foreign exchange forwards	$—	$2,239	$—	$—	$2,239

	December 31, 2020
				Net Asset
	Level 1	Level 2	Level 3	Value	Total
Financial assets (carried at fair value):
Bonds—industrial & miscellaneous	$—	$10,609	$7,430	$—	$18,039
Common stocks—other	287,409	135,273	10,920	—	433,602
Derivative instruments—interest rate floors and swaps	—	7,670	—	—	7,670
Derivative instruments—foreign exchange forwards	—	2	—	—	2

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

	December 31, 2020
				Net Asset
	Level 1	Level 2	Level 3	Value	Total
Derivative instruments—futures	40,466	—	—	—	40,466
Separate account assets (a)	2,765,174	—	—	—	2,765,174

Financial liabilities (carried at fair value):
Derivative instruments—foreign exchange forwards	$—	$1,754	$—	$—	$1,754

(a)

Fair values and changes in fair values of separate account assets generally accrue directly to policyholders and are not included in the Company’s revenues, benefits, expenses or surplus. The amounts shown in the previous tables include only the assets for the variable life insurance and variable annuity separate accounts; the amounts exclude the assets for the bank owned life insurance separate accounts.

Included in bonds are those that have been impaired at the reporting date or NAIC 6 and are carried at fair value. SVO valuations are used for some bonds when available. SVO valuations are based upon publicly available prices for identical or similar assets or on valuation models or matrices using observable inputs. Bonds not valued using SVO valuations are those that have been impaired but not designated as in default by the SVO. Fair values for such securities may be determined utilizing unobservable inputs.

The changes in financial instruments measured at fair value, excluding accrued interest income, for which Level 3 inputs were used to determine fair value are as follows:

	December 31, 2021
	Beginning Balance	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in Net Income	Total gains and (losses) in Surplus	Purchases	Sales	Ending Balance
Financial assets (carried at fair value):
Bonds—industrial & miscellaneous	$7,430		$(7,366)	$—	$—	$—	$(64)	$—
Common stocks—other	10,920	—	—	—	(119)	611	(5,298)	6,114

Total assets	$18,350	$—	$(7,366)	$—	$(119)	$611	$(5,362)	$6,114

	December 31, 2020
	Beginning Balance	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in Net Income	Total gains and (losses) in Surplus	Purchases	Sales	Ending Balance
Financial assets (carried at fair value):
Bonds—industrial & miscellaneous	$—	$7,430	$—	$—	$—	$—	$—	$7,430
Common stocks—other	11,787	—	—	—	(953)	163	(77)	10,920

Total assets	$11,787	$7,430	$—	$—	$(953)	$163	$(77)	$18,350

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

3.	INVESTMENTS AND INVESTMENT INCOME

Bond and stock investments

The admitted value, gross unrealized gains, gross unrealized losses and estimated fair value of investments in bonds and preferred stocks are as follows:

	December 31, 2021
	Admitted Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Bonds
U.S. governments	$3,485,470	$218,310	$37,105	$3,666,675
All other governments	1,319,534	28,222	30,176	1,317,580
U.S. special revenue & special assessment obligations, non-guaranteed	12,747,547	1,415,505	24,907	14,138,145
Industrial and miscellaneous	33,219,007	1,962,455	203,510	34,977,952
Bank loans	1,532,074	28,429	7,333	1,553,170
Parent, subsidiaries and affiliates	399,951	15,789	368	415,372

Total bonds	$52,703,583	$3,668,710	$303,399	$56,068,894

Preferred stocks	$1,920,572	$23,087	$1,929	$1,941,730

	December 31, 2020
	Admitted Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Bonds
U.S. governments	$2,857,238	$438,404	$1,243	$3,294,399
All other governments	356,028	23,382	1,130	378,280
U.S. special revenue & special assessment obligations, non-guaranteed	12,770,970	2,101,652	1,498	14,871,124
Industrial and miscellaneous	29,979,008	2,887,723	184,522	32,682,209
Bank loans	1,232,890	21,697	8,818	1,245,769
Parent, subsidiaries and affiliates	618,392	12,368	11,910	618,850

Total bonds	$47,814,526	$5,485,226	$209,121	$53,090,631

Preferred stocks	$1,409,297	$96,180	$773	$1,504,704

The cost and admitted value of common stocks—subsidiaries and common stocks—other are as follows:

	December 31, 2021
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Admitted Value
Subsidiaries	$101,422	$168,444	$—	$269,866
Other	590,368	16,120	4,820	601,668

Total	$691,790	$184,564	$4,820	$871,534

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

	December 31, 2020
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Admitted Value
Subsidiaries	$71,422	$208,106	$—	$279,528
Other	409,489	28,443	4,330	433,602

Total	$480,911	$236,549	$4,330	$713,130

The admitted value and estimated fair value of investments in bonds, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties:

	2021
	Admitted Value	Estimated Fair Value
Due in one year or less	$415,341	$424,085
Due after one year through five years	4,694,504	5,017,535
Due after five years through ten years	8,628,922	9,282,221
Due after ten years	26,470,606	28,510,286
Securities not due at a single maturity date (primarily mortgage-backed securities)	12,494,210	12,834,767

Total bonds	$52,703,583	$56,068,894

As of December 31, 2021, the Company had 23 Bonds rated 5GI with a book adjusted carrying value of $87,192 and fair value of $87,267 and 1 preferred stock carried at amortize cost with book adjusted carrying value of $494 and fair value of $62. As of December 31, 2020, the Company had 32 Bonds rated 5GI with a book adjusted carrying value of $146,253 and fair value of $146,643 and 1 preferred stock carried at amortize cost with book adjusted carrying value of $494 and fair value of $465.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

Gross unrealized losses

The Company’s gross unrealized losses and estimated fair value on its bonds and preferred stocks, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are as follows:

	December 31, 2021
	Less than 12 Months		12 Months or More		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Bonds
U.S. governments	$1,077,586	$21,013	$277,932	$16,092	$1,355,518	$37,105
All other governments	458,883	25,936	59,771	4,240	518,654	30,176
U.S. special revenue & special assessment obligations, non-guaranteed	1,216,700	21,637	70,974	3,270	1,287,674	24,907
Industrial and miscellaneous	7,389,789	123,214	2,247,933	80,296	9,637,722	203,510
Bank loans	179,240	4,452	35,585	2,881	214,825	7,333
Parent, subsidiaries and affiliates	—	—	67,237	368	67,237	368

Total bonds	10,322,198	196,252	2,759,432	107,147	13,081,630	303,399

Common stocks—unaffiliated	98,478	2,895	583	4,825	99,061	7,720

Preferred stocks	499,981	1,923	7,003	6	506,984	1,929

Total bonds, common and preferred stocks	$10,920,657	$201,070	$2,767,018	$111,978	$13,687,675	$313,048

	December 31, 2020
	Less than 12 Months		12 Months or More		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Bonds
U.S. government	$296,626	$1,243	$—	$—	$296,626	$1,243
All other governments	127,302	1,130	—	—	127,302	1,130
U.S. special revenue & special assessment obligations, non-guaranteed	93,664	1,252	18,798	246	112,462	1,498
Industrial and miscellaneous	2,502,989	110,871	3,079,093	73,650	5,582,082	184,522
Bank loans	87,699	7,555	68,708	1,263	156,407	8,818
Parent, subsidiaries and affiliates	29,364	2,537	93,411	9,373	122,775	11,910

Total bonds	3,137,644	124,589	3,260,010	84,532	6,397,654	209,121

Common stocks—unaffiliated	2,448	76	568	4,253	3,016	4,329

Preferred stocks	92,034	743	3,970	30	96,004	773

Total bonds, common and preferred stocks	$3,232,126	$125,407	$3,264,548	$88,815	$6,496,674	$214,223

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

At December 31, 2021, the Company held 14,818 positions in bonds and preferred stocks. The table above includes 1,097 securities of 653 issuers as of December 31, 2021. As of December 31, 2021, 84% of the unrealized losses on bonds were securities rated investment grade. Investment grade securities are defined as those securities rated 1 or 2 by the SVO. Preferred stocks in the above table consist primarily of non-redeemable preferred stocks. At December 31, 2021, bonds and preferred stocks in an unrealized loss position had fair value equal to 98% of amortized cost.

The following summarizes the unrealized losses by investment category as of December 31, 2021.

U.S. government

The unrealized losses on U.S. government securities represent 12% of total unrealized losses at December 31, 2021. The total unrealized losses in this category have increased at December 31, 2021 compared to December 31, 2020. The unrealized losses are due to securities with yields lower than the market yield available on similar securities at December 31, 2021. The previous table indicates 57% of the unrealized losses have been in an unrealized loss position for twelve months or less. The Company does not intend to sell and has the intent and ability to retain the investment until recovery of each security’s amortized cost; therefore, the securities in these categories are not considered to be other-than-temporarily impaired at December 31, 2021.

All other governments

The unrealized losses on all other governments represent 10% of total unrealized losses at December 31, 2021. The total unrealized losses in this category have increased at December 31, 2021 compared to December 31, 2020. The unrealized losses are applicable to securities with yields lower than the market yield available on similar securities at December 31, 2021. The previous table indicates 86% of the unrealized losses have been in an unrealized loss position for twelve months or less. The Company does not intend to sell and has the intent and ability to retain the investment until recovery of each security’s amortized cost; therefore, the securities in these categories are not considered to be other-than-temporarily impaired at December 31, 2021.

U.S. special revenue and special assessment obligations, non-guaranteed

The unrealized losses on U.S. special revenue and special assessment obligations, non-guaranteed, represent 8% of total unrealized losses at December 31, 2021. The total unrealized losses in this category have increased at December 31, 2021 compared to December 31, 2020. The unrealized losses are applicable to securities with yields higher than the market yield available on similar securities at December 31, 2021. The table indicates 87% of the unrealized losses have been in an unrealized loss position for twelve months or less. Yields increased during 2021 causing decreases in the fair values of investments of this category compared to 2020. The Company does not intend to sell and has the intent and ability to retain the investment until recovery of each security’s amortized cost; therefore, the securities in these categories are not considered to be other-than-temporarily impaired at December 31, 2021.

Industrial and miscellaneous

The unrealized losses on industrial and miscellaneous, represent 65% of unrealized losses at December 31, 2021 and are primarily in corporate bonds, private asset backed securities and collateralized debt obligations backed by various assets. The unrealized losses in this category have increased at December 31, 2021 compared to December 31, 2020. The table indicates 61% of the unrealized losses have been in an unrealized loss position for

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

twelve months or less. The increase in unrealized losses is largely attributable to increases in yields causing decreases in the fair values of investments in this category compared to 2020. The Company reviews its security positions with unrealized losses on an on-going basis and recognizes OTTI if evidence indicates a loss will be incurred. In all other cases, if the Company does not intend to sell these securities prior to recovery and has the intent and ability to retain the investment until recovery of each security’s amortized cost, the security is not considered to be other- than-temporarily impaired.

Bank loans

The unrealized losses on bank loans, represent 2% of unrealized losses at December 31, 2021. The unrealized losses in this category have decreased slightly at December 31, 2021 compared to December 31, 2020. The table indicates 61% of the unrealized losses have been in an unrealized loss position for less than twelve months. The Company does not intend to sell and has the intent and ability to retain the investment until recovery of each security’s amortized cost; therefore, the securities in these categories are not considered to be other-than-temporarily impaired at December 31, 2021.

Parent, subsidiaries and affiliates

The unrealized losses on parent, subsidiaries and affiliates, represent less than 1% of unrealized losses at December 31, 2021. The unrealized losses in this category have decreased at December 31, 2021 compared to December 31, 2020. The table indicates 100% of the unrealized losses have been in an unrealized loss position for greater than twelve months. The Company does not intend to sell and has the intent and ability to retain the investment until recovery of each security’s amortized cost; therefore, the securities in these categories are not considered to be other-than-temporarily impaired at December 31, 2021.

Preferred stocks

This category, which represents 1% of unrealized losses at December 31, 2021, consists of perpetual and redeemable preferred stocks in the industrial and miscellaneous sector, primarily financial institutions. The unrealized losses in this category have increased at December 31, 2021 compared to December 31, 2020. The table indicates 100% of the unrealized losses have been in an unrealized loss position for less than twelve months. The Company reviews its security positions with unrealized losses on an on-going basis and recognizes OTTI if evidence indicates a loss will be incurred. In all other cases, if the Company does not intend to sell these stocks prior to recovery and has the intent and ability to retain the investment until recovery of each stocks amortized cost, the security is not considered to be other-than- temporarily impaired.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

Other-than-temporary impairments

As a result of the Company’s review of OTTI of investment securities, OTTI recognized on loan-backed and structured securities is summarized in the following table:

CUSIP	Book/Adjusted Carrying Value Amortized Cost Before Current Period OTTI	Recognized Other- Than-Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value at time of OTTI	Date of Financial Statement Where Reported
BGH4HBXH2	$2,492	$966	$1,526	$1,526	3/31/2021
BGH3LP5T3	7,504	1,692	5,812	5,812	3/31/2021
BGH5C2LS3	9,160	1,998	7,162	7,163	6/30/2021
BGH3LP5T3	3,022	1,014	2,008	1,987	6/30/2021
3137B7N21	1,741	45	1,696	1,696	9/30/2021
3137BBBE9	3,005	200	2,805	2,806	9/30/2021
3137BFXU0	5,358	8	5,350	5,367	9/30/2021
3137BGK32	2,337	43	2,294	2,294	9/30/2021
3137BJP72	753	12	741	740	9/30/2021
12592XBE5	703	32	671	651	9/30/2021
17321JAJ3	347	12	335	318	9/30/2021
17324KAV0	1,889	35	1,854	1,832	9/30/2021
36198FAG7	546	74	472	459	9/30/2021
36248GAF7	442	21	421	413	9/30/2021
46639NAS0	406	62	344	313	9/30/2021
46644RBB0	249	37	212	225	9/30/2021
61690AAF1	1,384	3	1,381	1,345	9/30/2021
92937FAJ0	257	28	229	212	9/30/2021
94989TBC7	220	3	217	209	9/30/2021
26249YAG6	17,268	441	16,827	16,600	9/30/2021
12635XAA3	5,449	176	5,273	5,274	9/30/2021
36173MAA4	7,147	1,874	5,273	5,274	9/30/2021
36173MAB2	12,321	1,955	10,366	10,367	9/30/2021
136040AA0	11,153	6,525	4,628	4,628	12/31/2021
BGH5C2LS3	7,163	2,143	5,020	5,019	12/31/2021
78711DAA5	50,160	22,706	27,454	32,034	12/31/2021

		$42,105

All of the impairments in the table above were recognized due to the inability or lack of intent to retain the investment in the security for a period of time sufficient to recover the amortized cost basis of the security.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

Net investment income and net realized capital gains (losses)

The major categories of net investment income reflected in the statements of operations are summarized as follows:

	2021	2020	2019
Bonds	$2,313,227	$2,058,710	$2,080,762
Preferred stocks	79,100	25,166	13,650
Common stocks—other	13,208	11,850	7,813
Mortgage loans	188,120	204,361	215,349
Real estate	10,074	2,607	1,992
Policy loans	21,190	22,860	22,797
Cash, cash equivalents and short-term investments	2,397	5,046	15,115
Derivative instruments	764,920	100,840	170,565
Other invested assets	289,754	127,347	118,396
Other investment income	2,318	1,152	2,105

Total gross investment income	3,684,308	2,559,939	2,648,544
Less: Investment expenses	233,552	239,727	294,837

Net investment income	$3,450,756	$2,320,212	$2,353,707

Investment expenses consist primarily of investment advisory fees, interest expense on repurchase agreements, interest expense on FHLB advances, interest on surplus notes, interest related to derivative collateral liabilities and other expenses related to the administration of investments.

The Company recognized $76,125, $16,408, and $30,680 of net investment income for the years ended December 31, 2021, 2020, and 2019, respectively related to prepayment penalties or acceleration fees on bonds in the general account that were called. The total number of called bonds in the general account were 83, 58, and 42 for the years ended December 31, 2021, 2020, and 2019, respectively.

The Company recognized $3,225, $523, and $806 of net investment income for the years ended December 31, 2021, 2020, and 2019, respectively related to prepayment penalties or acceleration fees on bonds in the separate account that were called. The total number of called bonds in the separate account were 16, 7, and 10 for the years ended December 31, 2021, 2020, and 2019, respectively.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

The major categories of net realized capital gains (losses) reflected in the statements of operations are summarized as follows:

	2021	2020	2019
Bonds	$666,002	$(59,149)	$(41)
Preferred stocks	3,713	13,775	875
Common stocks—other	17,119	(40)	(95)
Mortgage loans	13,022	(57,455)	—
Real Estate	—	63	(5,922)
Short-term investments	599	3	—
Derivative instruments	3,604	(1,382)	(812)
Other invested assets	27,039	(46,265)	(6,573)

Realized capital gains (losses)	731,098	(150,450)	(12,568)
Income tax effects	(180,995)	(7,780)	(7,214)
Amounts transferred to IMR (net of federal income taxes of $153,881, $9,193 and $4,122)	(578,886)	(34,584)	(15,507)

Net realized capital losses	$(28,783)	$(192,814)	$(35,289)

Proceeds from the sale of investments in bonds and the gross gains and losses realized on these sales (excluding OTTI losses, maturities, calls, exchanges and prepayments) were as follows:

	2021	2020	2019
Proceeds from sales	$7,345,316	$4,076,564	$1,377,110
Gross realized gains	742,989	76,899	20,678
Gross realized losses	(38,326)	(95,042)	(18,358)

The gross realized gains (losses) on the bonds represent the difference between the proceeds from the sale of the bonds and the basis of the bonds, which is primarily amortized cost.

Mortgage loans

The following table summarizes the Company’s mortgage loans by property type:

	2021		2020
	Carrying Value	% of Total	Carrying Value	% of Total
Office	$1,414,498	39%	$1,733,208	40%
Retail	751,517	21%	941,150	21%
Hotel	537,453	15%	610,441	14%
Multi-family	419,901	11%	523,106	12%
Industrial	324,901	8%	259,261	6%
Other	179,145	5%	272,365	6%
Medical	37,893	1%	59,936	1%
Residential	—	0%	10,000	0%

Total	$3,665,308	100%	$4,409,467	100%

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

Mortgage loans by United States geographic locations are as follows:

	2021		2020
	Carrying Value	% of Total	Carrying Value	% of Total
South Atlantic	$1,150,440	31%	1,298,280	29%
Pacific	1,109,602	30%	1,318,536	31%
Middle Atlantic	459,839	13%	705,709	16%
Mountain	376,391	10%	309,142	7%
New England	216,389	6%	225,913	5%
East North Central	143,258	4%	271,257	6%
West South Central	108,184	3%	151,767	3%
West North Central	58,205	2%	70,802	2%
East South Central	43,000	1%	58,061	1%

	$3,665,308	100%	$4,409,467	100%

The Company’s mortgage loans by origination year are as follows:

	Carrying Value	% of Total
2021	$326,908	9%
2020	184,090	5%
2019	513,450	14%
2018	453,880	12%
2017 and prior	2,186,980	60%

	$3,665,308	100%

The Company has no outstanding commitments on mortgage loans at December 31, 2021.

Any loan delinquent on contractual payments over 90 days past due is considered non-performing. At December 31, 2021 and 2020, there were no non-performing commercial mortgage loans that were over 90 days past due on contractual payments.

Mortgage loan equivalent ratings are based on the expected loss of the security rather than the probability of defaults. Ratings are assessed by looking at the financial condition of the borrower to make required payments, including the value of the underlying collateral, the market in which the collateral is operating and the level of associated debt.

Information regarding the Company’s credit quality indicators for its recorded investment in mortgage loans, gross of valuation allowances is as follows:

	December 31, 2021		December 31, 2020
	Carrying Value	% of Total	Carrying Value	% of Total
Internal credit risk grade:
CM1	$1,671,999	46%	1,958,512	44%
CM2	1,747,770	48%	2,137,902	49%
CM3	234,942	6%	270,303	6%
CM4	10,597	0%	32,750	1%
Residential—unrated	—	0%	10,000	0%

Total mortgage loans	$3,665,308	100%	$4,409,467	100%

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

The Company acquired 8 new commercial mortgage loans in 2021 with interest rates ranging from 3.0% to 4.25%.

Information regarding the Company’s loan to value ratio for its recorded investment in mortgage loans, gross of valuation allowances is as follows:

	December 31, 2021		December 31, 2020
	Carrying Value	% of Total	Carrying Value	% of Total
Less than 50%	$460,038	13%	$358,963	8%
50% to 60%	1,566,825	43%	2,025,036	46%
61% to 70%	1,555,536	42%	1,847,531	42%
71% to 80%	82,909	2%	177,937	4%
81% to 90%	—	0%	—	0%
91% to 100%	—	0%	—	0%

Total mortgage loans	$3,665,308	100%	$4,409,467	100%

The loan-to-value ratio is determined using the most recent appraised value. Appraisals are updated periodically when there is an indication of a possible significant collateral decline or there are loan modifications or refinance requests. A loan-to-value ratio in excess of 100% indicates the unpaid loan amount exceeds the underlying collateral.

The Company reviews its mortgage loans for impairment on an on-going basis. It considers such factors as delinquency of payments, decreases in the value of underlying properties, the financial condition of the mortgagor and the impact of general economic conditions in the geographic areas of the properties collateralizing the mortgages. Once the determination is made that a mortgage loan is impaired, the primary consideration used to determine the amount of the impairment is the fair market value of the underlying property. The Company assumes it would receive the proceeds from the sale of the underlying property less sale expenses. The Company maintains a general allowance for mortgage loan losses. The allowance is determined through an analysis of specific loans that are believed to have a higher risk of credit impairment. The Company held an allowance of $1,974 and $6,193 at December 31, 2021 and 2020, respectively.

One mortgage loan was impaired during the year ended December 31, 2021, via direct write down of the carrying amount of the loans in the amount of $5,936. Three mortgage loans were impaired during the year ended December 31, 2020, via direct write down of the carrying amount of the loans in the amount of $47,012. The impairments were recognized in net realized capital losses in the statements of operations. The recorded investment and unpaid principal balance of the impaired mortgage loans are $24,000 and $46,384, respectively, as of December 31, 2021. The recorded investment and unpaid principal balance of the impaired mortgage loans are $59,719 and $106,731, respectively, as of December 31, 2020. The average recorded investment in impaired loans was $41,860 and $83,749 for the years ended December 31, 2021 and 2020, respectively.

The Company did not restructure or take ownership of real estate in satisfaction of any mortgage loans during 2021 and 2020. Real estate acquired through foreclosure is a component of real estate in the statement of admitted assets, liabilities, and capital and surplus.

Credit risk concentration

The Company generally strives to maintain a diversified invested assets portfolio. Other than investments in U.S. governments and U.S. special revenue bonds, the Company had no investments that exceeded 10% of the Company’s capital and surplus at December 31, 2021.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

Restricted assets

The following assets are subject to applicable restrictions under each of the following areas:

	December 31, 2021
			Admitted
	Total	Gross	Restricted to
	Admitted	Restricted to	Total Admitted
Restricted Asset Category	Restricted	Total Assets	Assets
Subject to repurchase agreements	$4,218,274	6%	6%
FHLB capital stock	132,912	0%	0%
On deposit with states	3,185	0%	0%
Pledged as collateral to FHLB	3,072,795	4%	4%
Pledged as collateral not captured in other categories	79,695	0%	0%

Total restricted assets	$7,506,861	10%	10%

	December 31, 2020
Restricted Asset Category	Total Admitted Restricted	Gross Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Subject to repurchase agreements	$3,983,845	6%	6%
FHLB capital stock	132,912	0%	0%
On deposit with states	3,207	0%	0%
Pledged as collateral to FHLB	3,072,795	5%	5%
Pledged as collateral not captured in other categories	60,500	0%	0%

Total restricted assets	$7,253,259	11%	11%

Other

FHLB

The Company is a member of FHLB of Des Moines. In order to maintain its membership and borrow funds, the Company is required to purchase FHLB equity securities. As of December 31, 2021 and 2020, the Company owns common stock totaling $132,912, which is carried at cost. Resale of these securities is restricted only to FHLB. As a member of FHLB, the Company can borrow money provided that FHLB’s collateral and stock ownership requirements are met. The maximum amount a member can borrow is equal to thirty percent of the Company’s asset balance as of the prior quarter end subject to availability of acceptable collateral. The interest rate and repayment terms differ depending on the type of advance and the term selected. At December 31, 2021 and 2020, the Company had outstanding advances of $3,072,795 from FHLB (see Note 7).

Deposits with regulatory authorities

At December 31, 2021 and 2020, securities (primarily bonds) with admitted carrying values of $3,185 and $3,207 respectively, were on deposit with regulatory authorities as required by law.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

4.	DERIVATIVES AND DERIVATIVE INSTRUMENTS

The following table presents the notional amounts, amortized cost, estimated fair value and carrying value of derivatives:

	December 31, 2021
	Notional Amount	Amortized Cost	Estimated Fair Value	Carrying Value
Assets:
Derivative instruments:
Call options	$21,653,368	$451,286	$1,470,505	$451,286
Futures	934,331	—	63,187	63,187
Interest rate floors	113,000	451	3,695	3,695
Foreign exchange forwards	19,655	—	518	518
Interest rate swaps	137,000	—	1,293	1,293

		$451,737	$1,539,198	$519,979

Liabilities:
Derivative instruments:
Foreign exchange forwards	$76,603	$—	$2,239	$2,239
Written options	8,044,350	156,199	691,562	156,199

		$156,199	$693,801	$158,438

	December 31, 2020
	Notional Amount	Amortized Cost	Estimated Fair Value	Carrying Value
Assets:
Derivative instruments:
Call options	$18,411,245	$411,350	$1,555,260	$411,350
Futures	899,525	—	40,466	40,466
Interest rate floors	113,000	716	7,670	7,670
Foreign exchange forwards	482	—	2	2

		$412,066	$1,603,398	$459,488

Liabilities:
Derivative instruments:
Foreign exchange forwards	$49,346	$—	$1,754	$1,754
Written options	6,119,887	174,648	847,281	174,648

		$174,648	$849,035	$176,402

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

The following table presents the impact of derivatives on net investment income and change in unrealized capital gains (losses):

	2021	2020	2019
Gain (loss) recognized in net investment income Options	$553,436	$65,988	$7,106
Futures	208,649	32,028	163,155
Interest rate swaps	(144)	726	(83)
Interest rate floors	2,979	2,098	387

	$764,920	$100,840	$170,565

Gain (loss) recognized in net unrealized gains (losses):
Interest rate swaps	$1,293	$(362)	$769
Interest rate floors	(3,711)	2,735	2,185
Foreign exchange derivatives	31	(1,610)	209

	$(2,387)	$763	$3,163

The Company accounts for its financial options, futures, interest rate swaps, and other derivatives in accordance with SSAP 86, Accounting for Derivative Instruments and Hedging, Income Generation, and Replication (Synthetic Asset) Transactions, except for those options accounted for in accordance with IAC 191-97, as discussed in Note 1. Following is a discussion of the various derivatives used by the Company.

Options and futures

The Company has indexed annuity and indexed universal life products that provide for a guaranteed base return and a higher potential return tied to several major equity market indices. In order to fund these benefits the Company purchases index options that compensate the Company for any appreciation over the strike price and offsets the corresponding increase in the policyholder obligation. The Company also enters futures contracts to compensate it for increases in the same indices. The Company classifies these options and futures as derivative instruments.

In accordance with IAC 191-97, the Company carries financial options at amortized cost and amortizes the cost of the index options against investment income over the term of the option. When the options mature, any value received by the Company is reflected as investment income.

The futures contracts have no initial cost and are marked to market daily. That daily mark-to-market is settled through the Company’s variation margin accounts maintained with the counterparty. The Company reports the change in the futures variation margin accounts as investment income.

The hedged annuity liabilities are reported in the statutory statements of admitted assets, liabilities and capital and surplus as a component of liabilities for future policy benefits in accordance with IAC 191-97 and credited indexed returns are reflected in the reserve as realized based on actual index performance. The hedged life liabilities are reported in the statutory statements of admitted assets, liabilities and capital and surplus as a component of liabilities for future policy benefits equal to the implied fair value appreciation of the index options until the policy anniversary date. At the anniversary date, the annuity and life policyholder account values are revalued with amounts credited to the policyholders recognized as a component of increase in aggregate reserves.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

The adoption of IAC 191-97 has resulted in a timing variance between the emergence of income on futures and the emergence of the reserve increase associated with the hedged liabilities. The futures earnings are realized daily as they are earned, but the impact to the reserve of market appreciation does not occur until the policy anniversary. To mitigate this variance, to the extent the variance accelerates earnings, the Company has set up a voluntary statutory reserve. The amount of this reserve was $117,560 and $126,888 at December 31, 2021 and 2020, respectively, and is reported as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus. The voluntary reserve is not reported at a value below zero. Futures losses are recognized as incurred as a reduction in investment income.

Other derivative instruments

The Company has entered into interest rate floor and interest rate swap agreements to help manage its overall exposure to interest rate changes. These other derivative instruments do not hedge specific assets or liabilities and as such are not accounted for under hedge accounting. In accordance with SSAP 86, these swaps and floors are reported at fair value in the statements of admitted assets, liabilities and capital and surplus and changes in the fair value are reported as a change in unassigned surplus. The Company recognizes income (expense) on interest rate floor and swaps through investment income. This income is received or paid on reset/settlement date and is accrued until the next reset date.

The Company has entered into foreign currency forwards to protect itself against currency fluctuations on foreign currency denominated financial instruments. These forwards are reported at fair value in the statutory statements of admitted assets, liabilities, and capital and surplus and changes in fair value are reported as a component of change in unassigned surplus.

The following relates to interest rate swaps and interest rate floors. The interest rates are measured against 3-month LIBOR:

	2021	2020
Interest rate swaps:
Fixed rates	0.43% to 0.72%	— %
Interest rate floors, strike rates	3.00%	3.00%

Collateral on derivatives

As a result of market value changes, certain financial institutions involved in the interest rate swap agreements and financial options deposit cash with the Company to collateralize these obligations. The cash collateral and the amount that the Company was permitted to repledge were $350,759 and $295,681 at December 31, 2021 and 2020, respectively. The obligation to repay the collateral is reflected in repurchase agreements, FHLB advances and collateral on derivatives in the statements of admitted assets, liabilities and capital and surplus.

The Company generally limits its selection of counterparties that are obligated under its non-exchange traded derivative contracts to those with investment grade ratings. As of December 31, 2021, no counterparty had more than 3% exposure to the fair value of the Company’s derivative contracts. Entering into such agreements from financial institutions with long-standing performance records minimizes the credit risk. The amounts of such exposure are essentially the net replacement cost or fair value for such agreements with each counterparty, as well as any interest due the Company from the last interest payment period less any collateral posted by the financial institution.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

5.	OFFSETTING OF ASSETS AND LIABILITIES

Certain of the Company’s derivative instruments are subject to enforceable master netting arrangements that provide for the net settlement of all derivative contracts between the Company and counterparty in the event of default or upon the occurrence of certain termination events. Collateral support agreements are also in place requiring the Company or the counterparty to pledge collateral in the event minimum thresholds have been reached, typically related to the fair value of the outstanding derivatives. Additionally, certain of the Company’s repurchase agreements provide for net settlement on termination of the agreement.

The Company reports derivative instruments and repurchase agreements on a gross basis within the statements of admitted assets, liabilities, and capital and surplus.

The tables below present the Company’s gross and net derivative instruments and gross and net repurchase agreements by asset and liabilities:

	December 31, 2021
	Gross Amounts Presented in the Balance Sheet	Collateral- Financial Instruments and/or Cash	Net Amount
Offsetting of financial assets:
Derivatives	$519,979	$350,759	$169,220

Total financial assets	$519,979	$350,759	$169,220

Offsetting of financial liabilities:
Derivatives	$158,438	$—	$158,438
Repurchase agreements	4,508,905	4,508,905	—

Total financial liabilities	$4,667,343	$4,508,905	$158,438

	December 31, 2020
	Gross Amounts Presented in the Balance Sheet	Collateral- Financial Instruments and/or Cash	Net Amount
Offsetting of financial assets:
Derivatives	$459,488	$295,681	$163,807

Total financial assets	$459,488	$295,681	$163,807

Offsetting of financial liabilities:
Derivatives	$176,402	$—	$176,402
Repurchase agreements	4,179,530	4,179,530	—

Total financial liabilities	$4,355,932	$4,179,530	$176,402

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

6.	REAL ESTATE AND EQUIPMENT

The Company purchases and capitalizes various classes of assets in the regular course of its insurance operations. These assets are amortized using the straight-line and accelerated declining balance methodologies over a specified period of years that varies with the class of asset that ranges from 3 years to 39 years. The depreciation expense recorded in 2021, 2020 and 2019 was $22,935, $26,478 and $27,200, respectively. Following is a summary of the capitalized assets (including the Company’s office buildings and real estate acquired in satisfaction of mortgage loans) and the related accumulated depreciation for the major classes of assets:

	Range of
	Useful Lives	2021	2020
Land	N/A	$10,936	$10,936
Land improvements	15 years	1,099	1,057
Buildings and improvements	39 years	97,369	95,694
Leasehold improvements	Remaining Life of Lease	2,162	3,466
Furniture and fixtures	7 years	5,455	9,054
Computer equipment and software	3 years	237,354	228,492
Other	5 years	38	38

		354,413	348,737
Accumulated depreciation		(223,444)	(209,810)
Nonadmitted		(24,930)	(33,079)

Net admitted value		$106,039	$105,848

The net admitted value of these assets is reflected in the following lines in the Company’s statements of admitted assets, liabilities and capital and surplus:

	2021	2020
Real Estate	$100,145	$100,995
Other admitted assets	5,894	4,853

At December 31, 2021 and 2020, real estate consists of $100,145 and $100,995, respectively, for the Company’s offices.

7.	FHLB ADVANCES

The Company is a member of FHLB of Des Moines. In accordance with the FHLB membership agreement, the Company can be required to purchase FHLB common stock in order to borrow funds. These borrowings are reported as FHLB advances in the statements of admitted assets, liabilities and capital and surplus. The Company purchased $0 and $32,000 of additional common stock in 2021 and 2020, respectively. The Company did not sell any common stock in 2021 or 2020. In addition, the Company has posted mortgage loans and agency MBS/CMO fixed income securities with fair values in excess of the amount of the borrowings as collateral.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

The amount of FHLB stock held is as follows:

	2021	2020
Membership stock—class A	$10,000	$10,000
Activity stock	122,912	122,912

Total	$132,912	$132,912

The Class A Membership Stock is not eligible for redemption.

At December 31, 2021 and 2020, the Company had outstanding advances of $3,072,795. It is not part of the Company’s strategy to utilize these funds for operations, and any funds obtained from the FHLB of Des Moines for use in general operations would be accounted for consistent with SSAP No. 15 as borrowed money. The purpose of the advances is to complement the Company’s repurchase agreement program. The advances are reported as a component of repurchase agreements, FHLB advances and collateral on derivatives in the statements of admitted assets, liabilities and capital and surplus. The borrowings outstanding at December 31, 2021 is as follows:

Maturity Date	Advance	Rate
2/11/2022	$88,960	2.84%
3/16/2022	400,000	1.05%
3/18/2022	200,000	2.70%
5/2/2022	90,000	2.63%
6/27/2022	155,455	2.55%
9/9/2022	203,125	3.03%
1/10/2023	75,000	2.03%
1/13/2023	70,000	1.76%
2/3/2023	50,000	1.75%
2/14/2023	130,000	1.75%
3/16/2023	400,000	1.18%
5/18/2023	70,000	1.35%
6/26/2023	155,455	0.93%
10/5/2023	70,000	1.50%
10/30/2023	150,000	1.48%
12/18/2023	65,000	1.98%
1/11/2024	75,000	1.93%
4/1/2024	57,000	0.57%
11/20/2026	150,000	0.88%
11/23/2026	157,800	0.88%
12/18/2026	260,000	0.89%

	$3,072,795

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

The following table provides the maturity dates and interest rates for forward starting advances:

	December 31, 2021
	FHLB Forward Starting Advance
Maturity date year	Outstanding principle	Interest rate range
2025	$934,415	0.86% - 1.05%
2026	203,125	1.28%

Total FHLB forward starting advance	$1,137,540

Forward starting advances are advances that will settle in the future at locked in interest rates. The above forward starting advances will settle in 2022 and will replace the outstanding advances that mature in 2022.

Interest expense incurred during 2021, 2020 and 2019 was $57,009, $57,271 and $48,817, respectively, and is reported as a component of net investment income in the statement of operations. The Company has determined the actual maximum borrowing capacity as $3,944,256. The Company calculated this amount in accordance with limitations in the FHLB capital plan (e.g., current FHLB capital stock, limitations in the FHLB capital plan, current and potential acquisitions of FHLB capital stock, etc.).

The amount of collateral pledged to the FHLB is as follows:

Amount pledged as of reporting date	Fair Value	Carrying Value	Aggregate total borrowing
2021	4,728,480	4,418,691	3,072,795
2020	4,932,421	4,349,009	3,072,795

Maximum amount pledged during reporting period	Fair Value	Carrying Value	Amount borrowed at time of maximum collateral
2021	4,728,480	4,418,692	3,072,795
2020	5,034,115	4,624,514	3,072,795

8.	REPURCHASE AGREEMENTS

The following tables summarizes the repurchase agreements accounted for as a secured borrowing for the Company:

Type of Repo Trades Used

2021
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
Bilateral (YES/NO)	YES	YES	YES	YES
Tri—party (YES/NO)	YES	YES	YES	YES

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

Original (flow) & residual maturity

	2021
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
Maximum amount
Open—no maturity	$3,000	$4,136	$4,136	$1,136
Overnight	328,000	328,000	328,000	328,270
2 days to 1 week	328,000	328,000	328,000	478,270
>1 week to 1 month	328,000	650,633	478,270	478,270
>1 month to 3 months	391,633	823,133	328,000	408,270
>3 months to 1 year	575,133	656,500	1,368,428	1,721,668
>1 year	3,504,397	3,397,397	3,438,530	3,248,500

Ending balance
Open—no maturity	$3,000	$4,136	$1,136	$1,136
Overnight	—	—	—	—
2 days to 1 week	50,000	—	—	—
>1 week to 1 month	328,000	431,500	478,270	328,270
>1 month to 3 months	391,633	—	—	225,000
>3 months to 1 year	328,500	641,000	1,368,398	706,000
>1 year	3,359,397	3,335,030	2,811,102	3,248,500

Securities sold under repo- secured borrowing

	2021
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
Maximum amount
Book adjusted carrying value (“BACV”)	XXX	XXX	XXX	$4,355,433
Nonadmitted—subset of BACV	XXX	XXX	XXX	XXX
Fair value	$4,605,216	$4,651,328	$4,811,784	$4,811,784

Ending Balance
BACV	XXX	XXX	XXX	$4,218,274
Nonadmitted—subset of BACV	XXX	XXX	XXX	XXX
Fair value	$4,575,686	$4,651,328	$4,811,784	$4,608,486

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

Securities sold under repo- secured borrowing by NAIC designation

	As of December 31, 2021
	NONE	NAIC 1	NAIC 2	NAIC 3
Bonds—BACV	$—	$1,379,843	$392,880	$—
Bonds—FV	—	1,469,772	416,607	—
LB & SS—BACV	—	2,445,551	—	—
LB & SS—FV	—	2,722,106	—	—

Total assets—ACV	$—	$3,825,394	$392,880	$—
Total assets—FV	$—	$4,191,878	$416,607	$—

	As of December 31, 2021
	NAIC 4	NAIC 5	NAIC 6	Non- Admitted
Bonds—BACV	$—	$—	$—	$—
Bonds—FV	—	—	—	—
LB & SS—BACV	—	—	—	—
LB & SS—FV	—	—	—	—

Total assets—BACV	$—	$—	$—	$—
Total assets—FV	$—	$—	$—	$—

Collateral received- secured borrowing

	2021
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
Maximum Amount
Cash	$5,458,163	$6,187,798	$6,273,363	$6,664,383
Securities (FV)	—	—	—	—

Ending Balance
Cash	$4,460,530	$4,411,665	$4,658,905	$4,508,905
Securities (FV)	—	—	—	—

Cash and non-cash collateral received- secured borrowing by NAIC designation

	As of December 31, 2021
	NONE	NAIC 1	NAIC 2	NAIC 3
Ending balance
Cash	$4,508,905	$—	$—	$—

Total collateral assets – FV	$4,508,905	$—	$—	$—

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

As of December 31, 2021
	NAIC 4	NAIC 5	NAIC 6	Does Not Qualify As Admitted
Ending balance
Cash	$—	$—	$—	$—

Total collateral assets – FV	$—	$—	$—	$—

Allocation of aggregate collateral by remaining contractual maturity

As of December 31, 2021
Fair Value
30 days or less	$328,270
31 to 90 days	225,000
> 90 days	3,954,500

Allocation of aggregate collateral reinvested by remaining contractual maturity

	As of December 31, 2021
	Amortized Cost	Fair Value
30 days or less	$—	$—
121 to 180 days	—	—
181 to 365 days	1,246	1,246
1 to 2 years	40,671	41,112
2 to 3 years	19,217	19,452
> 3 years	4,401,858	4,447,171

Liability to return collateral- secured borrowing

	2021
	FIRST	SECOND	THIRD	FOURTH
	QUARTER	QUARTER	QUARTER	QUARTER
Maximum amount
Cash (collateral—all)	$5,458,163	$6,187,798	$6,273,363	$6,664,383
Securities collateral (FV)	—	—	—	—

Ending balance
Cash (collateral—all)	$4,460,530	$4,411,665	$4,658,905	$4,508,905
Securities collateral (FV)	—	—	—	—

In addition to the securities summarized in the maturity distribution above, the Company holds short-term investments representing the balance of the repurchase agreement liabilities. The Master Repurchase Agreements with the various counterparties do not require the Company to invest the proceeds in securities with maturities matching the maturities of the repurchase agreement liabilities. As previously stated, a majority of the Company’s repurchase agreements are for terms of greater than one year. The Company has sufficient cash flows from operations and investment maturities, pay downs and calls to meet the repurchase obligations under the outstanding agreements. In addition, the Company has the ability to sell securities to meet future repayment obligations under the agreements.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

9.	REINSURANCE

The Company is primarily involved in the cession and, to a lesser degree, assumption of life and annuity reinsurance with other companies. Reinsurance premiums and claims ceded and assumed for the years ended December 31 are as follows:

	2021		2020		2019
	Ceded	Assumed	Ceded	Assumed	Ceded	Assumed
Premiums written	$3,904,711	$1,666	$1,120,417	$13,064	$744,001	$43,933
Claims incurred	528,126	21,882	491,553	25,763	395,999	23,976
Reserve changes	3,480,002	(354,673)	432,783	(169,129)	(128,679)	4,008

Premiums and benefits incurred are stated net of the amounts of premiums and claims assumed and ceded. Policy benefit reserves and policy claims and benefits payable are reported net of the related reinsurance receivables. These receivables are recognized in a manner consistent with the liabilities related to the underlying reinsured contracts.

The Company is a party to a reinsurance agreement with North American. In this indemnity agreement, the Company assumes 80% of all policies issued by North American on or after January 1, 2014 of specific annuity plans. The Company recognized $775, $12,929 and $43,733 at December 31, 2021, 2020 and 2019, respectively, of premium under this agreement in the statement of operations. The Company retrocedes 100% of this business to a third party reinsurer through a modified coinsurance agreement.

The Company is a party to a modified coinsurance agreement with a third-party reinsurer. This indemnity agreement covers 80% of all policies issued by the Company on or after January 1, 2014 of specific annuity plans along with 100% of the business the Company assumes from North American in the coinsurance agreement discussed in the previous paragraph. In this agreement, the Company retains, on behalf of the reinsurer, assets equal to the statutory liabilities associated with the reinsured policies. The Company recognized $1,137,689 and $2,600,569 at December 31, 2021 and 2020, respectively, of modified coinsurance reserves under this agreement in the statements of admitted assets, liabilities, and capital and surplus.

The Company is party to a reinsurance agreement providing for the coinsurance of 30% for certain policies that were acquired from an acquisition in 2002. The reinsurer assumes 30% of the net premiums and benefits related to this block of business and reimburses the Company for various expenses related to this business through the expense allowances provided for in the agreement. Reserve credits of $267,952 and $276,549 associated with this agreement are reported as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities, and capital and surplus as of December 31, 2021 and 2020, respectively.

The Company is a party to two funds withheld coinsurance agreements with a third-party reinsurer. These are indemnity agreements that cover 50% of substantially all policies of specific annuity plans issued from January 1, 2002 through March 31, 2005, 60% of substantially all policies of specific annuity plans issued from April 1, 2005 through February 29, 2008 and 50% of substantially all policies of specific annuity plans issued from March 1, 2008 through November 30, 2013 of specific annuity plans. In these agreements, the Company agrees to withhold, on behalf of the assuming company, assets equal to the statutory reserve associated with these policies. A funds withheld liability of $2,863,676 and $3,092,420 is reflected as a component of funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2021 and 2020, respectively.

The Company is a party to a coinsurance agreements with a third-party reinsurer. This indemnity agreement covers 100% of all policies issued from January 1, 2008 through September 30, 2009 of specific annuity plans. Reserve credits of $117,824 and $127,537, associated with this agreement are reported as a component of

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

liabilities for future policy benefits in the statements of admitted assets, liabilities, and capital and surplus as of December 31, 2021 and 2020, respectively. In addition, reserve credits of $1,473 and $816 associated with this agreement are reported as a component of policy and contract claims in the statements of admitted assets, liabilities, and capital and surplus as of December 31, 2021 and 2020, respectively.

The Company is party to a coinsurance and yearly renewable term agreement with a third-party reinsurer that was effective on January 1, 2016. The Company ceded policies issued during 2016 for specific annuity plans. Premiums ceded under this agreement of $20,352, $18,050 and $15,687 are reported as a component of life insurance and annuity premiums and other considerations in the statements of operations for the year ended December 31, 2021, 2020 and 2019, respectively. Reserve credits of $143,641 and $127,750 associated with this agreement are reported as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2021 and 2020, respectively. A funds withheld liability of $72,113 and $55,331 is reflected as a component of funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2021 and 2020, respectively.

The Company has a coinsurance agreement with MNL Re, an affiliated limited purpose subsidiary life insurance company. The agreement has subsequently been amended to extend the term and increase the life insurance policies covered under the agreement. The Company ceded a defined block of permanent life insurance products to MNL Re. The Company recognized reserve credits of $1,318,921 and $1,067,683 under this agreement on December 31, 2021 and 2020, respectively, which are reflected as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus. The Company recognized $712,205 and $626,778 at December 31, 2021 and 2020, respectively, of funds held under coinsurance under this agreement in the statements of admitted assets, liabilities and capital and surplus. The reserve credit was supported by a contingent note guarantee (“LLC Note”) with a balance of $606,715 and $440,905 for 2021 and 2020, respectively. The LLC Note held by MNL Re, which functions in a manner similar to a standby letter of credit and which Midland National is a beneficiary, is an admitted asset under Iowa prescribed practice and the surplus generated by this prescribed practice has been retained in the carrying value of MNL Re.

On December 31, 2011, the Company entered into a coinsurance agreement with Solberg Re, an affiliated limited purpose subsidiary life insurance company. The agreement has subsequently been amended to extend the term and increase the life insurance policies covered under the agreement. The Company ceded a defined block of term life insurance to Solberg Re. The Company received experience refunds related to this agreement of $10,241, $18,170 and $12,015 during the years ended December 31, 2021, 2020 and 2019, respectively. The Company recognized reserve credits of $536,961 and $540,543 under this agreement on December 31, 2021 and 2020, respectively, which are reflected as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus. The Company recognized $198,999 and $191,472 at December 31, 2021 and 2020, respectively, of funds held under coinsurance under this agreement which is reported as funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus. The reserve credit was supported by an LLC Note with a balance of $337,962 and $349,070 for 2021 and 2020, respectively. The LLC Note held by Solberg Re, which functions in a manner similar to a standby letter of credit and which Midland National is a beneficiary, is an admitted asset under Iowa prescribed practice and the surplus generated by this prescribed practice has been retained in the carrying value of Solberg Re.

On September 30, 2019, the Company entered into a coinsurance agreement with Canal Re, an affiliated limited purpose subsidiary life insurance company. The Company ceded a defined block of term life insurance products to Canal Re. The Company received experience refunds related to this agreement of $25,549 and $44,467 during the years ended December 31, 2021 and 2020, respectively. The Company recognized reserve credit of $347,654 and $294,576 under this agreement on December 31, 2021 and 2020, respectively, which is reflected as a component

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus. The Company recognized $146,400 and $113,471 at December 31, 2021 and 2020, respectively, of funds held under coinsurance under this agreement which is reported as funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus. The reserve credit was supported by an LLC Note with a balance of $201,253 and $181,105 for 2021 and 2020, respectively. The LLC Note held by Canal Re, which functions in a manner similar to a standby letter of credit and which Midland National is a beneficiary, is an admitted asset under Iowa prescribed practice and the surplus generated by this prescribed practice has been retained in the carrying value of Canal Re.

On December 31, 2020, the Company entered into a coinsurance agreement with a third party reinsurer. The Company has ceded a defined block of permanent life insurance products to the third party reinsurer. The Company recognized $549,956 and $465,852 at December 31, 2021 and 2020, respectively, of funds held under coinsurance under this agreement as a component of funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus. A reserve credit of $739,591 and $626,313 associated with this agreement is reported as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2021 and 2020, respectively.

On October 31, 2021, the Company entered into a funds withheld coinsurance agreement with SFG Bermuda, an affiliated company domiciled in Bermuda, under which the Company ceded 100% of certain fixed index annuity policies issued prior to October 1, 2021. The Company also cedes 80% of all fixed index annuity policies issued on or after October 1, 2021. The Company ceded premiums of $3,410,246 during 2021 which includes the initial ceding premium on the inforce business ceded. The Company recognized $3,365,728 at December 31, 2021 of funds held under coinsurance under this agreement as a component of funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus. A reserve credit of $3,356,579 associated with this agreement is reported as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2021. The treaty also involved the coinsurance of interest maintenance reserve generated by the assets in the funds withheld portfolio. An interest maintenance reserve credit associated with this treaty of $490,480 is reported as a component of interest maintenance reserves in the statements of admitted assets liabilities and capital and surplus as of December 31, 2021.

The Company is a party to several reinsurance agreements with Scottish Re (U.S.), Inc. (“SRUS”) for cession of mortality risks on its life insurance business. SRUS was put into rehabilitation in 2019. In 2020, as a result of the Company’s ongoing assessment of the rehabilitation proceedings, it was deemed unlikely that the Company would be able to recover from SRUS the full amount of reserve credit recognized for business ceded to SRUS. In 2020, the Company recorded an impairment of $17,830 which was reflected in increase in liabilities for future life and annuity policy benefits in the statement of operations and as an increase of liabilities for future policy benefits on the statement of admitted assets, liabilities, and capital and surplus. As of December 31, 2021 and 2020, reserve credit of $8,826 and $14,801, respectively, net of impairment, was included in liabilities for future policy benefits on the statements of admitted assets, liabilities, and capital and surplus related to the Company’s reinsurance contracts with SRUS.

The estimated amount of the aggregate reduction in surplus (for agreements other than those under which the reinsurer may unilaterally cancel for reasons other than the nonpayment of premiums or other similar credits) for nonperformance or termination of all reinsurance agreements, by either party, is $1,057,380 as of December 31, 2021.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

10.	FUTURE POLICY BENEFITS AND POLICY PREMIUMS DUE, DEFERRED OR UNCOLLECTED

Reserves for life contracts and deposit-type contracts

The Company waives deduction of deferred fractional premiums upon death of the insured. For policies without flexible premiums the Company returns any portion of the final premium beyond the policy month of death. Reserves include the excess of the surrender value over the reserve as otherwise computed. Additional premiums plus the regular gross premium for the true age are charged for substandard lives. Mean reserves are determined by computing the regular mean reserve for the plan at the true age and holding, in addition, one-half (50%) of the extra premium charge for the year for fixed premium plans and one-half of the extra risk charge for the month for flexible premium plans.

At December 31, 2021 and 2020, the Company had $14,366,065 and $16,571,341, respectively, of insurance in force for which the gross premiums are less than the net premiums according to the standard of valuation set by the State of Iowa. At December 31, 2021 and 2020, reserves to cover the above insurance totaled $275,708 and $273,443, respectively, before reinsurance ceded. The Company anticipates investment income as a factor in the calculations of its premium deficiency reserves.

The Company fully adopted valuation manual standard 20 (“VM-20”) as of January 1, 2020. The VM-20 reserving methodology is a principles based approach required for life insurance policies which uses prudent estimate assumptions. At December 31, 2021 and 2020, the Company held VM-20 reserves for the applicable life insurance policies in the amount of $3,266,645 and $778,106, respectively. These reserves were reflected in the liabilities for future policy benefits and as a decrease to unassigned surplus in the statements of admitted assets, liabilities and capital and surplus.

The Company adopted valuation manual standard 21 (“VM-21”) as of January 1, 2020. The VM-21 reserving methodology is a principles based approach required for variable annuity policies which uses prudent estimate assumptions for interest and other assumptions. The adoption of VM-21 resulted in a reduction of the applicable reserves on variable annuity policies in the amount of $12,573 and was reflected in the liabilities for future policy benefits and as an increase to unassigned surplus in the statements of admitted assets, liabilities and capital and surplus. The Company elected to record the full impact in 2020 rather than electing to grade in the change in valuation basis. At December 31, 2021 and 2020, the Company held VM-21 reserves for the applicable life insurance policies in the amount of $2,785,595 and $2,324,071, respectively. These reserves were reflected in the liabilities for future policy benefits and as a decrease to unassigned surplus in the statements of admitted assets, liabilities and capital and surplus.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

Analysis of annuity actuarial reserves and deposit liabilities by withdrawal characteristics

A portion of the Company’s liabilities for future policy benefits relate to liabilities established on a variety of products that are not subject to significant mortality and morbidity risk; however, there may be certain restrictions placed upon the amount of funds that can be withdrawn without penalty. The amount of reserves on these products, by withdrawal characteristics and the related percentage of the total, are summarized as follows at December 31:

Individual Annuities

	2021
		Separate	Separate
	General	Account with	Account
	Account	Guarantees	Nonguaranteed	Total	Percent
Subject to discretionary withdrawal With market value adjustment	$22,736,206	$—	$—	$22,736,206	68%
At book value less current surrender charge of 5% or more	139,142	—	—	$139,142	—%
At fair value—separate account non- guaranteed	—	—	2,497,318	2,497,318	8%

Total with market value adjustment	22,875,348	—	2,497,318	$25,372,666	76%
At book value without adjustment (minimal or no charge or adjustment)	7,578,348	—	—	$7,578,348	23%

Not subject to discretionary withdrawal	284,492	—	—	$284,492	1%

Total	30,738,188	—	2,497,318	$33,235,506	100%

Reinsurance ceded	4,804,586	—	—	4,804,586

Total (gross—ceded)	$25,933,602	$—	$2,497,318	$28,430,920

Amount included in book value less surrender charges above that will move to book value without adjustment for the first time within the year after the statement date:	$54,694

	2020
		Separate	Separate
	General	Account with	Account
	Account	Guarantees	Nonguaranteed	Total	Percent
Subject to discretionary withdrawal With market value adjustment	$22,180,061	$—	$—	$22,180,061	70%
At book value less current surrender charge of 5% or more	254,248	—	—	254,248	1%
At fair value—separate account non- guaranteed	—	—	2,029,339	2,029,339	7%

Total with market value adjustment	22,434,309	—	2,029,339	24,463,648	78%

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

	2020
		Separate	Separate
	General	Account with	Account
	Account	Guarantees	Nonguaranteed	Total	Percent

At book value without adjustment (minimal or no charge or adjustment)	6,432,378	—	—	6,432,378	21%

Not subject to discretionary withdrawal	287,636	—	—	287,636	1%

Total	29,154,323	—	2,029,339	31,183,662	100%

Reinsurance ceded	2,017,289	—	—	2,017,289

Total (gross—ceded)	$27,137,034	$—	$2,029,339	$29,166,373

Amount included in book value less surrender charges above that will move to book value without adjustment for the first time within the year after the statement date:	$5,105

Group Annuities

	2021
		Separate	Separate
	General	Account with	Account
	Account	Guarantees	Nonguaranteed	Total	Percent
Subject to discretionary withdrawal With market value adjustment	$1,910,147	$—	$—	$1,910,147	35%
At book value less current surrender charge of 5% or more	4,965	—	—	4,965	—%
At fair value—separate account non-guaranteed	—	—	—	—	—%

Total with market value adjustment	1,915,112	—	—	1,915,112	35%

At book value without adjustment (minimal or no charge or adjustment)	3,313,807	—	—	3,313,807	62%

Not subject to discretionary withdrawal	170,967	—	—	170,967	3%

Total (gross: direct + assumed	5,399,886	—	—	5,399,886	100%

Reinsurance ceded	1,685,310	—	—	1,685,310

Total (gross—ceded)	$3,714,576	$—	$—	$3,714,576

Amount included in book value less surrender charges above that will move to book value without adjustment for the first time within the year after the statement date:	$—

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

	2020
		Separate	Separate
	General	Account with	Account
	Account	Guarantees	Nonguaranteed	Total	Percent
Subject to discretionary withdrawal With market value adjustment	$2,298,845	$—	$—	2,298,845	39%
At book value less current surrender charge of 5% or more	5,850	—	—	5,850	—%
At fair value—separate account non-guaranteed	—	—	—	—	—%

Total with market value adjustment	2,304,695	—	—	2,304,695	39%

At book value without adjustment (minimal or no charge or adjustment)	3,491,299	—	—	3,491,299	60%

Not subject to discretionary withdrawal	32,157	—	—	32,157	1%

Total (gross: direct + assumed	5,828,151	—	—	5,828,151	100%

Reinsurance ceded	1,336,896	—	—	1,336,896

Total (gross—ceded)	$4,491,255	$—	$—	$4,491,255

Amount included in book value less surrender charges above that will move to book value without adjustment for the first time within the year after the statement date:	$—

Deposit-type Contracts

	2021
		Separate	Separate
	General	Account with	Account
	Account	Guarantees	Nonguaranteed	Total	Percent
Subject to discretionary withdrawal With market value adjustment	$3,841	$—	$—	3,841	1%
At book value less current surrender charge of 5% or more	—	—	—	—	—%
At fair value—separate account non- guaranteed	—	—	—	—	—%

Total with market value adjustment	3,841	—	—	3,841	1%

At book value without adjustment (minimal or no charge or adjustment)	327,307	—	—	327,307	56%

Not subject to discretionary withdrawal	255,265	—	—	255,265	43%

Total (gross: direct + assumed	586,413	—	—	586,413	100%

Reinsurance ceded	654	—	—	654

Total (gross—ceded)	$585,759	$—	$—	$585,759

Amount included in book value less surrender charges above that will move to book value without adjustment for the first time within the year after the statement date:	$—

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

	2020
		Separate	Separate
	General	Account with	Account
	Account	Guarantees	Nonguaranteed	Total	Percent
Subject to discretionary withdrawal With market value adjustment	$5,243	$—	$—	5,243	2%
At book value less current surrender charge of 5% or more	—	—	—	—	—%
At fair value—separate account non-guaranteed	—	—	—	—	—%

Total with market value adjustment	5,243	—	—	5,243	2%

At book value without adjustment (minimal or no charge or adjustment)	100,256	—	—	100,256	29%

Not subject to discretionary withdrawal	239,837	—	—	239,837	69%

Total (gross: direct + assumed	345,336	—	—	345,336	100%

Reinsurance ceded	732	—	—	732

Total (gross—ceded)	$344,604	$—	$—	$344,604

Amount included in book value less surrender charges above that will move to book value without adjustment for the first time within the year after the statement date:	$—

Analysis of life actuarial reserves by withdrawal characteristics

	2021
	General Account
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal life	$8,673,914	$8,632,526	$8,558,333
Universal life with secondary guarantees	524,521	386,536	2,299,982
Indexed universal life	4,263,219	3,818,356	3,845,318
Indexed universal life with secondary guarantees	554,629	405,302	868,741
Other permanent cash value life insurance	185,551	185,551	293,788
Variable universal life	90,985	89,976	94,728

Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	—	—	1,369,169
Accidental death benefits	—	—	715
Disability—active lives	—	—	7,779
Disability—disabled lives	—	—	39,207
Miscellaneous reserves	—	—	392,582

Total	14,292,819	13,518,247	17,770,342
Reinsurance ceded	646,296	499,480	3,490,382

Total net of reinsurance ceded	$13,646,523	$13,018,767	$14,279,960

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

2021
Separate Account with Guarantees
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal life	$2,891,381	$2,891,381	$2,890,763
Universal life with secondary guarantees	—	—	—
Indexed universal life	—	—	—
Indexed universal life with secondary guarantees	—	—	—
Other permanent cash value life insurance	—	—	—
Variable universal life	—	—	—

Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	—	—	—
Accidental death benefits	—	—	—
Disability—active lives	—	—	—
Disability—disabled lives	—	—	—
Miscellaneous reserves	—	—	—

Total	2,891,381	2,891,381	2,890,763
Reinsurance ceded	—	—	—

Total net of reinsurance ceded	$2,891,381	$2,891,381	$2,890,763

2021
Separate Account Non-guaranteed
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal life	$—	$—	$—
Universal life with secondary guarantees	—	—	—
Indexed universal life	—	—	—
Indexed universal life with secondary guarantees	—	—	—
Other permanent cash value life insurance	—	—	—
Variable universal life	792,341	779,257	782,030

Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	—	—	—
Accidental death benefits	—	—	—
Disability—active lives	—	—	—
Disability—disabled lives	—	—	—
Miscellaneous reserves	—	—	—

Total	792,341	779,257	782,030
Reinsurance ceded	—	—	—

Total net of reinsurance ceded	$792,341	$779,257	$782,030

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

	2020
	General Account
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal life	$6,466,529	$6,436,172	$6,374,205
Universal life with secondary guarantees	641,475	477,144	2,163,479
Indexed universal life	3,536,864	3,151,404	3,170,802
Indexed universal life with secondary guarantees	632,652	461,587	875,618
Other permanent cash value life insurance	181,692	181,692	286,980
Variable universal life	83,276	82,000	87,144

Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	—	—	1,331,863
Accidental death benefits	—	—	760
Disability—active lives	—	—	8,927
Disability—disabled lives	—	—	41,791
Miscellaneous reserves	—	—	399,619

Total	11,542,488	10,789,999	14,741,188
Reinsurance ceded	232,935	233,111	3,146,075

Total net of reinsurance ceded	$11,309,553	$10,556,888	$11,595,113

2020
Separate Account with Guarantees
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal life	$2,735,962	$2,735,962	$2,735,375
Universal life with secondary guarantees	—	—	—
Indexed universal life	—	—	—
Indexed universal life with secondary guarantees	—	—	—
Other permanent cash value life insurance	—	—	—
Variable universal life	—	—	—

Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	—	—	—
Accidental death benefits	—	—	—
Disability—active lives	—	—	—
Disability—disabled lives	—	—	—
Miscellaneous reserves	—	—	—

Total	2,735,962	2,735,962	2,735,375
Reinsurance ceded	—	—	—

Total net of reinsurance ceded	$2,735,962	$2,735,962	$2,735,375

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

2020
Separate Account Non-guaranteed
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal life	$—	$—	$—
Universal life with secondary guarantees	—	—	—
Indexed universal life	—	—	—
Indexed universal life with secondary guarantees	—	—	—
Other permanent cash value life insurance	—	—	—
Variable universal life	710,833	695,326	698,073

Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	—	—	—
Accidental death benefits	—	—	—
Disability—active lives	—	—	—
Disability—disabled lives	—	—	—
Miscellaneous reserves	—	—	—

Total	710,833	695,326	698,073
Reinsurance ceded	—	—	—

Total net of reinsurance ceded	$710,833	$695,326	$698,073

Policy premium due, deferred and uncollected

Gross premiums are amounts charged to the policyholder and recognized as income when due from policyholders under the terms of the insurance contract. Net premiums are the amount calculated on the basis of the interest and mortality table used to calculate the policy reserves. The difference between gross premium and net premium is referred to as loading and generally includes allowances for acquisition costs and other expenses, but also includes the differences in mortality and interest assumptions utilized for statutory reserving purposes.

Due, deferred and uncollected life insurance premiums (net of reinsurance ceded) are summarized as follows at December 31:

	2021		2020
		Net of		Net of
	Gross	Loading	Gross	Loading
Ordinary—new business	$8,379	$1,968	$7,632	$319
Ordinary—renewal	79,533	162,854	77,002	158,628

	$87,912	$164,822	$84,634	$158,947

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

11.	SEPARATE ACCOUNTS

The Company has separate accounts for its variable life and annuity business and a portion of its bank owned life insurance business. Information regarding the separate accounts of the Company is as follows:

	2021	2020
Reserves at December 31 for accounts with assets at:
Market value	$3,279,348	$2,727,412
Amortized cost	2,890,763	2,735,375

Total reserves	$6,170,111	$5,462,787

By withdrawal characteristics:
At book value without MV adjustment and with current surrender charges less than 5%	$6,170,111	$5,462,787
Not subject to discretionary withdrawal	—	—

Reserves for asset default risk in lieu of AVR	$6,170,111	$5,462,787

Following is a summary reconciliation of amounts reported as transfers to and from separate accounts in the summary of operations of the Company’s NAIC separate account annual statements with the amounts reported as net transfers to separate accounts in the accompanying statements of operations for the years ended December 31:

	2021	2020	2019
Reconciliations of net transfers to (from) separate accounts
Transfers of premiums to separate accounts	$651,572	$295,797	$353,359
Transfers from separate accounts	(394,848)	(298,174)	(282,843)

Net transfers to (from) the separate accounts as reported in the statements of operations	$256,724	$(2,377)	$70,516

The Company has variable annuities with guaranteed benefits including guaranteed death benefits and guaranteed living benefits. The total maximum guarantee provided to the separate account associated with guaranteed death benefits of $47,870, $48,759, $48,744, $85,497 and $47,313 as of December 31, 2021, 2020, 2019, 2018 and 2017, respectively. The risk charges remitted to the general account associated with these guarantees was $868, $747, $512, $590 and $638 for 2021, 2020, 2019, 2018 and 2017, respectively.

12.	CAPITAL AND SURPLUS AND DIVIDEND RESTRICTIONS

The Company has 2,549,439 common stock shares authorized, issued and outstanding. The Company has no preferred stock outstanding. Without prior approval of its domiciliary commissioner, dividends to shareholders is limited by the laws of the Company’s state of incorporation, Iowa, to $985,380 in 2022 an amount that is based on restrictions relating to the 2021 net gain from operations and statutory surplus. Within these limitations, there are no restrictions placed on the portion of Company profits that may be paid as ordinary dividends to its stockholder. The unassigned surplus of $3,414,966 is unrestricted and held for the benefit of the Company’s stockholder.

During 2021, the Company paid ordinary cash dividends in the amounts of $219,652 on March 31 and $80,000 on December 31 to its stockholder, SFG.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

On October 25, 2013, the Company issued a surplus note to its parent, SFG, for $142,000. This note is reported as a component of capital and surplus in the statement of admitted assets, liabilities and capital and surplus. The surplus note bears annual interest at 7.5% payable in semi-annual installments. The maturity date of the note is October 31, 2043. Payment of principal and interest on this note is subject to approval by the Iowa Insurance Division. The Company incurred interest expense of $10,650 in 2021, 2020 and 2019. The Company has recognized life-to-date interest of $88,850.

On December 30, 2014, the Company issued a surplus note to its parent, SFG, for $200,000. This note is reported as a component of capital and surplus in the statement of admitted assets, liabilities and capital and surplus. The surplus note bears annual interest at 7.0% payable in semi-annual installments. The maturity date of the note is December 30, 2044. Payment of principal and interest on this note is subject to approval by the Iowa Insurance Division. The Company incurred interest expense of $14,000 in 2021, 2020 and 2019. The Company has recognized life-to-date interest of $98,000.

On June 30, 2017, the Company issued a surplus note to its parent, SFG, for $295,000. This note is reported as a component of capital and surplus in the statement of admitted assets, liabilities and capital and surplus. The surplus note bears annual interest at 6.0% payable in semi-annual installments. The maturity date of the note is June 30, 2047. Payment of principal and interest on this note is subject to approval by the Iowa Insurance Division. The Company incurred interest expense of $17,700 in 2021, 2020, and 2019. The Company has recognized life-to-date interest of $77,347.

On December 30, 2017, the Company issued a surplus note to its parent, SFG, for $200,000. This note is reported as a component of capital and surplus in the statement of admitted assets, liabilities and capital and surplus. The surplus note bears an annual interest rate at 6.0% payable in semi-annual installments. The maturity date of the note is December 30, 2047. Payment of principal and interest on this note is subject to approval by the Iowa Insurance Division. The Company incurred interest expense of $12,000 in 2021, 2020, and 2019. The Company has recognized life-to-date interest of $48,000.

On December 30, 2020, the Company issued a surplus note to its parent, SFG, for $200,000. This note is reported as a component of capital and surplus in the statement of admitted assets, liabilities and capital and surplus. The surplus note bears an annual interest rate at 6.5% payable in semi-annual installments. The maturity date of the note is December 30, 2050. Payment of principal and interest on this note is subject to approval by the Iowa Insurance Division. The Company incurred interest expense of $10,863 and $0 in 2021 and 2020, respectively. The Company has recognized life-to-date interest of $10,863.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

13.	INCOME TAXES

The components of the net deferred tax asset recognized by the Company at December 31 are as follows:

	2021			2020			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
Gross deferred tax asset	$576,282	$46,816	$623,098	$560,764	$61,252	$622,016	$15,518	$(14,436)	$1,082
Statutory valuation allowance	—	—	—	—	—	—	—	—	—

Adjusted gross deferred tax assets	576,282	46,816	623,098	560,764	61,252	622,016	15,518	(14,436)	1,082
Deferred tax assets nonadmitted	134,105		134,105	152,426	—	152,426	(18,321)	—	(18,321)

Subtotal net admitted deferred tax asset	442,177	46,816	488,993	408,338	61,252	469,590	33,839	(14,436)	19,403

Deferred tax liabilities	149,755		149,755	166,272	—	166,272	(16,517)	—	(16,517)

Net admitted deferred tax assets	$292,422	$46,816	$339,238	$242,066	$61,252	$303,318	$50,356	$(14,436)	$35,920

	2021			2020			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
Admission Calculation
Components SSAP No. 101:
(a) Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$46,816	$46,816	$—	$—	$—	$—	$46,816	$46,816

(b) Adjusted gross deferred tax assets expected to be realized after application of the threshold limitation	292,422	—	$292,422	242,066	61,252	$303,318	50,356	(61,252)	$(10,896)

Adjusted gross deferred be realized following the balance sheet date	292,422	—	$292,422	242,066	61,252	303,318	50,356	(61,252)	(10,896)

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

	2021			2020			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
Adjusted gross deferred tax assets allowed per limitation threshold	XXX	XXX	735,727	XXX	XXX	584,533	XXX	XXX	151,194
(c) Adjusted gross deferred tax assets offset by gross deferred tax liabilities	149,755	—	$149,755	166,272	—	166,272	(16,517)	—	$(16,517)

Deferred tax assets admitted as the result of application of SSAP No. 101 (a)+(b)+(c)	$442,177	$46,816	$488,993	$408,338	$61,252	$469,590	$33,839	$(14,436)	$19,403

	2021	2020
Ratio percentage used to determine recovery period and threshold limitation amount	844%	752%
Amount of adjusted capital and surplus used to determine recovery period and threshold limitation	$4,904,846	$3,896,885

The impact of tax planning strategies at December 31 is as follows:

	2021		2020		Change
	(1)	(2)	(3)	(4)	(5)	(6)
	Ordinary	Capital	Ordinary	Capital	(Col 1-3) Ordinary	(Col 2-4) Capital
Impact of tax-planning strategies
(a) Determination of adjusted gross deferred tax assets and net admitted deferred tax assets, by tax character as a percentage
1. Adjusted gross DTAs amount from note 9A1(c)	$576,282	$46,816	$560,764	$61,252	$15,518	$(14,436)
2. Percentage of adjusted gross DTAs by tax character attributable to the impact of tax planning strategies	1.1%	7.5%	1.4%	9.8%	(0.3)%	(2.3)%
3. Net admitted adjusted gross DTAs amount from note 9A1(e)	$442,177	$46,816	$408,338	$61,252	$33,839	$(14,436)
4. Percentage of net admitted adjusted gross DTAs by tax character admitted because of the impact of tax planning strategies	2.0%	13.8%	2.8%	20.2%	(0.8)%	(6.4)%

The Company’s tax-planning strategies do not include the use of reinsurance.

There are no deferred tax liabilities that have not been recognized.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

Current income taxes incurred consist of the following major components at December 31:

	2021	2020	2019
Current income tax:
Federal income tax on operations	$137,652	$120,855	$63,666
Federal income tax on net capital gains	180,995	7,780	7,214
Other	(14,838)	4,832	6,571

Federal and foreign income taxes incurred	$303,809	$133,467	$77,451

The components of deferred tax assets and deferred tax liabilities are as follows:

	2021	2020	Change
Deferred tax assets:
Ordinary
Policyholder reserves	$285,903	$316,834	$(30,931)
Investments	2,843	2,722	121
Deferred acquisition costs	232,876	187,240	45,636
Fixed assets	5,147	6,870	(1,723)
Compensation and benefits accrual	2,980	2,927	53
Pension accrual	30,190	29,005	1,185
Receivables—nonadmitted	1,391	1,552	(161)
Other (including items <5% of total ordinary tax assets)	14,952	13,614	1, 338

Subtotal	576,282	560,764	15,518
Nonadmitted	134,105	152,426	(18,321)

Admitted ordinary deferred tax assets	442,177	408,338	33,839

Capital
Investments	46,816	61,252	(14,436)

Admitted capital deferred tax assets	46,816	61,252	(14,436)

Admitted deferred tax assets	$488,993	$469,590	$19,403

Deferred Tax Liabilities:
Ordinary
Investments	$54,237	$58,225	$(3,988)
Fixed assets	9,798	11,015	(1,217)
Deferred and uncollected premium	34,613	33,379	1,234
Policyholder reserves	51,563	64,829	(13,266)
Other (including items <5% of total ordinary tax liabilities)	(456)	(1,176)	720

Subtotal	149,755	166,272	(16,517)

Deferred tax liabilities	149,755	166,272	(16,517)

Net deferred tax assets	$339,238	$303,318	$35,920

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

The provision for income taxes incurred is different from that which would be obtained by applying the statutory Federal income tax rate to income before income taxes. The significant items causing this difference for the year ended December 31, 2021, are as follows:

		Effective
	Tax Effect	Tax Rate
Provision computed at statutory rate	$386,251	21.0%
IMR amortization	(5,224)	(0.3)%
Tax exempt income	(55,993)	(3.0)%
Tax credits	(40,467)	(2.2)%
Change in nonadmitted assets	1,793	0.1%
Other	(21,198)	(1.2)%

Total statutory income taxes	$265,162	14.4%

Federal income taxes incurred	$303,809	16.5%
Change in net deferred income taxes	(38,647)	(2.1)%

Total statutory income taxes	$265,162	14.4%

At December 31, 2021, the Company had no operating loss or tax credit carryforwards available and has not made any deposits under Section 6603 of the Internal Revenue Code. The income taxes incurred in the current and prior years that will be available for recoupment in the event of a future capital loss are $198,525 in 2021, $15,775 in 2020 and $3,075 in 2019.

14.	EMPLOYEE BENEFIT PLANS

The Company provides certain postretirement health care and life insurance benefits for eligible active employees through health and welfare benefit plans. Substantially all employees working for the Company are eligible for those benefits at retirement. The type and amount of benefit varies based on the plan in effect for a particular employee group.

As of December 31, 2021, the Company anticipates contributing the following amounts to its health care plan:

2022	$1,034
2023	1,044
2024	1,060
2025	1,113
2026	1,180
Thereafter	6,421

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

The following table summarizes the assets, benefit obligations and other information related to these plans as of December 31, 2021 and 2020:

	Underfunded
Change in Postretirement Benefits	2021	2020	2019
Benefit obligation at beginning of year	$35,149	$30,335	$26,488
Service cost	1,600	1,319	1,141
Interest cost	814	939	1,050
Contribution by plan participants	509	523	390
Actuarial gain (loss)	(4,199)	3,929	2,629
Benefits paid	(1,032)	(1,214)	(1,363)
Plan amendments	—	(682)	—

Benefit obligation at end of year	$32,841	$35,149	$30,335

	Postretirement Benefits
Change in plan assets	2021	2020
Fair value of plan assets at beginning of year	$—	$—
Actual return on plan assets	—	—
Foreign currency exchange rate changes	—	—
Reporting entity contribution	523	690
Aplan participants’ contributions	509	523
Benefits paid	(1,032)	(1,213)
Business combinations, divestitures and settlements	—	—

Fair value of plan assets at end of year	$—	$—

	Postretirement Benefits
Components of net periodic benefit costs	2021	2020	2019
Service cost	$1,600	$1,319	$1,141
Interest cost	814	939	1,050
Gains and losses	367	210	—
Prior service cost or credits	(96)	(81)	104

Total net periodic benefit cost	$2,685	$2,387	$2,295

Amounts in unassigned funds (surplus) recognized	Postretirement Benefits
as components of net periodic benefit cost	2021	2020	2019
Net prior service cost or credit arising during the period	$—	$(683)	$—
Net prior service cost or credit recognized	96	81	(104)
Net gain and loss arising during the period	(4,199)	3,929	2,629
Net gain and loss recognized	(367)	(210)	—

Items not yet recognized as a component of net periodic cost—current year	$(4,470)	$3,117	$2,525

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

Amounts in unassigned funds (surplus) that have not
yet been recognized as components of net periodic	Postretirement Benefits
benefit cost	2021	2020
Net prior service cost or credit	$—	$(96)
Net recognized gains and losses	17	449

Weighted-average assumptions used to determine	Postretirement Benefits
net periodic benefit cost as of December 31	2021	2020
Weighted-average discount rate	2.40%	3.12%
Expected long-term rate of return on plan assets	n/a	n/a
Rate of compensation increase	n/a	n/a

Weighted-average assumptions used to determine	Postretirement Benefits
projected benefit obligation as of December 31	2021	2020
Weighted average discount rate	2.75%	2.40%
Rate of compensation increase	n/a	n/a

The Company participates in an Employee Stock Ownership Plan (“ESOP”) sponsored by SEI covering eligible employees of SFG. SFG pays and recognizes as an expense the current year allocation to its employees pursuant to the terms of a service agreement with SEI. SEI is responsible for funding employee distributions from the SEI ESOP to participants as they occur.

Compensation expense is recognized as shares to participants are committed to be released.

The expense for 2021, 2020 and 2019 was $33,375, $17,501 and $22,136, respectively.

15.	OTHER RELATED PARTY TRANSACTIONS

The Company pays fees to SEI under management contracts that cover certain investment, accounting, employee benefit and management services. The Company was charged $36,321, $31,765 and $34,493 in 2021, 2020 and 2019 , respectively, related to these contracts.

In 2013, the Company issued guaranteed investment contracts (“GICs”) to SEI for $102,000. In 2016, the Company issued additional GICs of $100,000. During 2020, the contracts were surrendered. In 2021, Midland National reissued GICs to SEI for $200,000 that had been surrendered in 2020. These contracts totaling $200,000 and $0 in 2021 and 2020, respectively, are included in liabilities for deposit type funds in the statements of admitted assets, liabilities and capital and surplus. Interest incurred on these contracts was $1,386, $3,114 and $4,932 in 2021, 2020 and 2019, respectively.

The Company pays investment management fees to an affiliate, Guggenheim Partners Investment Management Inc. (“GPIM”). SEI holds an indirect interest in Guggenheim. During 2021, 2020 and 2019, the Company incurred fees of $53,321, $47,585 and $44,239, respectively, for these investment management services. The fees are calculated based on the average fair value of invested assets under management multiplied by a contractual rate.

Guggenheim Commercial Real Estate Finance, LLC, (an indirect subsidiary of Guggenheim) provides commercial mortgage loan origination and servicing services for the Company. The Company incurred expense of $7,651, $7,776 and $8,109 in 2021, 2020 and 2019, respectively, for these commercial mortgage services. The fee is calculated monthly based on the outstanding principal balance of the commercial mortgage loans and real estate owned multiplied by a contractual rate.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

SEI has a noncontrolling interest in KDC Holdings, LLC (“KDC”), a real estate development and investment company focusing on office build-to-suite facilities. KDC Des Moines Development One, LLC, (“KDCDM”) a subsidiary of KDC, provided services to the Company associated with the construction of a new home office building in West Des Moines, Iowa. During 2021 and 2020, the Company paid KDCDM $0 and $2,909, respectively, for these services, and capitalized those costs as building and improvements reported as a component of real estate in the statements of admitted assets, liabilities and capital and surplus.

In December 2020, the Company originated a commercial mortgage loan for Pathfinder Ranches, LLC, which is an indirect subsidiary of SEI. The reported value was $25,000 at December 31, 2021 and 2020, and is reported in mortgage loans in the statements of admitted assets, liabilities and capital and surplus at December 31, 2021. The loan was issued at 4.35% and matures in 2027. Interest earned on this loan was $1,088 in 2021.

At December 31, 2021, the Company holds an investment security issued by GPIM. The security is reported in invested assets in the statements of admitted assets, liabilities, and capital and surplus at December 31, 2021 (3.50% interest, $51,816 par, $51,778 reported value, due 2023). At December 31, 2020, the security was reported in invested assets in the statements of admitted assets, liabilities, and capital and surplus (3.50% interest, $52,413 par, $52,355 reported value, due 2023).

The Company holds $348,173 and $566,036 of investments in debt securities issued by affiliates which are reported in bonds in the statements of admitted assets, liabilities, and capital and surplus at December 31, 2021 and December 31, 2020, respectively. The Company also holds $1,078,429 and $605,653 of limited partnership interests in affiliates which are reported in other invested assets in the statement of admitted assets, liabilities, and capital and surplus at December 31, 2021 and 2020, respectively.

The Company provided certain investment, accounting, policy administration and management services to North American. The Company received reimbursements of $147,536, $128,942 and $132,296 in 2021, 2020 and 2019, respectively, for the costs incurred to render such services.

The Company provides certain insurance and noninsurance services to MNL Re. The Company received reimbursements of $100 in each of 2021, 2020 and 2019 for the costs incurred to render such services.

The Company provides certain insurance and noninsurance services to Solberg Re. The Company received reimbursements of $100 in each of 2021, 2020 and 2019 for the costs incurred to render such services.

The Company provides certain insurance and noninsurance services to Canal Re. The Company received reimbursements of $100, $125 and $0 in 2021, 2020 and 2019, respectively, for the costs incurred to render such services.

The Company provided certain investment, accounting, payroll administration and management services to SIG for which it was reimbursed $6,305, $6,333 and $5,527 in 2021, 2020 and 2019, respectively, for costs incurred to render such services.

The Company provided certain investment, accounting, payroll administration and management services to SFN for which it was reimbursed $24,945, $19,750 and $22,304 in 2021, 2020 and 2019, respectively, for costs incurred to render such services.

The Company provides certain accounting, payroll administration and management services to Beacon. The Company received reimbursements of $270 in 2021 and $0 in 2020 and 2019, respectively, for the costs incurred to render such services.

The Company provides certain insurance and noninsurance services to SFG Bermuda. The Company received reimbursements of $500 in 2021 and $0 in 2020 and 2019, for the costs incurred to render such services.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

The Company issued surplus notes payable to SFG. The borrowings were $1,037,000 as of December 31, 2021 and 2020. The Company paid interest to SFG in the amount of $65,213 in 2021 and $54,350 2020 and 2019. See Note 12 for further discussion of these surplus notes.

The Company is party to coinsurance agreements with North American, MNL Re, Solberg Re, Canal Re, and SFG Bermuda. See Note 9 for further discussion of these transactions.

16.	COMMITMENTS AND CONTINGENCIES

Limited partnership commitments

At December 31, 2021 and 2020, the Company had outstanding capital commitments to limited partnerships of $751,352 and $832,285, respectively.

Lease commitments

The Company leases certain equipment and office space. Rental expense on operating leases of $1,871, $4,055 and $4,323 were incurred in 2021, 2020 and 2019, respectively. The approximate future minimum lease payments under these non-cancelable leases at December 31, 2021 are as follows:

2022	$488
2023	506
2024	506
2025	441
2026	313
Thereafter	2,349

Other contingencies

Under insurance guaranty fund laws, in most states insurance companies doing business therein can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. The Company does not believe such assessments will be materially different from amounts already provided for in the financial statements. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer’s own financial strength.

The Company has, in the normal course of business, claims and lawsuits filed against it. In some cases the damages sought are substantially in excess of contractual policy benefits. The Company believes these claims and lawsuits, either individually or in the aggregate, will not materially affect the Company’s financial position or results of operations.

17.	SUBSEQUENT EVENTS

The Company evaluated subsequent events through April 21, 2022, the date the financial statements were available to be issued. There were no subsequent event transactions that required disclosure in the financial statements.

On February 24, 2022, the armed forces of the Russian Federation invaded Ukraine. The invasion has caused a major disruption to the people and businesses of Ukraine and has resulted in numerous sanctions being placed on the government and businesses of Russia. The Company has limited exposure to this conflict in the form of fixed maturity securities held by the Company that were issued by entities in Russia and Ukraine or issued with

MIDLAND NATIONAL LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Sammons Financial Group, Inc.)

NOTES TO FINANCIAL STATEMENTS—STATUTORY BASIS

AS OF DECEMBER 31, 2021, 2020 and 2019

(Dollars in Thousands)

underlying exposure to collateral associated with Russia. The Company is unable to estimate the specific impact to those investments at this time, but does not believe that impact will be material to the overall results of the Company.

SECTION 8—ADDITIONAL INFORMATION

Inquiries and Correspondence

If you have any questions about your Certificate or need to make changes, then contact the registered representative who sold you the Certificate, or contact us at our Customer Service Center:

222 South First Street, Suite 600

Louisville, KY 40202

Phone: (877) 575-2742 (toll-free)

Fax: (502) 882-6040

You currently may send correspondence and transaction requests to us at the above Customer Service Center address or by facsimile or telephone at the numbers listed above. Our service representatives are available between the hours of 7:30 a.m. and 5:00 p.m. Monday through Friday (Central Standard Time), excluding holidays and any day the New York Stock Exchange is not open. Any requests for partial withdrawals, transfers, and surrenders sent to another number or address may not be considered received at our Customer Service Center. The procedures we follow for facsimile requests include a written confirmation sent directly to you following any transaction request. We will employ reasonable procedures to confirm that instructions communicated by telephone or facsimile are genuine. We may revoke facsimile, internet and telephone transaction privileges at any time for some or all owners. The overnight mailing address is 222 South First Street, Suite 600, Louisville, KY 40202.

The procedures we follow for transactions initiated by telephone may include requirements that callers identify themselves and the owner by name, social security number, date of birth of the an owner, or other identifying information. We disclaim any liability for losses resulting from unauthorized or allegedly unauthorized facsimile, internet or telephone requests that we believe to be genuine. We may record all telephone requests. There are risks associated with requests made by facsimile (possible falsification of faxed documents by others), internet or telephone (possible falsification of owner identity) when the original signed request is not sent to our Customer Service Center. You bear those risks.

Facsimile, internet, and telephone correspondence and transaction requests may not always be available. Facsimile, internet, and telephone systems can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may prevent or delay our receipt of your request. If you are experiencing problems, you should mail your correspondence and transaction request to our Customer Service Center.

Electronic Account Information

You may elect to receive prospectuses, transaction confirmations, reports and other communications in electronic format, instead of receiving paper copies of these documents. The electronic delivery service is subject to various terms and conditions, including a requirement that you promptly notify us of any change in your e-mail address, in order to avoid any disruption of deliveries to you. You may elect to discontinue e-delivery at any time and may also request paper copies of any documents by contacting our Customer Service Center. You may obtain more information and assistance at https://retireone.com/constance/ or by writing us at our mailing address 222 South First Street, Suite 600, Louisville, KY 40202 or by telephone toll-free at (877) 747-3421.

State Variations

Certain provisions of the Certificates may be different than the general description in this prospectus, and certain options may not be available, because of legal restrictions in your state. See your Certificate for specific variations since any such variations will be included in your Certificate or endorsements attached to your Certificate. See your registered representative or contact our Customer Service Center for additional information that may be applicable to your state. For more information see “APPENDIX A—STATE VARIATIONS” on page A-1. All material state variations are disclosed in Appendix A to this prospectus.

Misstatement of Age

If any Covered Person’s Age is misstated, benefits will be adjusted to what the correct age of the Covered Person would provide. Any underpayment made by us will be paid with the next payment. Any overpayment made by us will be deducted from future payments. However, if the Certificate would not have been issued had such age(s) not been misstated, the Certificate will be treated as void from inception and no benefits will be paid. In this case, we will refund any unearned Subscription Fee. Subscription Fees will be refunded on a pro-rated basis for the period beginning on the first day we discover the misstatement of age and ending on the last day of the calendar quarter. We may require proof of age at any time.

Evidence of Survival

Prior to paying the Coverage Amount upon the Covered Asset Pool Value declining to zero, we may require satisfactory evidence in writing that each Certificate Owner and Covered Person is alive. If the Certificate is held by a non-natural owner, the Certificate Owner must promptly notify us in writing of the dissolution or the cessation of the legal existence of any Certificate Owner. We may periodically review publicly available sources to confirm the living status of any Certificate Owner or Covered Person. We may also take any and all actions that we deem necessary to address the death or dissolution of a Certificate Owner or Covered Person, whether or not the Certificate Owner informs us about the same, including, but not limited to, terminating the Certificate. No payment will be made until we receive such evidence.

Amendments

The Certificate is intended to qualify as an annuity contract for federal income tax purposes. The provisions of the Certificate are to be interpreted to maintain such qualification. To maintain such qualification, we may unilaterally amend the Certificate (and the base group contract) to reflect clarifications which may be needed or are appropriate to maintain such tax qualification or to conform the Certificate (and base group contract) to any applicable changes in tax qualification requirements. Please note that any impediment to our ability to exercise this right may result in adverse tax consequences.

We may also amend or delete any term or provision of the Certificate (and base group contract) based upon any change of law. A change of law may include, but is not limited to, any change in surplus or reserve requirements relating in any manner to this Certificate as well as the application of any new or additional laws, regulations, bulletins, directives or official interpretations with respect to the Certificate or contingent deferred annuities, generally. We may terminate the Certificate in any state if this type of Certificate is considered to be financial guaranty insurance. If the Certificate is terminated, the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.

We may also amend the Certificate (or the base group contract) to add provisions required by any state insurance department, changes in legislation, judicial decree, or regulatory order.

We may, from time to time, offer existing Certificate Owners the right to relinquish any or all of their rights under their Certificate in consideration for any form of remuneration or other benefits, including exchanges of the Certificate for other investments that we may then be offering.

Regulation

We are regulated and supervised by the Iowa Insurance Department. We are subject to the insurance laws and regulations in every jurisdiction where we sell insurance and annuity contracts. The provisions of this Certificate may vary somewhat from jurisdiction to jurisdiction.

We submit annual reports on our operations and finances to insurance officials in all the jurisdictions where we sell insurance and annuity contracts. The officials are responsible for reviewing our reports to be sure that we are financially sound and are complying with the applicable laws and regulations. We are also subject to various federal securities laws and regulations.

Cybersecurity Risks

We rely heavily on interconnected computer systems and digital data to conduct our registered insurance product business activities. Because our registered insurance products business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is potentially vulnerable to disruptions from utility outages and other problems, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions) and cyberattacks. There may be an increased risk of cyber-attacks during periods of geo-political or military conflict (such as Russia’s invasion of Ukraine and the resulting response by the United States and other countries). These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption, and unauthorized release of confidential customer information. Such systems failures and cyberattacks affecting us, Sammons Financial Network, LLC, intermediaries and other affiliated or third-party service providers may adversely affect us. For instance, cyberattacks may: interfere with our processing of Certificate transactions, including the processing internet transactions; cause the release and possible destruction of confidential customer or business information; impede order processing; subject us and/or our service providers and intermediaries to regulatory fines and financial losses; and/or cause reputational damage. There can be no assurance that we or our service providers will avoid losses affecting your Certificate due to cyberattacks or information security breaches in the future.

Catastrophic Events

Catastrophic event risks such as terrorist attacks, floods, severe storms or hurricanes, computer cyber-terrorism, military actions or a pandemic disease like the novel coronavirus known as COVID-19, could have a material and adverse effect on our business in several respects by:

•	causing long-term interruptions in our service and the services provided by our significant vendors;

•	creating economic uncertainty, and reducing or halting economic activity;

•	disrupting the financial markets and adversely affecting the value, volatility, and liquidity of securities and other instruments;

•	increasing mortality or mortality risks that could adversely affect our claims experience, the actuarial assumptions that underlie our insurance products, and the costs of reinsurance.

The extent to which these types of catastrophic events, including the recent COVID-19 pandemic and the military action in the Ukraine, may impact our business, results of operations, financial condition, liquidity, or prospects will depend on future developments that are highly uncertain and cannot be predicted.

Legal Proceedings

Midland National Life Insurance Company and its subsidiaries, like other life insurance companies, may be involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any litigation cannot be predicted with certainty, Midland National Life Insurance Company believes that, as of the date of this prospectus, there are no pending or threatened lawsuits that will have a materially adverse impact on the ability of Sammons Financial Network, LLC to perform under its distribution agreement, or on the ability of the Company to meet its obligations under the Certificates.

Where You Can Find More Information

This prospectus, which constitutes part of a registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC.

The registration statement, including exhibits, contains additional relevant information about us.

APPENDIX A—STATE VARIATIONS

The prospectus provides a general description of the Certificate but your state of issue may provide different features from those described in the body of the prospectus. As of the date of this prospectus, there are no material state variations.

As of the date of this prospectus, several states are still pending approval. The Certificate is not offered in the following states: MN, MT, OR, SC, WA

DEALER PROSPECTUS DELIVERY OBLIGATION

All dealers that effect transactions in these Certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following is a list of the estimated expenses to be incurred in connection with the securities being offered.

Registration Fees	$3,395.74
Estimated Printing Fees	$10,000
Estimated Legal Fees	$150,000
Estimated Accounting Fees	$100,000

Item 14. Indemnification of Directors and Officers

The by-laws of Midland National provide, in Article VII, as follows:

a)

“The corporation shall, to the fullest extent permitted by the Iowa Business Corporation Act, as the same may be amended, indemnify every person who is, or was a director, officer or employee of the corporation, or any other corporation which he serves as such at the request of the corporation, from and against any and all liability and reasonable expenses that may be incurred in connection with or resulting from any claim, action, suit or other proceeding in which he may be involved as a party or otherwise, by reason of his being a director, officer or employee, whether or not he continues to be such as the time such liability or expense shall have been incurred.

b)

The right of indemnification in this Section shall be in addition to any other right to which such director, officer or employee may otherwise be entitled by contract, vote of either stockholders or disinterested directors or as a matter of law; and in the event of such person’s death, such rights shall extend to his heirs and legal representatives. The provisions of this Section as severable, and if any provision be held invalid, all other provisions are fully in effect and the invalid provision shall only be curtailed to the extent necessary to make it enforceable to the fullest extent allowed by law.

c)	Expenses including attorney’s fees may be advanced to such director, officer or employee as may be determined by the Board of Directors.

d)	The Board of Directors, by majority vote, may elect to indemnify other agents of the corporation on a case-by-case basis.”

Item 15. Recent Sales of Unregistered Securities

Not applicable

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits No.

(1)(a)	Distribution Agreement by and among Sammons Financial Network, LLC and Midland National Life Insurance Company [4]

(2)	Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession—Not Applicable

(3)(a)	Articles of Incorporation of Midland National Life Insurance Company[1]

(b)	By-Laws of Midland National Life Insurance Company[1]

(4)(a)	Form of Contingent Deferred Annuity Contract[2]

(b)	Form of Application for Contingent Deferred Annuity Contract[2]

(5)	Opinion re Legality[4]

(8)	Opinion re Tax Matters—Not applicable

(9)	Voting Trust Agreement—Not applicable

(15)	Letter re Unaudited Interim Financial Information—Not applicable

(16)	Letter re Change in Certifying Accountant—Not applicable

(21)	Subsidiaries of the Registrant[3]

(23)	Consent of Independent Registered Public Accounting Firm[4]

(24)(a)	Power of Attorney[4]

107	Calculation of Filing Fee Table 2

1.	Incorporated herein by reference to Post-Effective Amendment No. 5 for Form N-4 on February 23, 1998 (File No. 33-64016).
2.	Incorporated herein by reference to Pre-Effective Amendment No. 1 for Form S-1 on August 12, 2021 (File No. 333-254710).
3.	Incorporated herein by reference to Post-Effective Amendment No. 18 for Form N-4 on April 26, 2021 (File No. 333-176870).
4.	Filed herewith.

(b) Financial Statement Schedules are included in Part I of this Registration Statement.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter); (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Midland National Life Insurance Company, has duly caused this Post-Effective Amendment to the Registration Statement on Form S-1 Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Des Moines, Iowa on this twenty ninth day of April, 2022.

By: MIDLAND NATIONAL LIFE INSURANCE COMPANY (REGISTRANT)

By:	/s/ *
ESFANDYAR E. DINSHAW
Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-1 Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title

/s/ * ESFANDYAR E. DINSHAW	Chairman of the Board of Directors, Chief Executive Officer (Principal Executive Officer)

/s/ * DAVID C. ATTAWAY	Senior Vice President & Chief Financial Officer (Principal Financial & Accounting Officer)

/s/ * DARRON K. ASH	Director

/s/ * WILLARD BUNN, III	Director

/s/ * JAMES RODERICK CLARK	Director

/s/ * THOMAS CORCORAN	Director

/s/ * WILLIAM D. HEINZ	Director

/s/ * HEATHER KREAGER	Director

/s/ * WILLIAM L. LOWE	Director

/s/ * MICHAEL M. MASTERSON	Director

/s/ * ROBERT R. TEKOSTE	Director

*By:	/s/ Brett L. Agnew	Date: April 29, 2022
Brett L. Agnew
Attorney-in-Fact
Pursuant to Power of Attorney

EXHIBIT INDEX

Item	Exhibit

16(1)(a)	Distribution Agreement by and among Sammons Financial Network, LLC and Midland National Life Insurance Company

16(5)	Opinion re Legality

16(23)	Consent of Independent Registered Public Accounting Firm

16(24)(a)	Power of Attorney

107	Calculation of Filing Fee Table